NOMURA ASSET ACCEPTANCE CORPORATION,

                                    Depositor


                         NOMURA CREDIT & CAPITAL, INC.,

                                     Seller


                            GMAC MORTGAGE CORPORATION

                                   a Servicer

                                       and

                     WELLS FARGO BANK, NATIONAL ASSOCIATION,

                                     Trustee


                              --------------------




                         POOLING AND SERVICING AGREEMENT

                          Dated as of February 1, 2005

                    ----------------------------------------

                       NOMURA ASSET ACCEPTANCE CORPORATION

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-AP1

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

                                    ARTICLE I
                                   DEFINITIONS
Section 1.01.  Defined Terms...................................................5
Section 1.02.  Allocation of Certain Interest Shortfalls......................55

                                   ARTICLE II
             CONVEYANCE OF TRUST FUND REPRESENTATIONS AND WARRANTIES
Section 2.01.  Conveyance of Trust Fund.......................................57
Section 2.02.  Acceptance of the Mortgage Loans...............................58
Section 2.03.  Representations, Warranties and Covenants of GMACM and
               the Seller.....................................................60
Section 2.04.  Representations and Warranties of the Depositor................65
Section 2.05.  Delivery of Opinion of Counsel in Connection with
               Substitutions and Repurchases..................................67
Section 2.06.  Issuance of the Group I Certificates...........................67
Section 2.07.  Issuance of the REMIC II Regular Interests and the
               Class R-1 Interest.............................................68
Section 2.08.  Conveyance of the REMIC II Regular Interests; Acceptance of
               REMIC III by the Trustee.......................................68
Section 2.09.  Conveyance of the REMIC III Regular Interests; Acceptance of
               REMIC IV by the Trustee........................................68
Section 2.10.  Issuance of Class II-R Certificates............................69
Section 2.11.  Establishment of Trust.........................................69

                                   ARTICLE III
            ADMINISTRATION AND SERVICING OF THE GMACM MORTGAGE LOANS
Section 3.01.  GMACM to act as Servicer of the GMACM Mortgage Loans...........70
Section 3.02.  Due-on-Sale Clauses; Assumption Agreements.....................71
Section 3.03.  Subservicers...................................................73
Section 3.04.  Documents, Records and Funds in Possession of GMACM To Be
               Held for Trustee...............................................73
Section 3.05.  Maintenance of Hazard Insurance................................74
Section 3.06.  Presentment of Claims and Collection of Proceeds...............75
Section 3.07.  Maintenance of Insurance Policies..............................76
Section 3.08.  Reserved.......................................................76

Section 3.09.  Realization Upon Defaulted GMACM Mortgage Loans;
               Determination  of Excess Liquidation Proceeds and Realized
               Losses; Repurchases of Certain GMACM Mortgage Loans............76
Section 3.10.  Servicing Compensation.........................................78
Section 3.11.  REO Property...................................................79
Section 3.12.  Liquidation Reports............................................79
Section 3.13.  Annual Certificate as to Compliance............................79
Section 3.14.  Annual Independent Certified Public Accountants' Servicing
               Report.........................................................80
Section 3.15.  Books and Records..............................................81
Section 3.16.  The Trustee....................................................81
Section 3.17.  REMIC-Related Covenants........................................82
Section 3.18.  Reimbursement of Costs and Expenses............................82
Section 3.19.  Release of Mortgage Files......................................82
Section 3.20.  Documents, Records and Funds in Possession of GMACM to be
               held for Trustee...............................................83
Section 3.21.  Possession of Certain Insurance Policies and Documents.........84
Section 3.22.  SEC Filings....................................................84
Section 3.23.  UCC............................................................85
Section 3.24.  Optional Purchase of Defaulted Mortgage Loans..................85
Section 3.25.  Enforcing Obligations of the Servicers.........................86

                                   ARTICLE IV
                                    ACCOUNTS
Section 4.01.  Collection of Mortgage Loan Payments; Custodial Account........87
Section 4.02.  Permitted Withdrawals From the Custodial Accounts..............89
Section 4.03.  Reports to Trustee.............................................91
Section 4.04.  Collection of Taxes; Assessments and Similar Items;
               Escrow Accounts................................................92
Section 4.05.  M&T Custodial Accounts and GreenPoint Custodial Accounts.......92
Section 4.06.  Distribution Accounts..........................................93
Section 4.07.  Permitted Withdrawals and Transfers from the Distribution
               Accounts.......................................................95
Section 4.08.  Duties of the Credit Risk Manager; Termination.................96
Section 4.09.  Limitation Upon Liability of the Credit Risk Manager...........97

                                    ARTICLE V
                           ADVANCES AND DISTRIBUTIONS
Section 5.01.  Advances; Advance Facility.....................................99
Section 5.02.  Compensating Interest Payments................................102
Section 5.03.  REMIC Distributions...........................................103
Section 5.04.  Distributions.................................................103
Section 5.05.  Allocation of Group I Realized Losses.........................108
Section 5.06.  Allocation of Group II Realized Losses........................109
Section 5.07.  Monthly Statements to Certificateholders......................111
Section 5.08.  REMIC Designations and REMIC II Allocations...................114
Section 5.09.  REMIC III Allocations.........................................115
Section 5.10.  Class I-P Certificate Account; Class II-P Certificate
               Account.......................................................116
Section 5.11.  Net WAC Reserve Fund..........................................117

                                   ARTICLE VI
                                THE CERTIFICATES
Section 6.01.  The Certificates..............................................119
Section 6.02.  Certificate Register; Registration of Transfer and
               Exchange of Certificates......................................120
Section 6.03.  Mutilated, Destroyed, Lost or Stolen Certificates.............123
Section 6.04.  Persons Deemed Owners.........................................124
Section 6.05.  Access to List of Certificateholders' Names and Addresses.....124
Section 6.06.  Book-Entry Certificates.......................................124
Section 6.07.  Notices to Depository.........................................125
Section 6.08.  Definitive Certificates.......................................125
Section 6.09.  Maintenance of Office or Agency...............................126

                                   ARTICLE VII
                             THE DEPOSITOR AND GMACM
Section 7.01.  Liabilities of the Depositor and GMACM........................127
Section 7.02.  Merger or Consolidation of the Depositor or GMACM.............127
Section 7.03.  Indemnification of Depositor and GMACM........................127
Section 7.04.  Limitations on Liability of the Depositor, GMACM and Others...128
Section 7.05.  GMACM Not to Resign...........................................129
Section 7.06.  Termination of GMACM Without Cause; Appointment of
               Special Servicer..............................................129

                                  ARTICLE VIII
                        DEFAULT; TERMINATION OF SERVICER
Section 8.01.  Servicer Default..............................................131
Section 8.02.  Trustee to Act; Appointment of Successor......................133
Section 8.03.  Notification to Certificateholders............................134
Section 8.04.  Waiver of Servicer Defaults...................................135

                                   ARTICLE IX
                             CONCERNING THE TRUSTEE
Section 9.01.  Duties of Trustee.............................................136
Section 9.02.  Certain Matters Affecting the Trustee.........................137
Section 9.03.  Trustee Not Liable for Certificates or Mortgage Loans.........139
Section 9.04.  Trustee May Own Certificates..................................140
Section 9.05.  Trustee's Compensation and Expenses; Indemnification..........140
Section 9.06.  Eligibility Requirements for Trustee..........................141
Section 9.07.  Insurance.....................................................142
Section 9.08.  Resignation and Removal of Trustee............................142
Section 9.09.  Successor Trustee.............................................142
Section 9.10.  Merger or Consolidation of Trustee............................143
Section 9.11.  Appointment of Co-Trustee or Separate Trustee.................143
Section 9.12.  Tax Matters...................................................144

                                    ARTICLE X
                                   TERMINATION
Section 10.01. Termination upon Liquidation or Repurchase of all
               Mortgage Loans................................................148

Section 10.02. Final Distribution on the Certificates........................148
Section 10.03. Additional Termination Requirements...........................150

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS
Section 11.01. Amendment.....................................................151
Section 11.02. Recordation of Agreement; Counterparts........................152
Section 11.03. Governing Law.................................................152
Section 11.04. Intention of Parties..........................................153
Section 11.05. Notices.......................................................153
Section 11.06. Severability of Provisions....................................154
Section 11.07. Assignment....................................................154
Section 11.08. Limitation on Rights of Certificateholders....................154
Section 11.09. Certificates Nonassessable and Fully Paid.....................155


EXHIBITS

Exhibit A-1       Form of Class I-A-1 Certificates
Exhibit A-2       Form of Class II-A-[1][2][3][4][5] Certificates
Exhibit A-3       Form of Class II-A-IO Certificates
Exhibit A-4       Form of Class I-B-[1][2][3][4][5][6] Certificates
Exhi it A-5       Form of Class II-M-[1][2][3] Certificates
Exhibit A-5       Form of Class II-C Certificates
Exhibit A-6       Form of Class I-P Certificates and Class II-P Certificates
Exhibit A-7       Form of Class I-R Certificates and Class II-R Certificates
Exhibit A-8       Form of Class I-X Certificates
Exhibit B         Mortgage Loan Schedule
Exhibit C         Reserved
Exhibit D         Form of Transfer Affidavit
Exhibit E         Form of Transferor Certificate
Exhibit F         Form of Investment Letter (Non-Rule 144A)
Exhibit G         Form of Rule 144A Investment Letter
Exhibit H         Reserved
Exhibit I         DTC Letter of Representations
Exhibit J         Schedule of Mortgage Loans with Lost Notes
Exhibit K         Prepayment Charge Schedule
Exhibit L         Form of Servicer's Certification
Exhibit M         Form of Trustee's Certification
Exhibit N         Appendix E of the Standard & Poor's Glossary For File
                  Format For LEVELS(R) Version 5.6 Revised

         POOLING AND SERVICING AGREEMENT, dated as of February 1, 2005, among NOMURA ASSET ACCEPTANCE CORPORATION, a Delaware corporation, as depositor (the "Depositor"), NOMURA CREDIT & CAPITAL, INC., a Delaware corporation, as seller (in such capacity, the "Seller"), GMAC MORTGAGE CORPORATION, a Pennsylvania corporation, as a servicer ("GMACM") and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, but solely as trustee (the "Trustee").

                              PRELIMINARY STATEMENT

         The Depositor is the owner of the Trust Fund that is hereby conveyed to the Trustee in return for the Certificates.

                                     REMIC I
                                     -------

         As provided herein, the Trustee will make an election to treat the segregated pool of assets consisting of the Group I Mortgage Loans and certain other related assets as set forth in the definition of REMIC I subject to this Agreement as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC I." The Class I-R Certificates will represent the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions (as defined herein) under federal income tax law. The following table irrevocably sets forth the Class designation, Pass-Through Rate and Initial Certificate Principal Balance for each Class of Certificates that represents one or more of the "regular interests" in REMIC I created hereunder:


   Class       Initial Certificate                                         Assumed Final
Designation     Principal Balance         Pass-Through Rate               Maturity Date(1)
-----------    -------------------     -----------------------------     -----------------
Class I-A-1      $    121,247,000      Class I-A-1 Pass-Through Rate     February 25, 2035
Class I-B-1      $      4,758,000      Class I-B-1 Pass-Through Rate     February 25, 2035
Class I-B-2      $      2,180,000      Class I-B-2 Pass-Through Rate     February 25, 2035
Class I-B-3      $      1,189,000      Class I-B-3 Pass-Through Rate     February 25, 2035
Class I-B-4      $      1,189,000      Class I-B-4 Pass-Through Rate     February 25, 2035
Class I-B-5      $        925,000      Class I-B-5 Pass-Through Rate     February 25, 2035
Class I-B-6      $        661,446      Class I-B-6 Pass-Through Rate     February 25, 2035
 Class I-X            N/A(2)           Class I-X Pass-Through Rate       February 25, 2035
 Class I-P       $            100                        N/A             February 25, 2035

-------------------
(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Group I Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each Class of Certificates.
(2) The Class I-X Certificates will accrue interest at the Class I-X Pass-Through Rate on the Certificate Notional Balance of the Class I-X Certificates calculated in accordance with the definition of "Certificate Notional Balance" herein. The Class I-X Certificates will not be entitled to distributions in respect of principal.

                                    REMIC II
                                    --------

         As provided herein, the Trustee will make an election to treat the segregated pool of assets consisting of the Group II Mortgage Loans and certain other related assets as set forth in the definition of REMIC II (and exclusive of the Cap Contract and the Net WAC Reserve Fund) subject to this Agreement as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC II". The Class R-1 Interest will be the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions. The following table irrevocably sets forth the designation, the Uncertificated REMIC II Pass-Through Rate, the Initial Uncertificated Principal Balance and, for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC II Regular Interests (as defined herein). None of the REMIC II Regular Interests will be certificated.

                    Initial            Uncertificated
                  Uncertificated          REMIC II               Assumed Final
Designation     Principal Balance     Pass-Through Rate         Maturity Date(1)
-----------     -----------------     -----------------         ----------------
  LTII-2          $193,360,313.30       Variable(2)            February 25, 2035
 LTII-IO-A        $  5,525,000.00       Variable(2)            February 25, 2035
 LTII-IO-B        $  2,210,000.00       Variable(2)            February 25, 2035
 LTII-IO-C        $  3,314,000.00       Variable(2)            February 25, 2035
 LTII-IO-D        $  3,315,000.00       Variable(2)            February 25, 2035
 LTII-IO-E        $  2,210,000.00       Variable(2)            February 25, 2035
 LTII-IO-F        $  2,210,000.00       Variable(2)            February 25, 2035
 LTII-IO-G        $  3,085,000.00       Variable(2)            February 25, 2035
 LTII-IO-H        $  5,754,000.00       Variable(2)            February 25, 2035
  LTII-P          $        100.00           N/A                February 25, 2035
-------------------
(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each Class of Certificates that represents one or more of the "regular interests" in REMIC II.
(2) Calculated in accordance with the definition of "Uncertificated REMIC II Pass-Through Rate" herein.


                                    REMIC III
                                    ---------

         As provided herein, the Trustee will make an election to treat the segregated pool of assets consisting of the REMIC II Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC III". The Class R-2 Interest will represent the sole class of "residual interests" in REMIC III for purposes of the REMIC Provisions. The following table irrevocably sets forth the designation, the Uncertificated REMIC III Pass-Through Rate, the Initial Uncertificated Principal Balance and, for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC III Regular Interests (as defined herein). None of the REMIC III Regular Interests will be certificated.

                     Initial            Uncertificated
                   Uncertificated          REMIC III           Assumed Final
Designation       Principal Balance     Pass-Through Rate     Maturity Date(1)
-----------       -----------------     -----------------     ----------------
 LTIII-AA          $216,563,547.03         Variable(2)       February 25, 2035
LTIII-IIA1         $    992,940.00         Variable(2)       February 25, 2035
LTIII-IIA2         $    497,720.00         Variable(2)       February 25, 2035
LTIII-IIA3         $    167,550.00         Variable(2)       February 25, 2035
LTIII-IIA4         $    205,780.00         Variable(2)       February 25, 2035
LTIII-IIA5         $    220,980.00         Variable(2)       February 25, 2035
LTIII-IIM1         $     48,610.00         Variable(2)       February 25, 2035
LTIII-IIM2         $     43,090.00         Variable(2)       February 25, 2035
LTIII-IIM3         $     33,140.00         Variable(2)       February 25, 2035
LTIII-IIZZ         $  2,209,856.27         Variable(2)       February 25, 2035
LTIII-IO-A            N/A(3)                1.00%(4)         February 25, 2035
LTIII-IO-B            N/A(5)                3.50%(6)         February 25, 2035
 LTIII-IIP         $        100.00         Variable(2)       February 25, 2035

-------------------
(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Group II Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each REMIC III Regular Interest.
(2) Calculated in accordance with the definition of "Uncertificated REMIC III Pass-Through Rate" herein. (3) REMIC III Regular Interest LTIII-IO-A will not have an Uncertificated Principal Balance, but will accrue interest on its Uncertificated Notional Amount, as defined herein.
(4)      REMIC III Regular Interest LTIII-IO-A will accrue interest at a rate of
         (i) for the first eight Distribution Dates, 1.00% and (ii) thereafter, 0.00%.
(5) REMIC III Regular Interest LTIII-IO-B will not have an Uncertificated Principal Balance, but will accrue interest on its Uncertificated Notional Amount, as defined herein.
(6)      REMIC III Regular Interest LTIII-IO-B will accrue interest at a rate of
         (i) for the first twenty-four Distribution Dates, 3.50% and (ii) thereafter, 0.00%.

                                    REMIC IV
                                    --------

         As provided herein, the Trustee will make an election to treat the segregated pool of assets consisting of the REMIC III Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC IV". The Class R-3 Interest will represent the sole class of "residual interests" in REMIC IV for purposes of the REMIC Provisions. The following table irrevocably sets forth the Class designation, Pass-Through Rate and Initial Certificate Principal Balance for each Class of Certificates that represents one or more of the "regular interests" in REMIC IV created hereunder:


                     Initial
   Class            Certificate                                          Assumed Final
 Designation     Principal Balance           Pass-Through Rate           Maturity Date(1)
 -----------     -----------------           -----------------           ----------------
Class II-A-1      $99,294,000.00      Class II-A-1 Pass-Through Rate    February 25, 2035
Class II-A-2      $49,772,000.00      Class II-A-2 Pass-Through Rate    February 25, 2035
Class II-A-3      $16,755,000.00      Class II-A-3 Pass-Through Rate    February 25, 2035
Class II-A-4      $20,578,000.00      Class II-A-4 Pass-Through Rate    February 25, 2035
Class II-A-5      $22,098,000.00      Class II-A-5 Pass-Through Rate    February 25, 2035
Class II-A-IO      N/A(2)             Class A-IO Pass-Through Rate      February 25, 2035
Class II-M-1      $ 4,861,000.00      Class II-M-1 Pass-Through Rate    February 25, 2035




                                      -3-




Class II-M-2      $ 4,309,000.00      Class II-M-2 Pass-Through Rate    February 25, 2035
Class II-M-3      $ 3,314,000.00      Class II-M-3 Pass-Through Rate    February 25, 2035
 Class II-C       $     2,313.30(3)   Class II-C Pass-Through Rate      February 25, 2035
 Class II-P       $       100.00                       N/A(4)           February 25, 2035

-------------------
(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Group II Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each Class of Certificates.
(2) The Class II-A-IO Certificates will accrue interest at the Class II-A-IO Pass-Through Rate on the Certificate Notional Balance of the Class II-A-IO Certificates calculated in accordance with the definition of "Certificate Notional Balance" herein. The Class II-A-IO Certificates will not be entitled to distributions in respect of principal. For federal income tax purposes, the Class II-A-IO Certificates will not have a Notional Amount, but will be entitled to 100% of amounts distributed on REMIC II Regular Interest LTIII-IO-A and REMIC III Regular Interest LTIII-IO-B.
(3) The Class II-C Certificates will not accrue interest on their Certificate Principal Balance, but will accrue interest at the Class II-C Pass-Through Rate on the Certificate Notional Balance of the Class II-C Certificates outstanding from time to time which shall equal the aggregate of the Uncertificated Principal Balances of the REMIC III Regular Interests (other than REMIC III Regular Interest LTIII-IO-A, REMIC III Regular Interest LTIII-IO-B and REMIC III Regular Interest LTIII-IIP). The Class II-C Certificates will not accrue interest on their Certificate Principal Balance.
(4) The Class II-P Certificates are not entitled to distributions in respect of interest.

         In consideration of the mutual agreements herein contained, the Depositor, GMACM, the Seller and the Trustee agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         Section 1.01. DEFINED TERMS.

         In addition to those terms defined in Section 1.02, whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         ACCOUNT: Any of the Distribution Accounts or Custodial Accounts.

         ACCRUAL PERIOD: With respect to the Certificates (other than the Class I-P, Class II-A-1, Class II-P, Class I-R and Class II-R Certificates) and any Distribution Date, the calendar month immediately preceding the calendar month in which such Distribution Date occurs. With respect to the Class II-A-1 Certificates and any Distribution Date, the period from and including the 25th day of the calendar month preceding the calendar month in which such Distribution Date occurs (or with respect to the first Accrual Period, the Closing Date) to and including the 24th day of the calendar month in which such Distribution Date occurs. All calculations of interest on the Certificates (other than the Class I-P, Class II-A-1, Class II-P, Class I-R and Class II-R Certificates) will be based on a 360-day year consisting of twelve 30-day months. All calculations of interest on the Class II-A-1 Certificates will be made based on a 360-day year and the actual number of days elapsed in the related Accrual Period.

         ADJUSTMENT AMOUNT: With respect to each anniversary of the Cut-off Date, the amount, if any, by which the Special Hazard Loss Coverage Amount (without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the greatest of (x) the product of 1% and the Stated Principal Balance of all the Group I Mortgage Loans on the Distribution Date immediately preceding such anniversary, (y) the outstanding principal balance of the Group I Mortgage Loans secured by Mortgaged Properties in the highest California zip code concentration on the distribution date immediately preceding such anniversary, and (z) twice the Stated Principal Balance of the Group I Mortgage Loan which has the largest Stated Principal Balance on the Distribution Date immediately preceding such anniversary.

         ADVANCE: An advance of delinquent payments of principal or interest in respect of a Mortgage Loan required to be made by GMACM pursuant to Section 5.01, by M&T pursuant to the M&T Servicing Agreement, by GreenPoint pursuant to the GreenPoint Servicing Agreement or by the Trustee in its capacity as Successor Servicer pursuant to Section 5.01.

         ADVANCE FACILITY: As defined in Section 5.01(b)(i).

         ADVANCE FACILITY NOTICE: As defined in Section 5.01(b)(ii).

         ADVANCE FINANCING PERSON: As defined in Section 5.01(b)(i).

         ADVANCE REIMBURSEMENT AMOUNT: As defined in Section 5.01(b)(ii).

         AGREEMENT: This Pooling and Servicing Agreement and any and all amendments or supplements hereto made in accordance with the terms herein.

         ALLOCABLE SHARE: With respect to each Class of Group I Subordinate Certificates and any Distribution Date, an amount equal to such Class's pro rata share (based on the Certificate Principal Balance of each Class entitled thereto) of the sum of each of the components of the definition of Subordinate Optimal Principal Amount; provided that no Class of Group I Subordinate Certificates shall be entitled on any Distribution Date to receive distributions pursuant to clauses (ii) and (iii) of the definition of Subordinate Optimal Principal Amount unless the Class Prepayment Distribution Trigger for the related Class is satisfied for such Distribution Date.

         AMOUNT HELD FOR FUTURE DISTRIBUTION: As to any Distribution Date, the aggregate amount held in the related Servicer's Custodial Account at the close of business on the immediately preceding Determination Date on account of (i) all Scheduled Payments or portions thereof received in respect of the related Mortgage Loans due after the related Due Period and (ii) Principal Prepayments and Liquidation Proceeds received in respect of the related Mortgage Loans after the last day of the related Prepayment Period.

         APPRAISED VALUE: With respect to any Mortgage Loan originated in connection with a refinancing, the appraised value of the Mortgaged Property based upon the appraisal made at the time of such refinancing or, with respect to any other Mortgage Loan, the lesser of (x) the appraised value of the Mortgaged Property based upon the appraisal made by a fee appraiser at the time of the origination of the Mortgage Loan, and (y) the sales price of the Mortgaged Property at the time of such origination.

         AUTHORIZED SERVICER REPRESENTATIVE: Any officer of any Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans (i) in the case of GMACM, whose name and facsimile signature appear on a list of servicing officers furnished to the Trustee by GMACM on the Closing Date pursuant to this Agreement, as such list may from time to time be amended, (ii) in the case of M&T, as to which evidence reasonably acceptable to the Trustee of due authorization by such party has been furnished from time to time to the Trustee and (iii) in the case of GreenPoint, as to which evidence reasonably acceptable to the Trustee of due authorization by such party has been furnished from time to time to the Trustee.

         BANKRUPTCY CODE: Title 11 of the United States Code.

         BANKRUPTCY LOSS COVERAGE AMOUNT: With respect to any Distribution Date, an amount equal to $150,000 (approximately 0.11% of the aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date), minus the aggregate amount of previous Deficient Valuations and Debt Service Reductions. As of any Distribution Date on or after the Cross-Over Date, the related Bankruptcy Loss Coverage Amount will be zero. The Bankruptcy Loss Coverage Amount may be further reduced by the Trustee (including accelerating the manner in which such coverage is reduced) at the direction of the Depositor provided that prior to any such reduction, the Trustee shall obtain, at the expense of the Depositor, written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of

Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency.

         BOOK-ENTRY CERTIFICATES: Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a person maintaining an account with the Depository (directly, as a "Depository Participant", or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 6.06). As of the Closing Date, each Class of Publicly Offered Certificates constitutes a Class of Book-Entry Certificates.

         BUSINESS DAY: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in The City of New York, New York, the Commonwealth of Pennsylvania, the State of Maryland, the State of Minnesota, the city in which any Corporate Trust Office of the Trustee is located or the States in which GMACM's servicing operations are located are authorized or obligated by law or executive order to be closed.

         CAP CONTRACT: The cap contract between the Trustee and the Cap Provider, for the benefit of the Holders of the Class II-A-1 Certificates.

         CAP PROVIDER: Nomura Global Financial Products, Inc., or any successor thereto.

         CERTIFICATE: Any one of the certificates of any Class executed and authenticated by the Trustee in substantially the forms attached hereto as Exhibits A-1 through A-8.

         CERTIFICATE OWNER: With respect to a Book-Entry Certificate, the Person that is the beneficial owner of such Book-Entry Certificate.

         CERTIFICATE NOTIONAL BALANCE: With respect to the Class I-X Certificates, the aggregate Stated Principal Balance of the Group I Mortgage Loans. With respect to the Class II-A-IO Certificates, the lesser of (a) (i) $27,623,000 for each Distribution Date from and including the Distribution Date in March 2005 to and including the Distribution Date in August 2005, (ii) $22,098,000 for each Distribution Date from and including the Distribution Date in September 2005 to and including the Distribution Date in December 2005, (iii) $19,888,000 for each Distribution Date from and including the Distribution Date in January 2006 to and including the Distribution Date in March 2006, (iv) $16,574,000 for the Distribution Date in April 2006 and the Distribution Date in May 2006, (v) $13,259,000 from and including the Distribution Date in June 2006 to and including the Distribution Date in September 2006, (vi) $11,049,000 for the Distribution Date in October 2006 and the Distribution Date in November 2006, (vii) $8,839,000 for the Distribution Date in December 2006 and the Distribution Date in January 2007 and (viii) $5,754,000 for the Distribution Date in February 2007 and (ix) for each Distribution Date thereafter, $0 and (b) the aggregate Stated Principal Balance of the Group II Mortgage Loans. For United States federal income tax purposes, the Class II-A-IO Certificates will not have a Certificate Notional Balance, but will be entitled to 100% of amounts distributed on REMIC III Regular Interest LTIII-IO-A and REMIC III Regular Interest LTIII-IO-B. With respect to the Class II-C Certificates, immediately prior to any Distribution Date, the aggregate of the Uncertificated Principal Balances of the REMIC III Regular Interests (other than REMIC III

Regular Interest LTIII-IO-A, REMIC III Regular Interest LTII-IO-B and REMIC III Regular Interest LTII-P).

         CERTIFICATE PRINCIPAL BALANCE: With respect to any Group I Certificate (other than any Class I-X Certificate or Class I-R Certificate) and as of any Distribution Date, the Initial Certificate Principal Balance of such Certificate less the sum of (i) all amounts distributed with respect to such Certificate in reduction of the Certificate Principal Balance thereof on previous Distribution Dates pursuant to Section 5.04(a), and (ii) any Realized Losses and Subordinate Certificate Writedown Amounts allocated to such Certificate on previous Distribution Dates. References herein to the Certificate Principal Balance of a Class of Group I Certificates shall mean the Certificate Principal Balances of all Group I Certificates in such Class; provided, however that the Certificate Principal Balance of a Certificate will be adjusted, in reverse order of priority, on each Distribution Date by the amount of any Subsequent Recoveries received during the related Due Period as provided in Section 5.05(i).

         With respect to any Group II Certificate (other than any Class II-A-IO, Class II-C or Class II-R Certificate) and as of any Distribution Date, the Initial Certificate Principal Balance of such Certificate plus in the case of the Group II Mezzanine Certificates, any Subsequent Recoveries added to the Certificate Principal Balance of such Certificate pursuant to Section 5.06(f) less the sum of (i) all amounts distributed with respect to such Certificate in reduction of the Certificate Principal Balance thereof on previous Distribution Dates pursuant to Section 5.04(b), and (ii) with respect to the Group II Mezzanine Certificates, any reductions in the Certificate Principal Balance of such Certificate deemed to have occurred in connection with the allocations of Realized Losses with respect to the Group II Mortgage Loans, if any. References herein to the Certificate Principal Balance of a Class of Group II Certificates shall mean the Certificate Principal Balances of all Group II Certificates in such Class.

         With respect to the Class II-C Certificates and as of any Distribution Date, an amount equal to the excess, if any, of (i) the then aggregate principal balance of the Group II Mortgage Loans over (ii) the then aggregate Certificate Principal Balance of the Group II Senior Certificates and the Group II Mezzanine Certificates.

         CERTIFICATE REGISTER: The register maintained pursuant to Section 6.02.

         CERTIFICATEHOLDER OR HOLDER: The person in whose name a Certificate is registered in the Certificate Register (initially, Cede & Co., as nominee for the Depository, in the case of any Book-Entry Certificates).

         CLASS: All Certificates bearing the same Class designation as set forth in Section 6.01.

         CLASS I-A-1 CERTIFICATE: Any Certificate designated as a "Class I-A-1 Certificate" on the face thereof, in the form of Exhibit A-1 hereto, representing the right to the Percentage Interest of distributions provided for the Class I-A-1 Certificates as set forth herein and evidencing a Regular Interest in REMIC I.

         CLASS I-A-1 PASS-THROUGH RATE: With respect to any Distribution Date, a per annum rate equal to the weighted average Net Mortgage Rate of the Group I Mortgage Loans minus 0.01% per annum.

         CLASS I-B-1 CERTIFICATE: Any Certificate designated as a "Class I-B-1 Certificate" on the face thereof, in the form of Exhibit A-4 hereto, representing the right to the Percentage Interest of distributions provided for the Class I-B-1 Certificates as set forth herein and evidencing a Regular Interest in REMIC I.

         CLASS I-B-1 PASS-THROUGH RATE: With respect to any Distribution Date, a per annum rate equal to the weighted average Net Mortgage Rate of the Group I Mortgage Loans minus 0.01% per annum.

         CLASS I-B-2 CERTIFICATE: Any Certificate designated as a "Class I-B-2 Certificate" on the face thereof, in the form of Exhibit A-4 hereto, representing the right to the Percentage Interest of distributions provided for the Class I-B-2 Certificates as set forth herein and evidencing a Regular Interest in REMIC I.

         CLASS I-B-2 PASS-THROUGH RATE: With respect to any Distribution Date, a per annum rate equal to the weighted average Net Mortgage Rate of the Group I Mortgage Loans minus 0.01% per annum.

         CLASS I-B-3 CERTIFICATE: Any Certificate designated as a "Class I-B-3 Certificate" on the face thereof, in the form of Exhibit A-4 hereto, representing the right to the Percentage Interest of distributions provided for the Class I-B-3 Certificates as set forth herein and evidencing a Regular Interest in REMIC I.

         CLASS I-B-3 PASS-THROUGH RATE: With respect to any Distribution Date, a per annum rate equal to the weighted average Net Mortgage Rate of the Group I Mortgage Loans minus 0.01% per annum.

         CLASS I-B-4 CERTIFICATE: Any Certificate designated as a "Class I-B-4 Certificate" on the face thereof, in the form of Exhibit A-4 hereto, representing the right to the Percentage Interest of distributions provided for the Class I-B-4 Certificates as set forth herein and evidencing a Regular Interest in REMIC I.

         CLASS I-B-4 PASS-THROUGH RATE: With respect to any Distribution Date, a per annum rate equal to the weighted average Net Mortgage Rate of the Group I Mortgage Loans minus 0.01% per annum.

         CLASS I-B-5 CERTIFICATE: Any Certificate designated as a "Class I-B-5 Certificate" on the face thereof, in the form of Exhibit A-4 hereto, representing the right to the Percentage Interest of distributions provided for the Class I-B-5 Certificates as set forth herein and evidencing a Regular Interest in REMIC I.

         CLASS I-B-5 PASS-THROUGH RATE: With respect to any Distribution Date, a per annum rate equal to the weighted average Net Mortgage Rate of the Group I Mortgage Loans minus 0.01% per annum.

         CLASS I-B-6 CERTIFICATE: Any Certificate designated as a "Class I-B-6 Certificate" on the face thereof, in the form of Exhibit A-4 hereto, representing the right to the Percentage Interest of distributions provided for the Class I-B-6 Certificates as set forth herein and evidencing a Regular Interest in REMIC I.

         CLASS I-B-6 PASS-THROUGH RATE: With respect to any Distribution Date, a per annum rate equal to the weighted average Net Mortgage Rate of the Group I Mortgage Loans minus 0.01% per annum.

         CLASS I-P CERTIFICATE: Any Certificate designated as a "Class I-P Certificate" on the face thereof, in the form of Exhibit A-6 hereto, representing the right to its Percentage Interest of distributions provided for the Class I-P Certificates as set forth herein and evidencing a Regular Interest in REMIC I.

         CLASS I-P CERTIFICATE ACCOUNT: The Eligible Account established and maintained by the Trustee pursuant to Section 5.10.

         CLASS I-R CERTIFICATE: Any Certificate designated a "Class I-R Certificate" on the face thereof, in substantially the form set forth in Exhibit A-7 hereto, evidencing the residual interest in REMIC I.

         CLASS I-X CERTIFICATE: Any Certificate designated as a "Class I-X Certificate" on the face thereof, in the form of Exhibit A-8 hereto, representing the right to the Percentage Interest of distributions provided for the Class I-X Certificates as set forth herein and evidencing a Regular Interest in REMIC I.

         CLASS I-X PASS-THROUGH RATE: With respect to any Distribution Date, 0.01% per annum.

         CLASS II-A-1 CERTIFICATE: Any Certificate designated as a "Class II-A-1 Certificate" on the face thereof, in the form of Exhibit A-1 hereto, representing the right to the Percentage Interest of distributions provided for the Class II-A-1 Certificates as set forth herein and evidencing a Regular Interest in REMIC IV.

         CLASS II-A-1 PASS-THROUGH RATE: With respect to any Distribution Date, One-Month LIBOR plus 0.15% per annum, subject to a cap equal to the Net WAC Rate Cap for such Distribution Date.

         CLASS II-A-2 CERTIFICATE: Any Certificate designated as a "Class II-A-2 Certificate" on the face thereof, in the form of Exhibit A-2 hereto, representing the right to its Percentage Interest of distributions provided for the Class II-A-2 Certificates as set forth herein and evidencing a Regular Interest in REMIC IV.

         CLASS II-A-2 PASS-THROUGH RATE: With respect to any Distribution Date, 4.386% per annum, subject to a cap equal to the Net WAC Rate Cap for such Distribution Date.

         CLASS II-A-3 CERTIFICATE: Any Certificate designated as a "Class II-A-3 Certificate" on the face thereof, in the form of Exhibit A-2 hereto, representing the right to its Percentage Interest of distributions provided for the Class II-A-3 Certificates as set forth herein and evidencing a Regular Interest in REMIC IV.

         CLASS II-A-3 PASS-THROUGH RATE: With respect to any Distribution Date, 4.840% per annum, subject to a cap equal to the Net WAC Rate Cap for such Distribution Date.

         CLASS II-A-4 CERTIFICATE: Any Certificate designated as a "Class II-A-4 Certificate" on the face thereof, in the form of Exhibit A-2 hereto, representing the right to its Percentage Interest of distributions provided for the Class II-A-4 Certificates as set forth herein and evidencing a Regular Interest in REMIC IV.

         CLASS II-A-4 PASS-THROUGH RATE: Shall mean (i) with respect to any Distribution Date which occurs on or prior to the related Optional Termination Date, 5.546% per annum and (ii) with respect to each Distribution Date which occurs thereafter, 6.046% per annum, in each case, subject to a cap equal to the Net WAC Rate Cap for such Distribution Date.

         CLASS II-A-5 CERTIFICATE: Any Certificate designated as a "Class II-A-5 Certificate" on the face thereof, in the form of Exhibit A-2 hereto, representing the right to its Percentage Interest of distributions provided for the Class II-A-5 Certificates as set forth herein and evidencing a Regular Interest in REMIC III.

         CLASS II-A-5 PASS-THROUGH RATE: Shall mean (i) with respect to any Distribution Date which occurs on or prior to the related Optional Termination Date, 4.855% per annum and (ii) with respect to each Distribution Date which occurs thereafter, 5.355% per annum, in each case, subject to a cap equal to the Net WAC Rate Cap for such Distribution Date.

         CLASS II-A-5 LOCKOUT PRINCIPAL DISTRIBUTION AMOUNT: With respect to any Distribution Date will be an amount equal to the lesser of (i) the Senior Principal Distribution Amount for such Distribution Date and (ii) the Class II-A-5 Lockout Distribution Percentage for that Distribution Date multiplied by the product of (x) a fraction, the numerator of which is the Certificate Principal Balance of the Class II-A-5 Certificates and the denominator of which is the aggregate Certificate Principal Balance of all of the Group II Senior Certificates (other than the Class II-A-IO Certificates), in each case immediately prior to such Distribution Date and (y) the Senior Principal Distribution Amount for such Distribution Date.

         CLASS II-A-5 LOCKOUT DISTRIBUTION PERCENTAGE: With respect to each Distribution Date, the applicable percentage set forth below:


                                                            CLASS II-A-5 LOCKOUT
                                                                DISTRIBUTION
                      DISTRIBUTION DATES                         PERCENTAGE
----------------------------------------------------------  --------------------
March 2005 through and including February 2008............            0%
March 2008 through and including February 2010............            45%
March 2010 through and including February 2011............            80%
March 2011 through and including February 2012............           100%
March 2012 and thereafter.................................           300%


         CLASS II-A-IO CERTIFICATE: Any Certificate designated as a "Class II-A-IO Certificate" on the face thereof, in the form of Exhibit A-3 hereto, representing the right to its Percentage Interest of distributions provided for the Class II-A-IO Certificates as set forth herein and evidencing a Regular Interest in REMIC IV.

         CLASS II-A-IO PASS-THROUGH RATE: Shall mean (i) for the first eight Distribution Dates, 4.50% per annum, subject to a cap equal to the weighted average of the Net Mortgage Rates on the Group II Mortgage Loans, (ii) for the next sixteen Distribution Dates, 3.50% per annum, subject to a cap equal to the weighted average of the Net Mortgage Rates on the Group II Mortgage Loans and
(iii) for any Distribution Date thereafter, 0.00%. For federal income tax purposes, however, the Class II-A-IO Certificates will not have a Class II-A-IO Pass-Through Rate, and the Interest Distribution Amount for the Class II-A-IO Certificates and any Distribution Date will be deemed to be 100% of the amount distributed on REMIC III Regular Interest LTIII-IO-A and REMIC III Regular Interest LTIII-IO-B for such Distribution Date.

         CLASS II-C CERTIFICATE: Any Certificate designated as a "Class II-C Certificate" on the face thereof, in the form of Exhibit A-5 hereto, representing the right to its Percentage Interest of distributions provided for the Class II-C Certificates herein and evidencing a Regular Interest in REMIC IV.

         CLASS II-C DISTRIBUTION AMOUNT: With respect to any Distribution Date, the sum of (i) the Excess Cap Payment, (ii) the Interest Distribution Amount for the Class II-C Certificates for such Distribution Date and (iii) any Overcollateralization Reduction Amount for such Distribution Date remaining after payments pursuant to items 1 though 7 of clause THIRD of Section 5.04(b); provided, however that on and after the Distribution Date on which the Certificate Principal Balance of the Certificates has been reduced to zero, the Class II-C Distribution Amount shall include the Overcollateralization Amount.

         CLASS II-C PASS-THROUGH RATE: On any Distribution Date, a per annum rate equal to the percentage equivalent of a fraction, the numerator of which is the sum of the amounts calculated pursuant to clauses (A) through (J) below, and the denominator of which is the aggregate of the Uncertificated Principal Balances of the REMIC III Regular Interests (other than REMIC III Regular

Interest LTIII-IO-A, REMIC III Regular Interest LTIII-IO-B and REMIC III Regular Interest LTIII-IIP). For purposes of calculating the Pass-Through Rate for the Class II-C Certificates, the numerator is equal to the sum of the following components:

                  (A) the Uncertificated REMIC III Pass-Through Rate for REMIC III Regular Interest LTIII-AA minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC III Regular Interest LTIII-AA;

                  (B) the Uncertificated REMIC III Pass-Through Rate for REMIC III Regular Interest LTIII-IIA1 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC III Regular Interest LTIII-IIA1;

                  (C) the Uncertificated REMIC III Pass-Through Rate for REMIC III Regular Interest LTIII-IIA2 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC III Regular Interest LTIII-IIA2;

                  (D) the Uncertificated REMIC III Pass-Through Rate for REMIC III Regular Interest LTIII-IIA3 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC III Regular Interest LTIII-IIA3;

                  (E) the Uncertificated REMIC III Pass-Through Rate for REMIC III Regular Interest LTIII-IIA4 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC III Regular Interest LTIII-IIA4;

                  (F) the Uncertificated REMIC III Pass-Through Rate for REMIC III Regular Interest LTIII-IIA5 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC III Regular Interest LTIII-A5;

                  (G) the Uncertificated REMIC III Pass-Through Rate for REMIC III Regular Interest LTIII-IIM1 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC III Regular Interest LTIII-IIM1;

                  (H) the Uncertificated REMIC III Pass-Through Rate for REMIC III Regular Interest LTIII-IIM2 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC III Regular Interest LTIII-IIM2;

                  (I) the Uncertificated REMIC III Pass-Through Rate for REMIC III Regular Interest LTIII-IIM3 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC III Regular Interest LTIII-IIM3; and

                  (J) the Uncertificated REMIC III Pass-Through Rate for REMIC III Regular Interest LTIII-IIZZ minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC III Regular Interest LTIII-IIZZ.

         CLASS II-M-1 CERTIFICATE: Any Certificate designated as a "Class II-M-1 Certificate" on the face thereof, in the form of Exhibit A-5 hereto, representing the right to its Percentage

Interest of distributions provided for the Class II-M-1 Certificates as set forth herein and evidencing a Regular Interest in REMIC IV.

         CLASS II-M-1 PASS-THROUGH RATE: Shall mean (i) with respect to each Distribution Date which occurs on or prior to the related Optional Termination Date, 5.313% per annum and (ii) with respect to each Distribution Date which occurs thereafter, 5.813% per annum, in each case subject to a cap equal to the Net WAC Rate Cap for such Distribution Date.

         CLASS II-M-1 PRINCIPAL DISTRIBUTION AMOUNT: With respect to any Distribution Date which occurs (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the Principal Distribution Amount for that Distribution Date remaining after distribution of the Senior Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

         o the Principal Distribution Amount for that Distribution Date remaining after distribution of the Senior Principal Distribution Amount; and

         o the excess, if any, of (A) the aggregate Certificate Principal Balance of the Class II-M-1 Certificates immediately prior to that Distribution Date over (B) the positive difference between (i) the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period (after reduction for Group II Realized Losses incurred during the related Prepayment Period) and (ii) the sum of (x) the aggregate Certificate Principal Balance of the Group II Senior Certificates (other than the Class II-A-IO Certificates and after taking into account the payment of the Senior Principal Distribution Amount for such Distribution Date) and
                  (y) the product of (a) the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period (after reduction for Group II Realized Losses incurred during the related Prepayment Period) and (b) the sum of 6.90% and the Required Overcollateralization Percentage.

         CLASS II-M-2 CERTIFICATE: Any Certificate designated as a "Class II-M-2 Certificate" on the face thereof, in the form of Exhibit A-5 hereto, representing the right to its Percentage Interest of distributions provided for the Class II-M-2 Certificates as set forth herein and evidencing a Regular Interest in REMIC IV.

         CLASS II-M-2 PASS-THROUGH RATE: Shall mean (i) with respect to each Distribution Date which occurs on or prior to the related Optional Termination Date, 5.710% per annum and (ii) with respect to each Distribution Date which occurs thereafter, 6.210% per annum, in each case subject to a cap equal to the Net WAC Rate Cap for such Distribution Date.

         CLASS II-M-2 PRINCIPAL DISTRIBUTION AMOUNT: With respect to any Distribution Date which occurs (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the Principal Distribution Amount for that Distribution Date remaining after distribution of the Senior Principal Distribution Amount and the Class II-M-1 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

         o the Principal Distribution Amount for that Distribution Date remaining after distribution of the Senior Principal Distribution Amount and the Class II-M-1 Principal Distribution Amount; and

         o the excess, if any, of (A) the aggregate Certificate Principal Balance of the Class II-M-2 Certificates immediately prior to that Distribution Date over (B) the positive difference between (i) the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period (after reduction for Group II Realized Losses incurred during the related Prepayment Period) and (ii) the sum of (x) the aggregate Certificate Principal Balance of the Group II Senior Certificates (other than the Class II-A-IO Certificates) and the Class II-M-1 Certificates (after taking into account the payment of the Senior Principal Distribution Amount and the Class II-M-1 Principal Distribution Amount for such Distribution Date) and (y) the product of (a) the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period (after reduction for Group II Realized Losses incurred during the related Prepayment Period) and (b) the sum of 3.00% and the Required Overcollateralization Percentage.

         CLASS II-M-3 CERTIFICATE: Any Certificate designated as a "Class II-M-3 Certificate" on the face thereof, in the form of Exhibit A-5 hereto, representing the right to its Percentage Interest of distributions provided for the Class II-M-3 Certificates as set forth herein and evidencing a Regular Interest in REMIC IV.

         CLASS II-M-3 PASS-THROUGH RATE: Shall mean (i) with respect to each Distribution Date which occurs on or prior to the related Optional Termination Date, 6.008% per annum and (ii) with respect to each Distribution Date which occurs thereafter, 6.508% per annum, in each case subject to a cap equal to the Net WAC Rate Cap for such Distribution Date.

         CLASS II-M-3 PRINCIPAL DISTRIBUTION AMOUNT: With respect to any Distribution Date which occurs (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the Principal Distribution Amount for that Distribution Date remaining after distribution of the Senior Principal Distribution Amount, the Class II-M-1 Principal Distribution Amount and the Class II-M-2 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

         o the Principal Distribution Amount for that Distribution Date remaining after distribution of the Senior Principal Distribution Amount, the Class II-M-1 Principal Distribution Amount and the Class II-M-2 Principal Distribution Amount; and

         o the excess, if any, of (A) the aggregate Certificate Principal Balance of the Class II-M-3 Certificates immediately prior to that Distribution Date over (B) the positive difference between (i) the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period (after reduction for Group II Realized Losses incurred during the related Prepayment Period) and (ii) the sum of (x) the aggregate Certificate Principal Balance of the Senior Certificates (other than the Class II-A-IO Certificates), the Class II-M-1 Certificates and the Class II-M-2 Certificates (after taking into account the payment of the Senior Principal Distribution Amount, the Class II-M-1 Principal Distribution Amount and the Class II-M-2 Principal Distribution Amount for such Distribution Date) and (y) the product of (a) the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period (after reduction for Group II Realized Losses incurred during the related Prepayment Period) and (b) the Required Overcollateralization Percentage.

         CLASS II-P CERTIFICATE: Any Certificate designated as a "Class II-P Certificate" on the face thereof, in the form of Exhibit A-6 hereto, representing the right to its Percentage Interest of distributions provided for the Class II-P Certificates as set forth herein and evidencing a Regular Interest in REMIC IV.

         CLASS II-P CERTIFICATE ACCOUNT: The Eligible Account established and maintained by the Trustee pursuant to Section 5.10.

         CLASS II-R CERTIFICATE: Any Certificate designated a "Class II-R Certificate" on the face thereof, in substantially the form set forth in Exhibit A-6 hereto, evidencing the Class R-1 Interest, Class R-2 Interest and Class R-3 Interest.

         CLASS PREPAYMENT DISTRIBUTION TRIGGER: With respect to any Class of Group I Subordinate Certificates shall be satisfied on the Distribution Date on which the fraction (expressed as a percentage), the numerator of which is the aggregate Certificate Principal Balance of such Class and each Class subordinate to such Class, if any, and the denominator of which is the aggregate Scheduled Principal Balance of the Group I Mortgage Loans as of the related Due Date, equals or exceeds such percentage calculated as of the Closing Date.

         CLASS R-1 INTEREST: The uncertificated residual interest in REMIC II.

         CLASS R-2 INTEREST: The uncertificated residual interest in REMIC III.

         CLASS R-3 INTEREST: The uncertificated residual interest in REMIC IV.

         CLOSING DATE:  February 28, 2005.

         CODE: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

         COMPENSATING INTEREST: An amount to be deposited in the related Distribution Account by the related Servicer to offset a Prepayment Interest Shortfall on a Mortgage Loan subject to this Agreement; provided, however that the amount of Compensating Interest required to be paid in respect of any M&T Mortgage Loan or GreenPoint Mortgage Loan shall not exceed the Servicing Fee payable to M&T or GreenPoint, as applicable, and the amount of Compensating Interest required to be paid in respect of any GMACM Mortgage Loan shall not exceed one-half of the Servicing Fee payable to GMACM.

         CORPORATE TRUST OFFICE: The designated office of the Trustee where at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement for purposes of transfer and exchange and of presentment and surrender of the Certificates and for payment thereof is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2005-AP1, and for all other purposes is located at 9062 Old Annapolis Road, Columbia, Maryland 21045
Attention: Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2005-AP1 or at such other address as the Trustee may designate from time to time.

         CORRESPONDING CERTIFICATE: With respect to:

                  (i) REMIC III Regular Interest LTIIII-IIA1, the Class II-A-1 Certificates,
                  (ii) REMIC III Regular Interest LTIII-IIA2, the Class II-A-2 Certificates;
                  (iii) REMIC III Regular Interest LTIII-IIA3, the Class II-A-3 Certificates;
                  (iv) REMIC III Regular Interest LTIII-IIA4, the Class II-A-4 Certificates;
                  (v) REMIC III Regular Interest LTIII-IIA5, the Class II-A-5 Certificates;
                  (vi) REMIC III Regular Interest LTIII-IIM1, the Class II-M-1 Certificates;
                  (vii) REMIC III Regular Interest LTIII-IIM2, the Class II-M-2 Certificates;
                  (viii) REMIC III Regular Interest LTIII-IIM3, the Class II-M-3 Certificates; and
                  (ix) REMIC III Regular Interest LTII-IIP, the Class II-P Certificates.

         CREDIT ENHANCEMENT PERCENTAGE: With respect to any Distribution Date and any Class of Group II Offered Certificates, the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Class or Classes of Group II Mezzanine Certificates subordinate thereto and (ii) the Overcollateralization Amount by (y) the aggregate Stated Principal Balance of the Group II Mortgage Loans, calculated after taking into account distributions of principal on the Group II Mortgage Loans and distribution of the Principal Distribution Amount to the holders of the Group II Certificates then entitled to distributions of principal on such Distribution Date.

         CREDIT RISK MANAGEMENT AGREEMENT: Each agreement between the Credit Risk Manager and a Servicer, dated as of February 28, 2005.

         CREDIT RISK MANAGEMENT FEE: As to each Mortgage Loan and any Distribution Date, an amount equal to 1/12th of the Credit Risk Management Fee Rate multiplied by the Stated Principal Balance of such Mortgage Loan as of the last day of the related Due Period. The Credit Risk Management Fee shall be payable to the Credit Risk Manager and/or the Seller pursuant to Section 4.07(a)(vii) and 4.08(b).

         CREDIT RISK MANAGEMENT FEE RATE: 0.015% per annum.

         CREDIT RISK MANAGER:  The Murrayhill Company, a Colorado corporation.

         CROSS-OVER DATE: The first Distribution Date on which the aggregate Certificate Principal Balance of the Group I Subordinate Certificates has been reduced to zero (giving effect to all distributions on such Distribution Date).

         CUSTODIAL ACCOUNT: Each account established and maintained by GMACM with respect to receipts on the GMACM Mortgage Loans and related REO Property in accordance with Section 4.01, by M&T with respect to receipts on the M&T Mortgage Loans and related REO Property in accordance with the M&T Servicing Agreement or by GreenPoint with respect to receipts on the GreenPoint Mortgage Loans and the related REO Property in accordance with the GreenPoint Servicing Agreement.

         CUSTODIAL AGREEMENT: The Custodial Agreement dated as of Feburary 1, 2005 among the Custodian, the Servicers and the Trustee.

         CUSTODIAN:  JPMorgan Chase Bank, N.A., a national banking association.

         CUT-OFF DATE:  February 1, 2005.

         CUT-OFF DATE PRINCIPAL BALANCE: As to any Mortgage Loan, the unpaid principal balance thereof as of the close of business on the Cut-off Date after application of all Principal Prepayments received prior to the Cut-off Date and scheduled payments of principal due on or before the Cut-off Date, whether or not received, but without giving effect to any installments of principal received in respect of Due Dates after the Cut-off Date.

         DEBT SERVICE REDUCTION: With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the Bankruptcy Code in the Scheduled Payment for such Mortgage Loan that became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any other reduction that results in a permanent forgiveness of principal.

         DEFICIENT VALUATION: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under such Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any Scheduled Payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court that is final and non-appealable in a proceeding under the Bankruptcy Code.

         DEFINITIVE CERTIFICATES: As defined in Section 6.06.

         DELETED MORTGAGE LOAN: A Mortgage Loan replaced or to be replaced by a Replacement Mortgage Loan.

         DELINQUENT: A Mortgage Loan is "delinquent" if any payment due thereon is not made pursuant to the terms of such Mortgage Loan by the close of business on the day such payment is scheduled to be due. A Mortgage Loan is "30 days delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. Similarly for "60 days delinquent," "90 days delinquent" and so on.

         DENOMINATION: With respect to each Certificate, the amount set forth on the face thereof as the "Initial Certificate Principal Balance of this Certificate".

         DEPOSITOR: Nomura Asset Acceptance Corporation, a Delaware corporation, or its successor in interest.

         DEPOSITORY: The initial Depository shall be The Depository Trust Company ("DTC"), the nominee of which is Cede & Co., or any other organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository shall initially be the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York.

         DEPOSITORY AGREEMENT: With respect to the Class of Book-Entry Certificates, the agreement among the Depositor, the Trustee and the initial Depository, dated as of the Closing Date, substantially in the form of Exhibit I.

         DEPOSITORY PARTICIPANT: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

         DETERMINATION DATE: With respect to any Distribution Date, the 15th day of the month of such Distribution Date or, if such 15th day is not a Business Day, the immediately preceding Business Day.

         DISTRIBUTION ACCOUNT: The separate Eligible Accounts created and maintained by the Trustee pursuant to Section 4.06 in the name of the Trustee for the benefit of the Certificateholders and designated "Wells Fargo Bank, National Association, in trust for registered holders of Nomura Asset Acceptance Corp., Mortgage Pass-Through Certificates, Series 2005-AP1, Group I Certificates" and "Wells Fargo Bank, National Association, in trust for registered holders of Nomura Asset Acceptance Corp., Mortgage Pass-Through Certificates, Series 2005-AP1, Group II Certificates". Funds in the Distribution Accounts shall be held in trust for the related Certificateholders for the uses and purposes set forth in this Agreement.

         DISTRIBUTION DATE: The 25th day of each calendar month after the initial issuance of the Certificates, or if such 25th day is not a Business Day, the next succeeding Business Day, commencing in March 2005.

         DUE DATE: As to any Mortgage Loan, the date in each month on which the related Scheduled Payment is due, as set forth in the related Mortgage Note.

         DUE PERIOD: For any Distribution Date, (i) with respect to the GMACM Mortgage Loans and GreenPoint Mortgage Loans, the period from the second day of the calendar month preceding the calendar month in which such Distribution Date occurs through the close of business on the first day of the calendar month in which such Distribution Date occurs, and (ii) with respect to the M&T Mortgage Loans, the calendar month preceding the calendar month in which such Distribution Date occurs.

         ELIGIBLE ACCOUNT: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company, the long-term unsecured debt obligations and short-term unsecured debt obligations of which are rated by each Rating Agency in one of its two highest long-term and its highest short-term rating categories respectively, at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC (to the limits established by the FDIC) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Certificateholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, or (iii) a segregated, non-interest bearing trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity or (iv) any other account acceptable to the Rating Agencies as evidenced in writing by the Rating Agencies. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee.

         ESCROW ACCOUNT: Shall mean an account maintained by GMACM pursuant to
Section 4.04. The Escrow Account shall be an Eligible Account.

         ERISA: The Employee Retirement Income Security Act of 1974, as amended.

         ERISA RESTRICTED CERTIFICATE: Each of the Class I-P, Class I-X, Class II-C, Class II-P and Residual Certificates.

         EXCESS CAP PAYMENT: With respect to any Distribution Date, the excess, if any, of (1) the cap payments made by the Cap Provider under the Cap Contract with respect to the Class II-A-1 Certificates over (2) the amount of the unpaid Net WAC Rate Carryover Amounts attributable to the Class II-A-1 Certificates for such Distribution Date.

         EXCESS LIQUIDATION PROCEEDS: To the extent not required by law to be paid to the related Mortgagor, the excess, if any, of any Liquidation Proceeds with respect to a Mortgage Loan over the Stated Principal Balance of such Mortgage Loan and accrued and unpaid interest at the related Mortgage Rate through the last day of the month in which the Mortgage Loan has been liquidated.

         EXCESS LOSS: A Deficient Valuation, Fraud Loss or Special Hazard Loss or any part thereof, occurring after the Bankruptcy Loss Coverage Amount, Fraud Loss Coverage Amount or Special Hazard Loss Coverage Amount, respectively, has been reduced to zero.

         EXEMPTION: Prohibited Transaction Exemption 93-32, as amended from time to time.

         EXTRA PRINCIPAL DISTRIBUTION AMOUNT: With respect to any Distribution Date, the lesser of (x) the Net Monthly Excess Cashflow for such Distribution Date and (y) the Overcollateralization Increase Amount for such Distribution Date.

         FANNIE MAE: Fannie Mae (formerly, Federal National Mortgage Association), or any successor thereto.

         FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

         FINAL RECOVERY DETERMINATION: With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Seller, the Depositor or the Terminator pursuant to or as contemplated by
Section 2.03(c) or Section 10.01), a determination made by GMACM pursuant to this Agreement, or M&T pursuant to the M&T Servicing Agreement or GreenPoint pursuant to the GreenPoint Servicing Agreement that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which GMACM, M&T or GreenPoint, as applicable, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered.

         FIRREA: The Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended.

         FRAUD LOSS: A Loss on a Mortgage Loan as to which there was fraud in the origination thereof.

         FRAUD LOSS COVERAGE AMOUNT: With respect to the period beginning (i) on the Closing Date and ending on December 31, 2005, $3,965,000, (ii) on January 1, 2006 and ending on December 31, 2006, $2,643,000 minus the aggregate amount of Fraud Losses that would have been allocated to the Group I Subordinate Certificates in the absence of the Loss Allocation Limitation since the Cut Off Date, (iii) on January 1, 2007 and ending on December 31, 2009, $1,322,000 minus the aggregate amount of Fraud Losses that would have been allocated to the Group II Subordinate Certificates in the absence of the Loss Allocation Limitation since the Cut Off Date and (iv) after the earlier to occur of January 1, 2010 and the Cross Over Date, $0.

         FREDDIE MAC: Federal Home Loan Mortgage Corporation, or any successor thereto.

         GMACM: GMAC Mortgage Corporation or any successor thereto appointed hereunder in connection with the servicing and administration of the GMACM Mortgage Loans.

         GMACM'S ASSIGNEE: As defined in Section 5.01(b)(ii).

         GMACM MORTGAGE LOANS: Shall mean those Mortgage Loans serviced by GMACM pursuant to the terms of this Agreement.

         GREENPOINT: GreenPoint Mortgage Funding, Inc., or any successor thereto appointed under the GreenPoint Servicing Agreement.

         GREENPOINT ASSIGNMENT AGREEMENT: The Assignment, Assumption and Recognition Agreement, dated as of February 28, 2005, by and among and the Seller, GreenPoint and the Depositor evidencing the assignment of the GreenPoint Servicing Agreement to the Depositor.

         GREENPOINT MORTGAGE LOANS: Those Mortgage Loans subject to this Agreement which were purchased by the Seller and serviced pursuant to the GreenPoint Servicing Agreement.

         GREENPOINT SERVICING AGREEMENT: Shall mean the Master Loan Purchase and Servicing Agreement, dated as of March 1, 2003, by and between the Seller and GreenPoint, as modified by the GreenPoint Assignment Agreement.

         GROUP I AVAILABLE FUNDS: The sum of the Interest Funds and Principal Funds with respect to the Group I Mortgage Loans, exclusive of amounts pursuant to Section 5.10.

         GROUP I CERTIFICATES: The Class I-A-1, Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4, Class I-B-5, Class I-B-6, Class I-X, Class I-P and Class I-R Certificates.

         GROUP I MORTGAGE LOANS: The Mortgage Loans identified as such on the Mortgage Loan Schedule.

         GROUP I NON-OFFERED CERTIFICATES: The Class I-B-4, Class I-B-5 and Class I-B-6 Certificates.

         GROUP I OFFERED CERTIFICATES: The Class I-A-1, Class I-B-1, Class I-B-2 and Class I-B-3 Certificates.

         GROUP I REALIZED LOSS: A Realized Loss with respect to a Group I Mortgage Loan.

         GROUP I SENIOR CERTIFICATES: The Class I-A-1 Certificates.

         GROUP I SUBORDINATE CERTIFICATES: The Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4, Class I-B-5 and Class I-B-6 Certificates.

         GROUP II AVAILABLE DISTRIBUTION AMOUNT: Shall mean the sum of the Interest Remittance Amount and Principal Funds relating to the Group II Mortgage Loans.

         GROUP II CERTIFICATES: The Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4, Class II-A-5, Class II-A-IO, Class II-M-1, Class II-M-2, Class II-M-3, Class II-C, Class II-P and Class II-R Certificates.

         GROUP II MEZZAINE CERTIFICATES: The Class II-M-1, Class II-M-2 and Class II-M-3 Certificates.

         GROUP II MORTGAGE LOANS: The Mortgage Loans identified as such on the Mortgage Loan Schedule.

         GROUP II OFFERED CERTIFICATES: The Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4, Class II-A-5, Class II-A-IO, Class II-M-1, Class II-M-2 and Class II-M-3 Certificates.

         GROUP II PRINCIPAL REMITTANCE AMOUNT: With respect to each Distribution Date, is equal to Principal Funds for such Distribution Date.

         GROUP II REALIZED LOSS: A Realized Loss with respect to a Group II Mortgage Loan.

         GROUP II SENIOR CERTIFICATES: The Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4, Class II-A-5 and Class II-A-IO Certificates.

         INDEMNIFIED PERSONS: The Trustee, GMACM (including any successor to GMACM), the Custodian, the Trust Fund and their officers, directors, agents and employees and, with respect to the Trustee, any separate co-trustee and its officers, directors, agents and employees.

         INITIAL CERTIFICATE PRINCIPAL BALANCE: With respect to any Certificate, the Certificate Principal Balance of such Certificate or any predecessor Certificate on the Closing Date.

         INSURANCE POLICY: With respect to any Mortgage Loan included in the Trust Fund, any insurance policy, including all riders and endorsements thereto in effect with respect to such Mortgage Loan, including any replacement policy or policies for any Insurance Policies.

         INSURANCE PROCEEDS: Proceeds paid in respect of the Mortgage Loans pursuant to any Insurance Policy or any other insurance policy covering a Mortgage Loan, to the extent such proceeds are payable to the mortgagee under the Mortgage, GMACM, M&T, GreenPoint or the trustee under the deed of trust and are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the servicing standard set forth in Section
3.01 hereof or pursuant to the M&T Servicing Agreement or the GreenPoint Servicing Agreement, as applicable, other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

         INSURED EXPENSES: Expenses covered by any Insurance Policy with respect to the Mortgage Loans.

         INTEREST CARRY FORWARD AMOUNT: With respect to any Class of Group II Certificates (other than the Class II-P, Class II-C and Class II-R Certificates) and any Distribution Date, the amount, if any, by which the Interest Distribution Amount for that Class of Certificates for the immediately preceding Distribution Date exceeded the actual amount distributed on such Class in respect of interest on the immediately preceding Distribution Date, together with any Interest Carry Forward Amount with respect to such Class remaining unpaid from the previous Distribution Date.

         INTEREST DETERMINATION DATE: Shall mean the second LIBOR Business Day preceding the commencement of each Accrual Period.

         INTEREST DISTRIBUTION AMOUNT: With respect to any Class of Group II Certificates (other than the Class II-P Certificates and Class II-R Certificates) and any Distribution Date, an amount equal to the interest accrued during the related Accrual Period at the applicable Pass-Through Rate on the Certificate Principal Balance (or Certificate Notional Balance) of such Certificate immediately prior to such Distribution Date less such Certificate's share of any Net Interest Shortfall and the interest portion of any Realized Losses on the Mortgage Loans allocated to such Certificate pursuant to Section
1.02. The Interest Distribution Amount with respect to each class of Certificates (other than the Class II-A-1 Certificates) is calculated on the basis of a 360-day year consisting of twelve 30-day months. The Interest Distribution Amount with respect to the Class II-A-1 Certificates is calculated on the basis of a 360-day year and the actual number of days elapsed in the related Accrual Period. No Interest Distribution Amount will be payable with respect to any Class of Group II Certificates after the Distribution Date on which the outstanding Certificate Principal Balance of such Certificate has been reduced to zero.

         INTEREST FUNDS: With respect to any Distribution Date and the Group I Mortgage Loans generally are equal to the sum, without duplication, of (a) all scheduled interest during the related Due Period with respect to the Group I Mortgage Loans less the Servicing Fee, the Credit Risk Management Fee and the fee payable to any provider of lender-paid mortgage insurance, if any, (b) all Advances relating to interest with respect to the Group I Mortgage Loans made on or prior to the related Remittance Date, (c) all Compensating Interest with respect to the Group I Mortgage Loans and required to be remitted by the related Servicer pursuant to this Agreement, the M&T Servicing Agreement or the GreenPoint Servicing Agreement with respect to such Distribution Date, (d) Liquidation Proceeds and Subsequent Recoveries with respect to the Group I Mortgage Loans collected during the related Prepayment Period (to the extent such Liquidation Proceeds and Subsequent Recoveries relate to interest), (e) all amounts relating to interest with respect to each Mortgage Loan repurchased by the Seller pursuant to Sections 2.02 and 2.03 and (f) all amounts in respect of interest paid by the Terminator pursuant to Section 10.01 to the extent remitted by the related Servicer to the related Distribution Account pursuant to this Agreement, the M&T Servicing Agreement or the GreenPoint Servicing Agreement minus (ii) all amounts required to be reimbursed pursuant to Sections 4.02, 4.04, 4.06, 4.07 and 9.05 or as otherwise set forth in this Agreement.

         INTEREST REMITTANCE AMOUNT: With respect to any Distribution Date, that portion of the Group II Available Distribution Amount for such Distribution Date generally equal to (i) the sum, without duplication, of (a) all scheduled interest during the related Due Period with respect to the Group II Mortgage Loans less the Servicing Fee, the Credit Risk Management Fee and the fee payable to any provider of lender-paid mortgage insurance, if any, (b) all Advances relating to interest with respect to the Group II Mortgage Loans made on or prior to the related Remittance Date, (c) all Compensating Interest with respect to the Group II Mortgage Loans and required to be remitted by the related Servicer pursuant to this Agreement, the M&T Servicing Agreement or the GreenPoint Servicing Agreement with respect to such Distribution Date, (d) Liquidation Proceeds and Subsequent Recoveries with respect to the Group II Mortgage Loans collected during the related Prepayment Period (to the extent such Liquidation Proceeds and Subsequent Recoveries relate to interest), (e) all amounts relating to interest with respect to each Mortgage Loan repurchased by the Seller pursuant to Sections 2.02 and 2.03 and (f) all amounts in respect of interest paid by the Terminator pursuant to Section 10.01 to the extent remitted by the related Servicer to the related Distribution Account pursuant to this Agreement, the M&T Servicing Agreement or the GreenPoint Servicing Agreement minus (ii) all amounts required to be reimbursed pursuant to Sections 4.02, 4.04, 4.06, 4.07 and 9.05 or as otherwise set forth in this Agreement.

         INTEREST SHORTFALL: With respect to any Distribution Date, the aggregate shortfall, if any, in collections of interest (adjusted to the related Net Mortgage Rates) on Group I Mortgage Loans resulting from (a) Principal Prepayments in full received during the related Prepayment Period, (b) partial Principal Prepayments received during the related Prepayment Period to the extent applied prior to the Due Date in the month of the Distribution Date and (c) interest payments on certain of the Group I Mortgage Loans being limited pursuant to the provisions of the Relief Act.

         LAST SCHEDULED DISTRIBUTION DATE: With respect to the Certificates (other than the Class II-A-IO Certificates), the Distribution Date in February 2035 and with respect to the Class II-A-IO Certificates, the Distribution Date in February 2007.

         LATEST POSSIBLE MATURITY DATE: The Distribution Date following the final scheduled maturity date of the Group I Mortgage Loan or Group II Mortgage Loan, as applicable, in the Trust Fund having the latest scheduled maturity date as of the Cut-off Date. For purposes of the Treasury Regulations under Code section 860A through 860G, the latest possible maturity date of each regular interest issued by REMIC I, REMIC II, REMIC III and REMIC IV shall be the Latest Possible Maturity Date.

         LIBOR BUSINESS DAY: Shall mean a day on which banks are open for dealing in foreign currency and exchange in London.

         LIQUIDATED LOAN: With respect to any Distribution Date, a defaulted Mortgage Loan that has been liquidated through deed-in-lieu of foreclosure, foreclosure sale, trustee's sale or other realization as provided by applicable law governing the real property subject to the related Mortgage and any security agreements and as to which the related Servicer has certified in the related Prepayment Period that it has received all amounts it expects to receive in connection with such liquidation.

         LIQUIDATION PROCEEDS: Amounts, other than Insurance Proceeds, received in connection with the partial or complete liquidation of a Mortgage Loan, whether through trustee's sale, foreclosure sale or otherwise, or in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received with respect to an REO Property, less the sum of related unreimbursed Advances, Servicing Fees and Servicing Advances and all expenses of liquidation, including property protection expenses and foreclosure and sale costs, including court and reasonable attorneys fees.

         LOAN-TO-VALUE RATIO: The fraction, expressed as a percentage, the numerator of which is the original principal balance of the Mortgage Loan and the denominator of which is the Appraised Value of the related Mortgaged Property.

         LOSS ALLOCATION LIMITATION: Means the limitation on reduction of the Certificate Principal Balance of any class of Group I Certificates on any Distribution Date on account of any Group I Realized Loss to the extent that the reduction would have the effect of reducing the aggregate Certificate Principal Balance of all of the Group I Certificates as of that Distribution Date to an amount less than the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the following Distribution Date, less any Deficient Valuations occurring before the Bankruptcy Loss Coverage Amount has been reduced to zero.

         M&T: M&T Mortgage Corporation, or any successor thereto appointed under the M&T Servicing Agreement.

         M&T ASSIGNMENT AGREEMENT: The Assignment, Assumption and Recognition Agreement, dated as of February 28, 2005, by and among and the Seller, M&T and the Depositor evidencing the assignment of the M&T Servicing Agreement to the Depositor.

         M&T MORTGAGE LOANS: Those Mortgage Loans subject to this Agreement which were purchased by the Seller from First National Bank of Nevada and serviced pursuant to the M&T Servicing Agreement.

         M&T SERVICING AGREEMENT: Shall mean the Servicing Agreement, dated as of October 1, 2004, by and between the Seller and M&T, as modified by the M&T Assignment Agreement.

         MAJORITY CLASS II-C CERTIFICATEHOLDER: The Holder of a 50.01% or greater Percentage Interest in the Class II-C Certificates.

         MARKER RATE: With respect to the Class II-C Certificates and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the Uncertificated REMIC III Pass-Through Rates for REMIC III Regular Interest LTIII-IIA1, REMIC III Regular Interest LTIII-IIA2, REMIC III Regular Interest LTIII-IIA3, REMIC III Regular Interest LTIII-IIA4, REMIC III Regular Interest LTIII-A5, REMIC III Regular Interest LTIII-IIM1, REMIC III Regular Interest LTIII-IIM2, REMIC III Regular Interest LTIII-IIM3 and REMIC III Regular Interest LTIII-IIZZ, with the rate on REMIC III Regular Interest LTIII-IIA1 subject to a cap equal to the lesser of (x) One-Month LIBOR plus 0.15% per annum and (y) the Net WAC Rate Cap for the purpose of this calculation; with the rate on REMIC III Regular Interest LTIII-IIA2 subject to a cap equal to the lesser of
(x) 4.386% per annum and (y) the Net WAC Rate Cap for the purpose of this calculation; with the rate on REMIC III Regular Interest LTIII-IIA3 subject to a cap equal to the lesser of (x) 4.840% per annum and (y) the Net WAC Rate Cap for the purpose of this calculation; with the rate on REMIC III Regular Interest LTIII-IIA4 subject to a cap equal to the lesser of (A) in the case of any Distribution Date up to and including the related Optional Termination Date, the lesser of (x) 5.546% per annum and (y) the Net WAC Rate Cap and (B) in the case of any Distribution Date after the related Optional Termination Date, the lesser of (x) 6.046% per annum and (y) the Net WAC Rate Cap for the purpose of this calculation; with the rate on REMIC III Regular Interest LTIII-IIA5 subject to a cap equal to (A) in the case of any Distribution Date up to and including the related Optional Termination Date, the lesser of (x) 4.855% per annum and (y) the Net WAC Rate Cap and (B) in the case of any

Distribution Date after the related Optional Termination Date, the lesser of (x) 5.355% per annum and (y) the Net WAC Rate Cap for the purpose of this calculation; with the rate on REMIC III Regular Interest LTIII-IIM1 subject to a cap equal to (A) in the case of any Distribution Date up to and including the related Optional Termination Date, the lesser of (x) 5.313% per annum and (y) the Net WAC Rate Cap and (B) in the case of any Distribution Date after the related Optional Termination Date, the lesser of (x) 5.813% per annum and (y) the Net WAC Rate Cap for the purpose of this calculation; with the rate on REMIC III Regular Interest LTIII-M2 subject to a cap equal to (A) in the case of any Distribution Date up to and including the related Optional Termination Date, the lesser of (x) 5.710% per annum and (y) the Net WAC Rate Cap and (B) in the case of any Distribution Date after the related Optional Termination Date, the lesser of (x) 6.210% per annum and (y) the Net WAC Rate Cap for the purpose of this calculation; with the rate on REMIC III Regular Interest LTIII-M3 subject to a cap equal to (A) in the case of any Distribution Date up to and including the related Optional Termination Date, the lesser of (x) 6.008% per annum and (y) the Net WAC Rate Cap and (B) in the case of any Distribution Date after the related Optional Termination Date, the lesser of (x) 6.508% per annum and (y) the Net WAC Rate Cap for the purpose of this calculation; and with the rate on REMIC III Regular Interest LTIII-IIZZ subject to a cap of zero for the purpose of this calculation; provided, however, that for this purpose, the calculation of the Uncertificated REMIC III Pass-Through Rate and the related cap with respect to REMIC III Regular Interest LTIII-IIA1 shall be multiplied by a fraction, the numerator of which is the actual number of days in the Accrual Period and the denominator of which is 30.

         MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

         MERS(R) SYSTEM: The system of recording transfers of Mortgages electronically maintained by MERS.

         MIN: The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS(R) System.

         MOM LOAN: Any Mortgage Loan as to which MERS is acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

         MONTHLY STATEMENT: The statement delivered to the Certificateholders pursuant to Section 5.06.

         MOODY'S: Moody's Investors Service, Inc. or its successor in interest.

         MORTGAGE: The mortgage, deed of trust or other instrument creating a first lien on or first priority ownership interest in an estate in fee simple in real property securing a Mortgage Note.

         MORTGAGE FILE: The Mortgage Loan Documents pertaining to a particular Mortgage Loan.

         MORTGAGE LOAN DOCUMENTS: As defined in Section 2.01.

         MORTGAGE LOANS: Such of the Mortgage Loans transferred and assigned to the Trustee pursuant to the provisions hereof, as from time to time are held as a part of the Trust Fund (including any REO Property), the mortgage loans so held being identified in the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property.

         MORTGAGE LOAN PURCHASE AGREEMENT: The Mortgage Loan Purchase Agreement dated as of February 28, 2005, between the Seller, as seller and the Depositor, as purchaser.

         MORTGAGE LOAN PURCHASE PRICE: The price, calculated as set forth in
Section 10.01, to be paid in connection with the purchase of the Group I Mortgage Loans or Group II Mortgage Loans, as applicable, pursuant to Section 10.01.

         MORTGAGE LOAN SCHEDULE: The list of Mortgage Loans (as from time to time amended by the related Servicer to reflect the deletion of Deleted Mortgage Loans and the addition of Replacement Mortgage Loans pursuant to the provisions of this Agreement, the M&T Servicing Agreement or the GreenPoint Servicing Agreement, as applicable) transferred to the Trustee as part of the Trust Fund and from time to time subject to this Agreement, the initial Mortgage Loan Schedule being attached hereto as Exhibit B-1, setting forth the following information with respect to each Mortgage Loan:

                  (i)      the loan number;

                  (ii)     the Mortgage Rate in effect as of the Cut-off Date;

                  (iii)    the Servicing Fee Rate;

                  (iv)     the Net Mortgage Rate in effect as of the Cut-off
                           Date;

                  (v)      the maturity date;

                  (vi)     the original principal balance;

                  (vii)    the Cut-off Date Principal Balance;

                  (viii)   the original term;

                  (ix)     the remaining term;

                  (x)      the property type;

                  (xi)     with respect to each MOM Loan, the related MIN;

                  (xii)    the Servicer; and

                  (xiii) a code indicating whether the Mortgage Loan is subject to a Prepayment Charge, the term of such Prepayment Charge and the amount of such Prepayment Charge.

Such schedule shall also set forth the aggregate Cut-off Date Principal Balance for all of the Mortgage Loans.

         MORTGAGE NOTE: The original executed note or other evidence of indebtedness of a Mortgagor under a Mortgage Loan.

         MORTGAGE RATE: The annual rate of interest borne by a Mortgage Note.

         MORTGAGED PROPERTY: The underlying property securing a Mortgage Loan.

         MORTGAGOR: The obligors on a Mortgage Note.

         NET INTEREST SHORTFALLS: Shall mean Interest Shortfalls net of payments by the related Servicer in respect of Compensating Interest.

         NET MONTHLY EXCESS CASHFLOW: With respect to any Distribution Date, the sum of (a) any Overcollateralization Reduction Amount and (b) the excess of (x) the Group II Available Distribution Amount for such Distribution Date over (y) the sum for such Distribution Date of (A) the aggregate amount of Senior Interest Distribution Amounts payable to the Group II Senior Certificates and the Interest Distribution Amounts payable to the Group II Mezzanine Certificates and (B) the Group II Principal Remittance Amount.

         NET MORTGAGE RATE: As to each Mortgage Loan, and at any time, the per annum rate equal to the related Mortgage Rate less the sum of (i) the Servicing Fee Rate, (ii) the Credit Risk Management Fee Rate and (iii) the rate at which the fee payable to any provider of lender-paid mortgage insurance is calculated, if applicable.

         NET WAC RATE CAP: With respect to the Group II Senior Certificates (other than the Class II-A-IO Certificates) and the Group II Mezzanine Certificates, (i) from and including the Distribution Date in March 2005 through and including the Distribution Date in October 2005, (a) the weighted average of the Net Mortgage Rates of the Group II Mortgage Loans, weighted based on their Stated Principal Balances as of the first day of the calendar month preceding the month in which the Distribution Date occurs minus 4.50% per annum times (b) a fraction, the numerator of which is the Certificate Notional Balance of the Class II-A-IO Certificates and the denominator of which is the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the first day of the calendar month preceding the month in which the Distribution Date occurs, (ii) from and including the Distribution Date in November 2005 through and including the Distribution Date in February 2007, (a) the weighted average of the Net Mortgage Rates of the Mortgage Loans, weighted based on their Stated Principal Balances as of the first day of the calendar month preceding the month in which the Distribution Date occurs minus 3.50% per annum times (b) a fraction, the numerator of which is the Certificate Notional Balance of the Class II-A-IO Certificates and the denominator of which is the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the first day of the calendar month preceding the month in which the Distribution Date occurs and (iii) thereafter, the weighted average of the Net Mortgage Rates of the Group II Mortgage Loans, weighted based on their Stated Principal Balances as of the first day of the calendar month preceding the month in which the Distribution Date occurs; provided that the Net WAC Rate Cap with respect to the Class II-A-1 Certificates shall be multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period.

         For federal income tax purposes, the Net WAC Rate Cap, with respect to any Distribution Date, shall be expressed as the weighted average of the Uncertificated REMIC III Pass-Through Rates on each REMIC III Regular Interest (other than REMIC III Regular Interest LTIII-IO-A and REMIC III Regular Interest LTIII-IO-B) weighted on the basis of the Uncertificated Principal Balance of the REMIC III Regular Interests.

         NET WAC RATE CARRYOVER AMOUNT: With respect the Group II Senior Certificates (other than the Class II-A-IO Certificates) and the Group II Mezzanine Certificates and any Distribution Date on which the related Pass-Through Rate is reduced by the Net WAC Rate Cap, an amount equal to the sum of (i) the excess of (x) the amount of interest such Class would have been entitled to receive on such Distribution Date if the Pass-Through Rate applicable to such Class would not have been reduced by the Net WAC Rate Cap on such Distribution Date over (y) the amount of interest paid on such Distribution Date plus (ii) the related Net WAC Rate Carryover Amount for the previous Distribution Date not previously distributed.

         NET WAC RESERVE FUND: Shall mean the segregated non-interest bearing trust account created and maintained by the Trustee pursuant to Section 5.10 hereof.

         NON-BOOK-ENTRY CERTIFICATE: Any Certificate other than a Book-Entry Certificate.

         NONRECOVERABLE ADVANCE: Any portion of an Advance or Servicing Advance previously made or proposed to be made by the related Servicer pursuant to this Agreement, the M&T Servicing Agreement or the GreenPoint Servicing Agreement, as applicable, or the Trustee as Successor Servicer, that, in the good faith judgment of the related Servicer or the Trustee as Successor Servicer, will not or, in the case of a proposed Advance or Servicing Advance, would not, be ultimately recoverable by it from the related Mortgagor, related Liquidation Proceeds, Insurance Proceeds or otherwise.

         OFFICER'S CERTIFICATE: A certificate (i) signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Vice President (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Depositor or the Trustee (or any other officer customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with a particular subject) or (ii), if provided for in this Agreement, signed by a Authorized Servicer Representative, as the case may be, and delivered to the Depositor, the Seller and/or the Trustee, as the case may be, as required by this Agreement.

         ONE-MONTH LIBOR: With respect to any Accrual Period (other than the first Accrual Period), the rate determined by the Trustee on the related Interest Determination Date on the basis of the rate for U.S. dollar deposits for one month that appears on Telerate Screen Page 3750 as of 11:00 a.m. (London time) on such Interest Determination Date. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying One-Month LIBOR or comparable rates as may be reasonably selected by the Trustee), One-Month LIBOR for the applicable Accrual Period will be the Reference Bank Rate. If no such quotations can be obtained by the Trustee and no Reference Bank Rate is available, One-Month LIBOR will be One-Month LIBOR applicable to the preceding Accrual Period. The establishment of One-Month LIBOR on each Interest Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Class II-A-1 Certificates for the related Accrual Period shall, in the absence of manifest error, be final and binding. With respect to the first Accrual period, One-Month LIBOR shall equal 2.67000% per annum.

         OPINION OF COUNSEL: A written opinion of counsel, who may be counsel for the Seller, the Depositor or the related Servicer, reasonably acceptable to each addressee of such opinion; provided that with respect to Section 2.05, 7.05 or 11.01, or the interpretation or application of the REMIC Provisions, such counsel must (i) in fact be independent of the Seller, Depositor and the related Servicer, (ii) not have any direct financial interest in the Seller, Depositor or the related Servicer or in any affiliate of either, and (iii) not be connected with the Seller, Depositor or the related Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

         OPTIONAL TERMINATION: The purchase of all of the Group I Mortgage Loans and any related REO Property or Group II Mortgage Loans and any related REO Property pursuant to the last sentence of Section 10.01.

         OPTIONAL TERMINATION DATE: The first Distribution Date on which the the Group I Mortgage Loans and related REO Property or Group II Mortgage Loans and related REO Property may be purchased at the option of the Terminator as described in Section 10.01.

         OTS: The Office of Thrift Supervision or any successor thereto.

         OUTSTANDING: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

                  (a) Certificates theretofore canceled by the Trustee or delivered to the Trustee for cancellation; and

                  (b) Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Trustee pursuant to this Agreement.

         OUTSTANDING MORTGAGE LOAN: As of any date of determination, a Mortgage Loan with a Stated Principal Balance greater than zero that was not the subject of a Principal Prepayment in full, and that did not become a Liquidated Loan, prior to the end of the related Prepayment Period.

         OVERCOLLATERALIZATION AMOUNT: With respect to any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balances of the Group II Mortgage Loans as of the last day of the related Due Period over (b) the aggregate Certificate Principal Balance of the Group II Senior Certificates (other than the Class II-A-IO Certificates) and the Group II Mezzanine Certificates on such Distribution Date (after taking into account the payment of 100% of the Group II Principal Remittance Amount on such Distribution Date).

         OVERCOLLATERALIZATION INCREASE AMOUNT: With respect to any Distribution Date, the excess, if any, of (a) the Required Overcollateralization Amount over
(b) the Overcollateralization Amount on such Distribution Date.

         OVERCOLLATERALIZATION REDUCTION AMOUNT: With respect to any Distribution Date, the lesser of (x) the Group II Principal Remittance Amount for such Distribution Date and (y) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date over (ii) the Required Overcollateralization Amount for such Distribution Date.

         OWNERSHIP INTEREST: As to any Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

         PASS-THROUGH RATE: With respect to each Class of Certificates, the applicable Pass-Through Rate for each Class as set forth in the Preliminary Statement.

         PERCENTAGE INTEREST: With respect to any Certificate of a specified Class, the Percentage Interest set forth on the face thereof or the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of such Class.

         PERMITTED INVESTMENTS: At any time, any one or more of the following obligations and securities:

                  (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency thereof, provided such obligations are unconditionally backed by the full faith and credit of the United States;

                  (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

                  (iii) [Reserved];

                  (iv) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

                  (v) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities (including the Trustee in its commercial banking capacity), provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such Rating Agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

                  (vi) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC;

                  (vii) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any such Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

                  (viii) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

                  (ix) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest long term ratings of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

                  (x) units of money market funds registered under the Investment Company Act of 1940 including funds managed or advised by the Trustee or an affiliate thereof having a rating by S&P of AAAm-G, AAA-m, or AA-m, and if rated by Moody's, rated Aaa, Aa1 or Aa2;

                  (xi) short term investment funds sponsored by any trust company or banking association incorporated under the laws of the United States or any state thereof (including any such fund managed or advised by the Trustee or any affiliate thereof) which on the date of acquisition has been rated by each Rating Agency in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency, as evidenced by a signed writing delivered by each Rating Agency; and

                  (xii) such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

         PERMITTED TRANSFEREE: Any person other than (i) the United States, any State or political subdivision thereof, any possession of the United States or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in section 521 of the Code) that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in section 860E(c)(1) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in section 1381(a)(2)(C) of the Code, (v) a Person that is not a citizen or resident of the United States, a corporation, partnership (other than a partnership that has any direct or indirect foreign partners) or other entity (treated as a corporation or a partnership for federal income tax purposes), created or organized in or under the laws of the United States, any state thereof or the District of Columbia, an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trustor and (vi) any other Person based upon an Opinion of Counsel (which shall not be an expense of the Trustee) that states that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause REMIC I, REMIC II, REMIC III or REMIC IV to fail to qualify as a REMIC at any time that any Certificates are Outstanding. The terms "United States," "State" and "International Organization" shall have the meanings set forth in section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such government unit.

         PERSON: Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

         PREPAYMENT ASSUMPTION: The assumed rate of prepayment, as described in the Prospectus Supplement relating to each Group I Offered Certificates and Group II Offered Certificates.

         PREPAYMENT CHARGE: With respect to any Principal Prepayment, any prepayment premium, penalty or charge payable by a Mortgagor in connection with any Principal Prepayment on a Mortgage Loan pursuant to the terms of the related Mortgage Note (other than any Servicer Prepayment Charge Payment Amount).

         PREPAYMENT CHARGE SCHEDULE: As of any date, the list of Mortgage Loans providing for a Prepayment Charge included in the Trust Fund on such date, attached hereto as Exhibit K (including the prepayment charge summary attached thereto). The Depositor shall deliver or cause the delivery of the Prepayment Charge Schedule to each Servicer on the Closing Date. The Prepayment Charge Schedule shall set forth the following information with respect to each Prepayment Charge:

                  (i)      the Mortgage Loan identifying number;

                  (ii)     a code indicating the type of Prepayment Charge;

                  (iii) the date on which the first Monthly Payment was due on the related Mortgage Loan;

                  (iv)     the term of the related Prepayment Charge;

                  (v) the original Stated Principal Balance of the related Mortgage Loan; and

                  (vi) the Stated Principal Balance of the related Mortgage Loan as of the Cut-off Date.

         PREPAYMENT INTEREST SHORTFALL: With respect to any Distribution Date, for each Mortgage Loan that was the subject of a Principal Prepayment in full during the related Prepayment Period, (other than a Principal Prepayment in full resulting from the purchase of a Mortgage Loan pursuant to Section 2.02, 2.03,
3.26 or 10.01 hereof), the amount, if any, by which (i) one month's interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan immediately prior to such prepayment exceeds (ii) the amount of interest paid or collected in connection with such Principal Prepayment less the sum of (a) the related Servicing Fee, (b) the Credit Risk Management Fee and (c) the fee payable to any provider of lender-paid mortgage insurance, if any.

         PREPAYMENT PERIOD: For any Distribution Date, (i) with respect to the GMACM Mortgage Loans and GreenPoint Mortgage Loans, the calendar month preceding the month in which the related Distribution Date occurs and (ii) with respect to the M&T Mortgage Loans, the period beginning on the sixteenth day of the month preceding the month of the related Distribution Date and ending on the fifteenth day of the month of such Distribution Date with respect to Principal Prepayments in full, and the calendar month preceding the month in which the related Distribution Date occurs with respect to Principal Prepayments in part.

         PRINCIPAL DISTRIBUTION AMOUNT: With respect to each Distribution Date, the sum of (i) Principal Funds, plus (ii) the Extra Principal Distribution Amount for such Distribution Date MINUS (iii) the amount of any Overcollateralization Reduction Amount for such Distribution Date. In no event will the Principal Distribution Amount with respect to any Distribution Date be
(x) less than zero or (y) greater than the then outstanding aggregate Certificate Principal Balance of the Group II Offered Certificates.

         PRINCIPAL FUNDS: With respect to any Distribution Date, (i) the sum, without duplication, of (a) all scheduled principal collected during the related Due Period, (b) all Advances relating to principal made on or prior to the Remittance Date or, with respect to the Trustee on the Distribution Date, (c) Principal Prepayments exclusive of prepayment charges or penalties collected during the related Prepayment Period, (iii) the Stated Principal Balance of each Group II Mortgage Loan that was repurchased by the Seller pursuant to Sections 2.02, 2.03 and 3.26, (d) the aggregate of all Substitution Adjustment Amounts for the related Determination Date in connection with the substitution of Group II Mortgage Loans pursuant to Section 2.03(b), (e) amounts in respect of principal paid by the Terminator pursuant to
Section 10.01, (f) all Liquidation Proceeds and Subsequent Recoveries collected during the related Prepayment Period (to the extent such Liquidation Proceeds and Subsequent Recoveries relate to principal), in each case to the extent remitted by the related Servicer to the related Distribution Account pursuant to this Agreement, the M&T Servicing Agreement or GreenPoint Servicing Agreement, as applicable and (g) all Subsequent Recoveries minus (ii) all amounts required to be reimbursed pursuant to Sections 4.02, 4.05, 4.07, 5.08 and 9.05 or as otherwise set forth in this Agreement to the extent not reimbursed from the Interest Remittance Amount.

         PRINCIPAL PREPAYMENT: Any Mortgagor payment or other recovery of (or proceeds with respect to) principal on a Mortgage Loan (including loans purchased or repurchased under Sections 2.02, 2.03, 3.26 and 10.01 hereof) that is received in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment. Partial Principal Prepayments shall be applied by the related Servicer in accordance with the terms of the related Mortgage Note.

         PRIVATE CERTIFICATE: Each of the Class I-B-4, Class I-B-5, Class I-B-6, Class I-X, Class I-P, Class I-R, Class II-C, Class II-P and Class II-R Certificates.

         PROSPECTUS SUPPLEMENT: The Prospectus Supplement dated February 23, 2005 relating to the offering of the Group I Offered Certificates and Group II Offered Certificates.

         PUD: A planned unit development.

         PURCHASE PRICE: With respect to any Mortgage Loan required to be repurchased by the Seller pursuant to Section 2.02 or 2.03 hereof and as confirmed by an Officer's Certificate from the Seller to the Trustee, an amount equal to the sum of (i) 100% of the outstanding principal balance of the Mortgage Loan as of the date of such purchase plus (ii) 30 days interest thereon at the applicable Net Mortgage Rate, plus any portion of the Servicing Fee, Servicing Advances and Advances payable to the related Servicer of the Mortgage Loan plus (iii) any costs and damages of the Trust Fund in connection with any violation by such Mortgage Loan of any abusive or predatory lending law, including any expenses incurred by the Trustee with respect to such Mortgage Loan prior to the purchase thereof.

         RATING AGENCY: Each of S&P and Moody's. If any such organization or its successor is no longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

         REALIZED LOSS: With respect to each Mortgage Loan as to which a Final Recovery Determination has been made, an amount (not less than zero) equal to
(i) the Stated Principal Balance of such Mortgage Loan as of the commencement of the calendar month in which the Final Recovery Determination was made, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor through the end of the calendar month in which such Final Recovery Determination was made, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on such Mortgage Loan and (B) on a principal amount equal to the Stated Principal Balance of such Mortgage Loan as of the close of business on the Distribution Date during such calendar month, minus
(iii) the proceeds, if any, received in respect of such Mortgage Loan during the calendar month in which such Final Recovery Determination was made, net of amounts that are payable therefrom to the related Servicer pursuant to this Agreement, the M&T Servicing Agreement or the GreenPoint Servicing Agreement, as applicable.

         With respect to any REO Property as to which a Final Recovery Determination has been made, an amount (not less than zero) equal to (i) the Stated Principal Balance of the related Mortgage Loan as of the date of acquisition of such REO Property on behalf of REMIC I or REMIC II, as applicable, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor in respect of the related Mortgage Loan through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on the related Mortgage Loan and (B) on a principal amount equal to the Stated Principal Balance of the related Mortgage Loan as of the close of business on the Distribution Date during such calendar month, minus
(iii) the aggregate of all unreimbursed Advances and Servicing Advances.

         With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation.

         With respect to each Mortgage Loan which has become the subject of a Debt Service Reduction, the portion, if any, of the reduction in each affected Monthly Payment attributable to a reduction in the Mortgage Rate imposed by a court of competent jurisdiction. Each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment.

         In addition, to the extent a Servicer receives Subsequent Recoveries with respect to any Mortgage Loan, the amount of the Realized Loss with respect to that Mortgage Loan will be reduced to the extent such Subsequent Recoveries are applied to reduce the Certificate Principal Balance of any Class of Certificates on any Distribution Date.

         RECORD DATE: With respect to the Certificates (other than the Class II-A-1 Certificates) and any Distribution Date, the close of business on the last Business Day of the month preceding the month in which such Distribution Date occurs. With respect to the Class II-A-1 Certificates and any Distribution Date, so long as the Class II-A-1 Certificates are Book-Entry Certificates, the Business Day preceding such Distribution Date, and otherwise, the close of business on the last Business Day of the month preceding the month in which such Distribution Date occurs.

         REFERENCE BANKS: Shall mean leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) which have been designated as such by the Trustee and (iii) which are not controlling, controlled by, or under common control with, the Depositor, the Seller or the Servicers.

         REFERENCE BANK RATE: With respect to any Accrual Period shall mean the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in an amount approximately equal to the aggregate Certificate Principal Balance of the Class II-A-1 Certificates for such Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York City, selected by the Trustee, as of 11:00 a.m., New York City time, on such date for loans in United States dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Class II-A-1 Certificates for such Accrual Period.

         REGULAR CERTIFICATE: Any Certificate other than a Residual Certificate.

         RELIEF ACT: The Servicemembers Civil Relief Act of 2003, as amended from time to time.

         REMIC: A "real estate mortgage investment conduit" within the meaning of section 860D of the Code.

         REMIC I: The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made, consisting of (i) the Group I Mortgage Loans and all interest accruing and principal due with respect thereto after the Cut-off Date to the extent not applied in computing the Cut-off Date Principal Balance thereof and all Prepayment Charges; (ii) the Mortgage Files relating to the Group I Mortgage Loans, (iii) the related Custodial Account (other than any amounts representing any Servicer Prepayment Charge Payment Amount), the related Distribution Account, the Class I-P Certificate Account and such assets that are deposited therein from time to time, together with any and all income, proceeds and payments with respect thereto; (iv) property that secured a Group I Mortgage Loan and has been acquired by foreclosure, deed in lieu of foreclosure or otherwise; (v) the mortgagee's rights under the Insurance Policies with respect to the Group I Mortgage Loans; (vi) the rights under the Mortgage Loan Purchase Agreement in respect of the Group I Mortgage Loans, and (vii) all proceeds of the foregoing, including proceeds of conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property. Notwithstanding the foregoing, however, REMIC I specifically excludes all payments and other collections of principal and interest due on the Group I Mortgage Loans on or before the Cut-off Date and all Prepayment Charges payable in connection with Principal Prepayments made before the Cut-off Date.

         REMIC II: The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made, consisting of (i) the Group II Mortgage Loans and all interest accruing and principal due with respect thereto after the Cut-off Date to the extent not applied in computing the Cut-off

Date Principal Balance thereof and all Prepayment Charges; (ii) the Mortgage Files relating to the Group II Mortgage Loans, (iii) the related Custodial Account (other than any amounts representing any Servicer Prepayment Charge Payment Amount), the related Distribution Account, the Class II-P Certificate Account and such assets that are deposited therein from time to time, together with any and all income, proceeds and payments with respect thereto; (iv) property that secured a Group II Mortgage Loan and has been acquired by foreclosure, deed in lieu of foreclosure or otherwise; (v) the mortgagee's rights under the Insurance Policies with respect to the Group II Mortgage Loans;
(vi) the rights under the Mortgage Loan Purchase Agreement in respect of the Group II Mortgage Loans, and (vii) all proceeds of the foregoing, including proceeds of conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property. Notwithstanding the foregoing, however, REMIC II specifically excludes all payments and other collections of principal and interest due on the Group II Mortgage Loans on or before the Cut-off Date and all Prepayment Charges payable in connection with Principal Prepayments made before the Cut-off Date, the Net WAC Reserve Fund and the Cap Contract.

         REMIC II REGULAR INTEREST LTII-2: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest LTII-2 shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC II REGULAR INTEREST LTII-IO-A: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest LTII-IO-A shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC II REGULAR INTEREST LTII-IO-B: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC I Regular Interest LTII-IO-B shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC II REGULAR INTEREST LTII-IO-C: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest LTII-IO-C shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC II REGULAR INTEREST LTII-IO-D: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest LTII-IO-D shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC II REGULAR INTEREST LTII-IO-E: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest LTII-IO-E shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC II REGULAR INTEREST LTII-IO-F: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest LTII-IO-F shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC II REGULAR INTEREST LTII-IO-G: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest LTII-IO-G shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC II REGULAR INTEREST LTII-IO-H: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest LTII-IO-H shall accrue interest at the related Uncertificated REMIC II Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC II REGULAR INTEREST LTII-IIP: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest LTII-IIP shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC II REGULAR INTERESTS: REMIC II Regular Interest LTII-2, REMIC II Regular Interest LTII-IO-A, REMIC II Regular Interest LTII-IO-B, REMIC II Regular Interest LTII-IO-C, REMIC II Regular Interest LTII-IO-D, REMIC I Regular Interest LTII-IO-E, REMIC II Regular Interest LTII-IO-F, REMIC II Regular Interest LTII-IO-G, REMIC II Regular Interest LTII-IO-H and REMIC II Regular Interest LTII-IIP.

         REMIC III: The segregated pool of assets consisting of all of the REMIC II Regular Interests conveyed in trust to the Trustee, for the benefit of REMIC III, as holder of the REMIC II Regular Interests, and the Class R-2 Interest pursuant to Section 2.07, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

         REMIC III INTEREST LOSS ALLOCATION AMOUNT: With respect to any Distribution Date, an amount equal to (a) the product of (i) the aggregate Stated Principal Balance of the Group II Mortgage Loans and REO Properties then outstanding and (ii) the REMIC III Remittance Rate for REMIC III Regular Interest LTII-AA minus the Marker Rate, divided by (b) 12.

         REMIC III OVERCOLLATERALIZATION AMOUNT: With respect to any date of determination, (i) 1% of the aggregate Uncertificated Principal Balances of the REMIC III Regular Interests minus (ii) the aggregate of the Uncertificated Principal Balances of REMIC III Regular Interest LTIII-IIA1, REMIC III Regular Interest LTIII-IIA2, REMIC III Regular Interest LTIII-IIA3, REMIC III Regular Interest LTIII-IIA4, REMIC III Regular Interest LTIII-IIA5, REMIC III Regular Interest LTIII-IIM1, REMIC III Regular Interest LTIII-IIM2, REMIC III Regular Interest LTIII-IIM3 and REMIC III Regular Interest LTIII-IIP, in each case as of such date of determination.

         REMIC III PRINCIPAL LOSS ALLOCATION AMOUNT: With respect to any Distribution Date, an amount equal to (a) the product of (i) the aggregate Stated Principal Balance of the Group II Mortgage Loans and REO Properties relating to the Group II Mortgage Loans then outstanding and (ii) 1 minus a fraction, the numerator of which is two times the aggregate of the Uncertificated Principal Balances of REMIC III Regular Interest LTIII-IIA1, REMIC III Regular Interest LTIII-IIA2, REMIC III Regular Interest LTIII-IIA3, REMIC III Regular Interest LTIII-IIA4, REMIC III Regular Interest LTIII-IIA5, REMIC III Regular Interest LTIII-IIM1, REMIC III Regular Interest LTIII-IIM2 and REMIC III Regular Interest LTIII-IIM3 and the denominator of which is the aggregate of the Uncertificated Principal Balances of REMIC III Regular Interest LTIII-IIA1, REMIC III Regular Interest LTIII-IIA2, REMIC III Regular Interest LTIII-IIA3, REMIC III Regular Interest LTIII-IIA4, REMIC III Regular Interest LTIII-IIA5, REMIC III Regular Interest LTIII-IIM1, REMIC III Regular Interest LTIII-IIM2, REMIC III Regular Interest LTIII-IIM3 and REMIC III Regular Interest LTIII-IIZZ.

         REMIC III REGULAR INTERESTS: REMIC III Regular Interest LTIII-AA, REMIC III Regular Interest LTIII-IIA1, REMIC III Regular Interest LTIII-IIA2, REMIC III Regular Interest LTIII-IIA3, REMIC III Regular Interest LTIII-IIA4, REMIC III Regular Interest LTIII-IIA5, REMIC III Regular Interest LTIII-IIM1, REMIC III Regular Interest LTIII-IIM2, REMIC III Regular Interest LTIII-IIM3, REMIC III Regular Interest LTIII-IO-A, REMIC III Regular Interest LTIII-IO-B, REMIC III Regular Interest LTIII-IIZZ and REMIC III Regular Interest LTIII-IIP.

         REMIC III REGULAR INTEREST LTIII-AA: One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a Regular Interest in

REMIC III. REMIC III Regular Interest LTII-AA shall accrue interest at the related Uncertificated REMIC III Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC III REGULAR INTEREST LTIII-IIA1: One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a Regular Interest in REMIC III. REMIC III Regular Interest LTIII-IIA1 shall accrue interest at the related Uncertificated REMIC III Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC III REGULAR INTEREST LTIII-IIA2: One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a Regular Interest in REMIC III. REMIC III Regular Interest LTIII-IIA2 shall accrue interest at the related Uncertificated REMIC III Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC III REGULAR INTEREST LTIII-IIA3: One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a Regular Interest in REMIC III. REMIC III Regular Interest LTIII-IIA3 shall accrue interest at the related Uncertificated REMIC III Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC III REGULAR INTEREST LTIII-IIA4: One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a Regular Interest in REMIC III. REMIC III Regular Interest LTIII-IIA4 shall accrue interest at the related Uncertificated REMIC III Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC III REGULAR INTEREST LTIII-IIA5: One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a Regular Interest in REMIC III. REMIC III Regular Interest LTIII-IIA5 shall accrue interest at the related Uncertificated REMIC III Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC II REGULAR INTEREST LTIII-IO-A: One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a Regular Interest in REMIC III. REMIC III Regular Interest LTIII-IO-A shall accrue interest as provided herein and shall not be entitled to distributions of principal.

         REMIC III REGULAR INTEREST LTIII-IO-B: One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a Regular Interest in REMIC III. REMIC III Regular Interest LTII-IO-B shall accrue interest as provided herein and shall not be entitled to distributions of principal.

         REMIC III REGULAR INTEREST LTIII-IIM1: One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a Regular Interest in REMIC III. REMIC III Regular Interest LTIII-IIM1 shall accrue interest at the related Uncertificated REMIC III Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC III REGULAR INTEREST LTIII-IIM2: One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a Regular Interest in REMIC III. REMIC III Regular Interest LTIII-IIM2 shall accrue interest at the related Uncertificated REMIC III Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC III REGULAR INTEREST LTIII-IIM3: One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a Regular Interest in REMIC III. REMIC III Regular Interest LTIII-IIM3 shall accrue interest at the related Uncertificated REMIC III Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC III REGULAR INTEREST LTIII-IIP: One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a Regular Interest in REMIC III. REMIC III Regular Interest LTIII-IIP shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC III REGULAR INTEREST LTIII-IIZZ: One of the separate non-certificated beneficial ownership interests in REMIC III issued hereunder and designated as a Regular Interest in REMIC III. REMIC III Regular Interest LTIII-IIZZ shall accrue interest at the related Uncertificated REMIC III Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         REMIC III REGULAR INTEREST LTIII-IIZZ MAXIMUM INTEREST DEFERRAL AMOUNT:
With respect to any Distribution Date, the excess of (i) accrued interest at the Uncertificated REMIC III Pass-Through Rate applicable to REMIC III Regular Interest LTIII-IIZZ for such Distribution Date on a balance equal to the Uncertificated Principal Balance of REMIC III Regular Interest LTIII-IIZZ minus the REMIC III Overcollateralization Amount, in each case for such Distribution Date, over (ii) Uncertificated Accrued Interest on REMIC III Regular Interest LTIII-IIA1, REMIC III Regular Interest LTIII-IIA2, REMIC III Regular Interest LTIII-IIA3, REMIC III Regular Interest LTIII-IIA4, REMIC III Regular Interest LTIII-IIA5, REMIC III Regular Interest LTIII-IIM1, REMIC III Regular Interest LTIII-IIM2 and REMIC III Regular Interest LTIII-IIM3 for such Distribution Date, with the rate on each such REMIC III Regular Interest subject to a cap equal to the related Pass-Through Rate.

         REMIC III REQUIRED OVERCOLLATERALIZATION AMOUNT: 1% of the Required Overcollateralization Amount.

         REMIC IV: The segregated pool of assets consisting of all of the REMIC III Regular Interests conveyed in trust to the Trustee, for the benefit of the REMIC IV, the Net WAC Reserve Fund and the Cap Contract Certificateholders pursuant to Section 2.09, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

         REMIC IV CERTIFICATE: Any Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4, Class II-A-5, Class II-A-IO, Class II-M-1, Class II-M-2, Class II-M-3, Class II-C, Class II-P or Class II-R Certificate.

         REMIC IV CERTIFICATEHOLDER: The Holder of any REMIC IV Certificate.

         REMIC OPINION: Shall mean an Opinion of Counsel to the effect that the proposed action will not have an adverse affect on any REMIC created hereunder.

         REMIC PROVISIONS: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

         REMIC REGULAR INTEREST: A REMIC II Regular Interest, REMIC III Regular Interest or a Regular Certificate.

         REMITTANCE DATE: Shall mean the 18th day of the month and if such day is not a Business Day, the immediately succeeding Business Day.

         REO PROPERTY: A Mortgaged Property acquired by the related Servicer through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

         REPLACEMENT MORTGAGE LOAN: A Mortgage Loan or Mortgage Loans in the aggregate substituted by the Seller for a Deleted Mortgage Loan, which must, on the date of such substitution, as confirmed in a request for release in accordance with the terms of the Custodial

Agreement, (i) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not less than 90% of, the Stated Principal Balance of the Deleted Mortgage Loan; (ii) have a fixed Mortgage Rate not less than or more than 1% per annum higher than the Mortgage Rate of the Deleted Mortgage Loan; (iii) have the same or higher credit quality characteristics than that of the Deleted Mortgage Loan; (iv) have a Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan; (v) have a remaining term to maturity no greater than (and not more than one year less than) that of the Deleted Mortgage Loan; (vi) not permit conversion of the Mortgage Rate from a fixed rate to a variable rate; (vii) be secured by a first lien on the related Mortgaged Property; (viii) constitute the same occupancy type as the Deleted Mortgage Loan or be owner occupied; and (ix) comply with each representation and warranty set forth in the Mortgage Loan Purchase Agreement.

         REQUIRED INSURANCE POLICY: With respect to any Mortgage Loan, any insurance policy that is required to be maintained from time to time under this Agreement, the M&T Servicing Agreement or the GreenPoint Servicing Agreement.

         REQUIRED OVERCOLLATERALIZATION AMOUNT: With respect to any Distribution Date prior to the Stepdown Date, 0.55% of the Stated Principal Balance of the Group II Mortgage Loans as of the Cut-off Date, and with respect to any Distribution Date thereafter, the greater of (i) 1.10% of the Stated Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period and (ii) 0.35% of the Stated Principal Balance of the Group II Mortgage Loans as of the Cut-off Date.

         REQUIRED OVERCOLLATERALIZATION PERCENTAGE: With respect to any Distribution Date, a percentage equal to (a) the Required Overcollateralization Amount divided by (b) the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Group II Realized Losses incurred during the related Prepayment Period).

         RESIDUAL CERTIFICATES: Any one of the Class I-R Certificates or Class II-R Certificates.

         RESPONSIBLE OFFICER: With respect to the Trustee, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, any Trust Officer, any other officer customarily performing functions similar to those performed by any of the above designated officers or other officers of the Trustee specified by the Trustee having direct responsibility over this Agreement and customarily performing functions similar to those performed by any one of the designated officers, as to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         S&P: Standard & Poor's, a division of The McGraw-Hill Companies, Inc. or its successor in interest.

         SCHEDULED PAYMENT: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan.

         SECURITIES ACT: The Securities Act of 1933, as amended.

         SELLER: Nomura Credit & Capital, Inc., a Delaware corporation, and its successors and assigns, in its capacity as seller of the Mortgage Loans to the Depositor.

         SENIOR INTEREST DISTRIBUTION AMOUNT: With respect to any Distribution Date and any Class of Group II Senior Certificates will be equal to the Interest Distribution Amount for such Distribution Date for such Class and the Interest Carry Forward Amount, if any, for such Distribution Date for such Class.

         SENIOR OPTIMAL PRINCIPAL AMOUNT: With respect to each Distribution Date, means an amount equal to the sum of the following (but in no event greater than the Certificate Principal Balance of the Class I-A-1 Certificates immediately prior to such Distribution Date):

                  (i) the Senior Percentage of the principal portion of all monthly payments due on the Group I Mortgage Loans on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before giving effect to any Deficient Valuation or Debt Service Reduction that occurred prior to the reduction of the Bankruptcy Loss Coverage Amount to zero);

                  (ii) the Senior Prepayment Percentage of the Stated Principal Balance of each Group I Mortgage Loan which was the subject of a prepayment in full received by the related servicer during the applicable Prepayment Period;

                  (iii) the Senior Prepayment Percentage of all partial prepayments allocated to principal received during the applicable Prepayment Period with respect to any Group I Mortgage Loan;

                  (iv) the lesser of (a) the Senior Prepayment Percentage of the sum of (A) all Net Liquidation Proceeds allocable to principal received in respect of each Group I Mortgage Loan which became a defaulted Group I Mortgage Loan during the related Prepayment Period (other than Group I Mortgage Loans described in the immediately following clause (B)) and (B) the Stated Principal Balance of each such Group I Mortgage Loan purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related Insurance Policy, if any, or otherwise; and (b) the Senior Percentage of the sum of (A) the Stated Principal Balance of each Group I Mortgage Loan which became a defaulted Group I Mortgage Loan during the related Prepayment Period (other than the Group I Mortgage Loans described in the immediately following clause (B)) and (B) the Stated Principal Balance of each such Group I Mortgage Loan that was purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the Insurance Policy, if any or otherwise; and

                  (v) the Senior Prepayment Percentage of the sum of (a) the Stated Principal Balance of each Group I Mortgage Loan which was repurchased by the Seller or the related Servicer in connection with such istribution date and (b) the excess, if any, of the Stated Principal Balance of a Group I Mortgage Loan that has been replaced by the Seller or the related Servicer with a substitute Group I Mortgage Loan pursuant to this Agreement in connection with such Distribution Date over the Stated Principal Balance of such substitute Group I Mortgage Loan;

provided, however that if a Deficient Valuation or Debt Service Reduction is sustained with respect to a Group I Mortgage Loan that is not a Liquidated Loan after the Bankruptcy Loss Coverage Amount has been reduced to zero, the Senior Optimal Principal Amount will be reduced on the related Distribution Date by the Senior Percentage of the principal portion of such Deficient Valuation or Debt Service Reduction.

         SENIOR PERCENTAGE: With respect to any Distribution Date will equal the lesser of (i) 100% and (ii) the percentage obtained by dividing the Certificate Principal Balance of the Class I-A-1 Certificates immediately preceding such Distribution Date by the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the beginning of the related Due Period. The initial Senior Percentage for the Group I Mortgage Loans will be equal to approximately 91.75%.

         SENIOR PREPAYMENT PERCENTAGE: With respect to any Distribution Date occurring during the periods set forth below will be as follows:

     PERIOD (DATES INCLUSIVE)                          SENIOR PREPAYMENT PERCENTAGE
     ------------------------                          ----------------------------
March 25, 2005 - February 25, 2010       100%
March 25, 2010 - February 25, 2011       Senior Percentage plus 70% of the Subordinate Percentage.
March 25, 2011 - February 25, 2012       Senior Percentage plus 60% of the Subordinate Percentage.
March 25, 2012 - February 25, 2013       Senior Percentage plus 40% of the Subordinate Percentage.
March 25, 2013 - February 25, 2014       Senior Percentage plus 20% of the Subordinate Percentage.
March 25, 2014 and thereafter            Senior Percentage.

                  Notwithstanding the foregoing, however, no reduction of the Senior Prepayment Percentage shall occur on any Distribution Date unless, as of the last day of the month preceding such Distribution Date, (A) the aggregate Stated Principal Balance of the Group I Mortgage Loans delinquent 60 days or more (including for this purpose any such Group I Mortgage Loans in foreclosure and REO Property), as a percentage of the sum of the aggregate Certificate Principal Balance of the Group I Subordinate Certificates does not exceed 50%; and (B) cumulative Group I Realized Losses on the Group I Mortgage Loans do not exceed
(a) 30% of the aggregate Certificate Principal Balance of the Group I Subordinate Certificates as of the Cut-off Date (the "Original Subordinate Principal Balance") if such Distribution Date occurs between and including March 2010 and February 2011, (b) 35% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including March 2011 and February 2012, (c) 40% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including March 2012 and February 2013, (d) 45% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including March 2013 and February 2014, and (e) 50% of the Original Subordinate Principal Balance if such Distribution Date occurs during or after March 2014.

                  Notwithstanding the foregoing, if on any Distribution Date, the percentage, the numerator of which is the Certificate Principal Balance of the Class I-A-1 Certificates immediately preceding such Distribution Date, and the denominator of which is the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the beginning of the related Due Period, exceeds such percentage as of the Closing Date, then the Senior Prepayment Percentage with respect to the Class I-A-1 Certificates for such Distribution Date will equal 100%.

         SENIOR PRINCIPAL DISTRIBUTION AMOUNT: With respect to any Distribution Date which occurs (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect, the Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

         o        the Principal Distribution Amount for that Distribution Date;
                  and

         o the excess, if any, of (A) the aggregate Certificate Principal Balance of the Group II Senior Certificates (other than the Class II-A-IO Certificates) immediately prior to that Distribution Date over (B) the positive difference between (i) the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period (after reduction for Group II Realized Losses incurred during the related Prepayment Period) and (ii) the product of (x) the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period (after reduction for Group II Realized Losses incurred during the related Prepayment Period) and (y) the sum of 11.30% and the Required Overcollateralization Percentage.

         SERVICER:  Shall mean either GMACM, M&T or GreenPoint.

         SERVICER DEFAULT: As defined in Section 8.01.

         SERVICER PREPAYMENT CHARGE PAYMENT AMOUNT: The amount payable by GMACM in respect of any waived Prepayment Charges pursuant to Section 3.01.

         SERVICING ADVANCES: All customary, reasonable and necessary "out of pocket" costs and expenses (including reasonable legal fees) incurred in the performance by a Servicer of its servicing obligations hereunder, including, but not limited to, the cost of (i) the preservation, restoration, inspection, valuation and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, and including any expenses incurred in relation to any such proceedings that result from the Mortgage Loan being registered in the MERS(R) System, (iii) the management and liquidation of any REO Property (including, without limitation, realtor's commissions), (iv) compliance with any obligations under Section 3.07 hereof to cause insurance to be maintained and (v) payment of taxes.

         SERVICING FEE: As to each Mortgage Loan and any Distribution Date, an amount equal to 1/12th of the Servicing Fee Rate multiplied by the Stated Principal Balance of such Mortgage Loan as of the last day of the related Due Period or, in the event of any payment of interest that accompanies a Principal Prepayment in full during the related Due Period made by the Mortgagor immediately prior to such prepayment, interest at the Servicing Fee Rate on the same Stated Principal Balance of such Mortgage Loan used to calculate the payment of interest on such Mortgage Loan.

         SERVICING FEE RATE:  0.25% per annum.

         SPECIAL HAZARD LOSS: Means a Group I Realized Loss, as reported by the related Servicer to the Trustee, attributable to damage or a direct physical loss suffered by a Mortgaged Property-including any Group I Realized Loss due to the presence or suspected presence of hazardous wastes or substances on a Mortgaged Property other than any such damage or loss covered by a hazard policy or a flood insurance policy required to be maintained in respect of the Mortgaged Property under this Agreement, the M&T Servicing Agreement or the GreenPoint Servicing Agreement, as applicable or any loss due to normal wear and tear or certain other causes.

         SPECIAL HAZARD LOSS COVERAGE AMOUNT: Means $1,321,495.46 (approximately 1.00% of the Group I Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date) less, on each Distribution Date, the sum of (1) the aggregate amount of Special Hazard Losses that would have been previously allocated to the Group I Subordinate Certificates in the absence of the Loss Allocation Limitation and (2) the Adjustment Amount. As of any Distribution Date on or after the Cross-Over Date, the Special Hazard Loss Coverage Amount will be zero.

         STARTUP DAY: The Startup Day for each REMIC formed hereunder shall be the Closing Date.

         STATED PRINCIPAL BALANCE: With respect to any Mortgage Loan or related REO Property and any Distribution Date, the Cut-off Date Principal Balance thereof minus the sum of (i) the principal portion of the Scheduled Payments due with respect to such Mortgage Loan during each Due Period ending prior to such Distribution Date (and irrespective of any delinquency in their payment), (ii) all Principal Prepayments with respect to such Mortgage Loan received prior to or during the related Prepayment Period, and all Liquidation Proceeds to the extent applied by the related Servicer as recoveries of principal in accordance with Section 3.09 of this Agreement or in accordance with the M&T Servicing Agreement or GreenPoint Servicing Agreement, as applicable, with respect to such Mortgage Loan, that were received by the related Servicer as of the close of business on the last day of the Prepayment Period related to such Distribution Date and (iii) any Realized Losses on such Mortgage Loan incurred during the related Prepayment Period. The Stated Principal Balance of a Liquidated Loan equals zero.

         STEPDOWN DATE: The earlier to occur of (1) the Distribution Date on which the aggregate Certificate Principal Balance of the Group II Senior Certificates (other than the Class II-A-IO Certificates) has been reduced to zero and (2) the later to occur of (x) the Distribution Date in March 2008 and
(y) the first Distribution Date on which the Credit Enhancement Percentage of the Group II Senior Certificates (calculated for this purpose only after taking into account distributions of principal on the Group II Mortgage Loans, but prior to any distribution of the Principal Distribution Amount to the holders of the Group II Certificates then entitled to distributions of principal on the Distribution Date) is greater than or equal to approximately 12.40%.

         SUBORDINATE CERTIFICATE WRITEDOWN AMOUNT: Means, as of any Distribution Date, the amount by which (a) the sum of the Certificate Principal Balances of all of the Group I Certificates, after giving effect to the distribution of principal and the allocation of Group I Realized Losses in reduction of the Certificate Principal Balances of the Group I Certificates on that Distribution Date, exceeds (b) the aggregate principal balance of all the Group I Mortgage Loans as of the last day of the related Due Period, less any Deficient Valuations occurring before the Bankruptcy Loss Coverage Amount has been reduced to zero

         SUBORDINATE OPTIMAL PRINCIPAL AMOUNT: With respect to each Distribution Date means an amount equal to the sum of the following (but in no event greater than the aggregate Certificate Principal Balance of the Group I Subordinate Certificates immediately prior to such Distribution Date):

                  (i) the Subordinate Percentage of the principal portion of all monthly payments due on each Group I Mortgage Loan the on related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before giving effect to any Deficient Valuation or Debt Service Reduction that occurred prior to the reduction of the Bankruptcy Loss Coverage Amount to zero);

                  (ii) the Subordinate Prepayment Percentage of the Stated Principal Balance of each Group I Mortgage Loan which was the subject of a prepayment in full received by the related servicer during the applicable Prepayment Period;

                  (iii) the Subordinate Prepayment Percentage of all partial prepayments of principal received during the applicable Prepayment Period for each Group I Mortgage Loan;

                  (iv) the excess, if any, of (a) the Group I Net Liquidation Proceeds allocable to principal received during the related Prepayment Period in respect of each defaulted Group I Mortgage Loan over (b) the sum of the amounts distributable to the holders of the Class I-A-1 Certificates pursuant to clause (iv) of the definition of "Senior Optimal Principal Amount" on such Distribution Date;

                  (v)      the Subordinate Prepayment Percentage of the sum of
                           (a) the Stated Principal Balance of each Group I Mortgage Loan which was repurchased by the Seller or the related Servicer in connection with such Distribution Date and (b) the difference, if any, between the Stated Principal Balance of a Group I Mortgage Loan that has been replaced by the Seller or the related Servicer with a substitute Group I Mortgage Loan pursuant to this Agreement, the M&T Servicing Agreement or the GreenPont Servicing Agreement in connection with such Distribution Date and the Stated Principal Balance of such substitute Group I Mortgage Loan; and

                  (vi) on the Distribution Date on which the Certificate Principal Balance of the Class I-A-1 Certificates has been reduced to zero, 100% of any remaining Senior Optimal Principal Amount;

provided, however that if a Deficient Valuation or Debt Service Reduction is sustained with respect to a Group I Mortgage Loan that is not a Liquidated Loan after the Bankruptcy Loss Coverage Amount has been reduced to zero, the Subordinate Optimal Principal Amount will be reduced on the related distribution date by the Subordinate Percentage of the principal portion of such Deficient Valuation or Debt Service Reduction.

         SUBORDINATE PERCENTAGE: With respect to any Distribution Date, means 100% minus the Senior Percentage. The initial Subordinate Percentage will be equal to approximately 8.25%.

         SUBORDINATE PREPAYMENT PERCENTAGE: With respect to any Distribution Date will equal 100% minus the Senior Prepayment Percentage, except that on any Distribution Date after the Certificate Principal Balance of the Group I Senior Certificates has been reduced to zero, the Subordinate Prepayment Percentage for the Group I Subordinate Certificates will equal 100%.

         SUBSEQUENT RECOVERIES: Shall mean all amounts in respect of principal received by a Servicer on a Mortgage Loan for which a Realized Loss was previously incurred.

         SUBSERVICING AGREEMENT: Any agreement entered into between a Servicer and a subservicer with respect to the subservicing of any Mortgage Loan subject to this Agreement by such subservicer.

         SUBSTITUTION ADJUSTMENT AMOUNT: The meaning ascribed to such term pursuant to Section 2.03(d).

         SUCCESSOR SERVICER: The Trustee or any successor to a Servicer appointed pursuant to Section 8.02 of this Agreement, the M&T Servicing Agreement or the GreenPoint Servicing Agreement, as applicable, after the occurrence of a Servicer Default or upon the resignation of the related Servicer pursuant to this Agreement, the M&T Servicing Agreement or the GreenPoint Servicing Agreement, as applicable.

         TAX MATTERS PERSON: The person designated as "tax matters person" in the manner provided under Treasury regulation ss. 1.860F-4(d) and temporary Treasury regulation ss. 301.6231(a)(7)-1T. The holder of the greatest Percentage Interest in a Class of Residual

Certificates shall be the Tax Matters Person for the related REMIC. The Trustee, or any successor thereto or assignee thereof shall serve as tax administrator hereunder and as agent for the related Tax Matters Person.

         TRANSFER AFFIDAVIT: As defined in Section 6.02(c).

         TRANSFER: Any direct or indirect transfer or sale of any Ownership Interest in a Certificate.


         TRIGGER EVENT: With respect to any Distribution Date, a Trigger Event is in effect if (x) the percentage obtained by dividing (i) the aggregate Stated Principal Balance of Group II Mortgage Loans delinquent 60 days or more (including Group II Mortgage Loans in foreclosure or discharged in bankruptcy or any REO Property) by (ii) the aggregate Stated Principal Balance of the Group II Mortgage Loans, in each case, as of the last day of the previous calendar month, exceeds 50% of the Credit Enhancement Percentage of the Group II Senior Certificates for the prior Distribution Date, or (y) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

                    Distribution Date                     Percentage
         -------------------------------------------      ----------
         March 2008 to February 2009................        1.00%
         March 2009 to February 2010................        1.75%
         March 2010 to February 2011................        2.00%
         March 2011 to February 2012................        2.25%
         March 2012 and thereafter..................        2.40%

         TRUST FUND: Collectively, the assets of REMIC I, REMIC II, REMIC III, REMIC IV, the Net WAC Reserve Fund and the Cap Contract.

         TRUSTEE: Wells Fargo Bank, National Association, a national banking association, not in its individual capacity, but solely in its capacity as trustee for the benefit of the Certificateholders under this Agreement, and any successor thereto, and any corporation or national banking association resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee as may from time to time be serving as successor trustee hereunder.

         UNCERTIFICATED ACCRUED INTEREST: With respect to each Uncertificated REMIC Regular Interest on each Distribution Date, an amount equal to one month's interest at the related Uncertificated Pass-Through Rate on the Uncertificated Principal Balance or Uncertificated Notional Amount, as applicable, of such REMIC Regular Interest. In each case, Uncertificated Accrued Interest will be reduced by any Prepayment Interest Shortfalls and shortfalls resulting from application of the Relief Act (allocated to such REMIC Regular Interests as set forth in Sections 1.02 and 5.07).

         UNCERTIFICATED NOTIONAL AMOUNT: With respect to REMIC III Regular Interest LTIII-IO-A and REMIC III Regular Interest LTIII-IO-B and (i) each Distribution Date from and including the 1st Distribution Date to and including the 6th Distribution Date, the aggregate Uncertificated Principal Balances of REMIC III Regular Interest LTII-IO-A through REMIC II Regular Interest LTII-IO-H, (ii) each Distribution Date from and including the 7th Distribution Date to and including the 10th Distribution Date, the aggregate Uncertificated Principal Balances of REMIC II Regular Interest LTII-IO-B through REMIC II Regular Interest LTII-IO-H, (iii) each Distribution Date from and including the 11th Distribution Date to and including the 13th Distribution Date, the aggregate Uncertificated Principal Balances of REMIC II Regular Interest LTII-IO-C through REMIC II Regular Interest LTII-IO-H, (iv) each Distribution Date from and including the 14th Distribution Date to and including the 15th Distribution Date, the aggregate Uncertificated Principal Balances of REMIC II Regular Interest LTII-IO-D through REMIC I Regular Interest LTII-IO-H, (v) each Distribution Date from and including the 16th Distribution Date to and including the 19th Distribution Date, the aggregate Uncertificated Principal Balances of REMIC II Regular Interest LTII-IO-E through REMIC II Regular Interest LTI-IO-H,
(vi) each Distribution Date from and including the 20th Distribution Date to and including the 21st Distribution Date, the aggregate Uncertificated Principal Balances of REMIC II Regular Interest LTII-IO-F through REMIC II Regular Interest LTII-IO-H, (vii) each Distribution Date from and including the 22nd Distribution Date to and including the 23rd Distribution Date, the aggregate Uncertificated Principal Balances of REMIC II Regular Interest LTII-IO-G and REMIC II Regular Interest LTII-IO-H, and (viii) the 24th Distribution Date, the aggregate Uncertificated Principal Balance of REMIC II Regular Interest LTII-IO-H, and (ix) each Distribution Date thereafter, $0.

         UNCERTIFICATED PRINCIPAL BALANCE: With respect to each REMIC Regular Interest (other than REMIC III Regular Interest LTIII-IO-A and REMIC III Regular Interest LTIII-IO-B), the principal amount of such REMIC Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each REMIC Regular Interest (other than REMIC III Regular Interest LTIII-IO-A and REMIC III Regular Interest LTIII-IO-B) shall equal the amount set forth in the Preliminary Statement hereto as its initial Uncertificated Principal Balance. On each Distribution Date, the Uncertificated Principal Balance of each REMIC Regular Interest shall be reduced by all distributions of principal made on such REMIC Regular Interest on such Distribution Date pursuant to Sections 5.08 and 5.09 and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses as provided in Sections 5.08 and 5.09. The Uncertificated Principal Balance of each REMIC Regular Interest shall never be less than zero. REMIC II Regular Interest LTII-IO will not have an Uncertificated Principal Balance.

         UNCERTIFICATED REMIC II PASS-THROUGH RATE: A per annum rate equal to the average of the Net Mortgage Rates of the Group II Mortgage Loans as of the first day of the related Due Period, weighted on the basis of the Stated Principal Balances as of the first day of the related Due Period.

         UNCERTIFICATED REMIC III PASS-THROUGH RATE: With respect to REMIC III Regular Interest LTIII-AA, REMIC III Regular Interest LTIII-IIA1, REMIC III Regular Interest LTIII-IIA2, REMIC III Regular Interest LTIII-IIA3, REMIC III Regular Interest LTIII-IIA4,

REMIC III Regular Interest LTIII-IIA5, REMIC III Regular Interest LTIII-IIM1, REMIC III Regular Interest LTIII-IIM2, REMIC III Regular Interest LTIII-IIM3 and REMIC III Regular Interest LTII-IIZZ, a per annum rate (but not less than zero) equal to the weighted average of: (x) with respect to REMIC II Regular Interest LTII-2, the Uncertificated REMIC II Pass-Through Rate for such REMIC II Regular Interest for each such Distribution Date, and (y) with respect to REMIC II Regular Interest LTII-IO-A through REMIC II Regular Interest LTII-IO-H for each Distribution Date listed below, the weighted average of the rates listed below for each such REMIC II Regular Interest listed below, weighted on the basis of the Uncertificated Principal Balance of each such REMIC II Regular Interest:


DISTRIBUTION DATE      REMIC I REGULAR INTERESTS                              RATE
-----------------      -------------------------                              ----
        1           LTII-IO-A through LTI-IO-H       (a)  Uncertificated REMIC II Pass-Through Rate over (b) 4.50%
        2           LTII-IO-A through LTI-IO-H       (a)  Uncertificated REMIC II Pass-Through Rate over (b) 4.50%
        3           LTII-IO-A through LTI-IO-H       (a)  Uncertificated REMIC II Pass-Through Rate over (b) 4.50%
        4           LTII-IO-A through LTI-IO-H       (a)  Uncertificated REMIC II Pass-Through Rate over (b) 4.50%
        5           LTII-IO-A through LTI-IO-H       (a)  Uncertificated REMIC II Pass-Through Rate over (b) 4.50%
        6           LTII-IO-A through LTI-IO-H       (a)  Uncertificated REMIC II Pass-Through Rate over (b) 4.50%
        7           LTII-IO-B through LTI-IO-H       (a)  Uncertificated REMIC II Pass-Through Rate over (b) 4.50%
                    LTII-IO-A                        Uncertificated REMIC II Pass-Through Rate
        8           LTII-IO-B through LTI-IO-H       (a)  Uncertificated REMIC II Pass-Through Rate over (b) 4.50%
                    LTII-IO-A                        Uncertificated REMIC II Pass-Through Rate
        9           LTII-IO-B through LTI-IO-H       (a)  Uncertificated REMIC II Pass-Through Rate over (b) 3.50%
                    LTII-IO-A                        Uncertificated REMIC II Pass-Through Rate
       10           LTII-IO-B through LTI-IO-H       (a)  Uncertificated REMIC II Pass-Through Rate over (b) 3.50%
                    LTII-IO-A                        Uncertificated REMIC II Pass-Through Rate
       11           LTII-IO-C through LTI-IO-H       (a)  Uncertificated REMIC II Pass-Through Rate over (b) 3.50%
                    LTII-IO-A and LTI-IO-B           Uncertificated REMIC II Pass-Through Rate
       12           LTII-IO-C through LTI-IO-H       (a)  Uncertificated REMIC II Pass-Through Rate over (b) 3.50%
                    LTII-IO-A and LTI-IO-B           Uncertificated REMIC II Pass-Through Rate
       13           LTII-IO-C through LTI-IO-H       (a)  Uncertificated REMIC II Pass-Through Rate over (b) 3.50%
                    LTII-IO-A and LTI-IO-B           Uncertificated REMIC II Pass-Through Rate
       14           LTII-IO-D through LTI-IO-H       (a)  Uncertificated REMIC II Pass-Through Rate over (b) 3.50%
                    LTII-IO-A through LTI-IO-C       Uncertificated REMIC II Pass-Through Rate
       15           LTII-IO-D through LTI-IO-H       (a)  Uncertificated REMIC II Pass-Through Rate over (b) 3.50%
                    LTII-IO-A through LTI-IO-C       Uncertificated REMIC II Pass-Through Rate
       16           LTII-IO-E through LTI-IO-H       (a)  Uncertificated REMIC II Pass-Through Rate over (b) 3.50%
                    LTII-IO-A through LTI-IO-D       Uncertificated REMIC II Pass-Through Rate
       17           LTII-IO-B5 through LTI-IO-H      (a)  Uncertificated REMIC II Pass-Through Rate over (b) 3.50%
                    LTII-IO-A through LTI-IO-D       Uncertificated REMIC II Pass-Through Rate
       18           LTII-IO-E through LTI-IO-H       (a)  Uncertificated REMIC II Pass-Through Rate over (b) 3.50%
                    LTII-IO-A through LTI-IO-D       Uncertificated REMIC II Pass-Through Rate
       19           LTII-IO-F through LTI-IO-H       (a)  Uncertificated REMIC II Pass-Through Rate over (b) 3.50%
                    LTII-IO-A through LTI-IO-E       Uncertificated REMIC II Pass-Through Rate
       20           LTII-IO-F through LTI-IO-H       (a)  Uncertificated REMIC II Pass-Through Rate over (b) 3.50%
                    LTII-IO-A through LTI-IO-E       Uncertificated REMIC II Pass-Through Rate
       21           LTII-IO-F through LTI-IO-H       (a)  Uncertificated REMIC II Pass-Through Rate over (b) 3.50%
                    LTII-IO-A through LTI-IO-E       Uncertificated REMIC II Pass-Through Rate
       22           LTII-IO-G and LTI-IO-H           (a)  Uncertificated REMIC II Pass-Through Rate over (b) 3.50%
                    LTII-IO-A through LTI-IO-F       Uncertificated REMIC II Pass-Through Rate
       23           LTII-IO-G and LTI-IO-H           (a)  Uncertificated REMIC II Pass-Through Rate over (b) 3.50%
                    LTII-IO-A through LTI-IO-F       Uncertificated REMIC II Pass-Through Rate
       24           LTII-IO-H                        (a)  Uncertificated REMIC II Pass-Through Rate over (b) 3.50%
                    LTII-IO-A through LTI-IO-G       Uncertificated REMIC II Pass-Through Rate
25 and thereafter   LTII-IO-A through LTI-IO-H       Uncertificated REMIC II Pass-Through Rate

With respect to REMIC III Regular Interest LTIII-IO-A, (i) for the first eight distribution dates, 1.00% and (ii) thereafter, 0.00%. With respect to REMIC III Regular Interest LTIII-IO-B, (i) for the first twenty-four distribution dates, 3.50% and (ii) thereafter, 0.00%.

         UNCERTIFICATED REMIC REGULAR INTEREST: The REMIC II Regular Interests and the REMIC III Regular Interests.

         VOTING RIGHTS: The portion of the voting rights of all the Certificates that is allocated to any Certificate for purposes of the voting provisions hereunder. Voting Rights shall be allocated (i) 90% to the Certificates (other than the Class I-P, Class I-X, Class I-R, Class II-A-IO, Class II-C, Class II-P and the Class II-R Certificates), (ii) 3% to the Class II-C Certificates, (iii) 1% to the Class II-P Certificates, (iv) 1% to the Class I-R Certificates, (v) 1% to the Class II-R Certificates, (vi) 1% each of the Class I-X Certificates and the Class I-P Certificates and (vii) 2% to the Class II-A-IO Certificates until the Distribution Date in February 2007 and thereafter such percentage of voting rights shall be allocated to the remaining Classes of Group I Offered Certificates and Group II Offered Certificates with the allocation among the Certificates other than the Class I-P, Class I-X, Class I-R, Class II-A-IO, Class II-C, Class II-P and Class II-R Certificates to be in proportion to the Certificate Principal Balance of each Class relative to the Certificate Principal Balance of all other such Classes. Voting Rights will be allocated among the Certificates of each such Class in accordance with their respective Percentage Interests.

         Section 1.02. ALLOCATION OF CERTAIN INTEREST SHORTFALLS.

         For purposes of calculating the amount of the Accrued Certificate Interest for the Group I Certificates (other than the Class I-X, Class I-P and Class I-R Certificates) for any Distribution Date, the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Servicers pursuant to this Agreement, the M&T Servicing Agreement or the GreenPoint Servicing Agreement) and any shortfalls resulting from application of the Relief Act in respect of the Group I Mortgage Loans for any Distribution Date shall be allocated among the Classes of Certificates in proportion to the respective amounts of Accrued Certificate Interest that would have been allocated thereto in the absence of such interest shortfalls.

         For purposes of calculating the amount of the Interest Distribution Amount for the Group II Senior Certificates, Group II Mezzanine Certificates and Class II-C Certificates for any Distribution Date, (1) the aggregate amount of any Net Interest Shortfalls in respect of the Group II Mortgage Loans for any Distribution Date shall first reduce the Interest Distribution Amount payable to the Class II-C Certificates, second, reduce the Interest Distribution Amount payable to the Class II-M-3 Certificates, third, reduce the Interest Distribution Amount payable to the Class II-M-2 Certificates, fourth, reduce the Interest Distribution Amount payable to the Class II-M-1 Certificates and fifth, reduce the Interest Distribution Amount payable to the Senior Certificates, on a PRO RATA basis based on, and to the extent of, one month's interest at the then applicable respective Pass-Through Rate on the respective Certificate Principal Balance or Notional Amount, as applicable of each such Certificate and (2) the aggregate amount of any Realized Losses allocated to the Group II Mezzanine Certificates and Net WAC Rate Carryover Amount paid to the Group II Senior Certificates (other than the Class II-A-IO Certificates) and the Group II Mezzanine Certificates incurred for any Distribution Date shall be allocated to the Class II-C

Certificates based on, and to the extent of, one month's interest at the then applicable Pass-Through Rate on the Certificate Principal Balance thereof on any Distribution Date.

         For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC II Regular Interests for any Distribution Date, the aggregate amount of any Net Interest Shortfalls incurred in respect of the Group II Mortgage Loans for any Distribution Date shall be allocated first, to REMIC I Regular Interest LTII-2 and REMIC II Regular Interest LTII-IIP, to the extent of one month's interest at the then applicable respective Uncertificated REMIC I Pass-Through Rate on the Uncertificated Principal Balance of each such REMIC II Regular Interest; and then, to REMIC II Regular Interest LTII-IO-A, REMIC II Regular Interest LTII-IO-B, REMIC II Regular Interest LTII-IO-C, REMIC II Regular Interest LTII-IO-D, REMIC II Regular Interest LTII-IO-E, REMIC II Regular Interest LTII-IO-F, REMIC II Regular Interest LTII-IO-G and REMIC II Regular Interest LTII-IO-H, in each case to the extent of one month's interest at the then applicable respective Uncertificated REMIC II Pass-Through Rate on the respective Uncertificated Principal Balance of each such REMIC II Regular Interest.

         For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC III Regular Interests for any Distribution Date, the aggregate amount of any Net Interest Shortfalls incurred in respect of the Group II Mortgage Loans for any Distribution Date shall be allocated among REMIC III Regular Interest LTIII-AA, REMIC III Regular Interest LTIII-IIA1, REMIC III Regular Interest LTIII-IIA2, REMIC III Regular Interest LTIII-IIA3, REMIC III Regular Interest LTIII-IIA4, REMIC III Regular Interest LTIII-IIA5, REMIC III Regular Interest LTIII-IIM1, REMIC III Regular Interest LTIII-IIM2, REMIC III Regular Interest LTIII-IIM3 and REMIC III Regular Interest LTIII-IIZZ, pro rata based on, and to the extent of, one month's interest at the then applicable respective Uncertificated REMIC III Pass-Through Rate on the respective Uncertificated Principal Balance of each such REMIC III Regular Interest.

                                   ARTICLE II

                            CONVEYANCE OF TRUST FUND
                         REPRESENTATIONS AND WARRANTIES

         Section 2.01. CONVEYANCE OF TRUST FUND.

         The Seller hereby sells, transfers, assigns, sets over and otherwise conveys to the Depositor, without recourse, all the right, title and interest of the Seller in and to the assets in the Trust Fund.

         The Seller has entered into this Agreement in consideration for the purchase of the Mortgage Loans by the Depositor and has agreed to take the actions specified herein.

         The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee for the use and benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to the Trust Fund.

         Concurrently with the execution and delivery of this Agreement, the Depositor does hereby assign to the Trustee all of its rights and interest under the Mortgage Loan Purchase Agreement, and all rights of the Seller and the Depositor under the M&T Servicing Agreement and the GreenPoint Servicing Agreement to the extent of the Mortgage Loans sold under the Mortgage Loan Purchase Agreement. The Trustee hereby accepts such assignment, and shall be entitled to exercise all rights of the Depositor under the Mortgage Loan Purchase Agreement as if, for such purpose, it were the Depositor. The foregoing sale, transfer, assignment, set-over, deposit and conveyance does not and is not intended to result in creation or assumption by the Trustee of any obligation of the Depositor, the Seller or any other Person in connection with the Mortgage Loans, the M&T Servicing Agreement, the GreenPoint Servicing Agreement or any other agreement or instrument relating thereto except as specifically set forth herein. Any monetary obligation of the Seller as the purchaser or owner under the M&T Servicing Agreement to M&T as Servicer and any monetary obligation of the Seller as the purchaser or owner under the GreenPoint Servicing Agreement to GreenPoint as Servicer following the Closing Date shall be satisfied by the Trustee, as assignee of the Seller, only from funds then on deposit in the Distribution Accounts.

         In connection with such sale, the Depositor does hereby deliver to, and deposit with the Custodian pursuant to the Custodial Agreement the documents with respect to each Mortgage Loan as described under Section 2 of the Custodial Agreement (the "Mortgage Loan Documents"). In connection with such delivery and as further described in the Custodial Agreement, the Custodian will be required to review such Mortgage Loan Documents and deliver to the Trustee, the Depositor, the Servicers and the Seller certifications (in the forms attached to the Custodial Agreement) with respect to such review with exceptions noted thereon. In addition, under the Custodial Agreement the Depositor will be required to cure certain defects with respect to the Mortgage Loan Documents for the related Mortgage Loans after the delivery thereof by the Depositor to the Custodian as more particularly set forth therein.

         Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge that the functions of the Trustee with respect to the custody, acceptance, inspection and release of the Mortgage Files and preparation and delivery of the certifications shall be performed by the Custodian pursuant to the terms and conditions of the Custodial Agreement.

         The Depositor shall deliver or cause to be delivered to the Servicers copies of all trailing documents required to be included in the related Mortgage File at the same time the originals or certified copies thereof are delivered to the Custodian, such documents including the mortgagee policy of title insurance and any Mortgage Loan Documents upon return from the recording office. The Servicers shall not be responsible for any custodian fees or other costs incurred in obtaining such documents and the Depositor shall cause the Servicers to be reimbursed for any such costs the Servicers may incur in connection with performing its obligations under this Agreement, the M&T Servicing Agreement and the GreenPoint Servicing Agreement.

         Section 2.02. ACCEPTANCE OF THE MORTGAGE LOANS.

         (a) Based on the initial trust receipt received by it from the Custodian pursuant to the Custodial Agreement, the Trustee acknowledges receipt, subject to the provisions of Section 2.01 hereof and Section 2 of the Custodial Agreement, of the Mortgage Loan Documents and all other assets included in the definition of "REMIC I" and "REMIC II"under clauses (i), (ii) (iii), (v) and
(vi) (to the extent of amounts deposited into the related Distribution Account) and declares that it holds (or the Custodian on its behalf holds) and will hold such documents and the other documents delivered to it constituting a Mortgage Loan Document, and that it holds (or the Custodian on its behalf holds) or will hold all such assets and such other assets included in the definition of "REMIC I" and "REMIC II" in trust for the exclusive use and benefit of all present and future Group I Certificateholders and Group II Certificateholders.

         (b) In conducting the review of the Mortgage Files in accordance with the Custodial Agreement, the Custodian on the Trustee's behalf will ascertain whether all required documents have been executed and received and whether those documents relate to the Mortgage Loans identified in Exhibit B to this Agreement, as supplemented. If the Custodian finds any document constituting part of the Mortgage File not to have been executed or received, or to be unrelated to the Mortgage Loans identified in Exhibit B, the Seller shall correct or cure any such defect or, if prior to the end of the second anniversary of the Closing Date, the Seller may substitute for the related Mortgage Loan a Replacement Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section
2.03 or shall deliver to the Trustee an Opinion of Counsel to the effect that such defect does not materially or adversely affect the interests of the Certificateholders in such Mortgage Loan within 60 days from the date of notice from the Trustee of the defect and if the Seller fails to correct or cure the defect or deliver such opinion within such period, the Seller will, subject to
Section 2.03, within 90 days from the notification of the Trustee purchase such Mortgage Loan at the Purchase Price; provided, however, that if such defect relates solely to the inability of the Seller to deliver the Mortgage, assignment thereof to the Trustee, or intervening assignments thereof with evidence of recording thereon because such documents have been submitted for recording and have not been returned by the applicable jurisdiction, the Seller shall not be required to purchase such

Mortgage Loan if the Seller delivers such documents promptly upon receipt, but in no event later than 360 days after the Closing Date.

         (c) No later than 180 days after the Closing Date, the Custodian on the Trustee's behalf will review, for the benefit of the Certificateholders, the Mortgage Files and will execute and deliver or cause to be executed and delivered to the Seller and the Trustee, a final trust receipt substantially in the form annexed to the Custodial Agreement. In conducting such review, the Custodian on the Trustee's behalf and in accordance with the terms of the Custodial Agreement will ascertain whether each document required to be recorded has been returned from the recording office with evidence of recording thereon and the Custodian on the Trustee's behalf has received either an original or a copy thereof, as required in the Custodial Agreement. If the Custodian finds that any document with respect to a Mortgage Loan has not been received, or is unrelated to the Mortgage Loans identified in Exhibit B or appears to be defective on its face, the Custodian shall note such defect in the exception report attached the final trust receipt issued pursuant to the Custodial Agreement and the Seller shall correct or cure any such defect or, if prior to the end of the second anniversary of the Closing Date, the Seller may substitute for the related Mortgage Loan a Replacement Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in
Section 2.03 or shall deliver to the Trustee an Opinion of Counsel to the effect that such defect does not materially or adversely affect the interests of Certificateholders in such Mortgage Loan within 60 days from the date of notice from the Trustee of the defect and if the Seller is unable within such period to correct or cure such defect, or to substitute the related Mortgage Loan with a Replacement Mortgage Loan or to deliver such opinion, the Seller shall, subject to Section 2.03, within 90 days from the notification of the Trustee, purchase such Mortgage Loan at the Purchase Price; provided, however, that if such defect relates solely to the inability of the Seller to deliver the Mortgage, assignment thereof to the Trustee or intervening assignments thereof with evidence of recording thereon, because such documents have not been returned by the applicable jurisdiction, the Seller shall not be required to purchase such Mortgage Loan, if the Seller delivers such documents promptly upon receipt, but in no event later than 360 days after the Closing Date.

         (d) In the event that a Mortgage Loan is purchased by the Seller in accordance with subsections 2.02(a) or (b) above or Section 2.03, the Seller shall remit the applicable Purchase Price to the Trustee for deposit in the related Distribution Account and shall provide written notice to the Trustee detailing the components of the Purchase Price, signed by an authorized officer. Upon deposit of the Purchase Price in the related Distribution Account and upon receipt of a request for release (in the form attached to the Custodial Agreement) with respect to such Mortgage Loan, the Custodian, on behalf of the Trustee, will release to the Seller the related Mortgage File and the Trustee shall execute and deliver all instruments of transfer or assignment, without recourse, furnished to it by the Seller, as are necessary to vest in the Seller title to and rights under the Mortgage Loan. Such purchase shall be deemed to have occurred on the date on which the deposit into the Distribution Account was made. The Trustee shall promptly notify the Rating Agencies of such repurchase. The obligation of the Seller to cure, repurchase or substitute for any Mortgage Loan as to which a defect in a constituent document exists shall be the sole remedies respecting such defect available to the Certificateholders or to the Trustee on their behalf. The Seller shall promptly reimburse the Trustee for any expenses incurred by the Trustee in respect of enforcing the remedies for such breach.

         (e) The Seller shall deliver to the Custodian the Mortgage Note and other documents constituting the Mortgage File with respect to any Replacement Mortgage Loan, which the Custodian will review as provided in the Custodial Agreement, provided, that the Closing Date referred to therein shall instead be the date of delivery of the Mortgage File with respect to each Replacement Mortgage Loan.

         Section 2.03. REPRESENTATIONS, WARRANTIES AND COVENANTS OF GMACM AND THE SELLER.

         (a) GMACM hereby represents and warrants to, and covenants with, the Seller, the Depositor and the Trustee as follows, as of the Closing Date:

                           (i) It is duly organized and is validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by it in any state in which a Mortgaged Property relating to a GMACM Mortgage Loan is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to service the GMACM Mortgage Loans in accordance with the terms of this Agreement and to perform any of its other obligations under this Agreement in accordance with the terms hereof.

                           (ii) It has the full corporate power and authority to service each GMACM Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on its part the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and further subject to public policy with respect to indemnity and contribution under applicable securities law.

                           (iii) The execution and delivery of this Agreement by it, the servicing of the GMACM Mortgage Loans by it under this Agreement, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in its ordinary course of business and will not (A) result in a material breach of any term or provision of its charter or by-laws or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which it is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to it of any court, regulatory body, administrative agency or governmental body having jurisdiction over it; and it is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair its ability to perform or meet any of its obligations under this Agreement.

                           (iv) It is an approved servicer of conventional mortgage loans for Fannie Mae or Freddie Mac and is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act.

                           (v) No litigation is pending or, to the best of its knowledge, threatened in writing, against it that would materially and adversely affect the execution, delivery or enforceability of this Agreement or its ability to service the GMACM Mortgage Loans or to perform any of its other obligations under this Agreement in accordance with the terms hereof.

                           (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for its execution, delivery and performance of, or compliance with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, it has obtained the same.

                           (vii) GMACM has accurately and fully reported, and will continue to accurately and fully report its borrower credit files to each of the credit repositories in a timely manner materially in accordance with the Fair Credit Reporting Act and its implementing legislation.

                           (viii) GMACM is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the GMACM Mortgage Loans that are registered with MERS.

                           (ix) GMACM will not waive any Prepayment Charge with respect to a GMACM Mortgage Loan unless it is waived in accordance with the standard set forth in Section 3.01.

If the covenant of GMACM set forth in Section 2.03(a)(ix) above is breached by GMACM, GMACM will pay the amount of such waived Prepayment Charge, for the benefit of the Holders of the Class I-P Certificates if such breach is related to a Group I Mortgage Loan or the Class II-P Certificates if such breach is related to a Group II Mortgage Loan, by depositing such amount into the Custodial Account within 90 days of the earlier of discovery by GMACM or receipt of notice by GMACM of such breach. Notwithstanding the foregoing, or anything to the contrary contained in this Agreement, GMACM shall have no liability for a waiver of any Prepayment Charge in the event that GMACM's determination to make such a waiver was made by GMACM in reliance on information properly received by GMACM from any Person in accordance with the terms of this Agreement.

                  (b) The Seller hereby represents and warrants to and covenants with, the Depositor, GMACM and the Trustee as follows, as of the Closing Date:

                           (i) The Seller is duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Seller in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan, to sell the Mortgage Loans in accordance with the terms of this Agreement and to perform any of its other obligations under this Agreement in accordance with the terms hereof.

                           (ii) The Seller has the full corporate power and authority to sell each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on the part of the Seller the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and further subject to public policy with respect to indemnity and contribution under applicable securities law.

                           (iii) The execution and delivery of this Agreement by the Seller, the sale of the Mortgage Loans by the Seller under this Agreement, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Seller and will not (A) result in a material breach of any term or provision of the charter or by-laws of the Seller or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Seller is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to the Seller of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Seller; and the Seller is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Seller's ability to perform or meet any of its obligations under this Agreement.

                           (iv) The Seller is an approved seller of conventional mortgage loans for Fannie Mae or Freddie Mac and is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act.

                           (v) No litigation is pending or, to the best of the Seller's knowledge, threatened, against the Seller that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Seller to sell the Mortgage Loans or to perform any of its other obligations under this Agreement in accordance with the terms hereof.

                           (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of, or compliance by the Seller with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Seller has obtained the same.

                           (vii) The representations and warranties set forth in
         Section 8 of the Mortgage Loan Purchase Agreement are true and correct as of the Closing Date.

                           (viii) No Mortgage Loan is subject to the Home Ownership and Equity Protection Act of 1994 or any comparable law and no Mortgage Loan is classified and/or defined as a "high cost", "covered", "high risk home" or "predatory" loan under any other state, federal or local law or regulation or ordinance (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees).

                           (ix) No loan is a High Cost Loan or Covered Loan, as applicable (as such terms are defined in Appendix E of the Standard & Poor's Glossary For File Format For LEVELS(R) Version 5.6 Revised (attached hereto as Exhibit N) and no mortgage loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.

                           (x) Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, fair housing, predatory, abusive lending or disclosure laws applicable to the origination and servicing of the Mortgage Loans have been complied with in all material respects.

         (c) Upon discovery by any of the parties hereto of a breach of a representation or warranty set forth in Section 2.03(b)(viii), (ix) and (x) and
Section 8 of the Mortgage Loan Purchase Agreement that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt written notice thereof to the other parties. The Seller hereby covenants with respect to the representations and warranties set forth in Section 2.03(b)(viii), (ix) and (x) and Section 8 of the Mortgage Loan Purchase Agreement, that within 90 days of the discovery of a breach of any representation or warranty set forth therein that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, it shall cure such breach in all material respects and, if such breach is not so cured, (i) prior to the second anniversary of the Closing Date, remove such Mortgage Loan (a "Deleted Mortgage Loan") from the Trust Fund and substitute in its place a Replacement Mortgage Loan, in the manner and subject to the conditions set forth in this Section; or (ii) repurchase the affected Mortgage Loan or Mortgage Loans from the Trustee at the Purchase Price in the manner set forth below; provided that any such substitution pursuant to

(i) above or repurchase pursuant to (ii) above shall not be effected prior to the delivery to the Trustee of an Opinion of Counsel if required by Section 2.05 and any such substitution pursuant to (i) above shall not be effected prior to the additional delivery to the Custodian of a request for release in accordance with the Custodial Agreement. The Seller shall promptly reimburse the Trustee for any expenses reasonably incurred by the Trustee in respect of enforcing the remedies for such breach. To enable the related Servicer to amend the Mortgage Loan Schedule, the Seller shall, unless it cures such breach in a timely fashion pursuant to this Section 2.03, promptly notify the Trustee whether it intends either to repurchase, or to substitute for, the Mortgage Loan affected by such breach. With respect to the representations and warranties in Section 8 of the Mortgage Loan Purchase Agreement that are made to the best of the Seller's knowledge, if it is discovered by any of the Depositor, the Seller or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan, notwithstanding the Seller's lack of knowledge with respect to the substance of such representation or warranty, the Seller shall nevertheless be required to cure, substitute for or repurchase the affected Mortgage Loan in accordance with the foregoing. Notwithstanding the foregoing, any breach of a representation or warranty contained in clauses (xxxvii), (xxxviii), (xxxix),
(xl) and/or (xlv) of Section 8 of the Mortgage Loan Purchase Agreement shall be automatically deemed to materially and adversely affect the interests of the Certificateholders.

         With respect to any Replacement Mortgage Loan or Loans, the Seller shall deliver to the Custodian for the benefit of the Certificateholders such documents and agreements as are required by Section 2 of the Custodial Agreement. No substitution will be made in any calendar month after the Determination Date for such month. Scheduled Payments due with respect to Replacement Mortgage Loans in the Due Period related to the Distribution Date on which such proceeds are to be distributed shall not be part of the Trust Fund and will be retained by the Seller. For the month of substitution, distributions to Certificateholders will include the Scheduled Payment due on any Deleted Mortgage Loan for the related Due Period and thereafter the Seller shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The related Servicer shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Replacement Mortgage Loan or Loans and shall deliver the amended Mortgage Loan Schedule to the Trustee. Upon such substitution, the Replacement Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Seller shall be deemed to have made with respect to such Replacement Mortgage Loan or Loans, as of the date of substitution, the representations and warranties set forth in Section 8 of the Mortgage Loan Purchase Agreement with respect to such Mortgage Loan. Upon any such substitution and the deposit into the Distribution Account of the amount required to be deposited therein in connection with such substitution as described in the following paragraph and receipt by the Custodian of a request for release for such Mortgage Loan in accordance with the Custodial Agreement, the Custodian on behalf of the Trustee shall release to the Seller the Mortgage File relating to such Deleted Mortgage Loan and held for the benefit of the Certificateholders and the Trustee shall execute and deliver at the Seller's direction such instruments of transfer or assignment as have been prepared by the Seller, in each case without recourse, as shall be necessary to vest in the Seller, or its respective designee, title to the Trustee's interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.03. Neither the Trustee nor the Custodian shall have any further responsibility with regard to such Mortgage File.

         For any month in which the Seller substitutes one or more Replacement Mortgage Loans for a Deleted Mortgage Loan, the Trustee will determine the amount (if any) by which the aggregate principal balance of all the Replacement Mortgage Loans as of the date of substitution is less than the Stated Principal Balance (after application of the principal portion of the Scheduled Payment due in the month of substitution) of such Deleted Mortgage Loan. An amount equal to the aggregate of such deficiencies, described in the preceding sentence for any Distribution Date (such amount, the "Substitution Adjustment Amount") shall be remitted to GMACM for deposit in the related Custodial Account if the Deleted Mortgage Loan was serviced by GMACM or deposited into the related Distribution Account if the Deleted Mortgage Loan was serviced by M&T or GreenPoint, by the Seller delivering such Replacement Mortgage Loan on or before the Determination Date for the Distribution Date relating to the Prepayment Period during which the related Mortgage Loan was required to be purchased or replaced hereunder.

         In the event that the Seller shall have repurchased a Mortgage Loan, the Purchase Price therefor shall be remitted to GMACM for deposit in the related Custodial Account if the Purchase Price relates to a GMACM Mortgage Loan or shall be deposited into the related Distribution Account if the Purchase Price relates to an M&T Mortgage Loan or a GreenPoint Mortgage Loan, on or before the Determination Date for the Distribution Date in the month following the month during which the Seller was required to repurchase or replace such Mortgage Loan and upon such deposit of the Purchase Price, the delivery of an Officer's Certificate by GMACM to the Trustee certifying that the Purchase Price for any GMACM Mortgage Loan repurchased pursuant to this Section has been deposited in the related Custodial Account, the delivery of an Opinion of Counsel if required by Section 2.05 and the receipt of a request for release pursuant to the Custodial Agreement, the Custodian, on behalf of the Trustee shall release the related Mortgage File held for the benefit of the Certificateholders to the Seller, and the Trustee shall execute and deliver at such Person's direction the related instruments of transfer or assignment prepared by the Seller, in each case without recourse, as shall be necessary to transfer title from the Trustee for the benefit of the Certificateholders and transfer the Trustee's interest to the Seller to any Mortgage Loan purchased pursuant to this Section 2.03. It is understood and agreed that the obligation under this Agreement of the Seller to cure, repurchase or replace any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedies against the Seller respecting such breach available to Certificateholders, the Depositor or the Trustee.

         (d) The representations and warranties set forth in Section 2.03 shall survive delivery of the respective Mortgage Loans and Mortgage Files to the Trustee or the Custodian for the benefit of the Certificateholders.

         Section 2.04. REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR.

         The Depositor hereby represents and warrants to, and covenants, with GMACM, the Seller and the Trustee as follows, as of the date hereof and as of the Closing Date:

                           (i) The Depositor is duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has full power and authority (corporate and other) necessary to own or hold its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement.

                           (ii) The Depositor has the full corporate power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by, this Agreement and has duly authorized, by all necessary corporate action on its part, the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, subject, as to enforceability, to (i) bankruptcy, insolvency, moratorium receivership and other similar laws relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and further subject to public policy with respect to indemnity and contribution under applicable securities law.

                           (iii) The execution and delivery of this Agreement by the Depositor, the consummation of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Depositor and will not (A) result in a material breach of any term or provision of the charter or by-laws of the Depositor or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Depositor is a party or by which it may be bound or (C) constitute a material violation of any statute, order or regulation applicable to the Depositor of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Depositor; and the Depositor is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Depositor's ability to perform or meet any of its obligations under this Agreement.

                           (iv) No litigation is pending, or, to the best of the Depositor's knowledge, threatened, against the Depositor that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Depositor to perform its obligations under this Agreement in accordance with the terms hereof.

                           (v) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Depositor of, or compliance by the Depositor with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Depositor has obtained the same.

         The Depositor hereby represents and warrants to the Trustee as of the Closing Date, following the transfer of the Mortgage Loans to it by the Seller, the Depositor had good title to the Mortgage Loans and the related Mortgage Notes were subject to no offsets, claims, defenses or counterclaims.

         It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the Mortgage Files to the Trustee or the Custodian for the benefit of the Certificateholders. Upon discovery by the Depositor, GMACM or the Trustee of a breach of such representations and warranties, the party discovering such breach shall give prompt written notice to the others and to each Rating Agency.

         Section 2.05. DELIVERY OF OPINION OF COUNSEL IN CONNECTION WITH SUBSTITUTIONS AND REPURCHASES.

         (a) Notwithstanding any contrary provision of this Agreement, with respect to any Mortgage Loan that is not in default or as to which default is not imminent, no repurchase or substitution pursuant to Sections 2.02 or 2.03 shall be made unless the Seller delivers to the Trustee an Opinion of Counsel, addressed to the Trustee, to the effect that such repurchase or substitution would not (i) result in the imposition of the tax on "prohibited transactions" of REMIC I, REMIC II, REMIC III or REMIC IV or contributions after the Closing Date, as defined in sections 860F(a)(2) and 860G(d) of the Code, respectively or
(ii) cause any of REMIC I, REMIC II, REMIC III or REMIC IV to fail to qualify as a REMIC at any time that any Certificates are outstanding. Any Mortgage Loan as to which repurchase or substitution was delayed pursuant to this paragraph shall be repurchased or the substitution therefor shall occur (subject to compliance with Sections 2.02 or 2.03) upon the earlier of (a) the occurrence of a default or imminent default with respect to such Mortgage Loan and (b) receipt by the Trustee of an Opinion of Counsel to the effect that such repurchase or substitution, as applicable, will not result in the events described in clause
(i) or clause (ii) of the preceding sentence.

         (b) Upon discovery by the Depositor or the Seller that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of section 860G(a)(3) of the Code, the party discovering such fact shall promptly (and in any event within 5 Business Days of discovery) give written notice thereof to the other parties and the Trustee. In connection therewith, the Seller, at the its option, shall either (i) substitute, if the conditions in Section 2.03(c) with respect to substitutions are satisfied, a Replacement Mortgage Loan for the affected Mortgage Loan, or (ii) repurchase the affected Mortgage Loan within 90 days of such discovery in the same manner as it would a Mortgage Loan for a breach of representation or warranty contained in Section 2.03. The Trustee shall reconvey to the Seller the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty contained in Section 2.03.

         Section 2.06. ISSUANCE OF THE GROUP I CERTIFICATES.

         The Trustee acknowledges the assignment to it of the Group I Mortgage Loans and the delivery to the Custodian on its behalf of the related Mortgage Files, subject to the provisions of Section 2.01 and Section 2.02, together with the assignment to it of all other assets included in REMIC I, the receipt of which is hereby acknowledged. The Group I Certificates constitute the entire beneficial ownership interest in REMIC I. The rights of the Holders of the Group I Certificates to receive distributions from the proceeds of REMIC I and all ownership interests evidenced or constituted by the Group I Certificates shall be as set forth in this Agreement.

         Section 2.07. ISSUANCE OF THE REMIC II REGULAR INTERESTS AND THE CLASS R-1 INTEREST.

         The Trustee acknowledges the assignment to it of the Group II Mortgage Loans and the delivery to the Custodian on its behalf of the related Mortgage Files, subject to the provisions of Section 2.01 and Section 2.02, together with the assignment to it of all other assets included in REMIC II, the receipt of which is hereby acknowledged. The interests evidenced by the Class R-1 Interest, together with the REMIC II Regular Interests, constitute the entire beneficial ownership interest in REMIC II. The rights of the Holders of the Class R-1 Interest and REMIC II (as holder of the REMIC II Regular Interests) to receive distributions from the proceeds of REMIC II in respect of the Class R-1 Interest and the REMIC II Regular Interests, respectively, and all ownership interests evidenced or constituted by the Class R-1 Interest and the REMIC II Regular Interests, shall be as set forth in this Agreement.

         Section 2.08. CONVEYANCE OF THE REMIC II REGULAR INTERESTS; ACCEPTANCE OF REMIC III BY THE TRUSTEE.

         The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee, without recourse all the right, title and interest of the Depositor in and to the REMIC II Regular Interests for the benefit of the Class R-2 Interest and REMIC III (as holder of the REMIC II Regular Interests). The Trustee acknowledges receipt of the REMIC II Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the Class R-2 Interest and REMIC III (as holder of the REMIC II Regular Interests). The rights of the Holders of the Class R-2 Interest and REMIC III (as holder of the REMIC II Regular Interests) to receive distributions from the proceeds of REMIC III in respect of the Class R-2 Interest and REMIC III Regular Interests, respectively, and all ownership interests evidenced or constituted by the Class R-2 Interest and the REMIC III Regular Interests, shall be as set forth in this Agreement.

         Section 2.09. CONVEYANCE OF THE REMIC III REGULAR INTERESTS; ACCEPTANCE OF REMIC IV BY THE TRUSTEE.

         The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee, without recourse all the right, title and interest of the Depositor in and to the REMIC III Regular Interests for the benefit of the Class R-3 Interest and REMIC IV (as holder of the REMIC III Regular Interests). The Trustee acknowledges receipt of the REMIC III Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the Class R-3 Interest and REMIC IV (as holder of the REMIC III Regular Interests). The rights of the Holder of the Class R-3 Interest and REMIC IV (as holder of the REMIC III Regular Interests) to receive distributions from the proceeds of REMIC IV in respect of the Class R-3 Interest and REMIC IV Regular Interests, respectively, and all ownership interests evidenced or constituted by the Class R-3 Interest and the REMIC IV Regular Interests, shall be as set forth in this

Agreement. The Class R-3 Interest and the REMIC IV Regular Interests shall constitute the entire beneficial ownership interest in REMIC IV.

         Section 2.10. ISSUANCE OF CLASS II-R CERTIFICATES.

         The Trustee acknowledges the assignment to it of the REMIC II Regular Interests and the REMIC III Regular Interests and, concurrently therewith and in exchange therefor, pursuant to the written request of the Depositor executed by an officer of the Depositor, the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the Class II-R Certificates in authorized denominations. The Class II-R Certificates evidence ownership in the Class R-1 Interest, the Class R-2 Interest and the Class R-3 Interest.

         Section 2.11. ESTABLISHMENT OF TRUST.

         The Depositor does hereby establish, pursuant to the further provisions of this Agreement and the laws of the State of New York, an express trust to be known, for convenience, as "Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2005-AP1" and does hereby appoint Wells Fargo Bank, National Association, as Trustee in accordance with the provisions of this Agreement.

                                  ARTICLE III

            ADMINISTRATION AND SERVICING OF THE GMACM MORTGAGE LOANS

         Section 3.01. GMACM TO ACT AS SERVICER OF THE GMACM MORTGAGE LOANS.

         GMACM shall service and administer the GMACM Mortgage Loans on behalf of the Trust and in the best interest of and for the benefit of the Certificateholders (as determined by GMACM in its reasonable judgment) in accordance with the terms of this Agreement and the GMACM Mortgage Loans and to the extent consistent with such terms and in accordance with and exercising the same care in performing those practices that GMACM customarily employs and exercises in servicing and administering mortgage loans for its own account (including, compliance with all applicable federal, state and local laws).

         To the extent consistent with the foregoing, GMACM shall seek the timely and complete recovery of principal and interest on the Mortgage Notes related to the GMACM Mortgage Loans and shall waive a Prepayment Charge only under the following circumstances: (i) such waiver is standard and customary in servicing similar mortgage loans and (ii) either (A) such waiver is related to a default or reasonably foreseeable default and would, in the reasonable judgment of GMACM, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related GMACM Mortgage Loan and, if such waiver is made in connection with a refinancing of the related GMACM Mortgage Loan, such refinancing is related to a default or a reasonably foreseeable default or
(B) such waiver is made in connection with a refinancing of the related GMACM Mortgage Loan unrelated to a default or a reasonably foreseeable default where
(x) the related Mortgagor has stated to GMACM an intention to refinance the related GMACM Mortgage Loan and (y) GMACM has concluded in its reasonable judgment that the waiver of such Prepayment Charge would induce such Mortgagor to refinance with GMACM or (iii) GMACM reasonably believes such Prepayment Charge is unenforceable in accordance with applicable law or the collection of such related Prepayment Charge would otherwise violate applicable law. If a Prepayment Charge is waived as permitted by meeting both of the standards described in clauses (i) and (ii)(B) above, then GMACM is required to pay the amount of such waived Prepayment Charge (the "Servicer Prepayment Charge Payment Amount"), for the benefit of the Holders of the Class I-P Certificates if the waiver relates to a Group I Mortgage Loan or for the benefit of the Holders of the Class II-P Certificates if the waiver relates to a Group II Mortgage Loan, by depositing such amount into the Custodial Account within 90 days of notice or discovery of such waiver meeting the standard set forth in both clauses (i) and
(ii)(B) above; provided, however, that GMACM shall not waive more than 5% of the Prepayment Charges (by number of Prepayment Charges) set forth on the Prepayment Charge Schedule in accordance with clauses (i) and (ii)(B) above. Notwithstanding any other provisions of this Agreement, any payments made by GMACM in respect of any waived Prepayment Charges pursuant to clauses (i) and
(ii)(B) above and the preceding sentence shall be deemed to be paid outside of the Trust Fund.

         Subject only to the above-described applicable servicing standards (the "Accepted Servicing Practices") and the terms of this Agreement and of the respective GMACM Mortgage Loans, GMACM shall have full power and authority, acting alone and/or through subservicers as provided in Section 3.03, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration, including but not limited to, the power and authority, subject to the terms hereof (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any related Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided herein), (iii) to collect any Insurance Proceeds and other Liquidation Proceeds, and (iv) subject to Section 3.09, to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any GMACM Mortgage Loan.

         Without limiting the generality of the foregoing, GMACM, in its own name or in the name of the Trust, the Depositor or the Trustee, is hereby authorized and empowered by the Trust, the Depositor and the Trustee, when GMACM believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the GMACM Mortgage Loans, and with respect to the related Mortgaged Properties held for the benefit of the Certificateholders. GMACM shall prepare and deliver to the Depositor and/or the Trustee such documents requiring execution and delivery by any or all of them as are necessary or appropriate to enable GMACM to service and administer the GMACM Mortgage Loans. Upon receipt of such documents, the Depositor and/or the Trustee shall execute such documents and deliver them to GMACM. In addition, the Trustee shall execute, at the written request of GMACM, and furnish to GMACM any special or limited powers of attorney agreeable to the Trustee and its counsel for each county in which a Mortgaged Property is located and other documents necessary or appropriate to enable GMACM to carry out its servicing and administrative duties hereunder, provided such limited powers of attorney or other documents shall be prepared by GMACM and submitted to the Trustee for review prior to execution.

         In accordance with the standards of the first paragraph of this Section 3.01, GMACM shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties relating to the GMACM Mortgage Loans in order to preserve the lien on the Mortgaged Property, which advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 4.04, and further as provided in Section 4.02. All costs incurred by GMACM, if any, in effecting the payments of such taxes and assessments on the related Mortgaged Properties and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Stated Principal Balance under the related GMACM Mortgage Loans, notwithstanding that the terms of such GMACM Mortgage Loans so permit.

         Section 3.02. DUE-ON-SALE CLAUSES; ASSUMPTION AGREEMENTS.

         (a) Except as otherwise provided in this Section 3.02, when any Mortgaged Property relating to a GMACM Mortgage Loan has been or is about to be conveyed by the Mortgagor, GMACM shall to the extent that it has knowledge of such conveyance, enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing, GMACM shall not be required to exercise such rights with respect to a GMACM Mortgage Loan if the Person to whom the related Mortgaged Property has been conveyed or is proposed to be conveyed satisfies the terms and conditions contained in the Mortgage Note and Mortgage related thereto and the consent of the mortgagee under such Mortgage Note or Mortgage is not otherwise so required under such Mortgage Note or Mortgage as a condition to such transfer. In the event that GMACM is prohibited by law from enforcing any such due-on-sale clause, or if coverage under any Required Insurance Policy would be adversely affected, or if nonenforcement is otherwise permitted hereunder, GMACM is authorized, subject to Section 3.02(b), to take or enter into an assumption and modification agreement from or with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon, provided that the related GMACM Mortgage Loan shall continue to be covered (if so covered before GMACM enters such agreement) by the applicable Required Insurance Policies. GMACM, subject to
Section 3.02(b), is also authorized with the prior approval of the insurers under any Required Insurance Policies to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, GMACM shall not be deemed to be in default under this Section 3.02(a) by reason of any transfer or assumption that GMACM reasonably believes it is restricted by law from preventing.

         (b) Subject to GMACM's duty to enforce any due-on-sale clause to the extent set forth in Section 3.02(a), in any case in which a Mortgaged Property related to a GMACM Mortgage Loan has been conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the related GMACM Mortgage Loan, GMACM shall prepare and deliver or cause to be prepared and delivered to the Trustee for signature and shall direct, in writing, the Trustee to execute the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person. In connection with any such assumption, no material term of the Mortgage Note (including, but not limited to, the Mortgage Rate, the amount of the Scheduled Payment and any other term affecting the amount or timing of payment on the related Mortgage Loan) may be changed. In addition, the substitute Mortgagor and the Mortgaged Property must be acceptable to GMACM in accordance with the servicing standard set forth in Section 3.01. GMACM shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Custodian the original of such substitution or assumption agreement, which in the case of the original shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by GMACM for entering into an assumption or substitution of liability agreement will be retained by GMACM as additional servicing compensation.

         Section 3.03. SUBSERVICERS.

         GMACM shall perform all of its servicing responsibilities hereunder or may cause a subservicer to perform any such servicing responsibilities on its behalf, but the use by GMACM of a subservicer shall not release GMACM from any of its obligations hereunder with respect to the related GMACM Mortgage Loans. GMACM shall pay all fees of each of its subservicers from its own funds, and a subservicer's fee shall not exceed the Servicing Fee payable to GMACM hereunder.

         At the cost and expense of GMACM, without any right of reimbursement from its Custodial Account, GMACM shall be entitled to terminate the rights and responsibilities of a subservicer and arrange for any servicing responsibilities to be performed by a successor subservicer; provided, however, that nothing contained herein shall be deemed to prevent or prohibit GMACM, at its option, from electing to service the related GMACM Mortgage Loans itself. In the event that GMACM's responsibilities and duties under this Agreement are terminated pursuant to Section 8.03, GMACM shall at its own cost and expense terminate the rights and responsibilities of each subservicer with respect to the GMACM Mortgage Loans effective as of the date of GMACM's termination. GMACM shall pay all fees, expenses or penalties necessary in order to terminate the rights and responsibilities of each subservicer from GMACM's own funds without reimbursement from the Trust Fund.

         Notwithstanding the foregoing, GMACM shall not be relieved of its obligations hereunder with respect to the Mortgage Loans and shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the GMACM Mortgage Loans. GMACM shall be entitled to enter into an agreement with a subservicer for indemnification of GMACM by the subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

         Any subservicing agreement and any other transactions or services relating to the GMACM Mortgage Loans involving a subservicer shall be deemed to be between such subservicer and GMACM alone, and the Trustee shall not have any obligations, duties or liabilities with respect to such subservicer including any obligation, duty or liability of the Trustee to pay such subservicer's fees and expenses or any differential in the amount of the servicing fee paid hereunder and the amount necessary to induce any successor servicer to act as successor servicer under this Agreement and the transactions provided for in this Agreement. For purposes of remittances to the Trustee pursuant to this Agreement, GMACM shall be deemed to have received a payment on a GMACM Mortgage Loan when a subservicer has received such payment.

         Section 3.04. DOCUMENTS, RECORDS AND FUNDS IN POSSESSION OF GMACM TO BE HELD FOR TRUSTEE.

         Notwithstanding any other provisions of this Agreement, GMACM shall transmit to the Trustee as required by this Agreement all documents and instruments in respect of a GMACM Mortgage Loan coming into the possession of GMACM from time to time and shall account fully to the Trustee for any funds received by GMACM or that otherwise are collected by GMACM as Liquidation Proceeds or Insurance Proceeds in respect of any such Mortgage Loan.

All Mortgage Files and funds collected or held by, or under the control of, GMACM in respect of any GMACM Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the Custodial Accounts maintained by GMACM, shall be held by GMACM for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. GMACM also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the Custodial Accounts maintained by GMACM, any Distribution Account or in any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of set off against any Mortgage File or any funds collected on, or in connection with, a GMACM Mortgage Loan, except, however, that GMACM shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to GMACM under this Agreement.

         Section 3.05. MAINTENANCE OF HAZARD INSURANCE.

         (a) GMACM shall cause to be maintained for each GMACM Mortgage Loan hazard insurance with extended coverage on the Mortgaged Property in an amount which is at least equal to the lesser of (i) the Stated Principal Balance of such GMACM Mortgage Loan and (ii) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. GMACM shall also cause to be maintained hazard insurance with extended coverage on each REO Property related to a GMACM Mortgage Loan in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such REO Property and (ii) the Stated Principal Balance of the related GMACM Mortgage Loan at the time it became an REO Property. GMACM will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. Any amounts collected by GMACM under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with the procedures that GMACM would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note and in accordance with the servicing standard set forth in Section 3.01) shall be deposited in the related Custodial Account maintained by GMACM, subject to withdrawal pursuant to Section 4.02. Any cost incurred by GMACM in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders, be added to the Stated Principal Balance of the related GMACM Mortgage Loan, notwithstanding that the terms of such GMACM Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property or REO Property relating to a GMACM Mortgage Loan is at any time in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards and flood insurance has been made available, GMACM shall cause to be maintained a flood insurance policy in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the

Stated Principal Balance of the related GMACM Mortgage Loan and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

         In the event that GMACM shall obtain and maintain a blanket policy with an insurer having a General Policy Rating of B:VI or better in Best's Key Rating Guide (or such other rating that is comparable to such rating) insuring against hazard losses on all of the GMACM Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this Section 3.05, it being understood and agreed that such policy may contain a deductible clause, in which case GMACM shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with the first two sentences of this Section 3.05, and there shall have been one or more losses which would have been covered by such policy, deposit to the related Custodial Account maintained by GMACM from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the Mortgage Loans, GMACM agrees to prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

         (b) GMACM shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of GMACM's obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of Fannie Mae or Freddie Mac if it were the purchaser of the related GMACM Mortgage Loans, unless GMACM has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. GMACM shall provide the Trustee, upon request, with copies of such insurance policies and fidelity bond. GMACM shall also maintain a fidelity bond in the form and amount that would meet the requirements of Fannie Mae or Freddie Mac, unless GMACM has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. GMACM shall be deemed to have complied with this provision if an Affiliate of GMACM has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to GMACM. Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable without thirty days' prior written notice to the Trustee. GMACM shall also cause its subservicers to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet such requirements.

         Section 3.06. PRESENTMENT OF CLAIMS AND COLLECTION OF PROCEEDS.

         GMACM shall prepare and present on behalf of the Trustee and the Certificateholders all claims under the Insurance Policies and take such actions (including the negotiation, settlement, compromise or enforcement of the insured's claim) as shall be necessary to realize recovery under such Insurance Policies. Any proceeds disbursed to GMACM in respect of such Insurance Policies shall, within two Business Days of its receipt, be deposited in the related Custodial Account maintained by GMACM upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition precedent to the presentation of claims on the related GMACM Mortgage Loan to the insurer under any applicable Insurance Policy need not be so deposited (or remitted).

         Section 3.07. MAINTENANCE OF INSURANCE POLICIES.

         GMACM shall not take any action that would result in noncoverage under any applicable Insurance Policy of any loss which, but for the actions of GMACM would have been covered thereunder. GMACM shall use its best efforts to keep in force and effect (to the extent that the related Mortgage Loan requires the Mortgagor to maintain such insurance), any applicable Insurance Policy. GMACM shall not cancel or refuse to renew any Insurance Policy that is in effect at the date of the initial issuance of the Mortgage Note and is required to be kept in force hereunder.

         Section 3.08. RESERVED.

         Section 3.09. REALIZATION UPON DEFAULTED GMACM MORTGAGE LOANS; DETERMINATION OF EXCESS LIQUIDATION PROCEEDS AND REALIZED LOSSES; REPURCHASES OF CERTAIN GMACM MORTGAGE LOANS.

         (a) GMACM shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of properties securing such of the GMACM Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, GMACM shall follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities and the requirements of the insurer under any Required Insurance Policy; provided that GMACM shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it shall determine
(i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the related GMACM Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the related Custodial Account maintained by GMACM pursuant to
Section 4.02). If GMACM reasonably believes that Liquidation Proceeds with respect to any such GMACM Mortgage Loan would not be increased as a result of such foreclosure or other action, such GMACM Mortgage Loan will be charged-off and will become a Liquidated Loan. GMACM will give notice of any such charge-off to the Trustee. GMACM shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided that such costs and expenses shall be Servicing Advances and that it shall be entitled to reimbursement thereof from the proceeds of liquidation of the related Mortgaged Property, as contemplated in Section 4.02. If GMACM has knowledge that a Mortgaged Property that GMACM is contemplating acquiring in foreclosure or by deed-in-lieu of foreclosure is located within a one-mile radius of any site with environmental or hazardous waste risks known to GMACM, GMACM shall, prior to acquiring the Mortgaged Property, consider such risks and only take action in accordance with its established environmental review procedures.

         With respect to any REO Property related to a GMACM Mortgage Loan, the deed or certificate of sale shall be taken in the name of the Trustee for the benefit of the Certificateholders (or the Trustee's nominee on behalf of the Certificateholders). The Trustee's name shall be placed on the title to such REO Property solely as the Trustee hereunder and not in its individual capacity. GMACM shall ensure that the title to such REO Property references this Agreement and the Trustee's capacity hereunder. Pursuant to its efforts to sell such REO Property, GMACM shall either itself or through an agent selected by GMACM protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Certificateholders, rent the same, or any part thereof, as GMACM deems to be in the best interest of GMACM and the Certificateholders for the period prior to the sale of such REO Property. GMACM shall prepare for and deliver to the Trustee a statement with respect to each REO Property that has been rented showing the aggregate rental income received and all expenses incurred in connection with the management and maintenance of such REO Property at such times as is necessary to enable the Trustee to comply with the reporting requirements of the REMIC Provisions. The net monthly rental income, if any, from such REO Property shall be deposited in the Custodial Account maintained by GMACM no later than the close of business on each Determination Date. GMACM shall perform the tax reporting and withholding related to foreclosures, abandonments and cancellation of indebtedness income as specified by Sections 6050H, 6050J and 6050P of the Code by preparing and filing such tax and information returns, as may be required.

         In the event that the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a GMACM Mortgage Loan, GMACM shall dispose of such Mortgaged Property prior to three years after its acquisition by the Trust Fund or, at the expense of the Trust Fund, request from the Internal Revenue Service more than 60 days prior to the day on which such three-year period would otherwise expire, an extension of the three-year grace period. The Trustee shall be supplied with an Opinion of Counsel (such opinion not to be an expense of the Trustee or the Trust Fund) to the effect that the holding by the Trust Fund of such Mortgaged Property subsequent to such three-year period will not result in the imposition of taxes on "prohibited transactions" of REMIC I, REMIC II, REMIC III or REMIC IV as defined in section 860F of the Code or cause either REMIC I, REMIC II, REMIC III or REMIC IV to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel). Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of section 860G(a)(8) of the Code or (ii) subject any of REMIC I, REMIC II, REMIC III or REMIC IV to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under section 860G(c) of the Code or otherwise, unless GMACM has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

         The decision of GMACM to foreclose on a defaulted GMACM Mortgage Loan shall be subject to a determination by GMACM that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding. The income earned from the management of any Mortgaged Properties acquired through foreclosure or other judicial proceeding, net of reimbursement to GMACM for expenses incurred (including any property or other taxes) in connection with such management and net of unreimbursed Servicing Fees, Advances, Servicing Advances and any management fee paid or to be paid with respect to the management of such Mortgaged Property, shall be applied to the payment of principal of, and interest on, the defaulted GMACM Mortgage Loans (with interest accruing as though such GMACM Mortgage Loans were still current) and all such income shall be deemed, for all purposes in the Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the related Custodial Account. To the extent the income received during a Prepayment Period is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Rate on the related GMACM Mortgage Loan, such excess shall be considered to be a partial Principal Prepayment for all purposes hereof.

         The Liquidation Proceeds from any liquidation of a GMACM Mortgage Loan, net of any payment to GMACM as provided above, shall be deposited in the related Custodial Account maintained by GMACM on the next succeeding Determination Date following receipt thereof for distribution on the related Distribution Date, except that any Excess Liquidation Proceeds shall be retained by GMACM as additional servicing compensation.

         The proceeds of any Liquidated Loan, as well as any recovery resulting from a partial collection of Liquidation Proceeds or any income from an REO Property, shall be applied in the following order of priority: first, to reimburse GMACM for any related unreimbursed Servicing Advances and Servicing Fees, pursuant to Section 4.02 or this Section 3.09; second, to reimburse GMACM for any unreimbursed Advances, pursuant to Section 4.02 or this Section 3.09; third, to accrued and unpaid interest (to the extent no Advance has been made for such amount) on the GMACM Mortgage Loan or related REO Property, at the Net Mortgage Rate to the first day of the month in which such amounts are required to be distributed; and fourth, as a recovery of principal of the GMACM Mortgage Loan.

                  (b) On each Determination Date, GMACM shall determine the respective aggregate amounts of Excess Liquidation Proceeds and Realized Losses, if any, with respect to any GMACM Mortgage Loan for the related Prepayment Period.

                  (c) GMACM has no intent to foreclose on any GMACM Mortgage Loan based on the delinquency characteristics as of the Closing Date; provided, however, that the foregoing does not prevent GMACM from initiating foreclosure proceedings on any date hereafter if the facts and circumstances of such GMACM Mortgage Loans including delinquency characteristics in GMACM's discretion so warrant such action.

         Section 3.10. SERVICING COMPENSATION.

         As compensation for its activities hereunder, GMACM shall be entitled to retain or withdraw from its Custodial Accounts out of each payment of interest on each GMACM Mortgage Loan included in the Trust Fund an amount equal to the Servicing Fee. In addition, GMACM shall be entitled to recover unpaid Servicing Fees out of Liquidation Proceeds, Insurance Proceeds or condemnation proceeds to the extent permitted by Section 4.02.

         Additional servicing compensation with respect to GMACM Mortgage Loans in the form of any Excess Liquidation Proceeds, assumption fees, late payment charges, insufficient funds charges and ancillary income to the extent such fees or charges are received by GMACM, all income and gain net of any losses realized from Permitted Investments with respect to funds in or credited to the Custodial Account maintained by GMACM shall be retained by GMACM to the extent not required to be deposited in the related Custodial Account pursuant to Section
4.02. GMACM shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including payment of any premiums for hazard insurance, as required by Section 3.05 and maintenance of the other forms of insurance coverage required by Section 3.07) and shall not be entitled to reimbursement therefor except as specifically provided in Section 4.02.

         Section 3.11. REO PROPERTY.

                  (a) In the event the Trust Fund acquires ownership of any REO Property in respect of any related GMACM Mortgage Loan, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the related Certificateholders. GMACM shall sell any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement. Pursuant to its efforts to sell such REO Property, GMACM shall protect and conserve such REO Property in the manner and to the extent required herein, in accordance with the REMIC Provisions.

                  (b) GMACM shall deposit all funds collected and received in connection with the operation of any REO Property into the related Custodial Account maintained by GMACM.

                  (c) GMACM, upon the final disposition of any REO Property, shall be entitled to reimbursement for any related unreimbursed Advances, unreimbursed Servicing Advances or Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided, that any such unreimbursed Advances or Servicing Fees as well as any unpaid Servicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

         Section 3.12. LIQUIDATION REPORTS.

         Upon the foreclosure of any Mortgaged Property or the acquisition thereof by the Trust Fund pursuant to a deed-in-lieu of foreclosure, GMACM shall submit a liquidation report to the Trustee containing such information as shall be mutually acceptable to GMACM and the Trustee with respect to such Mortgaged Property.

         Section 3.13. ANNUAL CERTIFICATE AS TO COMPLIANCE.

                  (a) GMACM shall deliver to the Depositor and the Trustee not later than March 15th of each year commencing in 2006 (or, in each case, if such day is not a Business Day, the immediately preceding Business Day), a certificate of a Authorized Servicer Representative stating, as to each signatory thereof, that (i) a review of the activities of GMACM during the preceding calendar year and of performance under this Agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, GMACM has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof except for such defaults as such officer in its good faith judgment believe to be immaterial.

                  (b) (i) GMACM shall deliver to the Depositor and the Trustee, on or before March 15th of each year commencing in 2006, a certification containing the information set forth in Exhibit L. Such certification shall be signed by the senior officer in charge of servicing of GMACM. In addition, GMACM shall provide such other information with respect to the GMACM Mortgage Loans and the servicing and administration thereof within the control of GMACM which shall be required to enable the Depositor and the Trustee to comply with the reporting requirements of the Securities and Exchange Act of 1934, as amended (the "Exchange Act").

                           (ii) GMACM shall indemnify and hold harmless the
Depositor, the Trustee and their respective officers, directors, agents and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses to the extent arising out of or based upon a breach by GMACM or any of its officers, directors, agents or affiliates of its obligations under this Section 3.13(b), or a breach in any of the representations in the certification delivered pursuant to clause (b)(i) above, or GMACM's gross negligence, bad faith or willful misconduct in connection therewith. If the indemnification provided for herein is unavailable to the Depositor and the Trustee as a result of a court of law or other administrative or regulatory body with authority holding such indemnification void on the basis of public policy or similar reason or insufficient to hold harmless the Depositor or the Trustee, then GMACM agrees that it shall contribute to the amount paid or payable by the Depositor and the Trustee as a result of the losses, claims, damages or liabilities of the Depositor or the Trustee in such proportion as is appropriate to reflect the relative fault of the Trustee or the Depositor on the one hand and GMACM on the other in connection with a breach of GMACM's obligations under this Section 3.13(b) or GMACM's gross negligence, bad faith or willful misconduct in connection therewith or a breach of any of the representations in the certification delivered pursuant to clause (b)(i) above with respect to the matters covered by this Section 3.13(b)(ii).

         Section 3.14. ANNUAL INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' SERVICING REPORT.

         Not later than March 15th of each year, commencing in 2006, GMACM, at its expense, shall cause a nationally recognized firm of independent certified public accountants to furnish to GMACM a report stating that (i) it has obtained a letter of representation regarding certain matters from the management of GMACM which includes an assertion that GMACM has complied with certain minimum residential mortgage loan servicing standards, identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of residential mortgage loans during the most recently completed fiscal or calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of residential mortgage loans by subservicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those subservicers. Promptly upon receipt of such report, GMACM shall furnish a copy of such report to the Depositor, the Trustee and each Rating Agency. Copies of such statement shall be provided by the Trustee to any Certificateholder upon request at GMACM's expense, provided that such statement is delivered by GMACM to the Trustee.

         Section 3.15. BOOKS AND RECORDS.

         GMACM shall be responsible for maintaining, and shall maintain, a complete set of books and records for the GMACM Mortgage Loans which shall be appropriately identified in GMACM's computer system to clearly reflect the ownership of the GMACM Mortgage Loans by the Trust. In particular, GMACM shall maintain in its possession, available for inspection by the Trustee and shall deliver to the Trustee upon reasonable prior request and during normal business hours, evidence of compliance with all federal, state and local laws, rules and regulations. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by GMACM may be in the form of microfilm or microfiche or such other reliable means of recreating original documents, including, but not limited to, optical imagery techniques so long as GMACM complies with the requirements of Accepted Servicing Practices.

         GMACM shall maintain with respect to each GMACM Mortgage Loan and shall upon reasonable prior request and during normal business hours make available for inspection by the Trustee the related servicing file during the time such GMACM Mortgage Loan is subject to this Agreement and thereafter in accordance with applicable law.

         Section 3.16. THE TRUSTEE.

         The Trustee shall furnish the Servicers with any powers of attorney and other documents prepared and submitted by the Servicers to the Trustee in a form as mutually agreed upon and necessary or appropriate to enable the Servicers to service and administer the related Mortgage Loans and REO Properties.

         The Trustee shall provide access to the records and documentation in possession of the Trustee regarding the related Mortgage Loans and REO Property and the servicing thereof to the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC, such access being afforded only upon reasonable prior written request and during normal business hours at the office of the Trustee; provided, however, that, unless otherwise required by law, the Trustee shall not be required to provide access to such records and documentation if the provision thereof would violate the legal right to privacy of any Mortgagor. The Trustee shall allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at a charge that covers the Trustee's actual costs.

         The Trustee shall execute and deliver as directed in writing by the Servicers any court pleadings, requests for trustee's sale or other documents necessary or desirable to (i) the foreclosure or trustee's sale with respect to a Mortgaged Property; (ii) any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Security Instrument; (iii) obtain a deficiency judgment against the Mortgagor; or (iv) enforce any other rights or remedies provided by the Mortgage Note or Security Instrument or otherwise available at law or equity.

         Section 3.17. REMIC-RELATED COVENANTS.

         For as long as each REMIC shall exist, the Trustee shall act in accordance herewith to treat each REMIC as a REMIC, and the Trustee shall comply with any directions of the Seller or the related Servicer regarding such treatment. In particular, the Trustee shall not (a) knowingly sell or permit the sale of all or any portion of the Mortgage Loans or of any investment of deposits in an Account unless such sale is as a result of a repurchase of the Mortgage Loans pursuant to this Agreement or the Trustee has received a REMIC Opinion prepared at the expense of the Trust Fund; and (b) other than with respect to a substitution pursuant to the Mortgage Loan Purchase Agreement or
Section 2.04 of this Agreement, as applicable, accept any contribution to any REMIC after the Startup Day without receipt of a REMIC Opinion.

         Section 3.18. REIMBURSEMENT OF COSTS AND EXPENSES.

                  (a) To the extent that the costs and expenses of the Trustee related to any termination of a Servicer, appointment of a Successor Servicer or the transfer and assumption of servicing by the Trustee with respect to this Agreement, the M&T Servicing Agreement or the GreenPoint Servicing Agreement (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the related Servicer as a result of an event of default by such Person and (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Successor Servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor servicer to service the related Mortgage Loans in accordance with this Agreement, the M&T Servicing Agreement or the GreenPoint Servicing Agreement) are not fully and timely reimbursed by the related Servicer, the Trustee shall be entitled to reimbursement of such costs and expenses from the related Distribution Account.

                  (b) If the Trustee acts as a Successor Servicer to a Servicer, it will not assume liability for the representations and warranties of GMACM contained herein, M&T under the M&T Servicing Agreement or GreenPoint under the GreenPoint Servicing Agreement.

         Section 3.19. RELEASE OF MORTGAGE FILES.

                  (a) Upon becoming aware of the payment in full of any GMACM Mortgage Loan, or the receipt by GMACM of a notification that payment in full has been escrowed in a manner customary for such purposes for payment to Certificateholders on the next Distribution Date, GMACM will promptly furnish to the Trustee and the Custodian, on behalf of the Trustee, two copies of a request for release substantially in the form attached to the Custodial Agreement signed by a Authorized Servicer Representative or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Authorized Servicer Representative (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the Custodial Account maintained by GMACM pursuant to Article V have been or will be so deposited) and shall request that the Custodian, on behalf of the Trustee, deliver to GMACM the related Mortgage File. Within five (5) Business Days of receipt of such certification and request, the Custodian, on behalf of the Trustee, shall release the related Mortgage File to GMACM and the Trustee and Custodian shall have no further responsibility with regard to such Mortgage File. Upon any such payment in full, GMACM is authorized, to give, as agent for the Trustee, as the mortgagee under the Mortgage that secured the related GMACM Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Custodial Account maintained by GMACM.

         (b) From time to time and as appropriate for the servicing or foreclosure of any GMACM Mortgage Loan and in accordance with this Agreement, the Trustee shall execute such documents as shall be prepared and furnished to the Trustee by GMACM (in form reasonably acceptable to the Trustee) and as are necessary to the prosecution of any such proceedings. The Custodian, on behalf of the Trustee, shall, upon the written request of GMACM, and delivery to the Custodian, on behalf of the Trustee, of two copies of a request for release signed by a Authorized Servicer Representative substantially in the form attached to the Custodial Agreement (or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Authorized Servicer Representative), release the related Mortgage File held in its possession or control to GMACM. Such request for release shall obligate GMACM to return the Mortgage File to the Custodian on behalf of the Trustee, when the need therefor by such Person no longer exists unless the GMACM Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Authorized Servicer Representative similar to that hereinabove specified, the Mortgage File shall be released by the Custodian, on behalf of the Trustee, to GMACM.

         Section 3.20. DOCUMENTS, RECORDS AND FUNDS IN POSSESSION OF GMACM TO BE HELD FOR TRUSTEE.

                  (a) GMACM (to the extent required by this Agreement) shall transmit to the Trustee or to Custodian such documents and instruments coming into the possession of such Person from time to time as are required by the terms hereof to be delivered to the Trustee or the Custodian. Any funds received by GMACM in respect of any Mortgage Loan or which otherwise are collected by GMACM as Liquidation Proceeds or Insurance Proceeds in respect of any GMACM Mortgage Loan shall be held for the benefit of the Trustee and the Certificateholders subject to the right of GMACM to retain its Servicing Fee and other amounts as provided in this Agreement.

         Section 3.21. POSSESSION OF CERTAIN INSURANCE POLICIES AND DOCUMENTS.

         GMACM shall retain possession and custody of the originals (to the extent available) of any Insurance Policies, or certificate of insurance if applicable, and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement. Until all amounts distributable in respect of the Certificates have been distributed in full, the Trustee (or the Custodian, as directed by the Trustee) shall retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement.

         Section 3.22. SEC FILINGS.

                  (a) The Depositor shall prepare and file or caused to be prepared and filed the initial Form 8-K. Within 15 days after each Distribution Date, the Trustee shall, in accordance with industry standards, file with the Commission via the Electronic Data Gathering and Retrieval System ("EDGAR"), a Form 8-K with a copy of the statement to be furnished by the Trustee to the Certificateholders for such Distribution Date as an exhibit thereto. Prior to January 30, 2005, the Trustee shall, in accordance with industry standards, file a Form 15 Suspension Notice with respect to the Trust Fund. Prior to March 30, 2006 and annually thereafter, if required, the Trustee shall, subject to subsection (d) below, file a Form 10-K, in substance conforming to industry standards, with respect to the Trust Fund. Such Form 10K shall be signed by the Depositor and shall include, to the extent available, as exhibits (i) each Servicer's annual statement of compliance described under Section 3.13 hereof, or under the M&T Servicing Agreement or GreenPoint Servicing Agreement, as applicable (ii) each Servicer's accountants report described under Section 3.14 or under the M&T Servicing Agreement or GreenPoint Servicing Agreement, as applicable and (iii) the Form 10-K certification signed by the Depositor. If items (i), (ii) and (iii) in the preceding sentence are not timely delivered, the Trustee shall file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the Trustee. The Depositor shall execute and the Trustee shall file each Form 8-K and the Form 15. The Depositor agrees to promptly furnish to the Trustee, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement and the Mortgage Loans as the Trustee reasonably deems appropriate to prepare and file a Form 8-K and the Form 15 with the Commission. The Trustee will reasonably cooperate with the Depositor in connection with any additional filings with respect to the Trust Fund as the Depositor deems necessary under the Exchange Act. Copies of all reports filed by the Trustee under the Exchange Act shall be sent to the Depositor.

                  (b) In connection with the filing of any 10-K hereunder, the Trustee shall sign a certification (in the form attached hereto as Exhibit M) for the benefit of the Depositor regarding certain aspects of the Form 10-K certification signed by the Depositor, provided, however, that the Trustee shall not be required to undertake an analysis of any accountant's report attached as an exhibit to the Form 10-K.

                  (c) (i) The Trustee shall indemnify and hold harmless the Depositor and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Trustee's obligations under this Section 3.22 or the Trustee's gross negligence, bad faith or willful misconduct in connection therewith.

                           (ii) The Depositor shall indemnify and hold harmless
the Trustee and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the obligations of the Depositor under this Section 3.22 or the Depositor's negligence, bad faith or willful misconduct in connection therewith.

                           (iii) If the indemnification provided for herein is
unavailable or insufficient to hold harmless the Depositor or the Trustee, as applicable, then the other party, in connection with a breach of its respective obligations under this Section 3.22 or its respective gross negligence, bad faith or willful misconduct in connection therewith, agrees that it shall contribute to the amount paid or payable by the other party as a result of the losses, claims, damages or liabilities of the other party in such proportion as is appropriate to reflect the relative fault and the relative benefit of the Depositor on the one hand and the Trustee on the other.

                  (d) Nothing shall be construed from the foregoing subsections
(a), (b) and (c) to require the Trustee or any officer, director or Affiliate thereof to sign any Form 10-K or any certification contained therein. Furthermore, the inability of the Trustee to file a Form 10-K as a result of the lack of required information as set forth in Section 3.22(a) or required signatures on such Form 10-K or any certification contained therein shall not be regarded as a breach by the Trustee of any obligation under this Agreement.

                  (e) Notwithstanding the provisions of Section 11.01, this
Section 3.22 may be amended without the consent of the Certificateholders.

         Section 3.23. UCC.

         The Seller agrees to execute and file continuation statements for any Uniform Commercial Code financing statements which the Seller has informed the Trustee were filed on the Closing Date in connection with the Trust. The Seller shall file any financing statements or amendments and continuation statements thereto required by any change in the Uniform Commercial Code.

         Section 3.24. OPTIONAL PURCHASE OF DEFAULTED MORTGAGE LOANS.

         With respect to any Mortgage Loan which is delinquent in payment by 91 days or more or is an REO Property, the Seller shall have the right to purchase such Mortgage Loan or REO Property from the Trust at a price equal to the Purchase Price.

         The Seller shall remit to GMACM for deposit in the related Custodial Account the amount of the Purchase Price for any such GMACM Mortgage Loan purchased pursuant to this Section 3.24 or remit to the Trustee for deposit in the related Distribution Account the amount of the Purchase Price for any M&T Mortgage Loan or GreenPoint Mortgage Loan purchased pursuant to this Section 3.24, then the Trustee, upon receipt of the Purchase Price or receipt of notification from the GMACM or the Depositor of the deposit of such Purchase Price in the related Custodial Account, shall execute the assignment of such Mortgage Loan at the request of the Seller without recourse, representation or warranty to the Seller which shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan, and all security and documents relative thereto. Such assignment shall be an assignment outright and not for security. The Seller will thereupon own such Mortgage, and all such security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto.

         Section 3.25. ENFORCING OBLIGATIONS OF THE SERVICERS.

                  (a) Notwithstanding anything in this Agreement or the Credit Risk Management Agreements to the contrary, the Trustee shall not have any duty or obligation to enforce any Credit Risk Management Agreement or to supervise, monitor or oversee the activities of the Credit Risk Manager or the Servicers under the Credit Risk Management Agreements or this Agreement with respect to any action taken or not taken by the related Servicer pursuant to a recommendation of the Credit Risk Manager or otherwise in connection with obligations of the Servicer under the related Credit Risk Management Agreement. To the extent that the costs and expenses of the Trustee related to any termination of a Servicer, appointment of a Successor Servicer or the transfer and assumption of servicing by the Trustee with respect to this Agreement (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the related Servicer as a result of an event of default by such Person and (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Successor Servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor servicer to service the related Mortgage Loans in accordance with this Agreement, the M&T Servicing Agreement or the GreenPoint Servicing Agreement, as applicable) are not fully and timely reimbursed by the related Servicer, the Trustee shall be entitled to reimbursement of such costs and expenses from the related Distribution Account.

                  (b) If the Trustee acts as a Successor Servicer to a Servicer, it will not assume liability for the representations and warranties of the related Servicer contained in this Agreement, the M&T Servicing Agreement or the GreenPoint Servicing Agreement.

                                   ARTICLE IV

                                    ACCOUNTS

         Section 4.01. COLLECTION OF MORTGAGE LOAN PAYMENTS; CUSTODIAL ACCOUNT.

                  (a) GMACM shall make reasonable efforts in accordance with Accepted Servicing Practices to collect all payments called for under the terms and provisions of the GMACM Mortgage Loans to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Required Insurance Policy. Consistent with the foregoing, GMACM may in its discretion (i) waive any late payment charge and (ii) extend the due dates for payments due on a Mortgage Note for a GMACM Mortgage Loan for a period not greater than 180 days; provided, however no such extension shall be materially adverse to the Certificateholders. In the event of any such arrangement, GMACM shall make Advances on the GMACM Mortgage Loan during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements, and shall be entitled to reimbursement therefor in accordance with Section 5.01. GMACM shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law. In addition, if (x) a GMACM Mortgage Loan is in default or default is imminent or (y) GMACM delivers to the Trustee a REMIC Opinion, GMACM may, (A) amend the related Mortgage Note to reduce the Mortgage Rate applicable thereto, provided that such reduced Mortgage Rate shall in no event be lower than 4.50% with respect to any Mortgage Loan and (B) amend any Mortgage Note for a GMACM Mortgage Loan to extend the maturity thereof.

                  (b) GMACM shall establish and maintain two segregated Custodial Accounts (which shall at all times be Eligible Accounts) with a depository institution in the name of GMACM for the benefit of the Trustee on behalf of the Certificateholders and designated "Wells Fargo Bank, National Association, as trustee for registered holders of Nomura Asset Acceptance Corporation, Mortgage Pass-Through Certificates, Series 2005-AP1, Group I" and "Wells Fargo Bank, National Association, as trustee for registered holders of Nomura Asset Acceptance Corporation, Mortgage Pass-Through Certificates, Series 2005-AP1, Group II." On behalf of the Trust Fund, GMACM shall deposit or cause to be deposited in the clearing account in which it customarily deposits payments and collection on mortgage loans in connection with its mortgage loan servicing activities on a daily basis and in no event more than one Business Day after GMACM's receipt thereof, and shall thereafter deposit in the related Custodial Account, in no event more than two Business Days after GMACM's receipt thereof, except as otherwise specifically provided herein, the following payments and collections remitted by subservicers or received by it in respect of the GMACM Mortgage Loans subsequent to the Cut-off Date (other than in respect of principal and interest due on the GMACM Mortgage Loans on or before the Cut-off Date) and the following amounts required to be deposited hereunder:

                  (i) all payments on account of principal, including Principal Prepayments and Subsequent Recoveries, on the related GMACM Mortgage Loans;

                  (ii) all payments on account of interest on the related GMACM Mortgage Loans net of the related Servicing Fee permitted under Section 3.10;

                  (iii) all Liquidation Proceeds, Insurance Proceeds and condemnation proceeds with respect to the related GMACM Mortgage Loans, other than proceeds to be applied to the restoration or repair of the related Mortgaged Property or released to the Mortgagor in accordance with GMACM's normal servicing procedures;

                  (iv) any amount required to be deposited by GMACM pursuant to
         Section 4.01(c) in connection with any losses on Permitted Investments;

                  (v) any amounts required to be deposited by GMACM pursuant to
         Section 3.05;

                  (vi) any amounts paid by an Advance Financing Person in respect of Advances or Servicing Advances;

                  (vii) any Prepayment Charges collected by GMACM in connection with the Principal Prepayment of any of the GMACM Mortgage Loans and any Servicer Prepayment Charge Payment Amounts;

                  (viii) the related Repurchase Price with respect to any GMACM Mortgage Loan purchased by the Seller pursuant to Section 2.02 or
         Section 2.03, any amounts which are to be treated pursuant to Section
         2.04 of this Agreement as the payment of such a Repurchase Price, and the Repurchase Price with respect to any GMACM Mortgage Loan purchased by the Depositor pursuant to Section 3.24; and

                  (ix) any other amounts required to be deposited hereunder.

                  The foregoing requirements for deposit by GMACM into the Custodial Accounts shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges or assumption fees, if collected, need not be deposited by GMACM. In the event that GMACM shall deposit any amount not required to be deposited and not otherwise subject to withdrawal pursuant to Section 4.02, it may at any time withdraw or direct the institution maintaining its Custodial Accounts, to withdraw such amount from such Custodial Accounts, any provision herein to the contrary notwithstanding. Such withdrawal or direction may be accomplished by delivering written notice thereof to the institution maintaining its Custodial Accounts, that describes the amounts deposited in error in the Custodial Accounts. GMACM shall maintain adequate records with respect to all withdrawals made pursuant to this Section. All funds deposited in GMACM's Custodial Accounts shall be held in trust for the related Certificateholders until withdrawn in accordance with Section 4.02.

                  (c) The institution that maintains the Custodial Accounts with respect to the GMACM Mortgage Loans, or other authorized entity shall invest the funds in the Custodial Accounts, in the manner directed by GMACM, in Permitted Investments which shall mature not later than the next succeeding Remittance Date and shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the related Certificateholders. All income and gain net of any losses realized from any such investment shall be for the benefit of GMACM as servicing compensation and shall be remitted to it monthly as provided herein. The amount of any losses incurred in GMACM's Custodial Accounts in respect of any such investments shall be deposited by GMACM into such Custodial Accounts, out of its own funds.

                  (d) GMACM shall give at least 30 days advance notice to the Trustee, the Seller, each Rating Agency and the Depositor of any proposed change of location of the Custodial Accounts relating to the GMACM Mortgage Loans prior to any change thereof.

         Section 4.02. PERMITTED WITHDRAWALS FROM THE CUSTODIAL ACCOUNTS.

                  (a) GMACM may from time to time make withdrawals from the related Custodial Account relating to the GMACM Mortgage Loans for the following purposes:

                  (i) to pay itself (to the extent not previously paid to or withheld by GMACM), as servicing compensation in accordance with
         Section 3.10, that portion of any payment of interest that equals the Servicing Fee for the period with respect to which such interest payment was made, and, as additional servicing compensation, those other amounts set forth in Section 3.10;

                  (ii) to reimburse GMACM or an Advance Financing Person for (A) any unreimbursed Advances to the extent of amounts received which represent late recoveries of payments of principal and/or interest (net of the related Servicing Fees), Liquidation Proceeds and Insurance Proceeds on the GMACM Mortgage Loans with respect to which such Advances were made in accordance with the provisions of Section 5.01; and (B) any unreimbursed Advances with respect to the final liquidation of a GMACM Mortgage Loan that are Nonrecoverable Advances, but only to the extent that late recoveries of payments of principal and/or interest, Liquidation Proceeds and Insurance Proceeds received with respect to such GMACM Mortgage Loan are insufficient to reimburse GMACM or an Advance Financing Person for such unreimbursed Advances or (C) subject to Section 4.02(b), any unreimbursed Advances to the extent of Amounts Held For Future Distribution funds held in the Custodial Accounts relating to the GMACM Mortgage Loans that were not included in the Available Distribution Amount for the preceding Distribution Date;

                  (iii) to reimburse GMACM or an Advance Financing Person for any Nonrecoverable Advances;

                  (iv) to reimburse GMACM from Insurance Proceeds for Insured Expenses covered by the related Insurance Policy;

                  (v) to pay GMACM any unpaid Servicing Fees and to reimburse it or any Advance Financing Person for any unreimbursed Servicing Advances, provided, however, that GMACM's or such Advance Financing Person's right to reimbursement for Servicing Advances pursuant to this subclause (v) with respect to any GMACM

         Mortgage Loan shall be limited to amounts received on particular GMACM Mortgage Loan(s) (including, for this purpose, late recoveries of payments of principal and/or interest, Liquidation Proceeds, Insurance Proceeds, condemnation proceeds and purchase and repurchase proceeds) that represent late recoveries of the payments for which such Servicing Advances were made;

                  (vi) to pay to the Seller or the Depositor with respect to each GMACM Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 2.02, 2.03 or 3.24, all amounts received thereon and not taken into account in determining the related Stated Principal Balance of such repurchased GMACM Mortgage Loan;

                  (vii) to pay any expenses recoverable by GMACM pursuant to
         Section 7.04;

                  (viii) to withdraw any amount deposited in the Custodial Accounts relating to the GMACM Mortgage Loans and not required to be deposited therein; and

                  (ix) to clear and terminate the related Custodial Account relating to the GMACM Mortgage Loans upon the exercise of the Optional Termination pursuant to Section 10.01 hereof.

         In addition, no later than 3:00 p.m. Eastern time on the Remittance Date, GMACM shall withdraw from the related Custodial Account and remit to the Trustee (a) all amounts deposited in the related Custodial Account as of the close of business on the last day of the related Due Period (net of charges against or withdrawals from the related Custodial Account pursuant to this
Section 4.02), plus (b) all Advances, if any, which GMACM is obligated to make pursuant to Section 5.01, minus (c) any amounts attributable to Principal Prepayments, Liquidation Proceeds, Insurance Proceeds or condemnation proceeds received after the applicable Prepayment Period, which amounts shall be remitted on the following Remittance Date, together with any Compensating Interest required to be deposited in the related Custodial Account in connection with such Principal Prepayment in accordance with Section 5.02, and minus (d) any amounts attributable to Scheduled Payments collected but due on a Due Date or Due Dates subsequent to the first day of the month in which such Remittance Date occurs, which amounts shall be remitted on the Remittance Date next succeeding the Due Date related to such Scheduled Payment.

         With respect to any remittance received by the Trustee after the Business Day on which such payment was due, the Trustee shall send written notice thereof to GMACM. GMACM shall pay to the Trustee interest on any such late payment by GMACM at an annual rate equal to Prime Rate (as defined in The Wall Street Journal) plus one percentage point, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be paid by GMACM to the Trustee on the date such late payment is made and shall cover the period commencing with the day following the Business Day on which such payment was due and ending with the Business Day on which such payment is made, both inclusive. The payment by GMACM of any such interest, or the failure of the Trustee to notify GMACM of such interest, shall not be deemed an extension of time for payment or a waiver of any Servicer Default by GMACM.

         GMACM shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account pursuant to subclauses (i), (ii), (iv), (v) and (vi) above. Prior to making any withdrawal from the Custodial Account relating to the GMACM Mortgage Loans pursuant to subclause (iii), GMACM shall deliver to the Trustee an Officer's Certificate of a Authorized Servicer Representative indicating the amount of any previous Advance or Servicing Advance determined by GMACM to be a Nonrecoverable Advance and identifying the related GMACM Mortgage Loan(s), and their respective portions of such Nonrecoverable Advance.

                  (b) Notwithstanding the foregoing, any Amounts Held For Future Distribution withdrawn by GMACM as permitted in Section 4.02(a)(ii) in reimbursement of Advances previously made by GMACM shall be appropriately reflected in GMACM's records and replaced by GMACM by deposit in the related Custodial Account, no later than the close of business on any future Remittance Date on which the funds on deposit in the related Custodial Account shall be less than the amount required to be remitted to the Trust on such Remittance Date; provided, however that if the rating of GMACM (including any Successor Servicer) is less than "BBB", GMACM shall be required to replace such funds by deposit to the Distribution Account, no later than the close of business on the Remittance Date immediately following the Due Period or Prepayment Period for which such amounts relate.

         Section 4.03. REPORTS TO TRUSTEE.

         On or before the tenth calendar day of each month, GMACM shall furnish to the Trustee electronically in a format reasonably acceptable to the Trustee loan accounting reports in the investor's assigned loan number order to document the payment activity on each GMACM Mortgage Loan on an individual mortgage loan basis. With respect to each month, such loan accounting reports shall contain the following and any other information reasonably requested by the Trustee to prepare the Monthly Statements; provided that such information requested by the Trustee is reasonably available to GMACM and, provided further, that GMACM shall have no obligation to provide such additional reports or other information unless GMACM can do so with no more than nominal additional expense:

                  (i) With respect to each Scheduled Payment (on both an actual and scheduled basis with respect to mortgage loan balances and on an actual basis with respect to paid-through dates), the amount of such remittance allocable to principal (including a separate breakdown of any Principal Prepayment, including the amount of any Prepayment Interest Shortfall);

                  (ii) with respect to each Monthly Payment, the amount of such remittance allocable to scheduled interest;

                  (iii) the amount of any Prepayment Charges collected by GMACM;
                  (iv) the amount of servicing compensation received by GMACM during the prior calendar month;

                  (v) the aggregate Stated Principal Balance of the GMACM Mortgage Loans;

                  (vi) the aggregate amount of Advances made by GMACM pursuant to Section 5.01;

                  (vii) the aggregate of any expenses reimbursed to GMACM during the prior calendar month pursuant to Section 4.02; and

                  (viii) the number and aggregate outstanding principal balances of GMACM Mortgage Loans (a) delinquent (1) 30 to 59 days, (2) 60 to 89 days, (3) 90 days or more; (b) as to which foreclosure has commenced; and (c) as to which REO Property has been acquired.

         Section 4.04. COLLECTION OF TAXES; ASSESSMENTS AND SIMILAR ITEMS; ESCROW ACCOUNTS.

         To the extent required by the Mortgage Note related to a GMACM Mortgage Loan, GMACM shall establish and maintain one or more accounts (each, an "Escrow Account") and deposit and retain therein all collections from the Mortgagors (or advances by GMACM) for the payment of taxes, assessments, hazard insurance premiums or comparable items for the account of the Mortgagors. Nothing herein shall require GMACM to compel a Mortgagor to establish an Escrow Account in violation of applicable law.

         Withdrawals of amounts so collected from the Escrow Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, condominium or PUD association dues, or comparable items, to reimburse GMACM out of related collections for any payments made with respect to each GMACM Mortgage Loan pursuant to Section 3.01 (with respect to taxes and assessments and insurance premiums) and Section 3.05 (with respect to hazard insurance), to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required by law or the terms of the related Mortgage or Mortgage Note, to such Mortgagors on balances in the Escrow Account, to remove amounts deposited in error or to clear and terminate the Escrow Account at the termination of this Agreement in accordance with Section 10.01 thereof. The Escrow Account shall not be a part of the Trust Fund.

         Section 4.05. M&T CUSTODIAL ACCOUNTS AND GREENPOINT CUSTODIAL ACCOUNTS.

                  (a) The Custodial Accounts established by M&T under the M&T Servicing Agreement and GreenPoint under the GreenPoint Servicing Agreement shall, to the extent provided in the M&T Servicing Agreement or GreenPoint Servicing Agreement, as applicable, be an Eligible Account and segregated on the books of such institution in the name of the Trustee for the benefit of related Certificateholders. M&T and GreenPoint are authorized to make withdrawals from and deposits to the Custodial Accounts for purposes required or permitted by the M&T Servicing Agreement and the GreenPoint Servicing Agreement.

                  (b) To the extent provided in the M&T Servicing Agreement or GreenPoint Servicing Agreement, as applicable,, amounts on deposit in a Custodial Account may be invested in Permitted Investments in the name of the Trustee for the benefit of related Certificateholders and, except as provided in the preceding paragraph, not commingled with any other funds, such Permitted Investments to mature, or to be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the related Distribution

Account, and shall be held until required for such deposit. The income earned from any such Permitted Investments shall be paid to M&T under the M&T Servicing Agreement or GreenPoint under the GreenPoint Servicing Agreement, and the risk of loss of moneys required to be distributed to the related Certificateholders resulting from such investments shall be borne by and be the risk of M&T or GreenPoint, as applicable. M&T (to the extent provided in the M&T Servicing Agreement) and GreenPoint (to the extent provided in the GreenPoint Servicing Agreement) shall deposit the amount of any such loss in the Custodial Accounts immediately as realized.

                  (c) As provided in the M&T Servicing Agreement and GreenPoint Servicing Agreement, on or before each Remittance Date, each of M&T and GreenPoint shall withdraw or shall cause to be withdrawn from its Custodial Accounts and shall immediately deposit or cause to be deposited in the related Distribution Account amounts representing the following collections and payments (other than with respect to principal of or interest on the related M&T Mortgage Loans or GreenPoint Mortgage Loans due on or before the Cut-off Date):

                  (i) Scheduled Payments on the related Mortgage Loans received or any related portion thereof advanced by M&T pursuant to the M&T Servicing Agreement or GreenPoint pursuant to the GreenPoint Servicing Agreement, as applicable, which were due on or before the related Due Date, net of the amount thereof comprising the Servicing Fee;

                  (ii) Full Principal Prepayments and any Liquidation Proceeds received by M&T with respect to such M&T Mortgage Loans or GreenPoint with respect to the GreenPoint Mortgage Loans, as applicable, in the related Prepayment Period, with interest to the date of prepayment or liquidation, net of the amount thereof comprising the Servicing Fee;

                  (iii) Partial Principal Prepayments received by M&T and GreenPoint for the related Mortgage Loans in the related Prepayment Period; and

                  (iv) Any amount to be used as an Advance and the amount of any Compensating Interest payments.

         (d) Withdrawals may be made from the Custodial Accounts by M&T and GreenPoint as described in the M&T Servicing Agreement and GreenPoint Servicing Agreement and by M&T and GreenPoint only to make remittances to the Distribution Accounts; to reimburse M&T or GreenPoint, as applicable, for Advances which have been recovered by subsequent collection from the related Mortgagor; to remove amounts deposited in error; to remove fees, charges or other such amounts deposited on a temporary basis; or to clear and terminate the related Custodial Accounts at the termination of the M&T Servicing Agreement or GreenPoint Servicing Agreement, as applicable.

         Section 4.06. DISTRIBUTION ACCOUNTS.

                  (a) The Trustee shall establish and maintain in the name of the Trustee, for the benefit of the Group I Certificateholders and Group II Certificateholders, two Distribution Accounts as segregated non-interest bearing trust accounts. The Trustee will deposit in the related Distribution Account as identified by the Trustee and as received by the Trustee, the following amounts:

                           (i) All payments and recoveries in respect of
principal on the related Mortgage Loans, including, without limitation, Principal Prepayments, Subsequent Recoveries, Liquidation Proceeds, Insurance Proceeds, condemnation proceeds and all payments and recoveries in respect of interest on the related Mortgage Loans withdrawn by the related Servicer from the related Custodial Account and remitted by Servicers to the Trustee;

                           (ii) Any Advance and any Compensating Interest
Payments;

                           (iii) Any Prepayment Charges collected by the
Servicers in connection with the Principal Prepayment of any of the related Mortgage Loans (including any Servicer Prepayment Charge Payment Amounts);

                           (iv) Any Insurance Proceeds or Liquidation Proceeds
received by or on behalf of the
Trustee or which were not deposited in a Custodial Account;

                           (v) The Repurchase Price with respect to any M&T
Mortgage Loan or GreenPoint Mortgage Loans purchased by the Seller or Section
2.02 or 2.03, any amounts which are to be treated pursuant to Section 2.04 of this Agreement as the payment of such a Repurchase Price, the Repurchase Price with respect to any related M&T Mortgage Loans or GreenPoint Mortgage Loans purchased by the Depositor pursuant to Section 3.24, all proceeds of any related Mortgage Loans or property acquired with respect thereto repurchased by the Terminator pursuant to Section 10.01;

                           (vi) Any amounts required to be deposited with
respect to losses on investments of
deposits in an Account; and

                           (vii) Any other amounts received by or on behalf of
the Trustee and required to be deposited in the related Distribution Account pursuant to this Agreement.

                  (b) All amounts deposited to the Distribution Accounts shall be held by the Trustee in the name of the Trustee in trust for the benefit of the Certificateholders in accordance with the terms and provisions of this Agreement. The requirements for crediting the Distribution Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges or assumption, tax service, statement account or payoff, substitution, satisfaction, release and other like fees and charges, need not be credited by any Servicer to the Distribution Accounts.

                  (c) The amount at any time credited to the Distribution Accounts may be invested by the Trustee in Permitted Investments. All such investment income shall be for the benefit of the Trustee, and any losses incurred shall be deposited by the Trustee in the Distribution Accounts immediately as realized.

         Section 4.07. PERMITTED WITHDRAWALS AND TRANSFERS FROM THE DISTRIBUTION ACCOUNTS.

                  (a) The Trustee will, from time to time make or cause to be made such withdrawals or transfers from the Distribution Accounts pursuant to this Agreement for the following purposes:

                           (i) to pay to the Trustee any expenses recoverable by
the Trustee pursuant to this Agreement.

                           (ii) to reimburse the Trustee as Successor Servicer
or the related Servicer for any Advance or Servicing Advance of its own funds, the right of the Trustee as Successor Servicer or the related Servicer to reimbursement pursuant to this subclause (ii) being limited to amounts received on a particular Mortgage Loan (including, for this purpose, the Purchase Price therefor, Insurance Proceeds, Liquidation Proceeds and condemnation proceeds) which represent late payments or recoveries of the principal of or interest on such Mortgage Loan respecting which such Advance or Servicing Advance was made;

                           (iii) to reimburse the Trustee or the related
Servicer from Insurance Proceeds or Liquidation Proceeds relating to a particular Mortgage Loan for amounts expended by the Trustee as Successor Servicer or the related Servicer in good faith in connection with the restoration of the related Mortgaged Property which was damaged by an uninsured cause or in connection with the liquidation of such Mortgage Loan;

                           (iv) to reimburse the Trustee as Successor Servicer
or the related Servicer from Insurance Proceeds relating to a particular Mortgage Loan for insured expenses incurred with respect to such Mortgage Loan and to reimburse the Trustee as Successor Servicer or the related Servicer from Liquidation Proceeds from a particular Mortgage Loan for Liquidation Expenses incurred with respect to such Mortgage Loan;

                           (v) to reimburse the Trustee as Successor Servicer or
the related Servicer for advances of funds pursuant to this Agreement, the M&T Servicing Agreement or the GreenPoint Servicing Agreement, as applicable, and the right to reimbursement pursuant to this subclause being limited to amounts received on the related Mortgage Loan (including, for this purpose, the Purchase Price therefor, Insurance Proceeds, Liquidation Proceeds and condemnation proceeds) which represent late recoveries of the payments for which such advances were made;

                           (vi) to reimburse the Trustee as Successor Servicer
or the related Servicer for any Advance or advance, after a Realized Loss has been allocated with respect to the related Mortgage Loan if the Advance or advance has not been reimbursed pursuant to clauses (ii) and (v) or pursuant to the M&T Servicing Agreement or GreenPoint Servicing Agreement;

                           (vii) to pay the Credit Risk Management Fee to the
Credit Risk Manager; provided, however, that upon the termination of the Credit Risk Manager pursuant to Section 4.08(b) hereof, the amount of the Credit Risk Management Fee (or any portion thereof) previously payable to the Credit Risk Manager as described herein shall be paid to the Holder of the Class II-C Certificate;

                           (viii) to reimburse the Trustee for expenses, costs
and liabilities incurred by and reimbursable to it pursuant to this Agreement, the M&T Servicing Agreement and the GreenPoint Servicing Agreement (including the expenses of the Trustee in connection with a tax audit in connection with the performance of its obligations pursuant to Section 9.12, the M&T Servicing Agreement and the GreenPoint Servicing Agreement);

                           (ix) to pay to the Trust Fund, as additional
servicing compensation, any Excess Liquidation Proceeds to the extent not retained by the related Servicer;

                           (x) to reimburse or pay the related Servicer any such
amounts as are due thereto under this Agreement, the M&T Servicing Agreement or the GreenPoint Servicing Agreement, as applicable, and have not been retained by or paid to the related Servicer, to the extent provided herein or therein;

                           (xi) to reimburse the Trustee for expenses incurred
in the transfer of servicing responsibilities of the terminated Servicer after the occurrence and continuance of a Servicer Default to the extent not paid by the terminated Servicer;

                           (xii) to reimburse the Custodian for expenses, costs
and liabilities incurred or reimbursable to it pursuant to this Agreement or the Custodial Agreement;

                           (xiii) to remove amounts deposited in error; and

                           (xiv) to clear and terminate a Distribution Account
pursuant to Section 10.01.

                  (b) The Trustee shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of accounting for any reimbursement from the Distribution Accounts pursuant to subclauses (ii) through
(v), inclusive, and (vii) or with respect to any such amounts which would have been covered by such subclauses had the amounts not been retained by the Trustee without being deposited in the Distribution Accounts under Section 4.07.

                  (c) On each Distribution Date, the Trustee shall distribute the Group I Available Funds and the Group II Available Distribution Amount in the related Distribution Account to the holders of the Certificates in accordance with Section 5.04.

         Section 4.08. DUTIES OF THE CREDIT RISK MANAGER; TERMINATION.

                  (a) The Depositor appoints The Murrayhill Company as Credit Risk Manager. For and on behalf of the Depositor, the Credit Risk Manager will provide reports and recommendations concerning the Mortgage Loans that are past due, as to which there has been commencement of foreclosure, as to which there has been forbearance in exercise of remedies which are in default, as to which a Mortgagor is the subject of bankruptcy, receivership, or an arrangement of creditors, or as to which have become REO Properties. Such reports and recommendations will be based upon information provided to the Credit Risk Manager pursuant to the related Credit Risk Management Agreement and the Credit Risk Manager shall look solely to the related Servicer for all information and data (including loss and delinquency information and data) and loan level information and data relating to the servicing of the related Mortgage Loans. If the Credit Risk Manager is no longer able to perform its duties hereunder, the Credit Risk Manager may be terminated by the Depositor at the direction of Certificateholders evidencing not less than 66 2/3% of the Voting Rights. The Depositor may, at its option, cause the appointment of a successor Credit Risk Manager. Upon any termination of the Credit Risk Manager or the appointment of a successor Credit Risk Manager, the Depositor shall give written notice thereof to the Servicers, the Trustee, each Rating Agency and the Credit Risk Manager. Notwithstanding the foregoing, the termination of the Credit Risk Manager pursuant to this Section 4.08(a) shall not become effective until the appointment of a successor Credit Risk Manager.

                  (b) Within six months of the Closing Date, the Seller may, at its option, terminate the Credit Risk Manager if, in its reasonable judgment,
(i) the value of the servicing rights with respect to the Mortgage Loans is adversely affected as a result of the presence of the Credit Risk Manager or
(ii) the presence of the Credit Risk Manager impairs the ability of the Seller to transfer the servicing rights with respect to the Mortgage Loans as permitted by this Agreement. Upon the termination of the Credit Risk Manager, the Seller may, at its option, cause the Depositor to appoint a successor Credit Risk Manager. Notice of such termination shall be provided by the Seller to the Rating Agencies, the Trustee, the Depositor, the Servicers and the Credit Risk Manager. Upon the appointment of a successor Credit Risk Manager, the Depositor shall provide written notice thereof to each Rating Agency, the Trustee, the Servicers and the Credit Risk Manager.

                  If the Credit Risk Manager is terminated pursuant to this
Section 4.08(b), the Credit Risk Manager shall only be entitled to a fee equal to 0.0050% with respect to each Mortgage Loan for the one year period following such termination. After the expiration of such one year period, the Credit Risk Manager shall not be entitled to the Credit Risk Management Fee or any portion thereof with respect to any Mortgage Loan. The exess of the Credit Risk Management Fee with respect to each Mortgage Loan over the amount payable to the Credit Risk Manager as described in this paragraph shall be paid to the Holder of the Class II-C Certificate pursuant to Section 4.07(a)(vii).


         Section 4.09. LIMITATION UPON LIABILITY OF THE CREDIT RISK MANAGER.

         Neither the Credit Risk Manager, nor any of the directors, officers, employees or agents of the Credit Risk Manager, shall be under any liability to the Trustee, the Certificateholders or the Depositor for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, in reliance upon information provided by a Servicer under the related Credit Risk Management Agreement or of errors in judgment; provided, however, that this provision shall not protect the Credit Risk Manager or any such person against liability that would otherwise be imposed by reason of willful malfeasance, bad faith or gross negligence in its performance of its duties under this Agreement or any Credit Risk Management Agreement. The Credit Risk Manager and any director, officer, employee or agent of the Credit Risk Manager may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder, and may rely in good faith upon the accuracy of information furnished by a Servicer pursuant to the related Credit Risk Management Agreement in the performance of its duties thereunder and hereunder.

                                   ARTICLE V

                           ADVANCES AND DISTRIBUTIONS

         Section 5.01. ADVANCES; ADVANCE FACILITY.

                  (a) GMACM shall make an Advance with respect to any GMACM Mortgage Loan and deposit such Advance in the Distribution Account no later than 3:00 p.m. Eastern time on the Remittance Date in immediately available funds. M&T shall remit any Advance with respect to a M&T Mortgage Loan as required under the M&T Servicing Agreement. GreenPoint shall remit any Advance with respect to a GreenPoint Mortgage Loan as required under the GreenPoint Servicing Agreement.The related Servicer shall be obligated to make any such Advance only to the extent that such advance would not be a Nonrecoverable Advance. If the related Servicer shall have determined that it has made a Nonrecoverable Advance or that a proposed Advance or a lesser portion of such Advance would constitute a Nonrecoverable Advance, such Servicer shall deliver (i) to the Trustee for the benefit of the Certificateholders funds constituting the remaining portion of such Advance, if applicable, and (ii) to the Depositor, each Rating Agency and the Trustee an Officer's Certificate setting forth the basis for such determination.

                  In lieu of making all or a portion of such Advance from its own funds, GMACM may (i) cause to be made an appropriate entry in its records relating to the related Custodial Account that any Amounts Held for Future Distribution has been used by GMACM in discharge of its obligation to make any such Advance and (ii) transfer such funds from the related Custodial Account to the related Distribution Account. Any funds so applied and transferred shall be replaced by GMACM by deposit in the Distribution Account, no later than the close of business on any future Remittance Date on which the funds on deposit in the related Custodial Account shall be less than the amount required to be remitted to the Trustee on such Remittance Date; provided, however that if the rating of GMACM (including any Successor Servicer) is less than "BBB", GMACM shall be required to replace such funds by deposit to the Distribution Account, no later than the close of business on the Remittance Date immediately following the Due Period or Prepayment Period for which such amounts relate.

                  The related Servicer shall be entitled to be reimbursed from the related Custodial Account for all Advances of its own funds made pursuant to this Section or pursuant to the M&T Servicing Agreement or GreenPoint Servicing Agreement, as applicable, as provided in Section 4.02 or as provided in the M&T Servicing Agreement or the GreenPoint Servicing Agreement, as applicable. The obligation to make Advances with respect to any Mortgage Loan shall continue until such Mortgage Loan is paid in full or the related Mortgaged Property or related REO Property has been liquidated or until the purchase or repurchase thereof (or substitution therefor) from the Trust Fund pursuant to any applicable provision of this Agreement, except as otherwise provided in this
Section 5.01.

                  Subject to and in accordance with the provisions of Article VIII hereof, in the event that the related Servicer fails to make such Advance, then the Trustee, as a Successor Servicer, shall be obligated to make such Advance only to the extent such Advance, if made, would not constitute a Nonrecoverable Advance, subject to the provisions of Sections 5.01 and 8.02.

                  (b)(i) GMACM is hereby authorized to enter into a financing or other facility (any such arrangement, an "Advance Facility"), the documentation for which complies with Section 5.01(b)(v) below, under which (1) GMACM assigns or pledges its rights under this Agreement to be reimbursed for any or all Advances and/or Servicing Advances to (i) a Person, which may be a special-purpose bankruptcy-remote entity (an "SPV"), (ii) a Person, which may simultaneously assign or pledge such rights to an SPV or (iii) a lender (a "Lender"), which, in the case of any Person or SPV of the type described in either of the preceding clauses (i) or (ii), may directly or through other assignees and/or pledgees, assign or pledge such rights to a Person, which may include a trustee acting on behalf of holders of debt instruments (any such Person or any such Lender, an "Advance Financing Person"), and/or (2) an Advance Financing Person agrees to fund all the Advances and/or Servicing Advances required to be made by GMACM pursuant to this Agreement. No consent of the Trustee, Certificateholders or any other party shall be required before GMACM may enter into an Advance Facility nor shall the Trustee or the Certificateholders be a third party beneficiary of any obligation of an Advance Financing Person to GMACM. Notwithstanding the existence of any Advance Facility under which an Advance Financing Person agrees to fund Advances and/or Servicing Advances, (A) GMACM (i) shall remain obligated pursuant to this Agreement to make Advances and/or Servicing Advances pursuant to and as required by this Agreement and (ii) shall not be relieved of such obligations by virtue of such Advance Facility and (B) neither the Advance Financing Person nor any GMACM's Assignee (as hereinafter defined) shall have any right to proceed against or otherwise contact any GMACM Mortgagor for the purpose of collecting any payment that may be due with respect to any related Mortgage Loan or enforcing any covenant of such Mortgagor under the related GMACM Mortgage Loan documents.

                  (ii) If GMACM enters into an Advance Facility, GMACM and the related Advance Financing Person shall deliver to the Trustee at the address set forth in Section 11.05 hereof no later than the Remittance Date immediately following the effective date of such Advance Facility a written notice (an "Advance Facility Notice"), stating (a) the identity of the Advance Financing Person and (b) the identity of the Person ("GMACM's Assignee") that will, subject to Section 5.01(b)(iii) hereof, have the right to make withdrawals from the related Custodial Account pursuant to Section 4.02 hereof to reimburse previously unreimbursed Advances and/or Servicing Advances ("Advance Reimbursement Amounts"). Advance Reimbursement Amounts (i) shall consist solely of amounts in respect of Advances and/or Servicing Advances for which GMACM would be permitted to reimburse itself in accordance with Section 4.02 hereof, assuming GMACM had made the related Advance(s) and/or Servicing Advance(s) and
(ii) shall not consist of amounts payable to a successor Servicer in accordance with Section 4.02 hereof to the extent permitted under Section 5.01(b)(v) below.

                  (iii) Notwithstanding the existence of an Advance Facility, GMACM, on behalf of the Advance Financing Person and GMACM's Assignee, shall be entitled to receive reimbursements of Advances and/or Servicing Advances in accordance with Section 4.02 hereof, which entitlement may be terminated by the Advance Financing Person pursuant to a written notice to the Trustee in the manner set forth in Section 11.05 hereof. Upon receipt of such written notice, GMACM shall no longer be entitled to receive reimbursement for any Advance Reimbursement Amounts and GMACM's Assignee shall immediately have the right to receive from the related Custodial Account all Advance Reimbursement Amounts. Notwithstanding the foregoing, and for the avoidance of doubt, (i) GMACM and/or GMACM's Assignee shall only be entitled to reimbursement of Advance Reimbursement Amounts hereunder from withdrawals from the related Custodial Account pursuant to Section 4.02 of this Agreement and shall not otherwise be entitled to make withdrawals or receive amounts that shall be deposited in the Distribution Account pursuant to Section 4.06 hereof, and (ii) none of the Trustee or the Certificateholders shall have any right to, or otherwise be entitled to, receive any Advance Reimbursement Amounts to which GMACM or GMACM's Assignee, as applicable, shall be entitled pursuant to Section
4.02 hereof. An Advance Facility may be terminated by the joint written direction of GMACM and the related Advance Financing Person. Written notice of such termination shall be delivered to the Trustee in the manner set forth in
Section 11.05 hereof. None of the Depositor or the Trustee shall, as a result of the existence of any Advance Facility, have any additional duty or liability with respect to the calculation or payment of any Advance Reimbursement Amount, nor, as a result of the existence of any Advance Facility, shall the Depositor or the Trustee have any additional responsibility to track or monitor the administration of the Advance Facility or the payment of Advance Reimbursement Amounts to GMACM's Assignee. GMACM shall indemnify the Depositor, the Trustee, any successor Servicer and the Trust Fund for any claim, loss, liability or damage resulting from any claim by the related Advancing Financing Person, except to the extent that such claim, loss, liability or damage resulted from or arose out of gross negligence, recklessness or willful misconduct on the part of the Depositor, the Trustee or any successor Servicer, as the case may be, or failure by the successor Servicer or the Trustee, as the case may be, to remit funds as required by this Agreement or the commission of an act or omission to act by the successor Servicer or the Trustee, as the case may be, and the passage of any applicable cure or grace period, such that an Event of Default under this Agreement occurs or such entity is subject to termination for cause under this Agreement. GMACM shall maintain and provide to any successor Servicer and, upon request, the Trustee a detailed accounting on a loan-by-loan basis as to amounts advanced by, pledged or assigned to, and reimbursed to any Advancing Financing Person. The successor Servicer shall be entitled to rely on any such information provided by GMACM, and the successor Servicer shall not be liable for any errors in such information.

                  (iv) An Advance Financing Person who receives an assignment or pledge of rights to receive Advance Reimbursement Amounts and/or whose obligations are limited to the funding of Advances and/or Servicing Advances pursuant to an Advance Facility shall not be required to meet the criteria for qualification as GMACM.

                  (v) As between GMACM and its Advance Financing Person, on the one hand, and a successor Servicer and its Advance Financing Person, if any, on the other hand, Advance Reimbursement Amounts on a loan-by-loan basis with respect to each GMACM Mortgage Loan as to which an Advance and/or Servicing Advance shall have been made and be outstanding shall be allocated on a "first-in, first out" basis. In the event GMACM's Assignee shall have received some or all of an Advance Reimbursement Amount related to Advances and/or Servicing Advances that were made by a Person other than GMACM or its related Advance Financing Person in error, then GMACM's Assignee shall be required to remit any portion of such Advance Reimbursement Amount to each Person entitled to such portion of such Advance Reimbursement Amount. Without limiting the generality of the foregoing, GMACM shall remain entitled to be reimbursed by the Advance Financing Person for all Advances and/or Servicing Advances funded by GMACM to the extent the related Advance Reimbursement Amounts have not been assigned or pledged to such Advance Financing Person or GMACM's Assignee.

                  (vi) For purposes of any Officer's Certificate of GMACM delivered pursuant to Section 5.01(a), any Nonrecoverable Advance referred to therein may have been made by GMACM. In making its determination that any Advance or Servicing Advance theretofore made has become a Nonrecoverable Advance, GMACM shall apply the same criteria in making such determination regardless of whether such Advance or Servicing Advance shall have been made by GMACM.

                  (vii) Any amendment to this Section 5.01(b) or to any other provision of this Agreement that may be necessary or appropriate to effect the terms of an Advance Facility as described generally in this Section 5.01(b), including amendments to add provisions relating to a successor Servicer, may be entered into by the Trustee, the Depositor and GMACM without the consent of any Certificateholder, provided such amendment complies with Section 11.01 hereof. All reasonable costs and expenses (including attorneys' fees) of each party hereto of any such amendment shall be borne solely by GMACM. The parties hereto hereby acknowledge and agree that: (a) the Advances and/or Servicing Advances financed by and/or pledged to an Advance Financing Person under any Advance Facility are obligations owed to GMACM payable only from the cash flows and proceeds received under this Agreement for reimbursement of Advances and/or Servicing Advances only to the extent provided herein, and the Trustee and the Trust are not, as a result of the existence of any Advance Facility, obligated or liable to repay any Advances and/or Servicing Advances financed by the Advance Financing Person; (b) GMACM will be responsible for remitting to the Advance Financing Person the applicable amounts collected by it as reimbursement for Advances and/or Servicing Advances funded by the Advance Financing Person, subject to the provisions of this Agreement; and (c) the Trustee shall not have any responsibility to track or monitor the administration of the financing arrangement between GMACM and any Advance Financing Person.

         Section 5.02. COMPENSATING INTEREST PAYMENTS.

         In the event that there is a Prepayment Interest Shortfall arising from a voluntary Principal Prepayment in part or in full by the Mortgagor with respect to any GMACM Mortgage Loan, GMACM shall, to the extent of half of the Servicing Fee for such Distribution Date, deposit into the Distribution Account, as a reduction of and to the extent of, the Servicing Fee for such Distribution Date, no later than the close of business on the Remittance Date immediately preceding such Distribution Date, an amount equal to the Prepayment Interest Shortfall; and in case of such deposit, GMACM shall not be entitled to any recovery or reimbursement from the Depositor, the Trustee, the Seller, the Trust Fund or the Certificateholders.

         M&T shall remit any payments required in respect of Compensating Interest to the related Distribution Account on the Remittance Date as required by the M&T Servicing

Agreement. GreenPoint shall remit any payments required in respect of Compensating Interest to the related Distribution Account on the Remittance Date as required by the GreenPoint Servicing Agreement.

         Section 5.03. REMIC DISTRIBUTIONS.

                  On each Distribution Date the Trustee, shall be deemed to allocate distributions to the REMIC II Regular Interests and the REMIC III Regular Interests in accordance with Section 5.08 hereof.

         Section 5.04. DISTRIBUTIONS.

         (a) On each Distribution Date, the Group I Available Funds for such Distribution Date shall be withdrawn by the Trustee to the extent of funds on deposit in the related Distribution Account and distributed as directed in accordance with the Remittance Report for such Distribution Date, in the following order of priority:

                  (i) FIRST, to the Class I-A-1 Certificates, the Accrued Certificate Interest for such Distribution Date;

                           SECOND, to the Class I-A-1 Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, to the extent of remaining Group I Available Funds; and

                           THIRD, to the Class I-A-1 Certificates, in reduction of the Certificate Principal Balance thereof, the Senior Optimal Principal Amount for such Distribution Date, to the extent of remaining Group I Available Funds, until the Certificate Principal Balance of such Class has been reduced to zero.

                  (ii) Except as provided in paragraph (iii) below, on each Distribution Date on or prior to the Cross-Over Date, an amount equal to the sum of the remaining Group I Available Funds after the distributions in clause (i) above will be distributed sequentially, in the following order, to the Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4, Class I-B-5 and Class I-B-6 Certificates, in each case up to an amount equal to and in the following order: (a) the Accrued Certificate Interest thereon for such Distribution Date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (c) such class's Allocable Share, if any, for such Distribution Date, in each case, to the extent of the sum of the remaining Group I Available Funds.

                  (iii) If on any Distribution Date the Certificate Principal Balance of the Class I-A-1 Certificates would be greater than the aggregate Stated Principal Balance of the Group I Mortgage Loans after giving effect to distributions to be made on such Distribution Date, and any Group I Subordinate Certificates are still outstanding, (i) 100% of amounts otherwise allocable to the Group I Subordinate Certificates in respect of principal will be distributed to the Class I-A-1 Certificates in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance of the Class I-A-1 Certificates is an amount equal to the aggregate Stated Principal Balance of the Group I Mortgage Loans, and (ii) the Accrued Certificate Interest otherwise allocable to the Group I Subordinate Certificates on such Distribution Date will be reduced, if necessary, and distributed to the Class I-A-1 Certificates in an amount equal to the Accrued Certificate Interest for such Distribution Date on the excess of (x) the aggregate Certificate Principal Balance of the Class I-A-1 Certificates over (y) the aggregate Stated Principal Balance of the Group I Mortgage Loans. Any such reduction in the Accrued Certificate Interest on the Group I Subordinate Certificates will be allocated first to the Group I Subordinate Certificates having the lowest payment priority, in this case commencing with the Class I-B-6 Certificates.

                  (iv) To the Class I-X Certificates, an amount in respect of equal to the product of the Class I-X Pass-Through Rate multiplied by the Certificate Notional Balance of the Class I-X Certificates.

         On each distribution date, any Group I Available Funds remaining after payment of interest and principal to the Group I Certificates entitled thereto, as described above, will be distributed to the Class I-R Certificates; provided that if on any distribution date there are any Group I Available Funds remaining after payment of interest and principal to a Class or Classes of Group I Certificates entitled thereto, such amounts will be distributed to the other Classes of Group I Certificates as payments of principal, in reduction of the Certificate Principal Balances thereof, on a pro rata basis, based upon their Certificate Principal Balances, until all amounts due to all Classes of Group I Certificates have been paid in full, before any amounts are distributed to the Class I-R Certificates.


                  (b) On each Distribution Date, the Group II Available Distribution Amount for such Distribution Date shall be withdrawn by the Trustee to the extent of funds on deposit in the related Distribution Account and distributed as directed in accordance with the Remittance Report for such Distribution Date, in the following order of priority:

                  FIRST, to pay interest on the Group II Certificates, in the following order of priority:

                  1. from the Interest Remittance Amount to the holders of the Group II Senior Certificates on a pro rata basis based on the entitlement of each such class, the Senior Interest Distribution Amount for each such Class for such Distribution Date;

                  2. to the extent of the Interest Remittance Amount remaining after distribution of the Senior Interest Distribution Amount to the holders of the Group II Senior Certificates, to the holders of the Class II-M-1 Certificates, the Interest Distribution Amount for such Class for such Distribution Date;

                  3. to the extent of the Interest Remittance Amount remaining after distribution of the Senior Interest Distribution Amount to the holders of the Group II Senior Certificates, and the Interest Distribution Amount to the holders of the Class II-M-1 Certificates, to the holders of the Class II-M-2 Certificates, the Interest Distribution Amount for such Class for such Distribution Date; and

                  4. to the extent of the Interest Remittance Amount remaining after distribution of the Senior Interest Distribution Amount to the holders of the Group II Senior Certificates, the Interest Distribution Amount to the holders of the Class II-M-1 Certificates and the Interest Distribution Amount to the holders of the Class II-M-2 Certificates, to the holders of the Class II-M-3 Certificates, the Interest Distribution Amount for such Class for such Distribution Date.

                           SECOND, to pay to the Group II Offered Certificates
(other than the Class II-A-IO Certificates) in respect of principal, to the extent of the Group II Available Distribution Amount remaining on each Distribution Date, the Principal Distribution Amount for each Distribution Date, in the following amount and order of priority:

                  1. The Senior Principal Distribution Amount for such Distribution Date will be distributed to the Group II Senior Certificates as follows:

                           FIRST, to the Class II-A-5 Certificates, in an amount up to the Class II-A-5 Lockout Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof has been reduced to zero; and

                           SECOND, in the following order of priority:

                              o to the Class II-A-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

                              o to the Class II-A-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

                              o to the Class II-A-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

                              o to the Class II-A-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

                              o to the Class II-A-5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

provided, however, on any distribution date after the Certificate Principal Balance of the Group II Mezzanine Certificates have been reduced to zero, distributions of principal to the Group II Senior Certificates (other than the Class II-A-IO Certificates) will be allocated among such

Group II Senior Certificates concurrently on a pro rata basis, based on the Certificate Principal Balances thereof.

                  2. To the Class II-M-1 Certificates, in an amount equal to the Class II-M-1 Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof has been reduced to zero.

                  3. To the Class II-M-2 Certificates, in an amount equal to the Class II-M-2 Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof has been reduced to zero.

                  4. To the Class II-M-3 Certificates, in an amount equal to the Class II-M-3 Principal Distribution Amount for such Distribution Date, until the Certificate Principal Balance thereof has been reduced to zero.

         THIRD, after the payment of interest and principal to the Certificates as described in clauses FIRST and SECOND above, any Net Monthly Excess Cashflow for such Distribution Date will be distributed as follows:

                  1. To the holders of the Group II Offered Certificates (other than the Class II-A-IO Certificates) in an amount equal to any Extra Principal Distribution Amount for such Distribution Date, payable to such holders as part of the Principal Distribution Amount in accordance with clause SECOND above;

                  2. To the holders of the Class II-M-1 Certificates, then to the holders of the Class II-M-2 Certificates and then to the holders of the Class II-M-3 Certificates, the related Interest Carry Forward Amount on such Distribution Date;

                  4. To the Net WAC Reserve Fund, an amount equal to (i) with respect to the Group II Offered Certificates other than the Class II-A-1 Certificates and the Class II-A-IO Certificates, the sum of the related Net WAC Rate Carryover Amounts, if any, and (ii) with respect to the Class II-A-1 Certificates, the amount by which the sum of the Net WAC Rate Carryover Amounts with respect to the Class II-A-1 Certificates exceeds the amount received by the Trustee with respect to the Cap Agreement since the prior Distribution Date;

                  5. To the holders of the Class II-C Certificates, the Class II-C Distribution Amount; and

                  6. To the Holders of the Class II-R Certificates, in respect of the Class R-3 Interest, any remaining amounts.

         On each Distribution Date, the Trustee, after making the required distributions of interest and principal to the Group II Certificates as described in clauses FIRST and SECOND above and after the distribution of the Net Monthly Excess Cashflow as described in clause THIRD above, will withdraw from the Net WAC Reserve Fund the amounts on deposit therein and distribute such amounts to the Group II Senior Certificates (other than the Class II-A-IO Certificates) and the Group II Mezzanine Certificates in respect of any Net WAC Rate Carryover Amounts due to each such Class in the following manner and order of priority: first, concurrently to the Group II Senior Certificates, other than the Class II-A-IO Certificates, on a pro rata basis, based on the entitlement of each such Class, the related Net WAC Rate Carryover Amount (after taking into account payments made pursuant to the Cap Contract with respect to the Class A-1 Certificates) for such Distribution Date for each such Class; second, to the Class II-M-1 Certificates, the related Net WAC Rate Carryover Amount for such Distribution Date for such Class; third, to the Class II-M-2 Certificates, the related Net WAC Rate Carryover Amount for such Distribution Date for such Class; and fourth, to the Class II-M-3 Certificates, the related Net WAC Rate Carryover Amount for such Distribution Date for such Class.

                  (c) On each Distribution Date, all amounts representing Prepayment Charges in respect of the Group I Mortgage Loans received during the related Prepayment Period and deposited in the related Distribution Account will be withdrawn from the related Distribution Account and distributed by the Trustee in accordance with the Remittance Report to the Class I-P Certificates and shall not be available for distribution to the holders of any other Class of Certificates. The payment of such Prepayment Charges shall not reduce the Certificate Principal Balance of the Class I-P Certificates.

                           On each Distribution Date, all amounts representing
Prepayment Charges in respect of the Group II Mortgage Loans received during the related Prepayment Period and deposited in the related Distribution Account will be withdrawn from the related Distribution Account and distributed by the Trustee in accordance with the Remittance Report to the Class II-P Certificates and shall not be available for distribution to the holders of any other Class of Certificates. The payment of such Prepayment Charges shall not reduce the Certificate Principal Balance of the Class II-P Certificates.

                  (d) Subject to Section 10.02 hereof respecting the final distribution, on each Distribution Date the Trustee shall make distributions to each Certificateholder of record on the preceding Record Date either by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if (i) such Holder has so notified the Trustee at least 5 Business Days prior to the related Record Date and (ii) such Holder shall hold Regular Certificates with aggregate principal denominations of not less than $1,000,000 or evidencing a Percentage Interest aggregating 10% or more with respect to such Class or, if not, by check mailed by first class mail to such Certificateholder at the address of such holder appearing in the Certificate Register. Notwithstanding the foregoing, but subject to Section 10.02 hereof respecting the final distribution, distributions with respect to Certificates registered in the name of a Depository shall be made to such Depository in immediately available funds.

                  (e) On each Distribution Date, the Trustee shall prepare the Monthly Statement to Certificateholders for the related Distribution Date (the "Monthly Statement").

         Section 5.05. ALLOCATION OF GROUP I REALIZED LOSSES.

                  (a) On or prior to each Determination Date, the Trustee shall determine the amount of any Realized Loss in respect of each Group I Mortgage Loan that occurred during the immediately preceding calendar month.

                  (b) The interest portion of Group I Realized Losses shall be allocated to the Group I Certificates as described in Section 1.02 hereof.

                  (c) The principal portion of each Group I Realized Loss shall be allocated as follows:

                           FIRST, to the Class I-B-6 Certificates until the Certificate Principal Balance thereof has been reduced to zero;

                           SECOND, to the Class I-B-5 Certificates until the Certificate Principal Balance thereof has been reduced to zero;

                           THIRD, to the Class I-B-4 Certificates until the Certificate Principal Balance thereof has been reduced to zero;

                           FOURTH, to the Class I-B-3 Certificates until the Certificate Principal Balance thereof has been reduced to zero;

                           FIFTH, to the Class I-B-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero;

                           SIXTH, to the Class I-B-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero;

                           SEVENTH, to the Class I-A-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero;

                  (d) Notwithstanding the foregoing clause (c), no such allocation of any Group I Realized Loss shall be made on a Distribution Date to any Class of Group I Certificates to the extent that such allocation would result in the reduction of the aggregate Certificate Principal Balances of all the Group I Certificates as of such Distribution Date, after giving effect to all distributions and prior allocations of Group I Realized Losses on such date, to an amount less than the aggregate Stated Principal Balance of all of the Group I Mortgage Loans as of the first day of the month of such Distribution Date (such limitation, the "Loss Allocation Limitation").

                  (e) Any Group I Realized Losses allocated to a Class of Group I Certificates shall be allocated among the Group I Certificates of such Class in proportion to their respective Certificate Principal Balances. Any allocation of Group I Realized Losses shall be accomplished by reducing the Certificate Principal Balances of the related Group I Certificates on the related Distribution Date.

                  (f) Group I Realized Losses shall be allocated on the Distribution Date in the month following the month in which such loss was incurred and, in the case of the principal portion thereof, after giving effect to distributions made on such Distribution Date.

                  (g) On each Distribution Date, the Trustee shall determine the Subordinate Certificate Writedown Amount. Any such Subordinate Certificate Writedown Amount shall effect a corresponding reduction in the Certificate Principal Balance of the Group I Subordinate Certificates, in the reverse order of their which reduction shall occur on such Distribution Date after giving effect to distributions made on such Distribution Date.

                  (h) Any Net Interest Shortfall shall be allocated among the Classes of Group I Certificates in proportion to the respective amounts of Accrued Certificate Interest that would have been allocated thereto in the absence of such Net Interest Shortfall for such Distribution Date. The interest portion of any Group I Realized Losses occurring on or prior to the Cross-Over Date will not be allocated among any Group I Certificates, but will reduce the amount of Group I Available Funds on the related Distribution Date. As a result of the subordination of the Group I Subordinate Certificates in right of distribution, such Group I Realized Losses will be borne by the Group I Subordinate Certificates in reverse order of their payment priority. Following the Cross-Over Date, the interest portion of Realized Losses on the Group I Mortgage Loans will be allocated to the Class I-A-1 Certificates.

                  (i) Notwithstanding anything to the contrary contained herein, if on any Distribution Date the Trustee discovers, based solely on the reports delivered by the Servicers under this Agreement, the M&T Servicing Agreement and the GreenPoint Servicing Agreement , that any Subsequent Recoveries have been collected by the Servicers with respect to the Group I Mortgage Loans, the Trustee shall reinstate the amount of the Certificate Principal Balance of the Outstanding Class of Certificates with the lowest payment priority which was reduced as a result of the allocation of Realized Losses on such Distribution Date or any prior Distribution Date. To the extent that the amount of the Subsequent Recoveries collected by the Servicers exceeds the amount of Group I Realized Losses allocated to the Outstanding Class of Group I Certificates since the Closing Date, the Trustee shall (i) reinstate and reissue any retired Private Certificate, beginning with the retired Class of Private Certificates having the most senior payment priority, for which Realized Losses were allocated on any Distribution Date since the Closing Date and (ii) use reasonable efforts to, to the extent permitted by the Depository, reinstate and reissue any retired Book-Entry Certificate, beginning with the retired Class of Book-Entry Certificates having the most senior payment priority, for which Group I Realized Losses were allocated on any Distribution Date since the Closing Date.

         Section 5.06. ALLOCATION OF GROUP II REALIZED LOSSES.

                  (a) On or prior to each Determination Date, the Trustee shall determine the amount of any Group II Realized Loss in respect of each Group II Mortgage Loan that occurred during the immediately preceding calendar month.

                  (b) The interest portion of Group II Realized Losses shall be allocated to the Certificates as described in Section 1.02 hereof.

                  (c) The principal portion of all Realized Losses on the Group II Mortgage Loans allocated to any REMIC II Regular Interest pursuant to Section
5.06 (e) shall be allocated on each Distribution Date as follows: first, in reduction of the Net Monthly Excess Cashflow; second, to the Class II-C Certificates, until the Certificate Principal Balance thereof has been reduced to zero; third, to the Class II-M-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; fourth, to the Class II-M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and fifth, to the Class II-M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero. All such Realized Losses to be allocated to the Certificate Principal Balances of all such Classes on any Distribution Date shall be so allocated after the actual distributions to be made on such date as provided above. All references above to the Certificate Principal Balance of any Class of Certificates shall be to the Certificate Principal Balance of such Class immediately prior to the relevant Distribution Date, before reduction thereof by any Realized Losses, in each case to be allocated to such Class of Certificates, on such Distribution Date.

                  Any allocation of the principal portion of Realized Losses to a Group II Mezzanine Certificate on any Distribution Date shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated; any allocation of Group II Realized Losses to a Class II-C Certificates shall be made by reducing the amount otherwise payable in respect thereof pursuant to
Section 5.04(b) clause THIRD. No allocations of any Realized Losses shall be made to the Certificate Principal Balances of the Group II Senior Certificates or Class II-P Certificates.

                  All such Group II Realized Losses and all other losses allocated to a Class of Group II Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

                  (d) The principal portion of all Realized Losses on the Mortgage Loans shall be allocated on each Distribution Date first, to REMIC II Regular Interest LTII-2 and REMIC II Regular Interest LTII-IIP, until the Uncertificated Principal Balances have been reduced to zero and then to REMIC II Regular Interest LTII-IO-A, REMIC II Regular Interest LTII-IO-B, REMIC II Regular Interest LTII-IO-C, REMIC II Regular Interest LTII-IO-D, REMIC II Regular Interest LTII-IO-E, REMIC II Regular Interest LTII-IO-F, REMIC II Regular Interest LTII-IO-G and REMIC I Regular Interest LTII-IO-H, sequentially, until the Uncertificated Principal Balances of each such REMIC II Regular Interest have been reduced to zero.

                  (e) All Realized Losses on the REMIC II Regular Interests shall be allocated on each Distribution Date to the following REMIC III Regular Interests in the specified percentages, as follows: first, to Uncertificated Accrued Interest payable to the REMIC III Regular Interest LTIII-AA and REMIC III Regular Interest LTIII-IIZZ up to an aggregate amount equal to the REMIC III Interest Loss Allocation Amount, 98% and 2%, respectively; second, to the Uncertificated Principal Balances of the REMIC III Regular Interest LTIII-AA and REMIC III Regular Interest LTIII-IIZZ up to an aggregate amount equal to the REMIC III Principal Loss Allocation Amount, 98% and 2%, respectively; third, to the Uncertificated Principal Balances of REMIC III Regular Interest LTII-AA, REMIC III Regular Interest LTIII-IIM3 and REMIC III Regular Interest LTIII-IIZZ, 98%, 1% and 1%, respectively, until the

Uncertificated Principal Balance of REMIC III Regular Interest LTIII-IIM3 has been reduced to zero; fourth, to the Uncertificated Principal Balances of REMIC III Regular Interest LTIII-AA, REMIC III Regular Interest LTIII-IIM2 and REMIC III Regular Interest LTIII-IIZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC III Regular Interest LTIII-IIM2 has been reduced to zero; and fifth, to the Uncertificated Principal Balances of REMIC III Regular Interest LTIII-AA, REMIC III Regular Interest LTIII-IIM1 and REMIC III Regular Interest LTIII-IIZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC III Regular Interest LTIII-IIM1 has been reduced to zero.

                  (f) Notwithstanding anything to the contrary contained herein, if on any Distribution Date the Trustee discovers, based solely on the reports delivered by the related Servicer under this Agreement or under the M&T Servicing Agreement or the GreenPoint Servicing Agreement, as applicable, that any Subsequent Recoveries have been collected by the related Servicer with respect to a Group II Mortgage Loan, the amount of such Subsequent Recoveries will be applied to increase the Certificate Principal Balance of the Class of Group II Mezzanine Certificates with the highest payment priority to which Group II Realized Losses have been allocated, but not by more than the amount of Group II Realized Losses previously allocated to that Class of Group II Mezzanine Certificates pursuant to this Section 5.06. The amount of any remaining Subsequent Recoveries will be applied to sequentially increase the Certificate Principal Balance of the Group II Mezzanine Certificates, beginning with the Class of Group II Mezzanine Certificates with the next highest payment priority, up to the amount of such Group II Realized Losses previously allocated to such Class of Certificates pursuant to this Section 5.06. Holders of such Certificates will not be entitled to any payment in respect of current interest on the amount of such increases for any Accrual Period preceding the Distribution Date on which such increase occurs. Any such increases shall be applied to the Certificate Principal Balance of each Group II Mezzanine Certificate of such Class in accordance with its respective Percentage Interest.

         Section 5.07. MONTHLY STATEMENTS TO CERTIFICATEHOLDERS.

                  (a) Not later than each Distribution Date, the Trustee shall prepare and make available to each Holder of Certificates, the Depositor and the Credit Risk Manager via its website a statement setting forth for the
Certificates:

                  (i) the amount of the related distribution to Holders of each Class allocable to principal, separately identifying (A) the aggregate amount of any Principal Prepayments included therein, (B) the aggregate of all scheduled payments of principal included therein, (C) the Extra Principal Distribution Amount (if any) and (D) the amount of Prepayment Charges distributed to the Class I-P Certificates and Class II-P Certificates;

                  (ii) the amount of such distribution to Holders of each Class allocable to interest;

                  (iii) the Certificate Principal Balance or Certificate Notional Balance of each Class after giving effect (i) to all distributions allocable to principal on such Distribution Date and (ii) the allocation of any Realized Losses for such Distribution Date;

                  (iv) the aggregate of the Stated Principal Balances of all of the Group I Mortgage Loans and Group II Mortgage Loans for the following Distribution Date;

                  (v) the amount of the Servicing Fees paid to or retained by each Servicer for the related Due Period;

                  (vi) the Pass-Through Rate for each Class of Certificates with respect to the current Accrual Period and, if applicable, whether such Pass-Through Rate was limited by the Net WAC Rate Cap;

                  (vii) the cumulative amount of Group I Realized Losses and Group II Realized Losses to date and, in addition, if the Certificate Principal Balances of the Group II Mezzanine Certificates have all been reduced to zero, the cumulative amount of any Group II Realized Losses that have not been allocated to any Certificates;

                  (viii) the number and aggregate principal amounts of Group I Mortgage Loans and Group II Mortgage Loans in (A) Delinquent (exclusive of Mortgage Loans in foreclosure and bankruptcy) (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, (B) in foreclosure and delinquent (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days and (C) in bankruptcy and delinquent (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, in each case as of the close of business on the last day of the calendar month preceding such Distribution Date;

                  (ix) with respect to any Mortgage Loans that were liquidated during the preceding calendar month, the loan number and the aggregate of the Stated Principal Balances of, and Realized Losses on, such Mortgage Loans (on a loan group basis) as of the close of business on the Determination Date preceding such Distribution Date;

                  (x) the total number and principal balance of any real estate owned or REO Properties as of the close of business on the Determination Date preceding such Distribution Date;

                  (xi) the three month rolling average of the percent equivalent of a fraction, the numerator of which is the aggregate stated Principal Balance of the Group I Mortgage Loans or Group II Mortgage Loans, as applicable, that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO Properties, and the denominator of which is the aggregate Stated Principal Balance of all of the Group I Mortgage Loans or Group II Mortgage Loans, as applicable, as of the last day of such Distribution Date;

                  (xii) the Group I Realized Losses and Group II Realized Losses during the related Prepayment Period and the cumulative Group I Realized Losses and Group II Realized Losses through the end of the preceding month;

                  (xiii) the Net WAC Rate Carryover Amount for each Class of Certificates and the amount on deposit in the Net WAC Reserve Fund; and

                  (xiv) amounts payable in respect of the Cap Contract.

                  The Trustee may make the foregoing monthly statement (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders via the Trustee's internet website. The Trustee's internet website shall initially be located at "www.ctslink.com". Assistance in using the website can be obtained by calling the Trustee's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trustee may change the way monthly statements are distributed in order to make such distributions more convenient or more accessible to the above parties.

                  (b) The Trustee's responsibility for making the above information available to the Certificateholders is limited to the availability, timeliness and accuracy of the information provided by the Servicers. The Trustee will make available a copy of each statement provided pursuant to this
Section 5.06 to each Rating Agency.

                  (c) Within a reasonable period of time after the end of each calendar year, the Trustee shall cause to be furnished upon request to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in clauses (a)(i) and (a)(ii) of this Section 5.06 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in effect.

                  (d) Upon filing with the Internal Revenue Service, the Trustee shall furnish to the Holders of the Residual Certificates the applicable Form 1066 and each applicable Form 1066Q and shall respond promptly to written requests made not more frequently than quarterly by any Holder of a Residual Certificate with respect to the following matters:

                  (i) The original projected principal and interest cash flows on the Closing Date on each Class of regular and residual interests created hereunder and on the Mortgage Loans, based on the Prepayment Assumption;

                  (ii) The projected remaining principal and interest cash flows as of the end of any calendar quarter with respect to each Class of regular and residual interests created hereunder and the Mortgage Loans, based on the Prepayment Assumption;

                  (iii) The applicable Prepayment Assumption and any interest rate assumptions used in determining the projected principal and interest cash flows described above;

                  (iv) The original issue discount (or, in the case of the Mortgage Loans, market discount) or premium accrued or amortized through the end of such calendar quarter with respect to each Class of regular or residual interests created hereunder and to the Mortgage Loans, together with each constant yield to maturity used in computing the same;

                  (v) The treatment of losses realized with respect to the Mortgage Loans or the regular interests created hereunder, including the timing and amount of any cancellation of indebtedness income of a REMIC with respect to such regular interests or bad debt deductions claimed with respect to the Mortgage Loans;

                  (vi) The amount and timing of any non-interest expenses of a REMIC; and

                  (vii) Any taxes (including penalties and interest) imposed on the REMIC, including, without limitation, taxes on "prohibited transactions," "contributions" or "net income from foreclosure property" or state or local income or franchise taxes.

                  The information pursuant to clauses (i), (ii), (iii) and (iv) above shall be provided by the Depositor pursuant to Section 9.12.

         Section 5.08. REMIC DESIGNATIONS AND REMIC II ALLOCATIONS.

                  (a) The Trustee shall elect that each of REMIC I, REMIC II, REMIC III and REMIC IV and shall be treated as a REMIC under Section 860D of the Code. Any inconsistencies or ambiguities in this Agreement or in the administration of this Agreement shall be resolved in a manner that preserves the validity of such REMIC elections. The REMIC II Regular Interests shall constitute the assets of REMIC III. The REMIC III Regular Interests shall constitute the assets of REMIC IV.

                  (b) On each Distribution Date, the Group II Available Distribution Amount, in the following order of priority and in accordance with the Remittance Report, shall be distributed by REMIC II to REMIC III on account of the REMIC II Regular Interests or withdrawn from the Distribution Account and distributed to the Holders of the Class R Certificates, as the case may be:

                  (i) first, to the Holders of REMIC II Regular Interest LTII-IO-A, REMIC II Regular Interest LTII-IO-B, REMIC II Regular Interest LTII-IO-C, REMIC II Regular Interest LTII-IO-D, REMIC II Regular Interest LTII-IO-E, REMIC II Regular Interest LTII-IO-F, REMIC II Regular Interest LTII-IO-G and REMIC II Regular Interest LTII-IO-H in an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates and second, to the Holders of REMIC II Regular Interest LTII-2, in an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates;

                  (ii) to the Holders of the REMIC II Regular Interest LTII-IIP from the Class II-P Certificate Account, on the Distribution Date in February 2010 or any Distribution Date thereafter until $100 has been distributed pursuant to this clause;

                  (iii) on each Distribution Date, the remainder of the Group II Available Distribution Amount for such Distribution Date after the distributions made pursuant to clause (i) and clause (ii) above, first, to the Holders of REMIC II Regular Interest LTII-2 until the Uncertificated Principal Balance of such REMIC II Regular Interest is reduced to zero, and second, to the Holders of REMIC II Regular Interest LTII-IO-A, REMIC II Regular Interest LTII-IO-B, REMIC II Regular Interest LTII-IO-C, REMIC II Regular Interest LTII-IO-D,

REMIC II Regular Interest LTI-IO-E, REMIC II Regular Interest LTII-IO-F, REMIC II Regular Interest LTII-IO-G and REMIC II Regular Interest LTII-IO-H, sequentially, until the Uncertificated Principal Balance of each such REMIC II Regular Interest is reduced to zero; and

                  (iv) to the Holders of the Class II-R Certificates, any amounts remaining after the distributions pursuant to clauses (i) through (iii) above.

                  On each Distribution Date, all amounts representing Prepayment Charges in respect of the Mortgage Loans received during the related Prepayment Period will be distributed by REMIC II to the Holders of REMIC II Regular Interest LTII-IIP. The payment of the foregoing amounts to the Holders of REMIC II Regular Interest LTII-P shall not reduce the Uncertificated Principal Balance thereof.

         Section 5.09. REMIC III ALLOCATIONS.

                  (a) On each Distribution Date, the Group II Available Distribution Amount, in the following order of priority and in accordance with the Remittance Report, shall be distributed by REMIC III to REMIC IV on account of the REMIC III Regular Interests or withdrawn from the related Distribution Account and distributed to the Holders of the Class II-R Certificates, as the case may be:

                  (i) first, to the Holders of REMIC III Regular Interest LTIII-IO-A and REMIC III Regular Interest LTIII-IO-B, in an amount equal to (A) the Uncertificated Accrued Interest for such REMIC III Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates and then to Holders of REMIC III Regular Interest LTIII-AA, REMIC III Regular Interest LTIII-IIA1, REMIC III Regular Interest LTIII-IIA2, REMIC III Regular Interest LTIII-IIA3, REMIC III Regular Interest LTIII-IIA4, REMIC III Regular Interest LTIII-A5, REMIC III Regular Interest LTIII-IIM1, REMIC III Regular Interest LTIII-IIM2, REMIC III Regular Interest LTIII-IIM3 and REMIC III Regular Interest LTIII-IIZZ, pro rata, in an amount equal to (A) the Uncertificated Accrued Interest for each such REMIC III Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated Accrued Interest in respect of REMIC III Regular Interest LTIII-IIZZ shall be reduced and deferred when the REMIC III Overcollateralization Amount is less than the REMIC III Required Overcollateralization Amount, by the lesser of (x) the amount of such difference and (y) the REMIC III Regular Interest LTIII-IIZZ Maximum Interest Deferral Amount and such amount will be payable to the Holders of REMIC III Regular Interest LTIII-IIA1, REMIC III Regular Interest LTIII-IIA2, REMIC III Regular Interest LTIII-IIA3, REMIC III Regular Interest LTIII-IIA4, REMIC III Regular Interest LTIII-IIA5, REMIC III Regular Interest LTIII-IIM1, REMIC III Regular Interest LTIII-IIM2 and REMIC III Regular Interest LTIII-IIM3 in the same proportion as the Overcollateralization Increase Amount is allocated to the Corresponding Certificates and the Uncertificated Principal Balance of REMIC III Regular Interest LTIII-IIZZ shall be increased by such amount;

                  (ii) second, to the Holders of REMIC III Regular Interests, in an amount equal to the remainder of the Group II Available Distribution Amount for such Distribution Date after the distributions made pursuant to clause (i) above, allocated as follows:

                  (a) 98.00% of such remainder (other than amounts payable under clause (iii) below) to the Holders of REMIC III Regular Interest LTIII-AA, until the Uncertificated Principal Balance of such REMIC III Regular Interest is reduced to zero, provided, however, that the Uncertificated Principal Balance of REMIC III Regular Interest LTIII-IIP shall not be reduced until the Distribution Date in February 2010 or any Distribution Date thereafter, at which point such amount shall be distributed to REMIC III Regular Interest LTIII-IIP, until $100 has been distributed pursuant to this clause;

                  (b) 2.00% of such remainder (other than amounts payable under clause (iii) below, first, to the Holders of REMIC III Regular Interest LTIII-IIA1, REMIC III Regular Interest LTIII-IIA2, REMIC III Regular Interest LTIII-IIA3, REMIC III Regular Interest LTIII-IIA4, REMIC III Regular Interest LTIII-A5, REMIC III Regular Interest LTIII-IIM1, REMIC III Regular Interest LTIII-IIM2 and REMIC III Regular Interest LTIII-IIM3, 1.00%, in the same proportion as principal payments are allocated to the Corresponding Certificates, until the Uncertificated Principal Balances of such REMIC III Regular Interests are reduced to zero and second, to the Holders of REMIC III Regular Interest LTIII-IIZZ until the Uncertificated Principal Balance of such REMIC III Regular Interest is reduced to zero; then

                  (c) any remaining amount to the Holders of the Class II-R Certificates; and

                  (iii) third, to REMIC III Regular Interest LTIII-IIP, 100% of the amount paid in respect of REMIC II Regular Interest LTII-IIP;

                  provided, however, that (i) 98.00% and (ii) 2.00% of any principal payments that are attributable to an Overcollateralization Reduction Amount shall be allocated to Holders of (i) REMIC III Regular Interest LTIII-AA and (ii) REMIC III Regular Interest LTIII-IIZZ, respectively; provided that REMIC III Regular Interest LTIII-IIP shall not be reduced until the Distribution Date in February 2010, at which point such amount shall be distributed to REMIC II Regular Interest LTII-P from the Class II-P Certificate Account, until $100 has been distributed pursuant to this clause.

         Section 5.10. CLASS I-P CERTIFICATE ACCOUNT; CLASS II-P CERTIFICATE ACCOUNT.

         The Trustee shall establish and maintain with itself a separate, segregated trust account titled "Nomura Asset Acceptance Corporation, Alternative Loan Trust 2005-AP1 Class I-P Certificate Account". On the Closing Date, the Depositor will deposit, or cause to be deposited in the Class I-P Certificate Account $100.00. The amount on deposit in the Class I-P Certificate Account shall be held uninvested. On the February 2010 Distribution Date, the Trustee shall withdraw the amount on deposit in the Class I-P Certificate Account and remit such amount to the Holders of the Class I-P Certificates, in reduction of the Certificate Principal Balance thereof.

         The Trustee shall establish and maintain with itself a separate, segregated trust account titled "Nomura Asset Acceptance Corporation, Alternative Loan Trust 2005-AP1 Class II-P

Certificate Account". On the Closing Date, the Depositor will deposit, or cause to be deposited in the Class II-P Certificate Account $100.00. The amount on deposit in the Class II-P Certificate Account shall be held uninvested. On the February 2010 Distribution Date, the Trustee shall withdraw the amount on deposit in the Class II-P Certificate Account and remit such amount to REMIC II Regular Interest LTII-P, from REMIC II Regular Interest LTII-P to REMIC III Regular Interest LTIII-P and from REMIC III Regular Interest, LTIII-P to the Holders of the Class II-P Certificates, in reduction of the Certificate Principal Balance thereof.

         Section 5.11. NET WAC RESERVE FUND.

                  (a) The Trustee shall establish a Net WAC Reserve Fund on behalf of the holders of the Group II Offered Certificates (other than the Class II-A-IO Certificates). The Net WAC Reserve Fund must be an Eligible Account. The Net WAC Reserve Fund shall be entitled "Net WAC Reserve Fund, Wells Fargo Bank, National Association as Trustee for the benefit of holders of Nomura Asset Acceptance Corporation, Mortgage Pass-Through Certificates, Series 2005-AP1, Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4, Class II-A-5, Class II-M-1, Class II-M-2 and Class II-M-3". Any payments received by the Trustee under the Cap Contract shall be deposited into the Net WAC Reserve Fund for the benefit of the Group II Senior Certificates and Group II Mezzanine Certificates; provided that the amount of any Excess Cap Payments shall be held for the benefit of the Class II-C Certificates and payable as part of the Class II-C Distribution Amount for the related Distribution Date. On the Closing Date, the Depositor will deposit, or cause to be deposited, into the Net WAC Reserve Fund $5,000. On each Distribution Date as to which there is a Net WAC Rate Carryover Amount payable to any Class of Certificates, the Trustee shall deposit the amounts pursuant to paragraph [4 of clause THIRD of Section 5.04(b) into the Net WAC Reserve Fund and the Trustee has been directed by the Class II-C Certificateholder to distribute such amounts to the Holders of the Group II Offered Certificates (other than the Class II-A-IO Certificates) up to the Net WAC Carryover Amount, payable to each such Class, first to the Group II Senior Certificates (other than the Class II-A-IO Certificates) on a pro rata basis, based on the entitlement of each such Class and then to the Class II-M-1, Class II-M-2 and Class II-M-3 Certificates, in that order.

                  (b) The Net WAC Reserve Fund is an "outside reserve fund" within the meaning of Treasury Regulation ss.1.860G-2(h) and shall be an asset of the Trust Fund but not an asset of any REMIC. The Trustee on behalf of the Trust shall be the nominal owner of the Net WAC Reserve Fund. The Class II-C Certificateholders shall be the beneficial owners of the Net WAC Reserve Fund, subject to the power of the Trustee to transfer amounts under Section 5.04(b). Amounts in the Net WAC Reserve Fund shall be held either uninvested in a trust or deposit account of the Trustee with no liability for interest or other compensation thereof or, at the written direction of the Majority Class II-C Certificateholder, be invested in Permitted Investments that mature no later than the Business Day prior to the next succeeding Distribution Date. All net income and gain from such investments shall be distributed to the Majority Class II-C Certificateholder, not as a distribution in respect of any interest in any REMIC, on such Distribution Date. All amounts earned on amounts on deposit in the Net WAC Reserve Fund shall be taxable to the Majority Class II-C Certificateholder. Any losses on such investments shall be deposited in the Net WAC Reserve Fund by the Majority Class II-C Certificateholder out of its own funds immediately as realized. In the event that the Majority Class II-C

Certificateholder shall fail to provide investment instructions to the Trustee, the amounts on deposit in the Net WAC Reserve Fund shall be held uninvested.

                  (c) For federal tax return and information reporting, the value of the right of the holder of the Class II-A-1 Certificates to receive payments from the Net WAC Reserve Fund shall be $9,000 and the amount allocated to the right of the holders of the Group II Offered Certificates (other than the Class II-A-1 Certificates and the Class II-A-IO Certificates) to receive payments from the Net WAC Reserve Fund in respect of any Net WAC Rate Carryover Amount shall be zero.

                                   ARTICLE VI

                                THE CERTIFICATES

Section 6.01.     THE CERTIFICATES.

         The Certificates shall be substantially in the forms attached hereto as Exhibits A-1 through A-8. The Certificates shall be issuable in registered form, in the minimum dollar denominations, integral dollar multiples in excess thereof (except that one Certificate of each Class may be issued in a different amount which must be in excess of the applicable minimum dollar denomination) and aggregate dollar denominations as set forth in the following table:


      `            MINIMUM        INTEGRAL MULTIPLE IN  ORIGINAL CERTIFICATE                  `
    CLASS        DENOMINATION      EXCESS OF MINIMUM      PRINCIPAL BALANCE         PASS-THROUGH RATE
    -----        ------------     --------------------  --------------------        -----------------
    I-A-1         $25,000                  $1              $ 121,247,000      Class I-A-1 Pass-Through Rate
    I-B-1         $25,000                  $1              $   4,758,000      Class I-B-1 Pass-Through Rate
    I-B-2         $25,000                  $1              $   2,180,000      Class I-B-2 Pass-Through Rate
    I-B-3         $25,000                  $1              $   1,189,000      Class I-B-3 Pass-Through Rate
    I-B-4         $25,000                  $1              $   1,189,000      Class I-B-4 Pass-Through Rate
    I-B-5         $25,000                  $1              $     925,000      Class I-B-5 Pass-Through Rate
    I-B-6         $25,000                  $1              $     661,446      Class I-B-6 Pass-Through Rate
   II-A-1         $25,000                  $1              $  99,294,000      Class II-A-1 Pass-Through Rate
   II-A-2         $25,000                  $1              $  49,772,000      Class II-A-2 Pass-Through Rate
   II-A-3         $25,000                  $1              $  16,755,000      Class II-A-3 Pass-Through Rate
   II-A-4         $25,000                  $1              $  20,578,000      Class II-A-4 Pass-Through Rate
   II-A-5         $25,000                  $1              $  22,098,000      Class II-A-5 Pass-Through Rate
   II-A-IO        $25,000                  $1                   N/A           Class II-A-IO Pass-Through Rate
   II-M-1         $25,000                  $1              $   4,861,000      Class II-M-1 Pass-Through Rate
   II-M-2         $25,000                  $1              $   4,309,000      Class II-M-2 Pass-Through Rate
   II-M-3         $25,000                  $1              $   3,314,000      Class II-M-3 Pass-Through Rate


         The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer upon the written order of the Depositor. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such authentication and delivery. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate the countersignature of the Trustee by manual signature, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly countersigned and delivered hereunder. All Certificates shall be dated the date of their countersignature. On the Closing Date, the Trustee shall authenticate the Certificates to be issued at the written direction of the Depositor, or any affiliate thereof.

         The Depositor shall provide, or cause to be provided, to the Trustee on a continuous basis, an adequate inventory of Certificates to facilitate transfers.

         Section 6.02. CERTIFICATE REGISTER; REGISTRATION OF TRANSFER AND EXCHANGE OF CERTIFICATES.

                  (a) The Trustee shall maintain, or cause to be maintained in accordance with the provisions of Section 6.09, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of Transfers and exchanges of Certificates as herein provided. Upon surrender for registration of Transfer of any Certificate, the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and of like aggregate Percentage Interest.

                  At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Trustee. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate, and deliver the Certificates that the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of Transfer or exchange shall be accompanied by a written instrument of Transfer in form satisfactory to the Trustee duly executed by the holder thereof or his attorney duly authorized in writing.

                  No service charge to the Certificateholders shall be made for any registration of Transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any Transfer or exchange of Certificates may be required.

                  All Certificates surrendered for registration of Transfer or exchange shall be canceled and subsequently destroyed by the Trustee in accordance with the Trustee's customary procedures.

                  (b) No Transfer of a Private Certificate shall be made unless such Transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such state securities laws. In the event that a Transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such Transfer and such Certificateholder's prospective transferee shall each certify to the Trustee in writing the facts surrounding the Transfer in substantially the forms set forth in Exhibit E (the "Transferor Certificate") and (x) deliver a letter in substantially the form of either Exhibit F (the "Investment Letter") or Exhibit G (the "Rule 144A Letter") or (y) there shall be delivered to the Trustee an Opinion of Counsel, at the expense of the transferor, that such Transfer may be made pursuant to an exemption from the Securities Act, which Opinion of Counsel shall not be an expense of the Depositor, the Seller, the Trustee or the Trust Fund. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for Transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Trustee shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Private Certificate desiring to effect such Transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor and the Seller against any liability that may result if the Transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No Transfer of an ERISA Restricted Certificate shall be made unless the Trustee shall have received either (i) a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Trustee to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA and/or a plan subject to
Section 4975 of the Code, or a Person acting on behalf of any such plan or using the assets of any such plan, or (ii) in the case of any such ERISA Restricted Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or a plan subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan, an Opinion of Counsel satisfactory to the Trustee for the benefit of the Trustee, the Depositor and the Servicers and on which they may rely to the effect that the purchase and holding of such ERISA Restricted Certificate is permissible under applicable law, will not result in any prohibited transactions under ERISA or Section 4975 of the Code and will not subject the Trustee, the Depositor or any Servicer to any obligation in addition to those expressly undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Depositor or any Servicer. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA Restricted Certificate to or on behalf of an employee benefit plan subject to Section 406 of ERISA and/or a plan subject to
Section 4975 of the Code other than in compliance with the foregoing shall be void and of no effect; provided that the restriction set forth in this sentence shall not be applicable if there has been delivered to the Trustee an Opinion of Counsel meeting the requirements of clause (ii) of the first sentence of this paragraph. The Trustee shall not be under any liability to any Person for any registration of transfer of any ERISA Restricted Certificate that is in fact not permitted by this Section 6.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement. The Trustee shall be entitled, but not obligated, to recover from any Holder of any ERISA Restricted Certificate that was in fact an employee benefit plan subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code or a Person acting on behalf of any such plan at the time it became a Holder or, at such subsequent time as it became such a plan or Person acting on behalf of such a plan, all payments made on such ERISA Restricted Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Holder of such Certificate that is not such a plan or Person acting on behalf of a plan.

                  Each beneficial owner of a Group I Subordinate Certificate or Group II Mezzanine Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a Plan or investing with "Plan Assets", (ii) in the case of Certificates other than the Class I-B-4, Class I-B-5 and Class I-B-6 Certificates, it has acquired and is holding such certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by S&P or Moody's, and the certificate is so rated or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as such term is defined in Prohibited Transaction Class Exemption ("PTCE") 95-60 and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

                  (c) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                  (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

                  (ii) No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Trustee under subparagraph (b) above, the Trustee shall have been furnished with an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee in the form attached hereto as Exhibit D.

                  (iii) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

                  (iv) Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 6.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 6.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 6.02(b) and this Section 6.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit. The Trustee shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.

                  The restrictions on Transfers of a Residual Certificate set forth in this Section 6.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trustee or the Seller to the effect that the elimination of such restrictions will not cause REMIC I, REMIC II, REMIC III and/or REMIC IV, as applicable, to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement that, based on an Opinion of Counsel furnished to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate that is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

                  (d) The preparation and delivery of all certificates and opinions referred to above in this Section 6.02 shall not be an expense of the Trust Fund, the Trustee, the Depositor or the Seller.

         Section 6.03. MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES.

         If (a) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and of the ownership thereof and (b) there is delivered to the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 6.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any replacement Certificate issued pursuant to this Section 6.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time. All Certificates surrendered to the Trustee under the terms of this Section 6.03 shall be canceled and destroyed by the Trustee in accordance with its standard procedures without liability on its part.

         Section 6.04. PERSONS DEEMED OWNERS.

         The Trustee and any of their agents may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Trustee nor any of its agents shall be affected by any notice to the contrary.

         Section 6.05. ACCESS TO LIST OF CERTIFICATEHOLDERS' NAMES AND
ADDRESSES.

         If three or more Certificateholders (a) request such information in writing from the Trustee, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication that such Certificateholders propose to transmit or if the Depositor shall request such information in writing from the Trustee, then the Trustee shall, within ten Business Days after the receipt of such request, provide the Depositor or such Certificateholders at such recipients' expense the most recent list of the Certificateholders of the Trust Fund held by the Trustee, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

         Section 6.06. BOOK-ENTRY CERTIFICATES.

         The Regular Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book- Entry Certificates, to be delivered to the Depository by or on behalf of the Depositor. Such Certificates shall initially be registered on the Certificate Register in the name of the Depository or its nominee, and no Certificate Owner of such Certificates will receive a definitive certificate representing such Certificate Owner's interest in such Certificates, except as provided in Section
6.08. Unless and until definitive, fully registered Certificates ("Definitive Certificates") have been issued to the Certificate Owners of such Certificates pursuant to Section 6.08:

                  (a) the provisions of this Section shall be in full force and effect;

                  (b) the Depositor and the Trustee may deal with the Depository and the Depository Participants for all purposes (including the making of distributions) as the authorized representative of the respective Certificate Owners of such Certificates;

                  (c) registration of the Book-Entry Certificates may not be transferred by the Trustee except to another Depository;

                  (d) the rights of the respective Certificate Owners of such Certificates shall be exercised only through the Depository and the Depository Participants and shall be limited to those established by law and agreements between the Owners of such Certificates and the Depository and/or the Depository Participants. Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 6.08, the Depository will make book-entry transfers among the Depository Participants and receive and transmit distributions of principal and interest on the related Certificates to such Depository Participants;

                  (e) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants;

                  (f) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants; and

                  (g) to the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control.

                  For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Certificateholders evidencing a specified percentage of the aggregate unpaid principal amount of any Class of Certificates, such direction or consent may be given by Certificate Owners (acting through the Depository and the Depository Participants) owning Book-Entry Certificates evidencing the requisite percentage of principal amount of such Class of Certificates.

         Section 6.07. NOTICES TO DEPOSITORY.

         Whenever any notice or other communication is required to be given to Certificateholders of a Class with respect to which Book-Entry Certificates have been issued, unless and until Definitive Certificates shall have been issued to the related Certificate Owners, the Trustee shall give all such notices and communications to the Depository.

         Section 6.08. DEFINITIVE CERTIFICATES.

         If, after Book-Entry Certificates have been issued with respect to any Certificates, (a) the Depositor or the Depository advises the Trustee that the Depository is no longer willing or able to discharge properly its responsibilities under the Depository Agreement with respect to such Certificates and the Trustee or the Depositor is unable to locate a qualified successor, (b) the Depositor, at its sole option, advises the Trustee that it elects to terminate the book-entry system with respect to such Certificates through the Depository or (c) after the occurrence and continuation of an Event of Default, Certificate Owners of such Book-Entry Certificates having not less than 51% of the Voting Rights evidenced by any Class of Book-Entry Certificates advise the Trustee and the Depository in writing through the Depository Participants that the continuation of a book-entry system with respect to Certificates of such Class through the Depository (or its successor) is no longer in the best interests of the Certificate Owners of such Class, then the Trustee shall notify all Certificate Owners of such Certificates, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to applicable Certificate Owners requesting the same. The Depositor shall provide the Trustee with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon surrender to the Trustee of any such Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall countersign and deliver such Definitive Certificates. Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instructions and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of such Definitive Certificates, all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of such Definitive Certificates as Certificateholders hereunder.

         Section 6.09. MAINTENANCE OF OFFICE OR AGENCY.

         The Trustee will maintain or cause to be maintained at its expense an office or offices or agency or agencies at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Nomura Asset Acceptance Corporation, Series 2005-AP1 where Certificates may be surrendered for registration of transfer or exchange. The Trustee will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

                                   ARTICLE VII

                             THE DEPOSITOR AND GMACM

         Section 7.01. LIABILITIES OF THE DEPOSITOR AND GMACM. Each of the Depositor and GMACM shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by it herein. Notwithstanding anything herein to the contrary, the obligations of GMACM as Servicer under this Agreement relate solely to the GMACM Mortgage Loans. GMACM shall have no obligations, including but not limited to those of indemnification, relating to the M&T Mortgage Loans.

         Section 7.02. MERGER OR CONSOLIDATION OF THE DEPOSITOR OR GMACM.

                  (a) Each of the Depositor and GMACM will keep in full force and effect its rights and franchises as a corporation under the laws of the state of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its duties under this Agreement.

                  (b) Any Person into which the Depositor or GMACM may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Depositor or GMACM shall be a party, or any Person succeeding to the business of the Depositor or GMACM shall be the successor of the Depositor or GMACM hereunder, without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         Section 7.03. INDEMNIFICATION OF DEPOSITOR AND GMACM.

                  (a) The Depositor agrees to indemnify the Indemnified Persons for, and to hold them harmless against, any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or relating to, any claim or legal action (including any pending or threatened claim or legal action) relating to this Agreement or the Certificates (i) related to the Depositor's failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or (ii) incurred by reason of the Depositor's willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. This indemnity shall survive the resignation and the termination of this Agreement.

                  (b) GMACM agrees to indemnify the Indemnified Persons for, and to hold them harmless against, any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or relating to, any claim or legal action (including any pending or threatened claim or legal action) relating to GMACM's gross negligence in the performance of its duties under this Agreement or failure to service the GMACM Mortgage Loans in material compliance with the terms of this Agreement and for a material breach of any representation, warranty or covenant of

GMACM contained herein. GMACM shall immediately notify the Trustee if a claim is made by a third party with respect to this Agreement or the GMACM Mortgage Loans, assume (with the consent of the Trustee and with counsel reasonably satisfactory to the Trustee) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly appeal or pay, discharge and satisfy any judgment or decree which may be entered against it or any Indemnified Person in respect of such claim but failure to so notify GMACM shall not limit its obligations hereunder. GMACM agrees that it will not enter into any settlement of any such claim without the consent of the Indemnified Persons unless such settlement includes an unconditional release of such Indemnified Persons from all liability that is the subject matter of such claim. The provisions of this Section 7.03(b) shall survive termination of this Agreement.

         Section 7.04. LIMITATIONS ON LIABILITY OF THE DEPOSITOR, GMACM AND OTHERS. Subject to the obligation of the Depositor and GMACM to indemnify the Indemnified Persons pursuant to Section 7.03:

                  (a) Neither the Depositor, GMACM nor any of the directors, officers, employees or agents of the Depositor and GMACM shall be under any liability to the Indemnified Persons, the Trust Fund or the Certificateholders for taking any action or for refraining from taking any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, GMACM or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of such Person's willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.

                  (b) The Depositor, GMACM and any director, officer, employee or agent of the Depositor and GMACM may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

                  (c) The Depositor, GMACM, the Trustee, the Custodian and any director, officer, employee or agent of the Depositor, GMACM, the Trustee or the Custodian shall be indemnified by the Trust Fund and held harmless thereby against any loss, liability or either expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or related to, any claim or legal action (including any pending or threatened claim or legal action) relating to this Agreement or the Certificates, other than (i) with respect to GMACM, such loss, liability or expense related to GMACM's failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or, with respect to the Custodian, to the Custodian's failure to perform its duties hereunder, (ii) with respect to GMACM, any such loss, liability or expense incurred by reason of GMACM's willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder or (iii) with respect to the Custodian, any such loss, liability or expense incurred by reason of the Custodian's willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder.

                  (d) Neither the Depositor nor GMACM shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under this

Agreement and that in its opinion may involve it in any expense or liability; provided, however, the Trustee may in its discretion, undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Trustee shall be entitled to be reimbursed therefor out of the Distribution Account as provided by Section 4.05. Nothing in this Subsection 7.04(d) shall affect the Trustee's obligation to take such actions as are necessary to ensure the servicing and administration of the Mortgage Loans pursuant to this Agreement.

                  (e) In taking or recommending any course of action pursuant to this Agreement, unless specifically required to do so pursuant to this Agreement, the Trustee shall not be required to investigate or make recommendations concerning potential liabilities which the Trust might incur as a result of such course of action by reason of the condition of the Mortgaged Properties.

                  (f) The Trustee shall not be liable for any acts or omissions of GMACM, the Depositor or the Custodian.

         Section 7.05. GMACM NOT TO RESIGN.

         GMACM shall not resign from the obligations and duties hereby imposed on it except upon the determination that its duties hereunder are no longer permissible under applicable law or the performance of such duties are no longer possible in order to comply with applicable law and such incapacity or impossibility cannot be cured by GMACM. Any determination permitting the resignation of GMACM shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee which Opinion of Counsel shall be in form and substance acceptable to the Trustee. No appointment of a successor to GMACM shall be effective hereunder unless (a) the Rating Agencies have confirmed in writing that such appointment will not result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates, (b) such successor shall have represented that it is meets the eligibility criteria set forth in Section 8.02 and (c) such successor has agreed to assume the obligations of GMACM hereunder to the extent of the GMACM Mortgage Loans. GMACM shall provide a copy of the written confirmation of the Rating Agencies and the agreement executed by such successor to the Trustee. No such resignation shall become effective until a Qualified Successor or the Trustee shall have assumed GMACM's responsibilities and obligations hereunder. GMACM shall notify the Trustee and the Rating Agencies of its resignation.

         Section 7.06. TERMINATION OF GMACM WITHOUT CAUSE; APPOINTMENT OF SPECIAL SERVICER.

                  (a) The Seller may, at its option, terminate the servicing responsibilities of GMACM as Servicer hereunder with respect to the GMACM Mortgage Loans without cause. No such termination shall become effective unless and until a successor to GMACM shall have been appointed to service and administer the GMACM Mortgage Loans pursuant to the terms and conditions of this Agreement. No appointment shall be effective unless (i) such successor to GMACM meets the eligibility criteria contained in Section 8.02, (ii) the Trustee shall have consented to such appointment, (iii) the Rating Agencies have confirmed in writing that such appointment will not result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates, (iv) such successor has agreed to assume the obligations of GMACM hereunder to the extent of the GMACM Mortgage Loans and (v) all amounts reimbursable to GMACM pursuant to the terms of this Agreement shall have been paid to GMACM by the successor appointed pursuant to the terms of this Section 7.06 or by the Seller including without limitation, all unreimbursed Advances and Servicing Advances made by GMACM and all out-of-pocket expenses of GMACM incurred in connection with the transfer of servicing to such successor. The Seller shall provide a copy of the written confirmation of the Rating Agencies and the agreement executed by such successor to the Trustee.

                  (b) In addition, the Seller may, at its option, appoint a special servicer with respect to certain of the GMACM Mortgage Loans. The Seller and GMACM shall negotiate in good faith with any proposed special servicer with respect to the duties and obligations of such special servicer with respect to any such GMACM Mortgage Loan. Any subservicing agreement shall contain terms and provisions acceptable to the Trustee and shall obligate the special servicer to subservice such GMACM Mortgage Loans in accordance with Accepted Servicing Practices. The fee payable to the special servicer for the performance of such duties and obligations will be paid from the Servicing Fee collected by GMACM with respect to each such GMACM Mortgage Loan and will be remitted to such special servicer by GMACM.

                                  ARTICLE VIII

                        DEFAULT; TERMINATION OF SERVICER

         Section 8.01. SERVICER DEFAULT.

         In case one or more of the following events of default by a Servicer (each, a "Servicer Default") shall occur and be continuing, that is to say:

                  (i) any failure by GMACM to remit to the Trustee any payment required to be made under the terms of this Agreement which continues unremedied for a period of three Business Days; or

                  (ii) failure on the part of GMACM to duly observe or perform in any material respect any other of the covenants or agreements on the part of GMACM set forth in this Agreement, the breach of which has a material adverse effect and which continue unremedied for a period of sixty days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to GMACM by the Trustee or to GMACM and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates; or

                  (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against GMACM and such decree or order shall have remained in force undischarged or unstayed for a period of sixty days; or

                  (iv) GMACM shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to GMACM or of or relating to all or substantially all of its property; or

                  (v) GMACM shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                  (vi) GMACM attempts to assign its right to servicing compensation hereunder (other than any payment by GMACM to the Seller of any portion of the Servicing Fee payable to GMACM as provided in a separate side letter between the Seller and GMACM) or GMACM attempts to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof except, in each case as otherwise permitted herein; or

                  (vii) GMACM ceases to be qualified to transact business in any jurisdiction where it is currently so qualified, but only to the extent such non-qualification materially and adversely affects GMACM's ability to perform its obligations hereunder; or

                  (viii) a default by M&T under the M&T Servicing Agreement; or

                  (ix) a default by GreenPoint under the GreenPoint Servicing Agreement.

         then, and in each and every such case, so long as a Servicer Default shall not have been remedied, the Trustee, by notice in writing to the related Servicer shall with respect to a payment default by the related Servicer pursuant to Section 8.01(i) of this Agreement or pursuant to the M&T Servicing Agreement or GreenPoint Servicing Agreement, as applicable, and, upon the occurrence and continuance of any other Servicer Default, may, and, at the written direction of Certificateholders evidencing not less than 25% of the Voting Rights shall, in addition to whatever rights the Trustee on behalf of the Certificateholders may have under Section 7.03 or under the M&T Servicing Agreement or the GreenPoint Servicing Agreement and at law or equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of GMACM under this Agreement and in and to the related Mortgage Loans and the proceeds thereof without compensating GMACM for the same with respect to a default by GMACM, or terminate all the rights and obligations of M&T under the M&T Servicing Agreement or GreenPoint under the GreenPoint Servicing Agreement and in and to the related Mortgage Loans in accordance with the M&T Servicing Agreement or the GreenPoint Servicing Agreement, as applicable; provided, that in addition to the notice provided for in the preceding sentence, the Trustee shall first provide written notice to M&T within two Business Days following the occurrence of a payment default by M&T in accordance with the M&T Servicing Agreement. On or after the receipt by a Servicer of such written notice, all authority and power of such Servicer under this Agreement, the M&T Servicing Agreement or the GreenPoint Servicing Agreement, as applicable, whether with respect to the related Mortgage Loans or otherwise, shall pass to and be vested in the Trustee. Upon written request from the Trustee, the related Servicer shall prepare, execute and deliver, any and all documents and other instruments, place in the Trustee's possession all Mortgage Files relating to the related Mortgage Loans, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the related Mortgage Loans and related documents, or otherwise, at such Servicer's sole expense. GMACM, pursuant to this Agreement, M&T pursuant to the M&T Servicing Agreement or GreenPoint pursuant to the GreenPoint Servicing Agreement, shall cooperate with the Trustee in effecting the termination of the related Servicer's responsibilities and rights hereunder, under the M&T Servicing Agreement or under the GreenPoint Servicing Agreement, as applicable, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the defaulting Servicer to its Custodial Account or Escrow Account or thereafter received with respect to the related Mortgage Loans or any related REO Property (provided, however, that the defaulting Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement, under the M&T Servicing Agreement or under the GreenPoint Servicing Agreement, as applicable, on or prior to the date of such termination, whether in respect of Advances, Servicing Advances, accrued and unpaid Servicing Fees or otherwise, and shall continue to be entitled to the benefits of Section 7.04, notwithstanding any such termination, with respect to events occurring prior to such termination). The Trustee shall not have knowledge of a Servicer Default unless a Responsible Officer of the Trustee has actual knowledge or unless written notice of any Servicer Default is received by the Trustee at its Corporate Trust Office and such notice references the Certificates, the Trust Fund or this Agreement. Notwithstanding the Servicer Default set forth in clauses (viii) and (ix) above, there shall be no cross-default between the Servicers.

         Section 8.02. TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR.

         On and after the time a Servicer receives a notice of termination pursuant to Section 8.01 or pursuant to the M&T Servicing Agreement or GreenPoint Servicing Agreement, as applicable, the Trustee shall become the successor to such Servicer with respect to the transactions set forth or provided for herein or under the M&T Servicing Agreement or GreenPoint Servicing Agreement and after a transition period (not to exceed 90 days), shall be subject to all the responsibilities, duties and liabilities relating thereto placed on such Servicer by the terms and provisions hereof or the M&T Servicing Agreement or GreenPoint Servicing Agreement, as applicable, and applicable law including the obligation to make Advances pursuant to Article VI hereof or pursuant to the M&T Servicing Agreement or GreenPoint Servicing Agreement, except as otherwise provided herein; provided, however, that the Trustee's obligation to make Advances in its capacity as Successor Servicer shall not be subject to such 90 day transition period and the Trustee in such capacity will make any Advance required to be made by the terminated Servicer on the Distribution Date on which the terminated Servicer was required to make such Advance. Effective on the date of such notice of termination, as compensation therefor, the Trustee shall be entitled to all fees, costs and expenses relating to the Mortgage Loans that the terminated Servicer would have been entitled to if it had continued to act hereunder or under the M&T Servicing Agreement or GreenPoint Servicing Agreement, as applicable, provided, however, that the Trustee shall not be (i) liable for any acts or omissions of the terminated Servicer, (ii) obligated to make Advances if it is prohibited from doing so under applicable law or determines that such Advance, if made, would constitute a Nonrecoverable Advance, (iii) responsible for expenses of the terminated Servicer pursuant to Section 2.03 or pursuant to the M&T Servicing Agreement or GreenPoint Servicing Agreement or (iv) obligated to deposit losses on any Permitted Investment directed by the terminated Servicer. Notwithstanding the foregoing, the Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances pursuant to Article VI of this Agreement or pursuant to the M&T Servicing Agreement or GreenPoint Servicing Agreement or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Certificates by each Rating Agency as the successor to the Servicer hereunder or under the M&T Servicing Agreement or GreenPoint Servicing Agreement, as applicable, in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder or under the M&T Servicing Agreement or GreenPoint Servicing Agreement, as applicable. Any Successor Servicer shall (i) be an institution that is a Fannie Mae and Freddie Mac approved seller/servicer in good standing, that has a net worth of at least $15,000,000 and (ii) be willing to act as successor servicer of any Mortgage Loans under this Agreement or under the M&T Servicing Agreement or GreenPoint Servicing Agreement, as applicable, and shall have executed and delivered to the Depositor and the Trustee an agreement accepting such delegation and assignment, that contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the terminated Servicer (other than any liabilities of the terminated Servicer hereof incurred prior to termination of the Servicer under Section 8.01), with like effect as if originally named as a party to this Agreement or the M&T Servicing Agreement or GreenPoint Servicing Agreement, as applicable, provided that each Rating Agency shall have acknowledged in writing that its rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced as a result of such assignment and delegation. If the Trustee assumes the duties and responsibilities of the terminated Servicer in accordance with this Section 8.02, the Trustee shall not resign as servicer until a Successor Servicer has been appointed and has accepted such appointment. Pending appointment of a successor to the terminated Servicer hereunder, the Trustee, unless the Trustee is prohibited by law from so acting, shall, subject to
Section 4.04 hereof, act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on related Mortgage Loans or otherwise as it and such successor shall agree; provided that no such compensation shall be in excess of that permitted the terminated Servicer hereunder or under the M&T Servicing Agreement or GreenPoint Servicing Agreement. The Trustee and such successor shall take such action, consistent with this Agreement or the M&T Servicing Agreement or GreenPoint Servicing Agreement, as applicable, as shall be necessary to effectuate any such succession. Neither the Trustee nor any other Successor Servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the related Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

         The costs and expenses of the Trustee in connection with the termination of a Servicer, appointment of a Successor Servicer and, if applicable, any transfer of servicing, including, without limitation, all costs and expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee or the Successor Servicer to service the related Mortgage Loans properly and effectively, to the extent not paid by the terminated Servicer as may be required herein or under the M&T Servicing Agreement or GreenPoint Servicing Agreement, as applicable, shall be payable to the Trustee from the Distribution Account pursuant to Section 4.07. Any successor to the terminated Servicer as successor servicer under this Agreement or the M&T Servicing Agreement or GreenPoint Servicing Agreement, as applicable, shall give notice to the applicable Mortgagors of such change of servicer and shall, during the term of its service as successor servicer maintain in force the policy or policies that the terminated Servicer is required to maintain pursuant to Section 3.04 or pursuant to the M&T Servicing Agreement or GreenPoint Servicing Agreement, as applicable.

         Section 8.03. NOTIFICATION TO CERTIFICATEHOLDERS.

                  (a) Upon any termination of or appointment of a successor to a Servicer, the Trustee shall give prompt written notice thereof to Certificateholders and to each Rating Agency.

                  (b) Within 60 days after the occurrence of any Servicer Default, the Trustee shall transmit by mail to all Certificateholders notice of each such Servicer Default hereunder known to the Trustee, unless such default shall have been cured or waived.

         Section 8.04. WAIVER OF SERVICER DEFAULTS.

         The Trustee may waive only by written notice from Certificateholders evidencing 66-2/3 of the Voting Rights (unless such default materially and adversely affects all Certificateholders, in which case the written direction shall be from all of the Certificateholders) any default by a Servicer in the performance of its obligations hereunder or under the M&T Servicing Agreement or GreenPoint Servicing Agreement, as applicable, and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived in writing.

                                   ARTICLE IX

                             CONCERNING THE TRUSTEE

         Section 9.01. DUTIES OF TRUSTEE.

                  (a) The Trustee, prior to the occurrence of a Servicer Default, and after the curing or waiver of all Servicer Defaults, which may have occurred undertakes to perform such duties and only such duties as are specifically set forth in this Agreement as duties of the Trustee. If a Servicer Default has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of such Person's own affairs.

                  (b) Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the Trustee pursuant to any provision of this Agreement, the Trustee shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Servicers.

                  (c) On each Distribution Date, the Trustee shall make monthly distributions and the final distribution to the Certificateholders from funds in the Distribution Accounts as provided in Sections 5.04 and 10.01 based the applicable Remittance Report.

                  (d) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct; provided, however, that:

                  (i) Prior to the occurrence of a Servicer Default and after the curing or waiver of all Servicer Defaults which may have occurred with respect to the Trustee, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of its duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

                  (ii) The Trustee shall not be liable in its individual capacity for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

                  (iii) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Agreement, the M&T Servicing Agreement and the GreenPoint Servicing Agreement or in accordance with the directions of the Holders of Certificates evidencing not less than 25% of the aggregate Voting Rights of the Certificates, if such action or non-action relates to the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or other power conferred upon the Trustee under this Agreement, the M&T Servicing Agreement and the GreenPoint Servicing Agreement;

                  (iv) The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default or Servicer Default unless a Responsible Officer of the Trustee shall have actual knowledge thereof. In the absence of such notice, the Trustee may conclusively assume there is no such default or Servicer Default;

                  (v) The Trustee shall not in any way be liable by reason of any insufficiency in any Account held by or in the name of Trustee unless it is determined by a court of competent jurisdiction that the Trustee's gross negligence or willful misconduct was the primary cause of such insufficiency (except to the extent that the Trustee is obligor and has defaulted thereon);

                  (vi) Anything in this Agreement, the M&T Servicing Agreement or the GreenPoint Servicing Agreement to the contrary notwithstanding, in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action and whether or not any such damages were foreseeable or contemplated; and

                  (vii) None of the Seller, the Depositor or the Trustee shall be responsible for the acts or omissions of the other, it being understood that this Agreement shall not be construed to render them partners, joint venturers or agents of one another.

The Trustee shall not be required to expend or risk its own funds or otherwise incur liability, financial or otherwise, in the performance of any of its duties hereunder or under the M&T Servicing Agreement or GreenPoint Servicing Agreement, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement or in the M&T Servicing Agreement or GreenPoint Servicing Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the terminated Servicer hereunder or under the M&T Servicing Agreement or GreenPoint Servicing Agreement.

                  (e) All funds received by the Trustee and required to be deposited in the Distribution Accounts pursuant to this Agreement will be promptly so deposited by the Trustee.

         Section 9.02. CERTAIN MATTERS AFFECTING THE TRUSTEE.

                  (a) Except as otherwise provided in Section 9.01:

                  (i) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting in reliance on any resolution or certificate of the Seller, the Depositor or any Servicer, any certificates of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (ii) The Trustee may consult with counsel and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel:

                  (iii) The Trustee shall not be under any obligation to exercise any of the trusts or powers vested in it by this Agreement, other than its obligation to give notices pursuant to this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby. Nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of a Servicer Default of which a Responsible Officer of the Trustee has actual knowledge (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs;

                  (iv) The Trustee shall not be liable in its individual capacity for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement, the M&T Servicing Agreement or the GreenPoint Servicing Agreement;

                  (v) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates evidencing not less than 25% of the aggregate Voting Rights of the Certificates and provided that the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement. The Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Certificateholders requesting the investigation;

                  (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or through Affiliates, nominees, custodians, agents or attorneys. The Trustee shall not be liable or responsible for the misconduct or negligence of any of the Trustee's agents or attorneys or paying agent appointed hereunder by the Trustee with due care;

                  (vii) Should the Trustee deem the nature of any action required on its part to be unclear, the Trustee may require prior to such action that it be provided by the Depositor with reasonable further instructions; the right of the Trustee to perform any discretionary act enumerated in this Agreement, in the M&T Servicing Agreement or in the GreenPoint Servicing Agreement shall not be construed as a duty, and the Trustee shall not be accountable for other than its gross negligence or willful misconduct in the performance of any such act;

                  (viii) The Trustee shall not be required to give any bond or surety with respect to the execution of the trust created hereby or the powers granted hereunder;

                  (ix) The Trustee shall not have any duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Mortgage Loan by any Person pursuant to this Agreement, or the eligibility of any Mortgage Loan for purposes of this Agreement;

                  (x) The Trustee shall have no duty hereunder with respect to any complaint, claim, demand, notice or other document it may receive or which may be alleged to have been delivered or served upon it by the parties as a consequence of the assignment of any Mortgage Loan hereunder; provided, however that the Trustee shall promptly remit to the related Servicer upon receipt any such complaint, claim, demand, notice or other document (i) which is delivered to the Trustee at is Corporate Trust Office, (ii) of which a Responsible Officer has actual knowledge or (iii) which contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property; and

                  (xi) The Trustee is hereby directed by the Depositor to execute the Cap Contract on behalf of the Trust Fund in the form presented to it by the Depositor and shall have no responsibility for the contents of the Cap Contract, including, without limitation, the representations and warranties contained therein. Any funds payable by the Trustee under the Cap Contract at closing shall be paid by the Depositor. Notwithstanding anything to the contrary contained herein or in the Cap Contract, the Trustee shall not be required to make any payments to the counterparty under the Cap Contract.

         Section 9.03. TRUSTEE NOT LIABLE FOR CERTIFICATES OR MORTGAGE LOANS.

         The recitals contained herein and in the Certificates (other than the signature and authentication of the Trustee on the Certificates) shall be taken as the statements of the Depositor, and the Trustee shall not have any responsibility for their correctness. The Trustee does not make any representation as to the validity or sufficiency of the Certificates (other than the signature and authentication of the Trustee on the Certificates) or of any Mortgage Loan except as expressly provided in Sections 2.02 and 2.06. The Trustee's signature and authentication (or authentication of its agent) on the Certificates shall be solely in its capacity as

Trustee and shall not constitute the Certificates an obligation of the Trustee in any other capacity. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor with respect to the Mortgage Loans. The Trustee shall not be responsible for the legality or validity of this Agreement or any document or instrument relating to this Agreement, the validity of the execution of this Agreement or of any supplement hereto or instrument of further assurance, or the validity, priority, perfection or sufficiency of the security for the Certificates issued hereunder or intended to be issued hereunder. The Trustee shall not at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of the M&T Servicing Agreement, the GreenPoint Servicng Agreement, the Cap Contract, the Custodial Agreement or any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Fund or its ability to generate the payments to be distributed to Certificateholders, under this Agreement. The Trustee shall not have any responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement.

         Section 9.04. TRUSTEE MAY OWN CERTIFICATES.

         The Trustee in its individual capacity or in any capacity other than as Trustee hereunder may become the owner or pledgee of any Certificates with the same rights it would have if it were not the Trustee and may otherwise deal with the parties hereto.

         Section 9.05. TRUSTEE'S COMPENSATION AND EXPENSES; INDEMNIFICATION.

                  (a) As compensation for the performance of its obligations under this Agreement, the Trustee shall be entitled to all income and gain realized from any investment of funds in the Distribution Account.

                  In addition, the Trustee will be entitled to recover from the related Distribution Account pursuant to Section 4.07 all reasonable out-of-pocket expenses, disbursements and advances and the expenses of the Trustee in connection with the performance of its duties and obligations hereunder or under any related documents, any Servicer Default, any breach of this Agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Trustee in the administration of the trusts hereunder (including the reasonable compensation, expenses and disbursements of its counsel) except any such expense, disbursement or advance as may arise from its gross negligence or intentional misconduct provided, however that to the extent that any such amounts are due the Trustee and are not specifically related to the Group I Mortgage Loans or Group II Mortgage Loans, then the payment of such amounts to the Trustee shall be made from amounts on deposit in both Distribution Accounts, on a pro rata basis, based on the amounts then on deposit in the Distribution Accounts. If funds in the Distribution Account are insufficient therefor, the Trustee shall recover such expenses from the Seller. Such compensation and reimbursement obligation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust. The rights of the Trustee under this Section 9.05 shall survive the termination of this Agreement and the resignation or removal of the Trustee.

                  (b) The Trustee and its directors, officers, agents and employees shall be indemnified and held harmless by the Trust Fund against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including reasonable attorney's fees, that may be imposed on, incurred by or asserted against it or them in any way directly or indirectly relating to or arising out of the transactions contemplated by this Agreement or any other agreement entered into in connection herewith, including, but not limited to, the Mortgage Loan Purchase Agreement assigned to the Trust pursuant to this Agreement, the M&T Servicing Agreement assigned to the Trust pursuant to the M&T Assignment Agreement, the GreenPoint Servicing Agreement assigned to the Trust pursuant to the GreenPoint Assignment Agreement, the Custodial Agreement or the Cap Contract or any action taken or not taken by it or them hereunder or in connection herewith except to the extent caused by the Trustee's gross negligence or willful misconduct. The indemnification provided for under this
Section 9.05 shall survive the termination of this Agreement and the resignation or removal of the Trustee.

                  The Trustee and its directors, officers, agents and employees shall be indemnified and held harmless by the Trust Fund from and against any and all claims, demands, losses, penalties, liabilities, costs, damages, injuries and expenses, including, without limitation, reasonable attorneys' fees and expenses, suffered or sustained by the Trustee, either directly or indirectly, relating to or arising out of any environmental law or regulation of the United States or any state thereof, including, without limitation, any judgment, award, settlement, reasonable attorneys' fees and expenses and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim.

         Section 9.06. ELIGIBILITY REQUIREMENTS FOR TRUSTEE.

         The Trustee and any successor Trustee shall during the entire duration of this Agreement be a state bank or trust company or a national banking association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus and undivided profits of at least $40,000,000 or, in the case of a successor Trustee, $50,000,000, subject to supervision or examination by federal or state authority and, in the case of the Trustee, rated "BBB" or higher by Fitch Ratings with respect to their long-term rating and rated "A-1" or higher by Standard & Poor's and "Baa2" or higher by Moody's with respect to any outstanding long-term unsecured unsubordinated debt, and, in the case of a successor Trustee other than pursuant to Section 9.10, rated in one of the two highest long-term debt categories of, or otherwise acceptable to, each of the Rating Agencies. If the Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this
Section 9.06 the combined capital and surplus of such corporation shall be deemed to be its total equity capital (combined capital and surplus) as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this
Section 9.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.08.

         Section 9.07. INSURANCE.

         The Custodian hereunder, at its own expense, shall at all times maintain and keep in full force and effect such insurance in amounts, with standard coverage and subject to deductibles, as are customary for insurance typically maintained by banks which act as custodians but, in any event not less than that required by Fannie Mae. Evidence of such insurance shall be furnished to any Certificateholder upon reasonable written request.

         Section 9.08. RESIGNATION AND REMOVAL OF TRUSTEE.

         The Trustee may at any time resign and be discharged from the Trust hereby created by giving written notice thereof to the Depositor and the Seller, with a copy to the Rating Agencies. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee by written instrument, in triplicate, one copy of which instrument shall be delivered to the resigning trustee and the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation or removal, the resigning or removed Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

         If at any time (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 9.06 hereof and shall fail to resign after written request thereto by the Depositor, (ii) the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or
(iii)(A) a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located, (B) the imposition of such tax would be avoided by the appointment of a different trustee and (C) the Trustee fails to indemnify the Trust Fund against such tax, then the Depositor may remove the Trustee and appoint a successor trustee by written instrument, in multiple copies, a copy of which instrument shall be delivered to the Trustee and the successor trustee.

         The Holders evidencing at least 51% of the Voting Rights of each Class of Certificates may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in multiple copies, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered by the successor trustee to the Trustee so removed and the successor trustee so appointed. Notice of any removal of the Trustee shall be given to each Rating Agency by the Trustee or successor trustee.

         Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 9.08 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 10.09 hereof.

         Section 9.09. SUCCESSOR TRUSTEE.

         Any successor trustee appointed as provided in Section 9.08 hereof shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein.

         No successor trustee shall accept appointment as provided in this
Section 9.09 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 9.07 hereof and its appointment shall not adversely affect the then current rating of the Certificates.

         Upon acceptance of appointment by a successor trustee as provided in this Section 9.09, the successor trustee shall mail notice of the succession of such trustee hereunder to all Holders of Certificates. If the successor trustee fails to mail such notice within ten days after acceptance of appointment, the Depositor shall cause such notice to be mailed at the expense of the Trust Fund.

         Section 9.10. MERGER OR CONSOLIDATION OF TRUSTEE.

         Any corporation, state bank or national banking association into which the Trustee may be merged or converted or with which it may be consolidated or any corporation, state bank or national banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation, state bank or national banking association succeeding to substantially all of the corporate trust business of the Trustee or shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 9.06 without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         Section 9.11. APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE.

         Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this Section 9.11, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section
9.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 9.09.

                  Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) All rights, powers, duties and obligations conferred or imposed upon the Trustee, except for the obligation of the Trustee as Successor Servicer under this Agreement to advance funds on behalf of the terminated Servicer, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether a Trustee hereunder or as a Successor Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                  (ii) No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

                  (iii) The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

         Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Depositor. The Trust Fund shall pay associated fees and expenses.

         Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co- trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         Section 9.12. TAX MATTERS.

         It is intended that the Trust Fund shall constitute, and that the affairs of the Trust Fund shall be conducted so that each REMIC formed hereunder qualifies as, a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Trustee covenants and agrees that it shall act as agent (and the Trustee is hereby appointed to act as agent) on behalf of the Trust Fund. The Trustee, as agent on behalf of the Trust Fund, shall do or refrain from doing, as applicable, the following: (a) the Trustee shall prepare and file, or cause to be prepared and filed, in a timely manner, U.S. Real Estate Mortgage Investment Conduit Income Tax Returns (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each such REMIC containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish or cause to be furnished to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby; (b) the Trustee shall apply for an employer identification number with the Internal Revenue Service via a Form SS-4 or other comparable method for each REMIC that is or becomes a taxable entity, and within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Forms 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code for the Trust Fund; (c) the Trustee shall make or cause to be made elections, on behalf of each REMIC formed hereunder to be treated as a REMIC on the federal tax return of such REMIC for its first taxable year (and, if necessary, under applicable state law); (d) the Trustee shall prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including without limitation, the calculation of any original issue discount using the Prepayment Assumption; (e) the Trustee shall provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Person that is not a Permitted Transferee, or an agent (including a broker, nominee or other middleman) of a Person that is not a Permitted Transferee, or a pass-through entity in which a Person that is not a Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax); (f) the Trustee shall, to the extent under its control, conduct the affairs of the Trust Fund at all times that any Certificates are outstanding so as to maintain the status of each REMIC formed hereunder as a REMIC under the REMIC Provisions; (g) the Trustee shall not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any REMIC formed hereunder; (h) the Trustee shall pay, from the sources specified in the last paragraph of this Section 9.12, the amount of any federal, state and local taxes, including prohibited transaction taxes as described below, imposed on any REMIC formed hereunder prior to the termination of the Trust Fund when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); (i) the Trustee shall sign or cause to be signed federal, state or local income tax or information returns or any other document prepared by the Trustee pursuant to this Section 9.12 requiring a signature thereon by the Trustee; (j) the Trustee shall maintain records relating to each REMIC formed hereunder including but not limited to the income, expenses, assets and liabilities of each such REMIC and adjusted basis of the Trust Fund property determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; (k) the Trustee shall, for federal income tax purposes, maintain books and records with respect to the REMICs on a calendar year and on an accrual basis; (l) the Trustee shall not enter into any arrangement not otherwise provided for in this Agreement by which the REMICs will receive a fee or other compensation for services nor permit the REMICs to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code; and (m) as and when necessary and appropriate, the Trustee shall represent the Trust Fund in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any REMIC formed hereunder, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of the Trust Fund, and otherwise act on behalf of each REMIC formed hereunder in relation to any tax matter involving any such REMIC.

         In order to enable the Trustee to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Trustee within 10 days after the Closing Date all information or data that the Trustee requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the Mortgage Loans. Thereafter, the Depositor shall provide to the Trustee promptly upon written request therefor, any such additional information or data that the Trustee may, from time to time, request in order to enable the Trustee to perform its duties as set forth herein. The Depositor hereby indemnifies the Trustee for any losses, liabilities, damages, claims or expenses of the Trustee arising from any errors or miscalculations of the Trustee that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Trustee on a timely basis.

         In the event that any tax is imposed on "prohibited transactions" of any of REMIC I, REMIC II, REMIC III or REMIC IV as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of the Trust Fund as defined in Section 860G(c) of the Code, on any contribution to any of REMIC I, REMIC II, REMIC III or REMIC IV after the startup day pursuant to Section 860G(d) of the Code, or any other tax is imposed, including, without limitation, any federal, state or local tax or minimum tax imposed upon any of REMIC I, REMIC II, REMIC III or REMIC IV, and is not paid as otherwise provided for herein, such tax shall be paid by (i) the Trustee, if any such other tax arises out of or results from a breach by the Trustee of any of its obligations under this Section, (ii) any party hereto (other than the Trustee) to the extent any such other tax arises out of or results from a breach by such other party of any of its obligations under this Agreement or (iii) in all other cases, or in the event that any liable party hereto fails to honor its obligations under the preceding clauses (i) or (ii), any such tax will be paid first with amounts otherwise to be distributed to the Class I-R Certificateholders, and second with amounts otherwise to be distributed to all other Group I Certificateholders in the following order of priority: first, to the Class I-B-6 Certificates, second, to the Class I-B-5 Certificates, third, to the Class I-B-4 Certificates, fourth, to the Class I-B-3 Certificates, fifth, to the Class I-B-2 Certificates, sixth, to the Class I-B-1 Certificates and seventh, to the Class I-A-1 Certificates and any such tax will be paid first with amounts otherwise to be distributed to the Class II-R Certificateholders, and second with amounts otherwise to be distributed to all other Group II Certificateholders in the following order of priority: first, to the Class II-M-3 Certificates, second, to the Class II-M-2 Certificates, third, to the Class II-M-1 Certificates, and fourth, to the Group II Senior Certificates (pro rata based on the amounts to be distributed). Notwithstanding anything to the contrary contained herein, to the extent that such tax is payable by the Holder of any Certificates, the Trustee is hereby authorized to retain on any Distribution Date, from the Holders of the Residual Certificates (and, if necessary, second, from the Holders of the other Certificates in the priority specified in the preceding sentence), funds otherwise distributable to such Holders in an amount sufficient to pay such tax. The Trustee shall include in its Remittance Report instructions as to distributions to such parties taking into account the priorities described in the second preceding sentence. The Trustee agrees to promptly notify in writing the party liable for any such tax of the amount thereof and the due date for the payment thereof. Notwithstanding the foregoing, however, in no event shall the Trustee have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of this Agreement, (2) for any losses other than arising out of a grossly negligent performance by the Trustee of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

                                   ARTICLE X

                                   TERMINATION

         Section 10.01. TERMINATION UPON LIQUIDATION OR REPURCHASE OF ALL MORTGAGE LOANS.

         Subject to Section 10.03, the obligations and responsibilities of the Depositor, the Seller and the Trustee created hereby with respect to the Trust Fund shall terminate upon the earlier of (a) the later of (x) the purchase by the Class I-X Certificateholder, or if the Class I-X Certificateholder fails to exercise such optional termination right, Wells Fargo Bank, National Association (either, the Class I-X Certificateholder or Wells Fargo Bank, National Association (the "Group I Terminator") and (y) the Majority Class II-C Certificateholder or, if the Majority Class II-C Certificateholder fails to exercise such optional termination right, Wells Fargo Bank, National Association (either the Majority Class II-C Certificateholder or Wells Fargo Bank, National Association, the "Group II Terminator") of all of the Group I Mortgage Loans or Group II Mortgage Loans, as applicable, (and REO Properties) remaining in the Trust Fund at a price (the "Mortgage Loan Purchase Price") equal to the sum of
(i) 100% of the Stated Principal Balance of each such Mortgage Loan (other than in respect of REO Property), (ii) accrued interest thereon at the applicable Net Mortgage Rate to, but not including, the first day of the month of such purchase, (iii) the appraised value of any related REO Property in the Trust Fund (up to the Stated Principal Balance of the related Mortgage Loan), such appraisal to be conducted by an appraiser mutually agreed upon by the Depositor and the Trustee, (iv) unreimbursed costs of the Servicers or the Trustee, including unreimbursed servicing advances and the principal portion of any unreimbursed Advances, made on the related Mortgage Loans prior to the exercise of such repurchase right and (v) any unreimbursed costs and expenses of the Trustee payable pursuant to Section 9.05 (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and
(ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement, as applicable. In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof and (ii) the Latest Possible Maturity Date.

         The right to repurchase all Group I Mortgage Loans and related REO Properties or Group II Mortgage Loans and related REO Properties pursuant to clause (a) in the preceding paragraph shall be exercisable on or after the Distribution Date in which the Stated Principal Balance of all of such Mortgage Loans in the Trust Fund, at the time of any such repurchase, is less than or equal to ten percent of the aggregate Cut-off Date Principal Balance of all of such Mortgage Loans.

         Section 10.02. FINAL DISTRIBUTION ON THE CERTIFICATES.

         If on any Determination Date, (i) the Trustee determines based on the reports delivered by the Servicers under this Agreement, the M&T Servicing Agreement and the GreenPoint Servicing Agreement that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Distribution Accounts, the Trustee shall to send a final distribution notice promptly to each Certificateholder or
(ii) the Trustee determines that a Class of Certificates shall be retired after a final distribution on such Class, the Trustee shall notify the Certificateholders within five (5) Business Days after such Determination Date that the final distribution in retirement of such Class of Certificates is scheduled to be made on the immediately following Distribution Date. Any final distribution made pursuant to the immediately preceding sentence will be made only upon presentation and surrender of the related Certificates at the office of the Trustee set forth herein. If the Terminator elects to terminate the Trust Fund pursuant to Section 10.01, at least 20 days prior to the date notice is to be mailed to the Certificateholders, the Terminator shall notify the Trustee of the date the Terminator intends to terminate the Trust Fund. The Terminator shall remit the Mortgage Loan Purchase Price to the Trustee on the Business Day prior to the Distribution Date for such Optional Termination by the Terminator.

         Notice of any termination of the Trust Fund, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not earlier than the 10th day and no later than the 15th day of the month immediately preceding the month of such final distribution. Any such notice shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Trustee will give such notice to each Rating Agency at the time such notice is given to Certificateholders.

         In the event such notice is given, the Terminator shall deposit in the Distribution Account on the Business Day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the Certificates. Upon such final deposit with respect to the Trust Fund and the receipt by the Custodian of a request for release therefor, the Custodian, on behalf of the Trustee, shall promptly release to the Terminator, as applicable the Mortgage Files for the Mortgage Loans and any documents necessary to transfer any REO Property.

         Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders of each Class the amounts allocable to such Certificates held in the Distribution Account in the order and priority set forth in Section 5.04 hereof on the final Distribution Date and in proportion to their respective Percentage Interests.

         In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that remain a part of the Trust Fund. If within two years after the second notice all Certificates shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund that remain subject hereto and the Trustee shall release such funds upon written direction.

         Section 10.03. ADDITIONAL TERMINATION REQUIREMENTS.

                  (a) Upon exercise by the Terminator of its purchase option as provided in Section 10.01, the Trust Fund or the applicable REMICs shall be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel, at the expense of the Terminator, to the effect that the failure of the Trust Fund to comply with the requirements of this Section 11.03 will not (i) result in the imposition of taxes on "prohibited transactions" of a REMIC, or (ii) cause any REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding:

                  (1) The Terminator shall establish a 90-day liquidation period and notify the Trustee thereof, and the Trustee shall in turn specify the first day of such period in a statement attached to the tax return for each of REMIC I, REMIC II, REMIC III and REMIC IV at the time such REMIC is terminated pursuant to Treasury Regulation Section 1.860F-1. The Terminator shall satisfy all the requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained at the expense of the Terminator;

                  (2) During such 90-day liquidation period, and at or prior to the time of making the final payment on the Certificates, the Terminator shall sell all of the assets of REMIC I, REMIC II, REMIC III and REMIC IV for cash; and

                  (3) At the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand (other than cash retained to meet claims), and REMIC I shall terminate at that time.

                  (b) By their acceptance of the Certificates, the Holders thereof hereby authorize the Terminator to specify the 90-day liquidation period for REMIC I, REMIC II, REMIC III and REMIC IV, which authorization shall be binding upon all successor Certificateholders.

                  (c) The Trustee as agent for each REMIC hereby agrees to adopt and sign such a plan of complete liquidation upon the written request of the Terminator, and the receipt of the Opinion of Counsel referred to in Section 10.03(a)(1) and to take such other action in connection therewith as may be reasonably requested by the Terminator.

                  (d) If either, but not both, (i) the Group I Mortgage Loans or
(ii) the Group II Mortgage Loans are purchased pursuant to Section 10.01, this section shall apply only to (i) REMIC I or (ii) REMIC II, REMI III and REMIC IV, respectively.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

         Section 11.01. AMENDMENT.

         This Agreement may be amended from time to time by parties hereto, without the consent of any of the Certificateholders to cure any ambiguity, to correct or supplement any provisions herein, to change the manner in which the Distribution Accounts maintained by the Trustee or the Custodial Accounts maintained by GMACM are maintained or to make such other provisions with respect to matters or questions arising under this Agreement as shall not be inconsistent with any other provisions herein if such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder; provided that any such amendment shall be deemed not to adversely affect in any material respect the interests of the Certificateholders and no such Opinion of Counsel shall be required if the Person requesting such amendment obtains a letter from each Rating Agency stating that such amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates.

         Notwithstanding the foregoing, the parties hereto may at any time and from time to time amend this Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of each of REMIC I, REMIC II, REMIC III and REMIC IV as a REMIC under the Code or to avoid or minimize the risk of the imposition of any tax on any of REMIC I, REMIC II, REMIC III or REMIC IV pursuant to the Code that would be a claim against any of REMIC I, REMIC II, REMIC III or REMIC IV at any time prior to the final redemption of the Certificates, provided that the Trustee has been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Trust Fund, to the effect that such action is necessary or appropriate to maintain such qualification or to avoid or minimize the risk of the imposition of such a tax.

         This Agreement may also be amended from time to time by the parties hereto and the Holders of each Class of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) cause any of REMIC I, REMIC II, REMIC III or REMIC IV to cease to qualify as a REMIC or (iii) reduce the aforesaid percentages of Certificates of each Class the Holders of which are required to consent to any such amendment without the consent of the Holders of all Certificates of such Class then outstanding.

         Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, which opinion shall be an expense of the party requesting such amendment but in any case shall not be an expense of the Trustee, to the effect that such amendment will not (other than an amendment pursuant to clause (ii) of, and in accordance with, the preceding paragraph) cause the imposition of any tax on REMIC I, REMIC II, REMIC III or REMIC IV or the Certificateholders or cause REMIC I, REMIC II, REMIC III or REMIC IV to cease to qualify as a REMIC at any time that any Certificates are outstanding. Further, nothing in this Agreement shall require the Trustee to enter into an amendment without receiving an Opinion of Counsel, satisfactory to the Trustee that (i) such amendment is permitted and is not prohibited by this Agreement and (ii) that all requirements for amending this Agreement (including any consent of the applicable Certificateholders) have been complied with.

         Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder and each Rating Agency.

         It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

         Section 11.02. RECORDATION OF AGREEMENT; COUNTERPARTS.

         To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere. The Seller or the Depositor shall effect such recordation at the Trust's expense upon the request in writing of a Certificateholder, but only if such direction is accompanied by an Opinion of Counsel (provided at the expense of the Certificateholder requesting recordation) to the effect that such recordation would materially and beneficially affect the interests of the Certificateholders or is required by law.

         For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

         Section 11.03. GOVERNING LAW.

         THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

         Section 11.04. INTENTION OF PARTIES.

         It is the express intent of the parties hereto that the conveyance of the Mortgage Notes, Mortgages, assignments of Mortgages, title insurance policies and any modifications, extensions and/or assumption agreements and private mortgage insurance policies relating to the Mortgage Loans by the Seller to the Depositor, and by the Depositor to the Trust Fund be, and be construed as, an absolute sale thereof to the Depositor or the Trust Fund, as applicable. It is, further, not the intention of the parties that such conveyance be deemed a pledge thereof by the Seller to the Depositor, or by the Depositor to the Trust Fund. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Seller or the Depositor, as applicable, or if for any other reason this Agreement is held or deemed to create a security interest in such assets, then (i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) each conveyance provided for in this Agreement shall be deemed to be an assignment and a grant by the Seller or the Depositor, as applicable, for the benefit of the Certificateholders, of a security interest in all of the assets that constitute the Trust Fund, whether now owned or hereafter acquired.

         The Depositor for the benefit of the Certificateholders shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the assets of the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement.

         Section 11.05. NOTICES.

                  (a) The Trustee shall use its best efforts to promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

                  (i) Any material change or amendment to this Agreement;

                  (ii) The occurrence of any Servicer of Default that has not been cured;

                  (iii) The resignation or termination of any Servicer or the Trustee and the appointment of any successor; and

                  (iv) The final payment to Certificateholders.

                  In addition, the Trustee shall promptly furnish to each Rating Agency copies of the following:

                  (i) Each annual statement as to compliance described in
         Section 3.16; and

                  (ii) Each annual independent public accountants' servicing report described in Section 4.17.

                  (b) All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered at or mailed by registered mail, return receipt requested, postage prepaid, or by recognized overnight courier, or by facsimile transmission to a number provided by the appropriate party if receipt of such transmission is confirmed to (i) in the case of the Depositor, Nomura Asset Acceptance Corp., 2 World Financial Center, Building B, New York, New York 10281 Attention: Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2005-AP1; (ii) in the case of the Seller, Nomura Credit & Capital, Inc., 2 World Financial Center, Building B, New York, New York 10281, Attention: Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2005-AP1 or such other address as may be hereafter furnished to the other parties hereto by the Seller in writing; (iii) in the case of GMACM, GMAC Mortgage Corporation, 500 Enterprise Road, Horsham, Pennsylvania 19044, Attention: Ken Perkins; (iv) in the case of the Trustee, at each Corporate Trust Office or such other address as the Trustee may hereafter furnish to the other parties hereto; (v) in the case of the Custodian, JPMorgan Chase Bank Mortgage Banking Custody Services, 1111 Fannin Street, 12th Floor, Houston, Texas 77002 and (vi) in the case of the Rating Agencies, (x) Standard & Poor's, 55 Water Street, 41st Floor, New York, New York 10041, Attention:
Mortgage Surveillance Group and (y) Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Home Equity Monitoring. Any notice delivered to the Seller or the Trustee under this Agreement shall be effective only upon receipt. Any notice required or permitted to be mailed to a Certificateholder, unless otherwise provided herein, shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register; any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

         Section 11.06. SEVERABILITY OF PROVISIONS.

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

         Section 11.07. ASSIGNMENT.

         Notwithstanding anything to the contrary contained herein, except as provided pursuant to Section 7.02, this Agreement may not be assigned by the Seller or the Depositor.

         Section 11.08. LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS.

         The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the Trust Fund, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee, a written notice of a Servicer Default and of the continuance thereof, as hereinbefore provided, the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee, hereunder and shall have offered to the Trustee such indemnity satisfactory to it as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee or for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.08, each and every Certificateholder or the Trustee shall be entitled to such relief as can be given either at law or in equity.

         Section 11.09. CERTIFICATES NONASSESSABLE AND FULLY PAID.

         It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

                  IN WITNESS WHEREOF, the Depositor, the Seller, GMACM and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                NOMURA ASSET ACCEPTANCE CORPORATION,
                                         as Depositor


                                By:  /s/ N. Dante LaRocca
                                   -----------------------------------------
                                Name:    N. Dante LaRocca
                                Title:   Authorized Agent


                                NOMURA CREDIT & CAPITAL, INC.,
                                         as Seller



                                By:  /s/ N. Dante LaRocca
                                   -----------------------------------------
                                Name:    N. Dante LaRocca
                                Title:   Managing Director


                                GMAC MORTGAGE CORPORATION,
                                         as a Servicer

                                By:  /s/ Wesley B. Howland
                                   -----------------------------------------
                                Name:  Wesley B. Howland
                                Title: Vice President


                                WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                         as Trustee

                                By:  /s/ Amy Doyle
                                    ----------------------------------------
                                Name:  Amy Doyle
                                Title: Assistant Vice President


                                With respect to Sections 4.08 and 4.09

                                THE MURRAYHILL COMPANY

                                By:  /s/ Kevin Kanouff
                                    ----------------------------------------
                                Name:  Kevin Kanouff
                                Title: President and General Counsel

STATE OF NEW YORK        )
                         ) ss.:
COUNTY OF NEW YORK       )

                  On this ___ day of February 2005, before me, a notary public in and for said State, appeared _____________, personally known to me on the basis of satisfactory evidence to be an authorized representative of Nomura Asset Acceptance Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                ----------------------------
                                                Notary Public

[Notarial Seal]

STATE OF NEW YORK        )
                         ) ss.:
COUNTY OF NEW YORK       )

                  On this ____ day of February 2005, before me, a notary public in and for said State, appeared N. Dante LaRocca, personally known to me on the basis of satisfactory evidence to be an authorized representative of Nomura Credit & Capital, Inc., that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                ----------------------------
                                                Notary Public

[Notarial Seal]

STATE OF NEW YORK        )
                         ) ss.:
COUNTY OF NEW YORK       )

                  On this ____ day of February 2005, before me, a notary public in and for said State, appeared _________________, personally known to me on the basis of satisfactory evidence to be an authorized representative of GMAC Mortgage Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                ----------------------------
                                                Notary Public


[Notarial Seal]

STATE OF       )
               ) ss.:
COUNTY OF      )

                  On this ____ day of February 2005, before me, a notary public in and for said State, appeared _______________, personally known to me on the basis of satisfactory evidence to be an authorized representative of Wells Fargo Bank, National Association that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                ----------------------------
                                                Notary Public

[Notarial Seal]

                                   EXHIBIT A-1
                         FORM OF CLASS I-A-1 CERTIFICATE

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

                  THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE HERETO. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Certificate No. __                                         Pass-Through Rate:  ______%

Class I-A-1 Senior

                                                           Aggregate Initial Certificate Principal Balance of this
Date of Pooling and Servicing Agreement                    Certificate as of the Cut-off Date:
and Cut-off Date: February 1, 2005                         $

Trustee: Wells Fargo Bank, National Association

                                                           Initial Certificate Principal Balance of this
                                                           Certificate as of the Cut-off Date:
First Distribution Date: March 25, 2005                    $

Assumed Final Distribution Date:
February 25, 2035                                          CUSIP:


                                     A-1-2

                        MORTGAGE PASS-THROUGH CERTIFICATE
                                 SERIES 2005-AP1

         evidencing a fractional undivided interest in the distributions allocable to the Class I-A-1 Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate mortgage loans sold by NOMURA ASSET ACCEPTANCE CORPORATION

                  This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Nomura Asset Acceptance Corporation ("NAAC") or the Trustee or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by NAAC or the Trustee or any of their affiliates or any other person. None of NAAC, the Trustee or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust Fund") generally consisting of conventional first lien, fixed rate mortgage loans secured by one- to four- family residences, units in planned unit developments and individual condominium units (collectively, the "Mortgage Loans") sold by NAAC. The Mortgage Loans were sold by Nomura Credit & Capital, Inc. (the "Seller") to NAAC. The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), among NAAC, as depositor (the "Depositor"), the Seller, as seller, GMAC Mortgage Corporation, as a servicer, and Wells Fargo Bank, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                  Interest on this Certificate will accrue during the calendar month immediately preceding the calendar month in which the related Distribution Date occurs on the Certificate Principal Balance hereof at a per annum rate equal to the weighted average Net Mortgage Rate of the Group I Mortgage Loans minus 0.01% per annum The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the calendar month immediately preceding the month in which the Distribution Date occurs, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month following the latest scheduled maturity date of any Group I Mortgage Loan and is not likely to be the date on which the Certificate Principal Balance of this Class of Certificates will be reduced to zero.

                  Distributions on this Certificate will be made by the Trustee by check mailed to

                                     A-1-3
the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice. The initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon and Realized Losses allocable hereto.

                  This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                  The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

                  This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of the Classes or Classes of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

                  The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Trustee and any agent

                                     A-1-4
of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of Depositor, the Trustee or any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement with respect to the Group I Certificates (other than the obligations to make payments to the related Certificateholders) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Group I Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Group I Mortgage Loan and (B) the remittance of all funds due under the Agreement with respect to the Group I Mortgage Loans, or (ii) the optional repurchase by the party named in the Agreement of all the Group I Mortgage Loans and other assets of the Trust Fund relating to the Group I Mortgage Loans in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date in which the aggregate Stated Principal Balance of the Group I Mortgage Loans is less than the percentage of the aggregate Stated Principal Balance specified in the Agreement of the Group I Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Group I Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the earlier of (i) the expiration of 21 years after the death of certain persons identified in the Agreement and (ii) the Last Scheduled Distribution Date.

                  Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

                                     A-1-5

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


Dated:  February __, 2005                         WELLS FARGO BANK, NATIONAL
                                                  ASSOCIATION,
                                                  not in its individual capacity
                                                  but solely as Trustee


                                                  By:___________________________
                                                        Authorized Signatory



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

                  This is one of the Class I-A-1 Certificates referred to in the within-mentioned Agreement.


                                                  WELLS FARGO BANK, NATIONAL
                                                  ASSOCIATION,
                                                  Authorized signatory of
                                                  Wells Fargo Bank, National
                                                  Association, not in its
                                                  individual capacity but
                                                  solely as Trustee


                                                  By:___________________________
                                                        Authorized Signatory

                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________


Dated:                                    _____________________________________
                                          Signature by or on behalf of assignor


                                          _____________________________________
                                          Signature Guaranteed




                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________.

                  This information is provided by __________________, the assignee named above, or ________________________, as its agent.

                                   EXHIBIT A-2
                 FORM OF CLASS II-A-[1][2][3][4][5] CERTIFICATE

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

                  THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.



Certificate No. __                                         Pass-Through Rate:  [Variable][____%]

Class II-A-[1][2][3][4][5] Senior

                                                           Aggregate Initial Certificate Principal Balance of this
Date of Pooling and Servicing Agreement                    Certificate as of the Cut-off Date:
and Cut-off Date: February 1, 2005                         $

Trustee: Wells Fargo Bank, National Association

                                                           Initial Certificate Principal Balance of this
                                                           Certificate as of the Cut-off Date:
First Distribution Date: March 25, 2005                    $

Assumed Final Distribution Date:
February 25, 2035                                          CUSIP:


                        MORTGAGE PASS-THROUGH CERTIFICATE
                                 SERIES 2005-AP1

         evidencing a fractional undivided interest in the distributions allocable to the Class II-A-[1][2][3][4][5] Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate mortgage loans sold by NOMURA ASSET ACCEPTANCE CORPORATION

                  This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Nomura Asset Acceptance Corporation ("NAAC") or the Trustee or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by NAAC or the Trustee or any of their affiliates or any other person. None of NAAC, the Trustee or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust Fund") generally consisting of conventional first lien, fixed rate mortgage loans secured by one- to four- family residences, units in planned unit developments and individual condominium units (collectively, the "Mortgage Loans") sold by NAAC. The Mortgage Loans were sold by Nomura Credit & Capital, Inc. (the "Seller") to NAAC. The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), among NAAC, as depositor (the "Depositor"), the Seller, as seller, GMAC Mortgage Corporation, as a servicer, and Wells Fargo Bank, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                                     A-2-2

[CLASS II-A-1 CERTIFICATE ONLY: Interest on this Certificate will accrue during the period beginning on the 25th day of the month immediately preceding the month in which the related Distribution Date (as hereinafter defined) occurs (or, with respect to the First Distribution specified above, the Closing Date) to and including the 24th day of the month in which the related Distribution Date occurs on the Certificate Principal Balance hereof at a per annum rate equal to One-Month LIBOR plus [___]% per annum, subject a cap equal to the Net WAC Cap Rate for such Distribution Date. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Business Day immediately preceding such Distribution Date so long as this Certificate remains in book-entry form, otherwise, on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the calendar month immediately preceding the month in which the Distribution Date occurs, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month following the latest scheduled maturity date of any Group II Mortgage Loan and is not likely to be the date on which the Certificate Principal Balance of this Class of Certificates will be reduced to zero.]

                  [CLASS II-A-[2][3] CERTIFICATES ONLY: Interest on this Certificate will accrue during the calendar month immediately preceding the calendar month in which the related Distribution Date occurs on the Certificate Principal Balance hereof at a per annum rate equal to ______% per annum, subject to a cap equal to the Net WAC Rate Cap for such Distribution Date.] [CLASS II-A-[4][5] CERTIFICATES ONLY: Interest on this Certificate will accrue during the calendar month preceding the calendar month in which the related Distribution Date occurs on the Certificate Principal Balance hereof at a per annum rate equal to ____% with respect to any Distribution Date which occurs on or prior to the related Optional Termination Date, and (ii) [___]% per annum with respect to each Distribution Date which occurs thereafter, in each case, subject to a cap equal to the Net WAC Rate Cap for such Distribution Date.] The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the calendar month immediately preceding the month in which the Distribution Date occurs, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month following the latest scheduled maturity date of any Group II Mortgage Loan and is not likely to be the date on which the Certificate Principal Balance of this Class of Certificates will be reduced to zero.

                  Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice. The initial Certificate Principal Balance of this

                                     A-2-3

Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon.

                  This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                  The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

                  This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of the Classes or Classes of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

                  The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of Depositor, the Trustee or any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement with respect to the Group II Certificates (other than the obligations to make payments to the related Certificateholders) shall terminate

                                     A-2-4
upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Group II Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Group II Mortgage Loan and (B) the remittance of all funds due under the Agreement with respect to the Group II Mortgage Loans, or (ii) the optional repurchase by the party named in the Agreement of all the Group II Mortgage Loans and other assets of the Trust Fund relating to the Group II Mortgage Loans in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date in which the aggregate Stated Principal Balance of the Group II Mortgage Loans is less than the percentage of the aggregate Stated Principal Balance specified in the Agreement of the Group II Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Group II Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the earlier of (i) the expiration of 21 years after the death of certain persons identified in the Agreement and (ii) the Last Scheduled Distribution Date.

                  Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

                                     A-2-5

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


Dated:  February __, 2005                         WELLS FARGO BANK, NATIONAL
                                                  ASSOCIATION,
                                                  not in its individual capacity
                                                  but solely as Trustee


                                                  By:___________________________
                                                        Authorized Signatory



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

                  This is one of the Class II-A-[1][2][3][4][5] Certificates referred to in the within-mentioned Agreement.


                                                  WELLS FARGO BANK, NATIONAL
                                                  ASSOCIATION,
                                                  Authorized signatory of
                                                  Wells Fargo Bank, National
                                                  Association, not in its
                                                  individual capacity but
                                                  solely as Trustee


                                                  By:___________________________
                                                        Authorized Signatory

                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________


Dated:                                    _____________________________________
                                          Signature by or on behalf of assignor


                                          _____________________________________
                                          Signature Guaranteed




                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________.

                  This information is provided by __________________, the assignee named above, or ________________________, as its agent.

                                   EXHIBIT A-3

                        FORM OF CLASS II-A-IO CERTIFICATE

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Certificate No. ___                                        Pass-Through Rate:  Variable

Class II-A-IO Senior

                                                           Aggregate Initial Certificate Notional Balance of the
Date of Pooling and Servicing Agreement and Cut-off Date:  Class II-A-IO Certificates as of the Cut-off Date:
February 1, 2005                                           $_______________


                                                           Initial Certificate Notional Balance of this
First Distribution Date:                                   Certificate as of the Cut-off Date:
March 25, 2005                                             $_______________

Trustee:  Wells Fargo Bank, National Association

Final Scheduled Distribution Date:
February 25, 2007                                          CUSIP: ___________________

                                     A-3-2

                        MORTGAGE PASS-THROUGH CERTIFICATE
                                 SERIES 2005-AP1

         evidencing a fractional undivided interest in the distributions allocable to the Class II-A-IO Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate mortgage loans sold by NOMURA ASSET ACCEPTANCE CORPORATION.

                  This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Nomura Asset Acceptance Corporation ("NAAC") or the Trustee or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by NAAC or the Trustee or any of their affiliates or any other person. None of NAAC, the Trustee or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust Fund") generally consisting of conventional first lien, fixed rate mortgage loans secured by one- to four- family residences, units in planned unit developments and individual condominium units (collectively, the "Mortgage Loans") sold by NAAC. The Mortgage Loans were sold by Nomura Credit & Capital, Inc. (the "Seller") to NAAC. The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), among NAAC, as depositor (the "Depositor"), the Seller, as seller, GMAC Mortgage Corporation, as a servicer, and Wells Fargo Bank, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                  Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Certificate Notional Balance hereof at a per annum rate equal to the lesser of (a)(i) 4.50% per annum for each Distribution Date from and including the Distribution Date in March 2005 to and including the Distribution Date in October 2005, (ii) 3.50% per annum for each Distribution Date from and including the Distribution Date in November 2005 to and including the Distribution Date in February 2007 and (iii) 0% for each Distribution Date thereafter and (b) the weighted average of the Net Mortgage Rates of the Group II Mortgage Loans. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the calendar month immediately preceding the month in which the Distribution Date occurs, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount of interest required to be distributed to the Holders of Certificates of the same Class as this Certificate.

                  Distributions on this Certificate will be made by the Trustee by check mailed to

                                     A-3-3
the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice. The initial Certificate Notional Balance of this Certificate is set forth above.

                  This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                  The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

                  This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of the Class or Classes of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

                  The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner

                                     A-3-4
hereof for all purposes, and none of Depositor, the Trustee or any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement with respect to the Group I Certificates (other than the obligations to make payments to the related Certificateholders) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Group I Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Group I Mortgage Loan and (B) the remittance of all funds due under the Agreement with respect to the Group I Mortgage Loans, or (ii) the optional repurchase by the party named in the Agreement of all the Group I Mortgage Loans and other assets of the Trust Fund relating to the Group I Mortgage Loans in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date in which the aggregate Stated Principal Balance of the Group I Mortgage Loans is less than the percentage of the aggregate Stated Principal Balance specified in the Agreement of the Group I Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Group I Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the earlier of (i) the expiration of 21 years after the death of certain persons identified in the Agreement and (ii) the Last Scheduled Distribution Date.

                  Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

                                     A-3-5

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


Dated:  February __, 2005                         WELLS FARGO BANK, NATIONAL
                                                  ASSOCIATION,
                                                  not in its individual capacity
                                                  but solely as Trustee


                                                  By:___________________________
                                                        Authorized Signatory



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

                  This is one of the Class II-A-IO Certificates referred to in the within-mentioned Agreement.


                                                  WELLS FARGO BANK, NATIONAL
                                                  ASSOCIATION,
                                                  Authorized signatory of
                                                  Wells Fargo Bank, National
                                                  Association, not in its
                                                  individual capacity but
                                                  solely as Trustee


                                                  By:___________________________
                                                        Authorized Signatory

                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________


Dated:                                    _____________________________________
                                          Signature by or on behalf of assignor


                                          _____________________________________
                                          Signature Guaranteed




                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________.

                  This information is provided by __________________, the assignee named above, or ________________________, as its agent.

                                   EXHIBIT A-4
                FORM OF CLASS I-B-[1][2][3][4][5][6] CERTIFICATE

                  THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES [,/AND THE CLASS I-B-1 CERTIFICATES] [,/AND THE CLASS I-B-2 CERTIFICATES] [,/AND THE CLASS I-B-3 CERTIFICATES] [,/AND THE CLASS I-B-4 CERTIFICATES] [AND THE CLASS I-B-5 CERTIFICATES] AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

                  THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE HERETO. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

                  [CLASS I-B-[1][2][3] ONLY: UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                  [CLASS I-B-[1][2][3] ONLY: ANY TRANSFEREE OF THIS CERTIFICATE SHALL BE DEEMED TO MAKE THE REPRESENTATIONS SET FORTH IN SECTION 6.02(B) OF THE AGREEMENT REFERRED TO HEREIN.]

                  [CLASS I-B-[4][5][6] ONLY: THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER

REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(A)(1), (2), (3) OR
(7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.

                  [CLASS I-B-[4][5][6] ONLY: NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES A CERTIFICATION PURSUANT TO SECTION 6.02(B) OF THE AGREEMENT.]

                                     A-4-2

Certificate No. __                                         Pass-Through Rate:  Variable

Class I-B-[1][2][3][4][5][6]

                                                           Aggregate Initial Certificate Principal Balance of this
Date of Pooling and Servicing Agreement                    Certificate as of the Cut-off Date:
and Cut-off Date: February 1, 2005                         $

Trustee: Wells Fargo Bank, National Association

                                                           Initial Certificate Principal Balance of this
                                                           Certificate as of the Cut-off Date:
First Distribution Date: March 25, 2005                    $

Assumed Final Distribution Date:
February 25, 2035                                          CUSIP:


                        MORTGAGE PASS-THROUGH CERTIFICATE
                                 SERIES 2005-AP1

         evidencing a fractional undivided interest in the distributions allocable to the Class I-B-[1][2][3][3][4][5][6] Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate mortgage loans sold by NOMURA ASSET ACCEPTANCE CORPORATION

                  This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Nomura Asset Acceptance Corporation ("NAAC") or the Trustee or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by NAAC or the Trustee or any of their affiliates or any other person. None of NAAC, the Trustee or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This certifies that [Cede & Co.] [Nomura Securities International, Inc.] is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust Fund") generally consisting of conventional first lien, fixed rate mortgage loans secured by one- to four- family residences, units in planned unit developments and individual condominium units (collectively, the "Mortgage Loans") sold by NAAC. The Mortgage Loans were sold by Nomura Credit & Capital, Inc. (the "Seller") to NAAC. The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), among NAAC, as depositor (the "Depositor"), the Seller, as seller, GMAC Mortgage Corporation, as a servicer, and Wells Fargo Bank, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the

                                     A-4-3

Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                  Interest on this Certificate will accrue during the calendar month immediately preceding the calendar month in which the related Distribution Date occurs on the Certificate Principal Balance hereof at a per annum rate equal to the weighted average Net Mortgage Rate of the Group I Mortgage Loans minus 0.01% per annum The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the calendar month immediately preceding the month in which the Distribution Date occurs, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month following the latest scheduled maturity date of any Group I Mortgage Loan and is not likely to be the date on which the Certificate Principal Balance of this Class of Certificates will be reduced to zero.

                  Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice. The initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocable hereto.

                  This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                  The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

                  This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of the Class or Classes of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such

                                     A-4-4
consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

                  [Class I-B-[4][5][6]: No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trustee shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit E and either F or G, as applicable, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor or the Trustee in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder's prospective transferee upon which such Opinion of Counsel is based. Neither the Depositor nor the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor and the Seller against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.]

                  [Class I-B-[1][2][3] only: Any transferee of this Certificate shall be deemed to make the representations set forth in Section 6.02(b) of the Agreement.]

                  [Class I-B-[4][5][6] only: No transfer of this Certificate shall be made to any person unless the Transferee provides a certification pursuant to Section 6.02(b) of the Agreement.]

                  The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made to the Certificateholders for any such registration

                                     A-4-5
of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee or any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement with respect to the Group I Certificates (other than the obligations to make payments to the related Certificateholders) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Group I Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Group I Mortgage Loan and (B) the remittance of all funds due under the Agreement with respect to the Group I Mortgage Loans, or (ii) the optional repurchase by the party named in the Agreement of all the Group I Mortgage Loans and other assets of the Trust Fund relating to the Group I Mortgage Loans in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date in which the aggregate Stated Principal Balance of the Group I Mortgage Loans is less than the percentage of the aggregate Stated Principal Balance specified in the Agreement of the Group I Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Group I Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the earlier of (i) the expiration of 21 years after the death of certain persons identified in the Agreement and (ii) the Last Scheduled Distribution Date.

                  Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

                                     A-4-6

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


Dated:  February __, 2005                         WELLS FARGO BANK, NATIONAL
                                                  ASSOCIATION,
                                                  not in its individual capacity
                                                  but solely as Trustee


                                                  By:___________________________
                                                        Authorized Signatory



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

                  This is one of the Class I-B-[1][2][3][4][5][6] Certificates referred to in the within-mentioned Agreement.


                                                  WELLS FARGO BANK, NATIONAL
                                                  ASSOCIATION,
                                                  Authorized signatory of
                                                  Wells Fargo Bank, National
                                                  Association, not in its
                                                  individual capacity but
                                                  solely as Trustee


                                                  By:___________________________
                                                        Authorized Signatory

                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________


Dated:                                    _____________________________________
                                          Signature by or on behalf of assignor


                                          _____________________________________
                                          Signature Guaranteed




                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________.

                  This information is provided by __________________, the assignee named above, or ________________________, as its agent.

                                   EXHIBIT A-5
                    FORM OF CLASS II-M-[1][2][3] CERTIFICATE

                  THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES [,/AND THE CLASS II-M-1 CERTIFICATES][AND THE CLASS II-M-2 CERTIFICATES] AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

                  THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE HERETO. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

                  ANY TRANSFEREE OF THIS CERTIFICATE SHALL BE DEEMED TO MAKE THE REPRESENTATIONS SET FORTH IN SECTION 6.02(B) OF THE AGREEMENT REFERRED TO HEREIN.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Certificate No. __                                         Pass-Through Rate:  Variable

Class II-M-[1][2][3] Subordinate

                                                           Aggregate Initial Certificate Principal Balance of this
Date of Pooling and Servicing Agreement                    Certificate as of the Cut-off Date:
and Cut-off Date: February 1, 2005                         $_______________

[TABLE CONTINUED]

Trustee: Wells Fargo Bank, National Association

                                                           Initial Certificate Principal Balance of this
First Distribution Date:                                   Certificate as of the Cut-off Date:
March 25, 2005                                             $________________

Assumed Final Distribution Date:
February 25, 2035                                          CUSIP:


                        MORTGAGE PASS-THROUGH CERTIFICATE
                                 SERIES 2005-AP1

         evidencing a fractional undivided interest in the distributions allocable to the Class II-M-[1][2][3] Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate mortgage loans sold by NOMURA ASSET ACCEPTANCE CORPORATION.

                  This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Nomura Asset Acceptance Corporation ("NAAC") or the Trustee or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by NAAC or the Trustee or any of their affiliates or any other person. None of NAAC, the Trustee or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust Fund") generally consisting of conventional first lien, fixed rate mortgage loans secured by one- to four- family residences, units in planned unit developments and individual condominium units (collectively, the "Mortgage Loans") sold by NAAC. The Mortgage Loans were sold by Nomura Credit & Capital, Inc. (the "Seller") to NAAC. The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), among NAAC, as depositor (the "Depositor"), the Seller, as seller, GMAC Mortgage Corporation, as a servicer, and Wells Fargo Bank, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                  Interest on this Certificate will accrue during the calendar month preceding the calendar month in which the related Distribution Date occurs on the Certificate Principal Balance hereof at a per annum rate equal to ____% with respect to any Distribution Date which occurs on or prior to the related Optional Termination Date, and (ii) [___]% per annum with respect to each Distribution Date which occurs thereafter, in each case, subject to a cap equal to the Net WAC Rate Cap for such Distribution Date.] The Trustee will distribute on the 25th day of each month,

                                     A-5-2
or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the calendar month immediately preceding the month in which the Distribution Date occurs, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month following the latest scheduled maturity date of any Group II Mortgage Loan and is not likely to be the date on which the Certificate Principal Balance of this Class of Certificates will be reduced to zero.

                  Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice. The initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal hereon and any Realized Losses allocable hereto.

                  This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                  The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

                  This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of the Class or Classes of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the

                                     A-5-3

Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

                  Any transferee of this Certificate shall be deemed to make the representations set forth in Section 6.02(b) of the Agreement.

                  The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee or any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement with respect to the Group II Certificates (other than the obligations to make payments to the related Certificateholders) shall terminate upon the earlier of (i) the later of
(A) the maturity or other liquidation (or Advance with respect thereto) of the last Group II Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Group II Mortgage Loan and (B) the remittance of all funds due under the Agreement with respect to the Group II Mortgage Loans, or (ii) the optional repurchase by the party named in the Agreement of all the Group II Mortgage Loans and other assets of the Trust Fund relating to the Group II Mortgage Loans in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date in which the aggregate Stated Principal Balance of the Group II Mortgage Loans is less than the percentage of the aggregate Stated Principal Balance specified in the Agreement of the Group II Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Group II Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the earlier of (i) the expiration of 21 years after the death of certain persons identified in the Agreement and (ii) the Last Scheduled Distribution Date.

                  Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

                                     A-5-4

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


Dated:  February __, 2005                         WELLS FARGO BANK, NATIONAL
                                                  ASSOCIATION,
                                                  not in its individual capacity
                                                  but solely as Trustee


                                                  By:___________________________
                                                        Authorized Signatory



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

                  This is one of the Class II-M-[1][2][3] Certificates referred to in the within-mentioned Agreement.


                                                  WELLS FARGO BANK, NATIONAL
                                                  ASSOCIATION,
                                                  Authorized signatory of
                                                  Wells Fargo Bank, National
                                                  Association, not in its
                                                  individual capacity but
                                                  solely as Trustee


                                                  By:___________________________
                                                        Authorized Signatory

                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________


Dated:                                    _____________________________________
                                          Signature by or on behalf of assignor


                                          _____________________________________
                                          Signature Guaranteed




                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________.

                  This information is provided by __________________, the assignee named above, or ________________________, as its agent.

                                   EXHIBIT A-6
                         FORM OF CLASS II-C CERTIFICATE

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

                  THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE HERETO. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

                  THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY
(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND
(B) THE RECEIPT BY THE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.

                  NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES A CERTIFICATION PURSUANT TO SECTION 6.02(B) OF THE AGREEMENT.

Certificate No. __                                         Percentage Interest: ____

Class II-C                                                 Pass-Through Rate:  Variable

Date of Pooling and Servicing Agreement and Cut-off Date:  Initial Certificate Principal Balance of this
February 1, 2005                                           Certificate as of the Cut-off Date:

Trustee: Wells Fargo Bank, National Association

                                                           Initial Certificate Notional Balance of this
                                                           Certificate as of the Cut-off Date:
First Distribution Date: March 25, 2005                    $


Assumed Final Distribution Date: February 25, 2035

                                                           CUSIP:


                        MORTGAGE PASS-THROUGH CERTIFICATE
                                 SERIES 2005-AP1

         evidencing a fractional undivided interest in the distributions allocable to the Class II-C Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate mortgage loans sold by NOMURA ASSET ACCEPTANCE CORPORATION

                  This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Nomura Asset Acceptance Corporation ("NAAC") or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by NAAC or the Trustee or any of their affiliates or any other person. None of NAAC, the Trustee or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This certifies that Nomura Securities International, Inc. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust Fund") generally consisting of conventional first lien, fixed rate mortgage loans secured by one- to four- family residences, units in planned unit developments and individual condominium units (collectively, the "Mortgage Loans") sold by NAAC. The Mortgage Loans were sold by Nomura Credit & Capital, Inc. (the "Seller") to NAAC. The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), among NAAC, as depositor (the "Depositor"), the Seller, as seller, GMAC Mortgage Corporation, as a servicer, and Wells Fargo Bank, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein,


                                     A-6-2
capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                  Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Certificate Principal Balance hereof at a per annum rate equal to the Pass-Through Rate as set forth in the Agreement. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the calendar month immediately preceding the month in which the Distribution Date occurs, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month following the latest scheduled maturity date of any Mortgage Loan.

                  Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

                  No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trustee shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit E and either F or G, as applicable, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor or the Trustee in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder's prospective transferee upon which such Opinion of Counsel is based. Neither the Depositor nor the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor and the Seller against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of this Certificate shall be made to any person unless the Transferee

                                     A-6-3
provides a certification pursuant to Section 6.02(b) of the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                  The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

                  This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of the Class or Classes of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

                  The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee or any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement with respect to the Group II Certificates (other than the obligations to make payments to the related Certificateholders) shall terminate

                                     A-6-4
upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Group II Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Group II Mortgage Loan and (B) the remittance of all funds due under the Agreement with respect to the Group II Mortgage Loans, or (ii) the optional repurchase by the party named in the Agreement of all the Group II Mortgage Loans and other assets of the Trust Fund relating to the Group II Mortgage Loans in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date in which the aggregate Stated Principal Balance of the Group II Mortgage Loans is less than the percentage of the aggregate Stated Principal Balance specified in the Agreement of the Group II Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Group II Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the earlier of (i) the expiration of 21 years after the death of certain persons identified in the Agreement and (ii) the Last Scheduled Distribution Date.

                  Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

                                     A-6-5

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


Dated:  February __, 2005                         WELLS FARGO BANK, NATIONAL
                                                  ASSOCIATION,
                                                  not in its individual capacity
                                                  but solely as Trustee


                                                  By:___________________________
                                                        Authorized Signatory



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

                  This is one of the Class II-C Certificates referred to in the within-mentioned Agreement.


                                                  WELLS FARGO BANK, NATIONAL
                                                  ASSOCIATION,
                                                  Authorized signatory of
                                                  Wells Fargo Bank, National
                                                  Association, not in its
                                                  individual capacity but
                                                  solely as Trustee


                                                  By:___________________________
                                                        Authorized Signatory

                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________


Dated:                                    _____________________________________
                                          Signature by or on behalf of assignor


                                          _____________________________________
                                          Signature Guaranteed




                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________.

                  This information is provided by __________________, the assignee named above, or ________________________, as its agent.

                                   EXHIBIT A-7
                          FORM OF CLASS I-P CERTIFICATE

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

                  THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

                  THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY
(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND
(B) THE RECEIPT BY THE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.

                  NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES A CERTIFICATION PURSUANT TO SECTION 6.02(B) OF THE AGREEMENT.

Certificate No. ___                                        Percentage Interest: 100%

Class I-P

Date of Pooling and Servicing Agreement                    Aggregate Initial Certificate Principal Balance of this
and Cut-off Date: February 1, 2005                         Certificate as of the Cut-off Date: $100

First Distribution Date: December 25, 2005                 Initial Certificate Principal Balance of this
                                                           Certificate as of the Cut-off Date: $100

Trustee: Wells Fargo Bank, National Association            CUSIP:

Assumed Final Distribution Date: February 25, 2035


                        MORTGAGE PASS-THROUGH CERTIFICATE

                                 SERIES 2005-AP1

         evidencing a fractional undivided interest in the distributions allocable to the Class I-P Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate mortgage loans sold by NOMURA ASSET ACCEPTANCE CORPORATION

                  This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Nomura Asset Acceptance Corporation ("NAAC") or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by NAAC or the Trustee or any of their affiliates or any other person. None of NAAC, the Trustee or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This certifies that Nomura Securities International, Inc. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust Fund") generally consisting of conventional first lien, fixed rate mortgage loans secured by one- to four- family residences, units in planned unit developments and individual condominium units (collectively, the "Mortgage Loans") sold by NAAC. The Mortgage Loans were sold by Nomura Credit & Capital, Inc. (the "Seller") to NAAC. The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), among NAAC, as depositor (the "Depositor"), the Seller, as seller, GMAC Mortgage Corporation, as a servicer,


                                     A-7-2
and Wells Fargo Bank, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                  Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

                  No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trustee shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit E and either F or G, as applicable, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor or the Trustee in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder's prospective transferee upon which such Opinion of Counsel is based. Neither the Depositor nor the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor and the Seller against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of this Certificate shall be made to any person unless the Transferee provides a certification pursuant to Section 6.02(b) of the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                  The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

                                     A-7-3

                  This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of the Class or Classes of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

                  The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee or any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement with respect to the Group I Certificates (other than the obligations to make payments to the related Certificateholders) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Group I Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Group I Mortgage Loan and (B) the remittance of all funds due under the Agreement with respect to the Group I Mortgage Loans, or (ii) the optional repurchase by the party named in the Agreement of all the Group I Mortgage Loans and other assets of the Trust Fund relating to the Group I Mortgage Loans in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date in which the aggregate Stated Principal Balance of the Group I Mortgage Loans is less than the percentage of the aggregate Stated Principal Balance specified in the Agreement of the Group I Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Group I Certificates. In no event, however, will

                                     A-7-4
the Trust Fund created by the Agreement continue beyond the earlier of (i) the expiration of 21 years after the death of certain persons identified in the Agreement and (ii) the Last Scheduled Distribution Date.

                  Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

                                     A-7-5

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


Dated:  February __, 2005                         WELLS FARGO BANK, NATIONAL
                                                  ASSOCIATION,
                                                  not in its individual capacity
                                                  but solely as Trustee


                                                  By:___________________________
                                                        Authorized Signatory



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

                  This is one of the Class I-P Certificates referred to in the within-mentioned Agreement.


                                                  WELLS FARGO BANK, NATIONAL
                                                  ASSOCIATION,
                                                  Authorized signatory of
                                                  Wells Fargo Bank, National
                                                  Association, not in its
                                                  individual capacity but
                                                  solely as Trustee


                                                  By:___________________________
                                                        Authorized Signatory

                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________


Dated:                                    _____________________________________
                                          Signature by or on behalf of assignor


                                          _____________________________________
                                          Signature Guaranteed




                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________.

                  This information is provided by __________________, the assignee named above, or ________________________, as its agent.

                                   EXHIBIT A-8
                         FORM OF CLASS II-P CERTIFICATE

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

                  THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

                  THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY
(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND
(B) THE RECEIPT BY THE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.

                  NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES A CERTIFICATION PURSUANT TO SECTION 6.02(B) OF THE AGREEMENT.

Certificate No. ___                                        Percentage Interest: 100%

Class II-P

Date of Pooling and Servicing Agreement                    Aggregate Initial Certificate Principal Balance of this
and Cut-off Date: February 1, 2005                         Certificate as of the Cut-off Date: $100

First Distribution Date: December 25, 2005                 Initial Certificate Principal Balance of this
                                                           Certificate as of the Cut-off Date: $100

Trustee: Wells Fargo Bank, National Association            CUSIP:

Assumed Final Distribution Date: February 25, 2035


                        MORTGAGE PASS-THROUGH CERTIFICATE

                                 SERIES 2005-AP1

         evidencing a fractional undivided interest in the distributions allocable to the Class II-P Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate mortgage loans sold by NOMURA ASSET ACCEPTANCE CORPORATION

                  This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Nomura Asset Acceptance Corporation ("NAAC") or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by NAAC or the Trustee or any of their affiliates or any other person. None of NAAC, the Trustee or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This certifies that Nomura Securities International, Inc. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust Fund") generally consisting of conventional first lien, fixed rate mortgage loans secured by one- to four- family residences, units in planned unit developments and individual condominium units (collectively, the "Mortgage Loans") sold by NAAC. The Mortgage Loans were sold by Nomura Credit & Capital, Inc. (the "Seller") to NAAC. The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), among NAAC, as depositor (the "Depositor"), the Seller, as seller, GMAC Mortgage Corporation, as a servicer, and Wells Fargo Bank, National Association, as trustee (the "Trustee"), a summary of certain of

                                     A-8-2
the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                  Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

                  No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trustee shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit E and either F or G, as applicable, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor or the Trustee in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder's prospective transferee upon which such Opinion of Counsel is based. Neither the Depositor nor the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor and the Seller against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of this Certificate shall be made to any person unless the Transferee provides a certification pursuant to Section 6.02(b) of the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                  The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

                  This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and

                                     A-8-3
duties evidenced hereby, and the rights, duties and immunities of the Trustee.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of the Class or Classes of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

                  The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee or any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement with respect to the Group II Certificates (other than the obligations to make payments to the related Certificateholders) shall terminate upon the earlier of (i) the later of
(A) the maturity or other liquidation (or Advance with respect thereto) of the last Group II Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Group II Mortgage Loan and (B) the remittance of all funds due under the Agreement with respect to the Group II Mortgage Loans, or (ii) the optional repurchase by the party named in the Agreement of all the Group II Mortgage Loans and other assets of the Trust Fund relating to the Group II Mortgage Loans in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date in which the aggregate Stated Principal Balance of the Group II Mortgage Loans is less than the percentage of the aggregate Stated Principal Balance specified in the Agreement of the Group II Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Group II Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the earlier of (i) the expiration of 21 years after the death of certain persons identified in the Agreement and (ii) the Last Scheduled Distribution Date.

                                     A-8-4

                  Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.


                                     A-8-5

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


Dated:  February __, 2005                         WELLS FARGO BANK, NATIONAL
                                                  ASSOCIATION,
                                                  not in its individual capacity
                                                  but solely as Trustee


                                                  By:___________________________
                                                        Authorized Signatory



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

                  This is one of the Class II-P Certificates referred to in the within-mentioned Agreement.


                                                  WELLS FARGO BANK, NATIONAL
                                                  ASSOCIATION,
                                                  Authorized signatory of
                                                  Wells Fargo Bank, National
                                                  Association, not in its
                                                  individual capacity but
                                                  solely as Trustee


                                                  By:___________________________
                                                        Authorized Signatory

                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________


Dated:                                    _____________________________________
                                          Signature by or on behalf of assignor


                                          _____________________________________
                                          Signature Guaranteed




                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________.

                  This information is provided by __________________, the assignee named above, or ________________________, as its agent.

                                   EXHIBIT A-9

                       FORM OF CLASS [I][II]-R CERTIFICATE

                  THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED STATES PERSON OR A DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

                  THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY
(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND
(B) THE RECEIPT BY THE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.

                  NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES A CERTIFICATION PURSUANT TO SECTION 6.02(B) OF THE AGREEMENT.

                  ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE TRUSTEE THAT (1) SUCH

TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY POSSESSION OF THE UNITED STATES, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND EXCEPT FOR FREDDIE MAC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY SUCH GOVERNMENTAL UNIT), (B) A FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF EITHER OF THE FOREGOING, (C) ANY ORGANIZATION (OTHER THAN CERTAIN FARMERS' COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE (INCLUDING THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (D) RURAL ELECTRIC AND TELEPHONE COOPERATIVES DESCRIBED IN SECTION 1381(A)(2)(C) OF THE CODE, (E) AN ELECTING LARGE PARTNERSHIP UNDER SECTION 775(A) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B), (C), (D) OR (E) BEING HEREIN REFERRED TO AS A "DISQUALIFIED ORGANIZATION"), OR (F) AN AGENT OF A DISQUALIFIED ORGANIZATION, (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX AND (3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.


                                     A-9-2

Certificate No.__

Class [I][II]-R                                            Percentage Interest: ____

                                                           Initial Certificate Principal Balance of this
Date of Pooling and Servicing Agreement                    Certificate as of the Cut-off Date:
and Cut-off Date: February 1, 2005                         $______________

                                                           Initial Certificate Notional Balance of this
First Distribution Date:                                   Certificate as of the Cut-off Date:
March 25, 2005                                             $______________

Trustee: Wells Fargo Bank, National Association

                                                           CUSIP:

Assumed Final Distribution Date: February 25, 2035


                        MORTGAGE PASS-THROUGH CERTIFICATE

                                 SERIES 2005-AP1

         evidencing a fractional undivided interest in the distributions allocable to the Class [I][II]-R Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate mortgage loans sold by NOMURA ASSET ACCEPTANCE CORPORATION.

                  This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Nomura Asset Acceptance Corporation ("NAAC") or the Trustee referred to below or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by NAAC or the Trustee or any of their affiliates or any other person. None of NAAC, the Trustee or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This certifies that Nomura Securities International, Inc. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust Fund") generally consisting of conventional first lien, fixed rate mortgage loans secured by one- to four- family residences, units in planned unit developments and individual condominium units (collectively, the "Mortgage Loans") sold by NAAC. The Mortgage Loans were sold by Nomura Credit & Capital, Inc. (the "Seller") to NAAC. The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), among NAAC, as depositor (the "Depositor"), the Seller, as seller, GMAC Mortgage Corporation, as a servicer, and Wells Fargo Bank, National Association, as trustee (the "Trustee"), a summary of certain of

                                     A-9-3
the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                  Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that
(i) each person holding or acquiring any Ownership Interest in this Certificate must be a United States Person and a Permitted Transferee, (ii) the transfer of any Ownership Interest in this Certificate will be conditioned upon the delivery to the Trustee of, among other things, an affidavit to the effect that it is a United States Person and Permitted Transferee, (iii) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a United States Person and a Permitted Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the Depositor will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Depositor, which purchaser may be the Depositor, or any affiliate of the Depositor, on such terms and conditions as the Depositor may choose.

                  The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the calendar month immediately preceding the month in which the Distribution Date occurs, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amounts required to be distributed to the Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month following the latest scheduled maturity date of any Mortgage Loan.

                  Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

                  No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trustee shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit E and either F or G, as applicable, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or


                                     A-9-4
qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor or the Trustee in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder's prospective transferee upon which such Opinion of Counsel is based. Neither the Depositor nor the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor and the Seller against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of this Certificate shall be made to any person unless the Transferee provides a certification pursuant to Section 6.02(b) of the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                  The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

                  This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of the Class or Classes of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

                  The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                                     A-9-5

                  No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of Depositor, the Trustee or any such agent shall be affected by notice to the contrary.

                  The obligations created by the Agreement with respect to the Group [I][II] Certificates (other than the obligations to make payments to the related Certificateholders) shall terminate upon the earlier of (i) the later of
(A) the maturity or other liquidation (or Advance with respect thereto) of the last Group [I][II] Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Group [I][II] Mortgage Loan and (B) the remittance of all funds due under the Agreement with respect to the Group [I][II] Mortgage Loans, or (ii) the optional repurchase by the party named in the Agreement of all the Group [I][II] Mortgage Loans and other assets of the Trust Fund relating to the Group [I][II] Mortgage Loans in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date in which the aggregate Stated Principal Balance of the Group [I][II] Mortgage Loans is less than the percentage of the aggregate Stated Principal Balance specified in the Agreement of the Group [I][II] Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Group [I][II] Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the earlier of (i) the expiration of 21 years after the death of certain persons identified in the Agreement and (ii) the Last Scheduled Distribution Date.

                  Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.


                                     A-9-6

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


Dated:  February __, 2005                         WELLS FARGO BANK, NATIONAL
                                                  ASSOCIATION,
                                                  not in its individual capacity
                                                  but solely as Trustee


                                                  By:___________________________
                                                        Authorized Signatory



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

                  This is one of the Class [I][II]-R Certificates referred to in the within-mentioned Agreement.


                                                  WELLS FARGO BANK, NATIONAL
                                                  ASSOCIATION,
                                                  Authorized signatory of
                                                  Wells Fargo Bank, National
                                                  Association, not in its
                                                  individual capacity but
                                                  solely as Trustee


                                                  By:___________________________
                                                        Authorized Signatory

                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________


Dated:                                    _____________________________________
                                          Signature by or on behalf of assignor


                                          _____________________________________
                                          Signature Guaranteed




                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________.

                  This information is provided by __________________, the assignee named above, or ________________________, as its agent.

                                  EXHIBIT A-10
                          FORM OF CLASS I-X CERTIFICATE

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

                  THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY
(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND
(B) THE RECEIPT BY THE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.

                  NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES A CERTIFICATION PURSUANT TO SECTION 6.02(B) OF THE AGREEMENT.

Certificate No. ___                                        Pass-Through Rate:  0.01%

Class I-X
                                                           Initial  Certificate  Notional  Balance of the Class I-X
Date of Pooling and Servicing  Agreement and Cut-off Date: Certificates as of the Cut-off Date:
February 1, 2005                                           $_______________

First Distribution Date:
March 25, 2005                                             Percentage Interest: 100%

Trustee:  Wells Fargo Bank, National Association

Final Scheduled Distribution Date:
February 25, 2035                                          CUSIP: ___________________

                        MORTGAGE PASS-THROUGH CERTIFICATE
                                 SERIES 2005-AP1

         evidencing a fractional undivided interest in the distributions allocable to the Class I-X Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate mortgage loans sold by NOMURA ASSET ACCEPTANCE CORPORATION.

                  This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Nomura Asset Acceptance Corporation ("NAAC") or the Trustee or any of their affiliates or any other person. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental entity or by NAAC or the Trustee or any of their affiliates or any other person. None of NAAC, the Trustee or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This certifies that Nomura Securities International Inc. is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust Fund") generally consisting of conventional first lien, fixed rate mortgage loans secured by one- to four- family residences, units in planned unit developments and individual condominium units (collectively, the "Mortgage Loans") sold by NAAC. The Mortgage Loans were sold by Nomura Credit & Capital, Inc. (the "Seller") to NAAC. The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), among NAAC, as depositor (the "Depositor"), the Seller, as seller, GMAC Mortgage Corporation, as a servicer, and Wells Fargo Bank, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

                  Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Certificate Notional Balance hereof at a per annum rate equal to 0.01%. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the calendar month immediately preceding the month in which the Distribution Date occurs, an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount of interest required to be distributed to the Holders of Certificates of the same Class as this Certificate.

                  Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon

                                     A-10-2
presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice. The initial Certificate Notional Balance of this Certificate is set forth above.

         No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trustee shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit E and either F or G, as applicable, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor or the Trustee in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder's prospective transferee upon which such Opinion of Counsel is based. Neither the Depositor nor the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor and the Seller against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.]

                  No transfer of this Certificate shall be made to any person unless the Transferee provides a certification pursuant to Section 6.02(b) of the Agreement.]

                  This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"). The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

                  The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

                  This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of the Class or Classes of Certificates affected thereby evidencing over 50% of the Voting Rights of such Class or Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in


                                     A-10-3
certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Percentage Interest will be issued to the designated transferee.

                  The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Depositor, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of Depositor, the Trustee or any such agent shall be affected by notice to the contrary.

         The obligations created by the Agreement with respect to the Group I Certificates (other than the obligations to make payments to the related Certificateholders) shall terminate upon the earlier of (i) the later of (A) the maturity or other liquidation (or Advance with respect thereto) of the last Group I Mortgage Loan remaining in the Trust Fund and disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Group I Mortgage Loan and (B) the remittance of all funds due under the Agreement with respect to the Group I Mortgage Loans, or (ii) the optional repurchase by the party named in the Agreement of all the Group I Mortgage Loans and other assets of the Trust Fund relating to the Group I Mortgage Loans in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date in which the aggregate Stated Principal Balance of the Group I Mortgage Loans is less than the percentage of the aggregate Stated Principal Balance specified in the Agreement of the Group I Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Group I Certificates. In no event, however, will the Trust Fund created by the Agreement continue beyond the earlier of (i) the expiration of 21 years after the death of certain persons identified in the Agreement and (ii) the Last Scheduled Distribution Date.

                  Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.


                                     A-10-4

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


Dated:  February __, 2005                         WELLS FARGO BANK, NATIONAL
                                                  ASSOCIATION,
                                                  not in its individual capacity
                                                  but solely as Trustee


                                                  By:___________________________
                                                        Authorized Signatory



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

                  This is one of the Class I-X Certificates referred to in the within-mentioned Agreement.


                                                  WELLS FARGO BANK, NATIONAL
                                                  ASSOCIATION,
                                                  Authorized signatory of
                                                  Wells Fargo Bank, National
                                                  Association, not in its
                                                  individual capacity but
                                                  solely as Trustee


                                                  By:___________________________
                                                        Authorized Signatory

                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto __________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Asset-Backed Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________


Dated:                                    _____________________________________
                                          Signature by or on behalf of assignor


                                          _____________________________________
                                          Signature Guaranteed




                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________ account number _____________, or, if mailed by check, to ______________________________. Applicable statements should be mailed to _____________________________________.

                  This information is provided by __________________, the assignee named above, or ________________________, as its agent.

                                                                       EXHIBIT B


                             MORTGAGE LOAN SCHEDULE
                             ----------------------

                  The Preliminary and Final Mortgage Loan Schedules shall set forth the following information with respect to each Mortgage Loan:

         (a)      the loan number;

         (b)      the Mortgage Rate in effect as of the Cut-off Date;

         (c)      the Servicing Fee Rate;

         (d)      the Net Mortgage Rate in effect as of the Cut-off Date;

         (e)      the maturity date;

         (f)      the original principal balance;

         (g)      the Cut-off Date Principal Balance;

         (h)      the original term;

         (i)      the remaining term;

         (j)      the property type;

         (k)      the MIN with respect to each Mortgage Loan; and

         (l)      the applicable Servicer.

                                                                       EXHIBIT C


                                   [RESERVED]

                                                                       EXHIBIT D


                           FORM OF TRANSFER AFFIDAVIT

                                    Affidavit pursuant to Section 860E(e)(4) of the Internal Revenue Code of 1986, as amended, and for other purposes

STATE OF   )
           )ss:
COUNTY OF  )

         [NAME OF OFFICER], being first duly sworn, deposes and says:

         1. That he/she is [Title of Officer] of [Name of Investor] (the "Investor"), a [savings institution] [corporation] duly organized and existing under the laws of [the State of _____] [the United States], on behalf of which he makes this affidavit.

         2. That (i) the Investor is not a "disqualified organization" as defined in Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code"), and will not be a disqualified organization as of [Closing Date] [date of purchase]; (ii) it is not acquiring the Nomura Asset Acceptance Corporation Alternative Loan Trust, Mortgage Pass Through Certificates, Series 2005-AP1, Class [I][II]-R Certificates (the "Residual Certificates") for the account of a disqualified organization; (iii) it consents to any amendment of the Pooling and Servicing Agreement that shall be deemed necessary by Nomura Asset Acceptance Corporation (upon advice of counsel) to constitute a reasonable arrangement to ensure that the Residual Certificates will not be owned directly or indirectly by a disqualified organization; and (iv) it will not transfer such Residual Certificates unless (a) it has received from the transferee an affidavit in substantially the same form as this affidavit containing these same four representations and (b) as of the time of the transfer, it does not have actual knowledge that such affidavit is false.

         3. That the Investor is one of the following: (i) a citizen or resident of the United States, (ii) a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations), provided that no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are United States Persons, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust other than a "foreign trust," as defined in Section 7701 (a)(31) of the Code.

         4. That the Investor's taxpayer identification number is
______________________.

         5. That no purpose of the acquisition of the Residual Certificates is to avoid or impede the assessment or collection of tax.

         6. That the Investor understands that, as the holder of the Residual Certificates, the Investor may incur tax liabilities in excess of any cash flows generated by such Residual Certificates.

         7. That the Investor intends to pay taxes associated with holding the Residual Certificates as they become due.

         IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ____ day of _________, 20__.


                                                  [NAME OF INVESTOR]


                                                  By:_______________________
                                                     [Name of Officer]
                                                     [Title of Officer]
                                                     [Address of Investor for
                                                     receipt of distributions]

                                                  Address of Investor for
                                                  receipt of tax information:

         Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Investor, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Investor.

         Subscribed and sworn before me this ___ day of _________, 20___.

NOTARY PUBLIC

COUNTY OF

STATE OF


My commission expires the ___ day of ___________________, 20___.

                                                                       EXHIBIT E


                         FORM OF TRANSFEROR CERTIFICATE

                              ______________, 2005


Nomura Asset Acceptance Corporation
2 World Financial Center, Building B
New York, New York 10281

Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, MD 21045
Attention: Nomura Asset Acceptance
Corporation, Alternative Loan Trust, Series 2005-AP1

                  Re: Nomura Asset Acceptance Corporation MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-AP1, CLASS

Ladies and Gentlemen:

         In connection with the sale by ___________ (the "Seller") to ________ (the "Purchaser") of $_________ Initial Certificate Principal Balance of Mortgage Pass-Through Certificates, Series 2005-AP1, Class _____ (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of February 1, 2005, among Nomura Asset Acceptance Corporation, as depositor (the "Depositor"), Nomura Credit & Capital, Inc., as seller, GMAC Mortgage Corporation, as a servicer, and Wells Fargo Bank, National Association, as trustee (the "Trustee"). The Seller hereby certifies, represents and warrants to, and covenants with, the Depositor and the Trustee that:

         Neither the Seller nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, or
(e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933 (the "Act"), that would render the disposition of any Certificate a violation of
Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Seller will not act in any manner set forth in the foregoing sentence with respect to any Certificate. The Seller has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

                                                  Very truly yours,


                                                  _____________________________
                                                  (Seller)


                                                  By:__________________________

                                                  Name:________________________

                                                  Title:_______________________

                                                                       EXHIBIT F


             FORM OF INVESTOR REPRESENTATION LETTER (NON-RULE 144A)

                                ___________, 2005


Nomura Asset Acceptance Corporation
2 World Financial Center
New York, New York 10281

Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, MD 21045
Attention: Nomura Asset Acceptance
Corporation, Alternative Loan Trust, Series 2005-AP1

                  Re: Nomura Asset Acceptance Corporation, Alternative Loan Trust, MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-AP1

Ladies and Gentlemen:

         _______________ (the "Purchaser") intends to purchase from ____________ (the "Seller") $_________ Initial Certificate Principal Balance of Mortgage Pass-Through Certificates, Series 2005-AP1, Class _____ (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of February 1, 2005, among Nomura Asset Acceptance Corporation, as depositor (the "Depositor"), Nomura Credit & Capital, Inc., as seller, GMAC Mortgage Corporation, as a servicer, and Wells Fargo Bank, National Association, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Depositor and the Trustee that:

                  1. The Purchaser understands that (a) the Certificates have not been and will not be registered or qualified under the Securities Act of 1933, as amended (the "Act") or any state securities law, (b) the Depositor is not required to so register or qualify the Certificates, (c) the Certificates may be resold only if registered and qualified pursuant to the provisions of the Act or any state securities law, or if an exemption from such registration and qualification is available, (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates and (e) the Certificates will bear a legend to the foregoing effect.

                  2. The Purchaser is acquiring the Certificates for its own account for investment only and not with a view to or for sale in connection with any distribution thereof in any manner that would violate the Act or any applicable state securities laws.

                  3. The Purchaser is (a) a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) able to bear the economic risks of such an investment and (c) an "accredited investor" within the meaning of Rule 501 (a) promulgated pursuant to the Act.

                  4. The Purchaser has been furnished with, and has had an opportunity to review (a) a copy of the Pooling and Servicing Agreement and (b) such other information concerning the Certificates, the Mortgage Loans and the Depositor as has been requested by the Purchaser from the Depositor or the Seller and is relevant to the Purchaser's decision to purchase the Certificates. The Purchaser has had any questions arising from such review answered by the Depositor or the Seller to the satisfaction of the Purchaser.

                  5. The Purchaser has not and will not nor has it authorized or will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition of other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner,
                           (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner or (e) take any other action, that (as to any of (a) through (e) above) would constitute a distribution of any Certificate under the Act, that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Purchaser will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

                                                  Very truly yours,


                                                  ____________________________
                                                  (Purchaser)

                                                  By:__________________________

                                                  Name:________________________

                                                  Title:_______________________

                                                                       EXHIBIT G


                       FORM OF RULE 144A INVESTMENT LETTER

                                                         [Date]
Nomura Credit & Capital, Inc.
2 World Financial Center, Building B
New York, New York 10281

Nomura Asset Acceptance Corporation
2 World Financial Center
New York, New York 10281

Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, MD 21045
Attention: Nomura Asset Acceptance
Corporation, Alternative Loan Trust, Series 2005-AP1

                  Re: Nomura Asset Acceptance Corporation, Alternative Loan Trust, Mortgage Pass-Through Certificates, Series 2005-AP1 (the "Certificates"), including the Class
                           [ ] CERTIFICATES (THE "PRIVATE CERTIFICATES")

Dear Ladies and Gentlemen:

         In connection with our purchase of Private Certificates, we confirm that:

                  (i) we understand that the Private Certificates are not being registered under the Securities Act of 1933, as amended (the "Act") or any applicable state securities or "Blue Sky" laws, and are being sold to us in a transaction that is exempt from the registration requirements of such laws;

                  (ii) any information we desired concerning the Certificates, including the Private Certificates, the trust in which the Certificates represent the entire beneficial ownership interest (the "Trust") or any other matter we deemed relevant to our decision to purchase Private Certificates has been made available to us;

                  (iii) we are able to bear the economic risk of investment in Private Certificates; we are an institutional "accredited investor" as defined in Section 501(a) of Regulation D promulgated under the Act and a sophisticated institutional investor and we agree to obtain a representation from any transferee that such transferee is an institutional "accredited investor" so long as we are required to obtain a representation letter regarding compliance with the Act;

                  (iv) we are acquiring Private Certificates for our own account, not as nominee for any other person, and not with a present view to any distribution or other disposition of the Private Certificates;

                  (v) we agree the Private Certificates must be held indefinitely by us (and may not be sold, pledged, hypothecated or in any way disposed of) unless subsequently registered under the Act and any applicable state securities or "Blue Sky" laws or an exemption from the registration requirements of the Act and any applicable state securities or "Blue Sky" laws is available;

                  (vi) we agree that in the event that at some future time we wish to dispose of or exchange any of the Private Certificates (such disposition or exchange not being currently foreseen or contemplated), we will not transfer or exchange any of the Private Certificates unless:

                           (A) (1) the sale is to an Eligible Purchaser (as defined below), (2) if required by the Pooling and Servicing Agreement (as defined below) a letter to substantially the same effect as either this letter or, if the Eligible Purchaser is a Qualified Institutional Buyer as defined under Rule 144A of the Act, the Rule 144A and Related Matters Certificate in the form attached to the Pooling and Servicing Agreement (as defined below) (or such other documentation as may be acceptable to the Trustee) is executed promptly by the purchaser and delivered to the addressees hereof and (3) all offers or solicitations in connection with the sale, whether directly or through any agent acting on our behalf, are limited only to Eligible Purchasers and are not made by means of any form of general solicitation or general advertising whatsoever; and

                           (B) if the Private Certificate is not registered under the Act (as to which we acknowledge you have no obligation), the Private Certificate is sold in a transaction that does not require registration under the Act and any applicable state securities or "blue sky" laws and, if Wells Fargo Bank, National Association (the "Trustee") so requests, a satisfactory Opinion of Counsel is furnished to such effect, which Opinion of Counsel shall be an expense of the transferor or the transferee;

                  (vii) we agree to be bound by all of the terms (including those relating to restrictions on transfer) of the Pooling and Servicing, pursuant to which the Trust was formed; we have reviewed carefully and understand the terms of the Pooling and Servicing Agreement;

                  (viii) we either: (i) are not acquiring the Privately Offered Certificate directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, and/or section 4975 of the Internal Revenue Code of 1986, as amended, or (ii) are providing the opinion of counsel specified in Section 6.02(b) of the Agreement.

                  (ix) we understand that each of the Class ___ Certificates bears, and will continue to bear, legends substantially to the following effect: "THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or
                           (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.

                           NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 6.02(b) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE TRUSTEE, THE DEPOSITOR OR THE SERVICER TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE

                           UNDERTAKEN IN THE AGREEMENT, ALL IN ACCORDANCE WITH
                           SECTION 6.02(b) OF THE AGREEMENT.

         "ELIGIBLE PURCHASER" means a corporation, partnership or other entity which we have reasonable grounds to believe and do believe (i) can make representations with respect to itself to substantially the same effect as the representations set forth herein, and (ii) is either a Qualified Institutional Buyer as defined under Rule 144A of the Act or an institutional "Accredited Investor" as defined under Rule 501 of the Act.

         Terms not otherwise defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement, dated as of February 1, 2005, between Nomura Asset Acceptance Corporation, as depositor, Nomura Credit & Capital, Inc., as seller, GMAC Mortgage Corporation, as a servicer, and Wells Fargo Bank, National Association, as Trustee (the "Pooling and Servicing Agreement').

         If the Purchaser proposes that its Certificates be registered in the name of a nominee on its behalf, the Purchaser has identified such nominee below, and has caused such nominee to complete the Nominee Acknowledgment at the end of this letter.

Name of Nominee (if any):____________________________

                  IN WITNESS WHEREOF, this document has been executed by the undersigned who is duly authorized to do so on behalf of the undersigned Eligible Purchaser on the ___ day of ________, 20___.


                                                  Very truly yours,

                                                  [PURCHASER]


                                                  By:___________________________
                                                        (Authorized Officer)


                                                  By:___________________________
                                                         Attorney-in-fact]

                             Nominee Acknowledgment

         The undersigned hereby acknowledges and agrees that as to the Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Purchaser identified above, for whom the undersigned is acting as nominee.


                                             [NAME OF NOMINEE]

                                             By:________________________________
                                                     (Authorized Officer)


                                             By:________________________________
                                                      Attorney-in-fact]

                                                                       EXHIBIT H


                                   [RESERVED]

                                                                       EXHIBIT I


                          DTC Letter of Representations
                             [provided upon request]

                                                                       EXHIBIT J


                   Schedule of Mortgage Loans with Lost Notes

                                     [None]

                                                                       EXHIBIT K


                           Prepayment Charge Schedule

                                                                       EXHIBIT L


                        FORM OF SERVICER'S CERTIFICATION

                  Re: Pooling and Servicing Agreement (the "POOLING AND SERVICING AGREEMENT"), dated as of February 1, 2005, by and among Nomura Asset Acceptance Corporation, as depositor (the "DEPOSITOR"), Nomura Credit & Capital, Inc., as seller (the "SELLER"), Wells Fargo Bank, National Association, as trustee (the "TRUSTEE"), GMAC Mortgage Corporation, as a servicer, ("GMAC")

I, [identify the certifying individual], certify to the Depositor and the Trustee, and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1. I am responsible for reviewing the activities performed by GMAC under the Pooling and Servicing Agreement and based upon my knowledge and the annual compliance review required under the Pooling and Servicing Agreement, and except as disclosed in the annual compliance statement required to be delivered to the Trustee in accordance with the terms of the Pooling and Servicing Agreement (which has been so delivered to the Trustee), GMAC has fulfilled its obligations under the Pooling and Servicing Agreement. Based upon my knowledge, the annual statement of compliance delivered by GMAC under the Pooling and Servicing Agreement does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statement was made, not misleading; and

2. Based on my knowledge, all significant deficiencies relating to GMAC's compliance with the minimum servicing standards for purposes of the report provided by an independent public accountant, after conducting a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the Pooling and Servicing Agreement, have been disclosed to such accountant and are included in such reports.


Date:______________________


___________________________
[Signature]
[Title]

                                                                       EXHIBIT M


                         FORM OF TRUSTEE'S CERTIFICATION

Re:      Nomura Asset Acceptance Corporation, Alternative Loan Trust, Mortgage
Pass-Through Certificates, Series 2005-AP1

Reference is made to the Pooling and Servicing Agreement, dated as of February 1, 2005 (the "Pooling and Servicing Agreement"), by and among Wells Fargo Bank, National Association (the "Trustee"), GMAC Mortgage Corporation, as a servicer, ("GMAC"), Nomura Asset Acceptance Corporation, as depositor (the "Depositor") and Nomura Credit & Capital, Inc., as seller (the "Seller"). I [identify the certifying individual], hereby certify to the Depositor, and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

         (i) I have reviewed the annual report on Form 10-K for the fiscal year [ ], and all reports on Form 8-K containing distribution reports filed in respect of periods included in the year covered by that annual report, relating to the above-referenced trust;

         (ii) Based on my knowledge, the information set forth in the reports referenced in (i) above, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by that annual report; and

         (iii) Based on my knowledge, the distribution information required to be provided by the Trustee under the Pooling and Servicing Agreement is included in these reports.


Date:


                                        Wells Fargo Bank, National Association,
                                        as Trustee


                                        By:      ____________________________
                                        Name:    ____________________________
                                        Title:   ____________________________

                                                                       EXHIBIT N


APPENDIX E - STANDARD & POOR'S ANTI-PREDATORY LENDING CATEGORIZATION

Standard & Poor's has categorized loans governed by anti-predatory lending laws in the Jurisdictions listed below into three categories based upon a combination of factors that include (a) the risk exposure associated with the assignee liability and (b) the tests and thresholds set forth in those laws. Note that certain loans classified by the relevant statute as Covered are included in Standard & Poor's High Cost Loan Category because they included thresholds and tests that are typical of what is generally considered High Cost by the industry.


STANDARD & POOR'S HIGH COST LOAN CATEGORIZATION
-----------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                                             NAME OF ANTI-PREDATORY                      CATEGORY UNDER APPLICABLE
       STATE/JURISDICTION                  LENDING LAW/EFFECTIVE DATE                    ANTI-PREDATORY LENDING LAW
----------------------------------  -------------------------------------------------  --------------------------------
Arkansas                            Arkansas  Home Loan  Protection  Act,  Ark. Code   High Cost Home Loan
                                    Ann. ss.ss. 23-53-101 ET SEQ.
                                    Effective July 16, 2003
----------------------------------  -------------------------------------------------  --------------------------------
Cleveland Heights, OH               Ordinance  No.  72-2003  (PSH),   Mun.  Code       Covered Loan
                                    ss.ss. 757.01 ET SEQ.
                                    Effective June 2, 2003
----------------------------------  -------------------------------------------------  --------------------------------
Colorado                            Consumer Equity Protection,  Colo. Stat. Ann.      Covered Loan
                                    ss.ss. 5-3.5-101 ET SEQ.
                                    Effective for covered loans offered or entered
                                    into  on  or  after January 1, 2003.  Other
                                    provisions of the Act took effect on June 7,
                                    2002
----------------------------------  -------------------------------------------------  --------------------------------
Connecticut                         Connecticut Abusive Home Loan Lending Practices    High Cost Home Loan
                                    Act, Conn. Gen. Stat. ss.ss. 36a-746 ET SEQ.
                                    Effective October 1, 2001
----------------------------------  -------------------------------------------------  --------------------------------
District of Columbia                Home Loan Protection Act,  D.C. Code               Covered Loan
                                    ss.ss. 26-1151.01 ET SEQ.
                                    Effective  for loans closed on or after January
                                    28, 2003
----------------------------------  -------------------------------------------------  --------------------------------
Florida                             Fair Lending Act,  Fla.  Stat.  Ann. ss.ss.        High Cost Home Loan
                                    494.0078 et SEQ.
                                    Effective October 2, 2002
----------------------------------  -------------------------------------------------  --------------------------------
Georgia  (Oct.  1, 2002 -           Georgia  Fair  Lending  Act,  Ga.  Code            High Cost Home Loan
----------------------------------  -------------------------------------------------  --------------------------------

STANDARD & POOR'S HIGH COST LOAN CATEGORIZATION
-----------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                                              NAME OF ANTI-PREDATORY                       CATEGORY UNDER APPLICABLE
       STATE/JURISDICTION                   LENDING LAW/EFFECTIVE DATE                     ANTI-PREDATORY LENDING LAW
----------------------------------  -------------------------------------------------  --------------------------------
Mar. 6, 2003)                       Ann. ss.ss. 7-6A-1 ET SEQ.
                                    Effective October 1, 2002 - March 6, 2003
----------------------------------  -------------------------------------------------  --------------------------------
Georgia as amended  (Mar. 7, 2003   Georgia  Fair  Lending  Act,  Ga.  Code Ann.       High Cost Home Loan
- current)                          ss.ss. 7-6A-1 ET SEQ.
                                    Effective  for loans closed on or after March 7,
                                    2003
----------------------------------  -------------------------------------------------  --------------------------------
HOEPA Section 32                    Home  Ownership  and  Equity  Protection  Act      High Cost Loan
                                    of 1994, 15 U.S.C. ss. 1639, 12 C.F.R.  ss.ss.
                                    226.32 and 226.34
                                    Effective October 1, 1995, amendments October
                                    1, 2002
----------------------------------  -------------------------------------------------  --------------------------------
Illinois                            High Risk Home Loan Act, Ill. Comp.  Stat.  tit.   High Risk Home Loan
                                    815, ss.ss. 137/5 ET SEQ.
                                    Effective  January 1, 2004  (prior to this date,
                                    regulations under  Residential  Mortgage License
                                    Act effective from May 14, 2001)
----------------------------------  -------------------------------------------------  --------------------------------
Kansas                              Consumer   Credit  Code,   Kan.  Stat.  Ann.       High  Loan  to  Value  Consumer
                                    ss.ss. 16a-1-101 ET SEQ.                           Loan (ID. ss. 16a-3-207) and;
                                    Sections 16a-1-301 and 16a-3-207 became            High APR  Consumer  Loan (ID. ss.
                                    effective April 14, 1999; Section 16a-3-308a       16a-3-308a)
                                    became effective July 1, 1999
----------------------------------  -------------------------------------------------  --------------------------------
Kentucky                            2003 KY H.B.  287 - High Cost Home Loan Act, Ky.   High Cost Home Loan
                                    Rev. Stat. ss.ss. 360.100 ET SEQ.
                                    Effective June 24, 2003
----------------------------------  -------------------------------------------------  --------------------------------
Maine                               Truth in Lending,  Me. Rev.  Stat.  tit. 9-A,      High Rate High Fee Mortgage
                                    ss.ss. 8-101 ET SEQ.
                                    Effective September 29, 1995 and as amended
                                    from time to time
----------------------------------  -------------------------------------------------  --------------------------------
Massachusetts                       Part 40 and  Part  32,  209  C.M.R.  ss.ss.        High Cost Home Loan
                                    32.00 ET seq. and 209 C.M.R. ss.ss. 40.01 ET
                                    SEQ.
                                    Effective  March 22, 2001 and amended  from time
                                    to time
----------------------------------  -------------------------------------------------  --------------------------------

STANDARD & POOR'S HIGH COST LOAN CATEGORIZATION
-----------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                                              NAME OF ANTI-PREDATORY                       CATEGORY UNDER APPLICABLE
       STATE/JURISDICTION                   LENDING LAW/EFFECTIVE DATE                     ANTI-PREDATORY LENDING LAW
----------------------------------  -------------------------------------------------  --------------------------------
Nevada                              Assembly  Bill  No.  284,  Nev.  Rev.  Stat.       Home Loan
                                    ss.ss. 598D.010 ET SEQ.
                                    Effective October 1, 2003
----------------------------------  -------------------------------------------------  --------------------------------
New Jersey                          New Jersey Home Ownership  Security Act of 2002,   High Cost Home Loan
                                    N.J. Rev. Stat. ss.ss. 46:10B-22 ET SEQ.
                                    Effective for loans closed on or after  November
                                    27, 2003
----------------------------------  -------------------------------------------------  --------------------------------
New Mexico                          Home Loan  Protection  Act, N.M.  Rev.  Stat.      High Cost Home Loan
                                    ss.ss. 58-21A-1 ET SEQ.
                                    Effective  as of January 1, 2004;  Revised as of
                                    February 26, 2004
----------------------------------  -------------------------------------------------  --------------------------------
New York                            N.Y. Banking Law Article 6-l                       High Cost Home Loan
                                    Effective  for  applications  made  on or  after
                                    April 1, 2003
----------------------------------  -------------------------------------------------  --------------------------------
North Carolina                      Restrictions  and  Limitations on High Cost Home   High Cost Home Loan
                                    Loans, N.C. Gen. Stat. ss.ss. 24-1.1E ET SEQ.
                                    Effective July 1, 2000; amended October 1,
                                    2003 (adding open-end lines of credit)
----------------------------------  -------------------------------------------------  --------------------------------
Ohio                                H.B. 386  (codified  in various  sections of the   Covered Loan
                                    Ohio  Code),  Ohio Rev.  Code Ann. ss.ss.
                                    1349.25 ET SEQ.
                                    Effective May 24, 2002
----------------------------------  -------------------------------------------------  --------------------------------
Oklahoma                            Consumer Credit Code (codified in various          Subsection 10 Mortgage
                                    sections of Title 14A)
                                    Effective July 1, 2000; amended effective
                                    January 1, 2004
----------------------------------  -------------------------------------------------  --------------------------------
South Carolina                      South  Carolina  High  Cost  and  Consumer  Home   High Cost Home Loan
                                    Loans Act, S.C. Code Ann. ss.ss. 37-23-10 ET SEQ.
                                    Effective  for loans  taken on or after  January
                                    1, 2004
----------------------------------  -------------------------------------------------  --------------------------------

STANDARD & POOR'S HIGH COST LOAN CATEGORIZATION
-----------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                                              NAME OF ANTI-PREDATORY                       CATEGORY UNDER APPLICABLE
       STATE/JURISDICTION                   LENDING LAW/EFFECTIVE DATE                     ANTI-PREDATORY LENDING LAW
----------------------------------  -------------------------------------------------  --------------------------------
West Virginia                       West Virginia Residential Mortgage Lender,         West Virginia Mortgage Loan
                                    Broker and Servicer Act, W. Va. Code Ann. ss.ss.   Act Loan
                                    31-17-1 ET SEQ.
                                    Effective June 5, 2002
----------------------------------  -------------------------------------------------  --------------------------------



STANDARD & POOR'S COVERED LOAN CATEGORIZATION
---------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                                              NAME OF ANTI-PREDATORY                       CATEGORY UNDER APPLICABLE
       STATE/JURISDICTION                   LENDING LAW/EFFECTIVE DATE                     ANTI-PREDATORY LENDING LAW
----------------------------------  -------------------------------------------------  --------------------------------
Georgia  (Oct.  1, 2002 - Mar. 6,   Georgia  Fair  Lending  Act,  Ga.  Code Ann.       Covered Loan
2003)                               ss.ss. 7-6A-1 ET SEQ.
                                    Effective October 1, 2002 - March 6, 2003
----------------------------------  -------------------------------------------------  --------------------------------
New Jersey                          New Jersey Home Ownership  Security Act of 2002,   Covered Home Loan
                                    N.J. Rev. Stat. ss.ss. 46:10B-22 ET SEQ.

                                    Effective November 27, 2003 - July 5, 2004
----------------------------------  -------------------------------------------------  --------------------------------



STANDARD & POOR'S HOME LOAN CATEGORIZATION
---------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                                              NAME OF ANTI-PREDATORY                       CATEGORY UNDER APPLICABLE
       STATE/JURISDICTION                   LENDING LAW/EFFECTIVE DATE                     ANTI-PREDATORY LENDING LAW
----------------------------------  -------------------------------------------------  --------------------------------
Georgia  (Oct.  1, 2002 - Mar. 6,   Georgia  Fair  Lending  Act,  Ga.  Code Ann.       Home Loan
2003)                               ss.ss. 7-6A-1 ET SEQ.
                                    Effective October 1, 2002 - March 6, 2003
----------------------------------  -------------------------------------------------  --------------------------------
New Jersey                          New Jersey Home Ownership  Security Act of 2002,   Home Loan
                                    N.J. Rev. Stat. ss.ss. 46:10B-22 ET SEQ.
                                    Effective for loans closed on or after  November
                                    27, 2003
----------------------------------  -------------------------------------------------  --------------------------------
New Mexico                          Home Loan  Protection Act, N.M. Rev.               Home Loan
----------------------------------  -------------------------------------------------  --------------------------------

STANDARD & POOR'S HOME LOAN CATEGORIZATION
---------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                                              NAME OF ANTI-PREDATORY                       CATEGORY UNDER APPLICABLE
       STATE/JURISDICTION                   LENDING LAW/EFFECTIVE DATE                     ANTI-PREDATORY LENDING LAW
----------------------------------  -------------------------------------------------  --------------------------------
                                    Stat.  ss. ss 58-21A-1 ET SEQ.
                                    Effective  as of January 1, 2004;  Revised as of
                                    February 26, 2004
----------------------------------  -------------------------------------------------  --------------------------------
North Carolina                      Restrictions  and  Limitations on High Cost Home   Consumer Home Loan
                                    Loans, N.C. Gen. Stat. ss.ss. 24-1.1E ET SEQ.
                                    Effective July 1, 2000; amended October 1,
                                    2003 (adding open-end lines of credit)
----------------------------------  -------------------------------------------------  --------------------------------
South Carolina                      South  Carolina  High  Cost  and  Consumer  Home   Consumer Home Loan
                                    Loans Act, S.C. Code Ann. ss.ss. 37-23-10 ET SEQ.
                                    Effective  for loans  taken on or after  January
                                    1, 2004
----------------------------------  -------------------------------------------------  --------------------------------